UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

TRUBRIDGE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☐	Fee paid previously with preliminary materials

☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY MATERIALS – SUBJECT TO COMPLETION, DATED MAY 21, 2026

54 St. Emanuel Street

Mobile, Alabama 36602

[●], 2026

To the Stockholders of TruBridge, Inc.,

You are cordially invited to attend a special meeting of the stockholders of TruBridge, Inc. (the “Company” or “TruBridge”) to be held virtually on [●], [●], 2026 at [●] a.m. Central Time (the “Special Meeting”) at www.virtualshareholdermeeting.com/TBRG2026SM, subject to any adjournments or postponements thereof.

At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of April 23, 2026 (as may be amended or modified from time to time in accordance with its terms, the “Merger Agreement”), by and among TruBridge, Inventurus Knowledge Solutions, Inc., a Delaware corporation (“IKS”), IKS Next Horizon, Inc., a Delaware corporation and wholly owned subsidiary of IKS (“Merger Sub”), and solely for certain limited purposes as specified therein, Inventurus Knowledge Solutions Limited, an Indian public limited company (“TopCo”). Subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into TruBridge (the “Merger”) and TruBridge will survive the Merger as a wholly owned subsidiary of IKS.

Also on April 23, 2026, the Company entered into a support agreement with each of (a) Pinetree Capital Ltd., a Company stockholder (“Pinetree”), and L6 Holdings Inc., a Company stockholder (“L6,” and such agreement, the “Pinetree and L6 Support Agreement”), and (b) Ocho Investments LLC, a Company stockholder (“Ocho,” and such agreement, the “Ocho Support Agreement,” and, together with the Pinetree and L6 Support Agreement, the “Support Agreements,” with each of L6, Pinetree and Ocho collectively, the “Specified Stockholders”), pursuant to which each Specified Stockholder agreed to, among other things, vote its shares of TruBridge common stock, par value $0.001 per share (“Common Stock”), in favor of (i) the Merger and the adoption of the Merger Agreement and (ii) each of the other actions contemplated by the Merger Agreement, among other things. As of the close of business on [●], 2026, there were [●] shares of Common Stock subject to the Support Agreements. The Common Stock subject to the Support Agreements represents approximately [●]% of the outstanding voting power of Company capital stock as of [●], 2026. We expect that a similar number of shares subject to the Support Agreements will be outstanding and entitled to vote at the Special Meeting as of the close of business on [●], 2026, the record date for the Special Meeting (the “Record Date”).

If the Merger is completed, our holders of Common Stock will have the right to receive $26.25 in cash, without interest and subject to any applicable withholding taxes, for each share of Common Stock, other than Excluded Shares (as defined in the accompanying proxy statement), that they own immediately prior to the Effective Time (the “Effective Time”).

Our Common Stock is listed on the Nasdaq Global Select Market (“NASDAQ”) under the symbol “TBRG.” The closing price of our Common Stock on NASDAQ on [●], 2026, the most recent practicable date prior to the date of the accompanying proxy statement, was $[●] per share.

The board of directors of TruBridge (the “Board”) has reviewed and considered the terms and conditions of the Merger and unanimously (i) approved the Merger Agreement, the Support Agreements, the Merger and the transactions contemplated by the Merger Agreement, (ii) declared advisable the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement, (iii) determined that the Merger Agreement, the Support Agreements, the Merger and the transactions contemplated by the Merger Agreement are fair to, and in the best interests of, TruBridge and its holders of Common Stock (other than Excluded Shares that are not Dissenting Shares (as defined in the accompanying proxy statement)), (iv) resolved to recommend that the Company’s stockholders entitled to vote adopt the Merger Agreement, and (v) directed that the Merger

Agreement be submitted to the Company’s stockholders for their adoption. The Board made its determination after considering a number of factors more fully described in the accompanying proxy statement. Approval of the proposal to adopt the Merger Agreement (the “Merger Proposal”) requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon at the Special Meeting. The Board unanimously recommends that you vote “FOR” the proposal to adopt the Merger Agreement.

At the Special Meeting, stockholders will also be asked to vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to TruBridge’s named executive officers that is based on or otherwise relates to the transactions contemplated by the Merger Agreement (the “Named Executive Officer Merger-Related Compensation Proposal”), as required by the U.S. Securities and Exchange Commission (the “SEC”). Approval of the Named Executive Officer Merger-Related Compensation Proposal requires the affirmative vote of the holders of the majority of the votes cast at the Special Meeting. The Board unanimously recommends that you vote “FOR” the Named Executive Officer Merger-Related Compensation Proposal.

The Board is soliciting your proxy to ensure that a quorum is present and that your shares are represented and voted at the Special Meeting and any postponement or adjournment thereof.

If your shares are held in “street name,” you should instruct your broker, bank or other nominee how to vote your shares on each proposal in accordance with your voting instruction form.

The Merger cannot be completed unless TruBridge stockholders adopt the Merger Agreement. Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the Special Meeting, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the Special Meeting. If you attend the Special Meeting and vote in person (including virtually) during the meeting, your vote by ballot will revoke any proxy previously submitted. If you are a stockholder of record and you do not sign and return your proxy or attend the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the outcome of the Named Executive Officer Merger-Related Compensation Proposal, assuming that a quorum exists.

If you are the beneficial owner of shares held in “street name” and fail to instruct your broker, bank or other nominee how to vote your shares, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. Your broker, bank and other nominee will not be permitted to vote those shares on either of the two proposals described in this proxy statement. This will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the Named Executive Officer Merger-Related Compensation Proposal, assuming that a quorum exists.

The obligations of TruBridge, IKS and Merger Sub to complete the Merger are subject to the satisfaction or waiver of certain conditions. The accompanying proxy statement contains detailed information about TruBridge, the Special Meeting, the Merger Agreement, the Merger, the Support Agreements, the proposals that stockholders are being asked to approve and related matters. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement and incorporated therein by reference. A copy of the Support Agreement by and among the Company and Pinetree and L6 is attached as Annex B to the accompanying proxy statement and incorporated therein by reference. A copy of the Support Agreement by and between the Company and Ocho is attached as Annex C to the accompanying proxy statement and incorporated therein by reference. We urge you to, and you should, read the proxy statement carefully and in its entirety, including the Merger Agreement, the Support Agreements and the other annexes and documents referred to or incorporated by reference in the accompanying proxy statement. You may obtain additional information about TruBridge from documents we have filed or furnished with the SEC.

-ii-

If you have any questions or need assistance voting your shares of Common Stock, please contact Innisfree M&A Incorporated, our proxy solicitor:

Innisfree M&A Incorporated

500 Fifth Avenue, 21st Floor

New York, New York 10110

Shareholders may call toll free: (877) 687-1865

Banks and Brokers may call collect: (212) 750-5833

Sincerely,

By:
Name: Glenn P. Tobin
Title: Chairperson of the Board

Neither the SEC nor any state securities regulatory agency has approved or disapproved of the Merger, passed upon the merits of the Merger Agreement or the Merger or determined if the accompanying proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated [●], 2026 and, together with the enclosed form of proxy card, is first being mailed on or about [●], 2026 to TruBridge stockholders of record who owned shares of Common Stock as of the close of business on the Record Date.

-iii-

PRELIMINARY PROXY MATERIALS – SUBJECT TO COMPLETION, DATED MAY 21, 2026

54 St. Emanuel Street

Mobile, Alabama 36602

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

DATE & TIME	Notice is hereby given that a virtual special meeting of stockholders (the “Special Meeting”) of TruBridge, Inc. (the “Company” or “TruBridge”) will be held on [●], [●], 2026 at [●] a.m. Central Time at www.virtualshareholdermeeting.com/TBRG2026SM.

ITEMS OF BUSINESS	The Special Meeting will be held for the following purposes:
•

To consider and vote on a proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated April 23, 2026, by and among TruBridge, Inventurus Knowledge Solutions, Inc., a Delaware corporation (“IKS”), IKS Next Horizon, Inc., a Delaware corporation and wholly owned subsidiary of IKS (“Merger Sub”), and solely for certain limited purposes as specified therein, Inventurus Knowledge Solutions Limited, an Indian public limited company (“TopCo”), pursuant to which Merger Sub will be merged with and into TruBridge (such merger, the “Merger” and such proposal, the “Merger Proposal”) and TruBridge will survive the Merger as a wholly owned subsidiary of IKS; a copy of the Merger Agreement is attached to the accompanying proxy statement as Annex A thereto and is incorporated therein by reference;

•

To approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to TruBridge’s named executive officers that is based on or otherwise relates to the transactions contemplated by the Merger Agreement (the “Named Executive Officer Merger-Related Compensation Proposal”), as required by rules adopted by the U.S. Securities and Exchange Commission (“SEC”); and

•	To transact such other business as may properly be brought before the Special Meeting, by or at the direction of the TruBridge board of directors (the “Board”).

The Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement are described more fully in the accompanying proxy statement, and we urge you to read each of the accompanying proxy statement and Merger Agreement carefully and in its entirety.

RECORD DATE AND SHARES ENTITLED TO VOTE

Only holders of record of our common stock, par value $0.001 per share (“Common Stock”), at the close of business on [●], 2026 (the “Record Date”), are entitled to notice of, and to vote at, the Special Meeting and at any adjournment and postponement thereof. Each

-iv-

share of Common Stock will be entitled to one vote on each matter properly brought before the Special Meeting. Approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon at the Special Meeting. Approval of the Named Executive Officer Merger-Related Compensation Proposal requires the affirmative vote of the holders of a majority of votes cast at the Special Meeting.

VOTING BY PROXY	Your vote is very important, regardless of the number of shares you own. Because stockholders cannot take any action at the Special Meeting unless a majority of the shares of our capital stock issued and outstanding and entitled to vote thereat are represented, it is important that you attend the Special Meeting or are represented by proxy at the Special Meeting. The Board is soliciting your proxy to ensure that a quorum is present, and that your shares are represented and voted at the Special Meeting. For information on submitting your proxy over the Internet at www.proxyvote.com, by telephone or by mailing back the traditional proxy card (no extra postage is needed for the provided envelope if mailed in the U.S.), please see the attached proxy statement and enclosed proxy card. If you later decide to vote in person (including virtually) during the Special Meeting, information on revoking your proxy prior to the Special Meeting is also provided.

RECOMMENDATIONS	The Board unanimously recommends that you vote:

•	“FOR” the Merger Proposal; and

•	“FOR” the Named Executive Officer Merger-Related Compensation Proposal.

APPRAISAL	Stockholders who do not vote in favor of the Merger Proposal and who deliver a demand for appraisal before the vote is taken on the Merger Agreement and comply with all the requirements of Delaware law, including Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”), which are summarized in the accompanying proxy statement, will be entitled to rights of appraisal to obtain the “fair value” of their shares of the Company. Section 262 of the DGCL is accessible at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and incorporated by reference herein.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SUBMIT A PROXY TO VOTE YOUR SHARES OF COMMON STOCK OVER THE INTERNET OR BY TELEPHONE PURSUANT TO THE INSTRUCTIONS CONTAINED IN THESE MATERIALS OR COMPLETE, DATE, SIGN AND RETURN A PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SUBMITTED. IF YOU DO NOT SUBMIT YOUR PROXY OR ATTEND THE SPECIAL MEETING AND VOTE IN PERSON (INCLUDING VIRTUALLY) DURING THE SPECIAL MEETING, IT WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE MERGER PROPOSAL, BUT WILL HAVE NO EFFECT ON THE OUTCOME OF THE NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION PROPOSAL, ASSUMING THAT A QUORUM EXISTS.

-v-

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided by your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the Special Meeting without your instructions. IF YOU HOLD YOUR SHARES IN “STREET NAME” AND DO NOT INSTRUCT YOUR BROKER, BANK OR OTHER NOMINEE HOW TO VOTE YOUR SHARES, OR YOU DO NOT ATTEND THE SPECIAL MEETING AND VOTE IN PERSON (INCLUDING VIRTUALLY) DURING THE SPECIAL MEETING, IT WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE MERGER PROPOSAL, BUT WILL HAVE NO EFFECT ON THE OUTCOME OF THE NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION PROPOSAL, ASSUMING THAT A QUORUM EXISTS.

You may revoke your proxy at any time before the vote at the Special Meeting by following the procedures outlined in the accompanying proxy statement.

The proxy statement of which this notice forms a part provides a detailed description of the Merger, the Merger Agreement, the Support Agreements, the Merger Proposal and the Named Executive Officer Merger-Related Compensation Proposal, and provides specific information concerning the Special Meeting. We urge you to read the proxy statement, including any documents incorporated therein by reference, and its annexes carefully and in their entirety. If you have any questions concerning the Merger or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of Common Stock, please contact Innisfree M&A Incorporated, our proxy solicitor:

Innisfree M&A Incorporated

500 Fifth Avenue, 21st Floor

New York, New York 10110

Shareholders may call toll free: (877) 687-1865

Banks and Brokers may call collect: (212) 750-5833

By Order of the Board of Directors,

By:
Name: Glenn P. Tobin
Title: Chairperson of the Board

[●], 2026

-vi-

-vii-

Annex A	Agreement and Plan of Merger, dated April 23, 2026, by and among TruBridge, Inc., Inventurus Knowledge Solutions, Inc., IKS Next Horizon, Inc. and, for certain limited purposes, Inventurus Knowledge Solutions Limited.	A-1

Annex B	Voting and Support Agreement, dated April 23, 2026, by and among TruBridge, Inc., Pinetree Capital Ltd. and L6 Holdings Inc.	B-1

Annex C	Voting and Support Agreement, dated April 23, 2026, by and between TruBridge, Inc. and Ocho Investments LLC.	C-1

Annex D	Opinion of Solomon Partners Securities, LLC, dated as of April 23, 2026.	D-1

-viii-

PRELIMINARY PROXY MATERIALS – SUBJECT TO COMPLETION, DATED MAY 21, 2026

SUMMARY

This summary highlights information contained elsewhere in this proxy statement and might not contain all the information that is important to you with respect to the Merger and the other matters being considered at a virtual special meeting of our stockholders to be held on [●], [●], 2026 at [●] a.m. Central Time (the “Special Meeting”) at www.virtualshareholdermeeting.com/TBRG2026SM. We urge you to read carefully the entirety of the remainder of this proxy statement, including the attached annexes, and the other documents to which we have referred you. For additional information on TruBridge, see the section entitled “Where You Can Find More Information,” beginning on page 135 of this proxy statement. We have included page references in this summary to direct you to a more complete description of the topics presented below.

All references to “TruBridge,” the “Company,” “we,” “us,” or “our” in this proxy statement refer to TruBridge, Inc., a Delaware corporation, including, in certain cases, our subsidiaries; all references to “IKS” refer to Inventurus Knowledge Solutions, Inc., a Delaware corporation; all references to “Merger Sub” refer to IKS Next Horizon, Inc., a Delaware corporation and wholly owned subsidiary of IKS; all references to “TopCo” refer to Inventurus Knowledge Solutions Limited, an Indian public limited company; all references to “Common Stock” refer to the common stock, par value $0.001 per share, of TruBridge; all references to the “Board” refer to the board of directors of TruBridge; all references to the “Merger” refer to the merger of Merger Sub with and into TruBridge, with TruBridge surviving as a wholly owned subsidiary of IKS; unless otherwise indicated or as the context otherwise requires, all references to the “Merger Agreement” refer to the Agreement and Plan of Merger, dated as of April 23, 2026, by and among TruBridge, IKS, Merger Sub and, solely for certain limited purposes as specified therein, TopCo, as may be amended or modified from time to time in accordance with its terms, a copy of which is attached as Annex A to this proxy statement and which is incorporated by reference herein; all references to the “Pinetree/L6 Support Agreement” refer to the Support Agreement, dated as of April 23, 2026, by and among TruBridge, Pinetree Capital Ltd. (“Pinetree”) and L6 Holdings Inc. (“L6”), as may be amended or modified from time to time in accordance with its terms, a copy of which is attached as Annex B to this proxy statement and which is incorporated by reference herein; all references to the “Ocho Support Agreement” refer to the Support Agreement, dated as of April 23, 2026, by and between TruBridge and Ocho Investments LLC (“Ocho”), as may be amended or modified from time to time in accordance with its terms, a copy of which is attached as Annex C to this proxy statement and which is incorporated by reference herein; all references to the “Support Agreements” refer to the Pinetree/L6 Support Agreement and the Ocho Support Agreement; all references to the “Specified Stockholders” refer to Pinetree, L6 and Ocho; all references to the “Excluded Shares” refer to (i) shares of Common Stock owned by IKS, Merger Sub or any other wholly owned subsidiary of IKS, the Company or any wholly owned subsidiary of the Company, other than shares held in a fiduciary, representative or other capacity on behalf of third parties (whether or not held in a separate account) and (ii) Dissenting Shares; all references to the “Dissenting Shares” refer to shares of Common Stock issued and outstanding immediately prior to the Effective Time (the “Effective Time”) the holders of which have duly demanded appraisal pursuant to Section 262 of the Delaware General Corporation Law (the “DGCL”) and have not effectively withdrawn or otherwise waived or lost such right to appraisal under Section 262 of the DGCL (such holders, “Dissenting Stockholders”). TruBridge, following the completion of the Merger, is sometimes referred to in this proxy statement as the “Surviving Corporation.”

Introduction

On April 23, 2026, TruBridge agreed to be acquired by IKS pursuant to the Merger Agreement. If the Merger is completed, our holders of Common Stock will have the right to receive $26.25 in cash, without interest and subject to any applicable withholding taxes, for each share of Common Stock (the “Per Share Merger Consideration”), other than Excluded Shares, that they own immediately prior to the Effective Time.

This proxy statement is dated [●], 2026 and is first being mailed on or about [●], 2026 to our stockholders as of the close of business on [●], 2026, the record date for the Special Meeting (the “Record Date”), in connection with the solicitation of proxies by our Board for use at the Special Meeting, subject to any adjournment or postponements thereof, to vote to approve the Merger Agreement and certain other related proposals.

The Parties to the Merger Agreement

TruBridge (see page 31)

TruBridge is a leading provider of healthcare solutions and services for community hospitals, their clinics and other healthcare systems. Previously named Computer Programs and Systems, Inc., the Company changed its name to TruBridge, Inc. on March 4, 2024 in a Company-wide rebranding and legal entity consolidation. TruBridge is a trusted partner to more than 1,500 healthcare organizations with a broad range of technology-first solutions that address the unique needs and challenges of diverse communities, promoting equitable access to quality care and fostering positive outcomes. TruBridge has over four decades of experience in connecting providers, patients and communities with innovative data-driven solutions that create real value by supporting both the financial and clinical side of healthcare delivery. Our industry leading HFMA Peer Reviewed® suite of revenue cycle management (RCM) offerings combine unparalleled visibility and transparency to enhance productivity and support the financial health of healthcare organizations across all care settings. We support efficient patient care with electronic health record (EHR) product offerings that successfully integrate data between care settings. Above all, we believe in the power of community and encourage collaboration, connection and empowerment with our customers. We clear the way for care.

Our Common Stock is traded on the Nasdaq Global Select Market (“NASDAQ”) under the symbol “TBRG.” Prior to March 4, 2024, TruBridge’s common stock was listed under the symbol “CPSI.” TruBridge’s headquarters are located at 54 St. Emanuel Street, Mobile, Alabama 36602, and our telephone number is (251) 639-8100. Our website address is www.TruBridge.com.

The information provided on our website is not part of this proxy statement and is not incorporated in this proxy statement by reference or by any other reference to TruBridge’s website provided in this proxy statement. Additional information about TruBridge is contained in our public filings with the SEC, certain of which filings are incorporated by reference herein. For further information, see the section entitled “Where You Can Find More Information,” beginning on page 135 of this proxy statement.

IKS (see page 31)

IKS is a Delaware corporation and wholly owned subsidiary of TopCo formed on September 19, 2006. IKS is a global leader in technology-enabled healthcare solutions, serving large hospitals and ambulatory care practices. TopCo, IKS and their affiliates employ approximately 14,000 individuals across the United States, Canada, Australia and India. Upon the consummation of the Merger, the Company will be a wholly owned subsidiary of IKS.

IKS’s principal executive office is located at 8951 Cypress Waters Boulevard, Suite 100, Coppell, Texas 75019, and its telephone number is (800) 233-3030.

Merger Sub (see page 31)

Merger Sub is a Delaware corporation and wholly owned subsidiary of IKS formed on March 10, 2026, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, including the Merger. Merger Sub has not conducted any business operations except in furtherance of this purpose and activities incident to its formation. Upon the consummation of the Merger, Merger Sub will cease to exist.

Merger Sub’s principal executive office is located at 8951 Cypress Waters Boulevard, Suite 100, Coppell, Texas 75019, and its telephone number is (800) 233-3030.

TopCo (see page 32)

TopCo is a publicly traded Indian company formed on September 5, 2006, and listed on the National Stock Exchange of India Limited (NSE: IKS). In connection with the transactions contemplated by the Merger Agreement, TopCo has agreed to guarantee the underlying debt financing, subject to the terms and conditions of the Merger Agreement and the Debt Financing Letters.

TopCo’s principal executive office is located at 801, Building No. 5&6, 8th Floor, Mindspace Business Park (SEZ), Thane-Belapur Road, Airoli, Navi Mumbai – 400708, Maharashtra, India, and its telephone number is +91-22-3964-3205.

The Special Meeting

Date, Time and Place (see page 33)

The Special Meeting of TruBridge stockholders is scheduled to be held virtually on [●], [●], 2026 at [●] a.m. Central Time at www.virtualshareholdermeeting.com/TBRG2026SM, subject to any adjournments or postponements thereof.

Purpose of the Special Meeting (see page 33)

The Special Meeting is being held in order to consider and vote on the following proposals:

•	To adopt the Merger Agreement (the “Merger Proposal”).

•

To approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to TruBridge’s named executive officers that is based on or otherwise relates to the transactions contemplated by the Merger Agreement (the “Named Executive Officer Merger-Related Compensation Proposal”), as required by the rules adopted by the SEC.

Stockholders may also be asked to transact such other business as may properly be brought before the Special Meeting, or any adjournments or postponements of the Special Meeting, by or at the direction of the Board.

The Board has reviewed and considered the terms and conditions of the proposed Merger. After considering various factors more fully described in this proxy statement, the Board unanimously (i) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, (ii) approved and declared advisable the Support Agreements and the transactions contemplated by the Support Agreements, (iii) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are fair to, and in the best interests of, the Company and its stockholders (other than holders of Excluded Shares that are not Dissenting Shares), (iv) determined that the Support Agreements and the transactions contemplated by the Support Agreements are fair to, and in the best interests of, the Company and its stockholders, (v) resolved to recommend that the stockholders of the Company vote to adopt the Merger Agreement (clause (v) being the “Board Recommendation”), and (vi) directed that the Merger Agreement be submitted to the holders of shares of Common Stock for adoption. The Board made its determination after considering a number of factors more fully described in this proxy statement.

The Board unanimously recommends that you vote “FOR” the Merger Proposal and “FOR” the Named Executive Officer Merger-Related Compensation Proposal.

TruBridge stockholders must vote to approve the Merger Proposal as a condition for the Merger to occur. If the TruBridge stockholders fail to approve the Merger Proposal by the requisite vote, the Merger will not occur.

Record Date; Stockholders Entitled to Vote (see page 34)

Only holders of record of Common Stock at the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements of the Special Meeting. Holders of record of Common Stock are entitled to one vote for each share of Common Stock they own of record at the close of business on the Record Date. At the close of business on [●], 2026, [●] shares of Common Stock were issued and outstanding. We expect that a similar figure will be outstanding and entitled to vote at the Special Meeting as of the close of business on the Record Date.

Quorum (see page 34)

The quorum requirement for holding the Special Meeting and transacting business is a majority of the voting power of all of the outstanding shares entitled to vote at the meeting, present in person (including virtually) or represented by proxy. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. If a quorum is not present or it is determined that more time is necessary for the solicitation of proxies, the Special Meeting may be adjourned. There must be a quorum for business to be conducted at the Special Meeting. Failure of a quorum to be represented at the Special Meeting will necessitate an adjournment or postponement of the Special Meeting and may subject TruBridge to additional expense.

If you attend the Special Meeting or if you submit (and do not thereafter revoke) a proxy by duly executing and returning a proxy card or by telephone or through the Internet at www.proxyvote.com, even if you abstain from voting, your shares of Common Stock will be counted for purposes of determining whether a quorum is present at the Special Meeting. In the event that a quorum is not present at the Special Meeting or additional votes must be solicited to approve the Merger Proposal, the meeting may be adjourned or postponed in order to solicit additional proxies.

Required Vote (see page 34)

The proposals to be voted on at the Special Meeting require the following votes:

•

Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon at the Special Meeting (the “Requisite Company Vote”).

•

Approval of the Named Executive Officer Merger-Related Compensation Proposal (on a non-binding basis) requires the affirmative vote of the holders of a majority of the votes cast at the Special Meeting.

Abstentions and Broker Non-Votes (see page 34)

At the Special Meeting, abstentions will be counted as present for purposes of determining whether a quorum exists.

Abstaining from voting will have the same effect as a vote “AGAINST” the Merger Proposal. Abstentions will have no effect on the outcome of the Named Executive Officer Merger-Related Compensation Proposal, as only votes cast affirmatively or negatively will be counted.

If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will be voted “FOR” the Merger Proposal and “FOR” the Named Executive Officer Merger-Related Compensation Proposal.

Broker non-votes are shares held in “street name” by brokers, banks and other nominees that are present or represented by proxy at the Special Meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or other nominee does not have discretionary voting power on such proposal. Because, under applicable stock exchange rules, brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to either of the two proposals described in this proxy statement, if a beneficial owner of shares of Common Stock held in “street name” does not give voting instructions to the broker, bank or other nominee, then such shares will not be voted or counted as present in person or by proxy at the Special Meeting. Under applicable stock exchange rules, such shares are not permitted to be voted by the broker, bank or other nominee on either of the two proposals described in this proxy statement. As the vote to approve the Merger Proposal is based on the total number of outstanding shares of our Common Stock entitled to vote thereon at the Special Meeting at the close of business on the Record Date, if you fail to issue voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the Merger Proposal. Broker non-votes will have no effect on the outcome of the Named Executive Officer Merger-Related Compensation Proposal, which is non-binding and, assuming that a quorum exists, only votes cast affirmatively or negatively will be counted.

For further information, see the sections entitled “The Special Meeting—Required Vote” and “The Special Meeting—Failure to Vote Record Shares,” beginning on pages 34 and 35, respectively, of this proxy statement.

Voting at the Special Meeting (see page 35)

Whether you hold your shares directly as the stockholder of record or beneficially in “street name,” you may direct your vote by proxy without participating in the Special Meeting. You can vote by proxy by one of the following means:

•

Virtually: You may vote your shares of Common Stock virtually at the Special Meeting by logging in as a shareholder to the special meeting using your 16-digit control number. You will be able to vote while the polls are open during the Special Meeting. We recommend you submit your vote by proxy prior to the date of the Special Meeting even if you plan to attend the meeting virtually via the internet.

•	By Internet: Go to the website www.proxyvote.com and log in using your 16-digit control number.

•

By Telephone: Vote over the telephone by calling the toll-free number indicated on the accompanying proxy card and following the recorded instructions. You will be asked to provide your 16-digit control number included with your shareholder materials.

•	By Mail: You may return your completed proxy card and return with the pre-paid business reply envelope. Please return your vote promptly so it can be received prior to the Special Meeting.

Even if you plan to attend the Special Meeting, we encourage you to submit a proxy in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Special Meeting.

You may revoke your proxy at any time prior to the vote at the Special Meeting by: (i) submitting a later dated proxy (including a proxy submitted through the Internet at www.proxyvote.com, by telephone or by proxy card); (ii) notifying our Corporate Secretary at TruBridge, Inc., Attn: Corporate Secretary, 54 St. Emanuel Street, Mobile, Alabama 36602, that you are revoking your proxy; or (iii) voting in person (including virtually) at the Special Meeting. If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person (including virtually) at the Special Meeting.

We recommend that you submit a proxy to vote your shares as soon as possible, even if you are planning to attend the Special Meeting, to ensure that your shares are represented and voted at the meeting and so that the vote count will not be delayed. Attendance at the Special Meeting will not, in and of itself, result in the revocation of a proxy or cause your shares of Common Stock to be voted.

Solicitation of Proxies (see page 36)

The Board is soliciting your proxy, and TruBridge will bear the cost of soliciting proxies. TruBridge has engaged Innisfree M&A Incorporated (“Innisfree”) to assist with the solicitation of proxies. Innisfree will be paid approximately $20,000, plus a contingent success fee of $10,000. TruBridge will reimburse Innisfree for reasonable, documented out-of-pocket expenses and will indemnify Innisfree and its affiliates against certain claims, liabilities, losses, damages and expenses. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of Common Stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by Innisfree or, without additional compensation, by certain of TruBridge’s directors, officers and employees.

Adjournment (see page 36)

Although it is not currently expected, the Special Meeting may be adjourned or postponed for the purpose of soliciting additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement or if a quorum is not present at the Special Meeting. Pursuant to Article I, Section 1.7 of the Second Amended and Restated Bylaws of TruBridge, dated October 25, 2024 (the “Bylaws”), approval of the adjournment of the Special Meeting does not require a vote of the holders of Common Stock. The chairperson of any meeting of the Company stockholders, or the holders of shares representing a majority of the votes cast on the matter of adjournment, may adjourn the meeting from time to time, subject to certain limitations on the Company’s ability to adjourn or postpone the Special Meeting set forth in the Merger Agreement.

The Merger

The rights and obligations of the parties to the Merger Agreement are governed by the specific terms and conditions of the Merger Agreement and not by any summary or other information in this proxy statement. Therefore, the information in this proxy statement regarding the Merger Agreement and the Merger is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated herein by reference. We encourage you to read the Merger Agreement carefully and in its entirety because it is the principal legal agreement that governs the Merger.

The Merger (see page 87)

Upon the terms and subject to the conditions of the Merger Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub will merge with and into TruBridge, the separate corporate existence of Merger Sub will cease, and TruBridge will continue as the Surviving Corporation and wholly owned subsidiary of IKS, and the separate corporate existence of TruBridge will continue unaffected by the Merger. The Merger will have the effects set forth in the Merger Agreement and the relevant provisions of the DGCL.

Effect of the Merger on Common Stock (see page 87)

Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares)

(such shares the “Eligible Shares”) will be converted into the right to receive the Per Share Merger Consideration, and will cease to be outstanding, will be cancelled and will cease to exist.

Treatment of TruBridge Equity Awards (see page 90)

TruBridge equity awards that are outstanding under TruBridge’s Amended and Restated 2019 Incentive Plan or Second Amended and Restated 2019 Incentive Plan (collectively, the “Stock Plan”) immediately prior to the Effective Time will be treated as follows at the Effective Time:

•

TruBridge RSAs: each outstanding restricted share award (“TruBridge RSA”) will automatically accelerate (subject to any proration as provided for in the applicable award agreement) and convert into the right to receive, with respect to each share subject to such TruBridge RSA (subject to any proration as provided for in the applicable award agreement), the Per Share Merger Consideration and be cancelled pursuant to the terms of the Merger Agreement.

•

TruBridge PSAs: each outstanding performance share award (“TruBridge PSA,” and collectively with TruBridge RSAs, “Company Equity Awards”) will automatically accelerate (subject to any proration as provided for in the applicable award agreement) and convert into the right to receive, with respect to each share subject to such TruBridge PSA (subject to any proration as provided for in the applicable award agreement), the Per Share Merger Consideration and be cancelled pursuant to the terms of the Merger Agreement; provided that the number of shares subject to each such TruBridge PSA immediately prior to the Effective Time will be determined based on actual performance through the Effective Time as reasonably determined by the TruBridge compensation committee (or, if actual performance is not reasonably determinable in its discretion, target performance). The TruBridge compensation committee has determined that, as of the Effective Time and subject to any proration as provided for in the applicable award agreement, (i) for each TruBridge PSA granted in 2024 (with a performance period from 2024-2026), the number of shares in respect of each such TruBridge PSA will equal the maximum level of performance (200% of target), and (ii) for each TruBridge PSA granted in 2025 and 2026 (with performance periods from 2025-2027 and 2026-2028, respectively), the number of shares in respect of each such 2025 and 2026 TruBridge PSA will be determined based on the target level of performance (100% of target).

For clarity, TruBridge RSAs and TruBridge PSAs granted in 2026 will be prorated at the Effective Time, in accordance with the terms of the applicable award agreements, as follows:

•

The pro-rata portion of the TruBridge RSAs granted in 2026 will be calculated by multiplying the number of shares of restricted stock scheduled to vest on the next scheduled vesting date (i.e., one-third of the shares subject to each such TruBridge RSA award) by a fraction, (i) the numerator of which equals the number of days elapsed from January 1 of the calendar year preceding the next scheduled vesting date, through the Effective Time, and (ii) the denominator of which equals the total number of days in such preceding calendar year.

•

The pro-rata portion of the TruBridge PSAs granted in 2026 will be calculated by multiplying the number of earned shares otherwise issuable under such TruBridge PSA (determined in accordance with the treatment set out in the Merger Agreement, as described above) by a fraction, (i) the numerator of which equals the number of days elapsed from January 1, 2026, through the Effective Time, and (ii) the denominator of which equals 1,096.

Pursuant to the terms of the Merger Agreement, TruBridge, the Board and/or the TruBridge compensation committee, as applicable, will cause the Stock Plan to terminate at or prior to the Effective Time.

Effects on TruBridge If the Merger Is Not Completed (see page 84)

If the Merger Proposal is not approved by TruBridge stockholders, or if the Merger is not completed for any other reason, TruBridge stockholders will not receive any payment for their shares of Common Stock in connection with the Merger. Instead, TruBridge will remain an independent public company, our shares of Common Stock will continue to be listed and traded on NASDAQ, and we will continue to file periodic reports, current reports and proxy and information statements with the SEC. If the Merger Agreement is terminated under certain specified circumstances pursuant to the terms of the Merger Agreement, (a) TruBridge may be required to pay IKS a termination fee of approximately $12.3 million or (b) IKS may be required to pay TruBridge a reverse termination fee of approximately $24.6 million. For a discussion of the circumstances under which TruBridge will be required to pay a termination fee or IKS will be required to pay a reverse termination fee, see the section entitled “The Merger Agreement—Termination Fees,” beginning on page 118 of this proxy statement.

Recommendation of the Board (see page 54)

The Board has reviewed and considered the terms and conditions of the proposed Merger. After considering various factors more fully described in this proxy statement, the Board unanimously (i) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, (ii) approved and declared advisable the Support Agreements and the transactions contemplated by the Support Agreements, (iii) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are fair to, and in the best interests of, the Company and its stockholders (other than holders of Excluded Shares that are not Dissenting Shares), (iv) determined that the Support Agreements and the transactions contemplated by the Support Agreements are fair to, and in the best interests of, the Company and its stockholders, (v) resolved to recommend that the stockholders of the Company vote to adopt the Merger Agreement, and (vi) directed that the Merger Agreement be submitted to the holders of shares of Common Stock for adoption. Certain factors considered by the Board in reaching its decision to adopt the Merger Agreement can be found in “The Merger Proposal (Proposal 1)—Recommendation of the Board and Reasons for the Merger,” beginning on page 54 of this proxy statement.

The Board unanimously recommends that TruBridge stockholders vote “FOR” the Merger Proposal.

Opinion of TruBridge’s Financial Advisor (see page 63)

The Company retained Solomon Partners Securities, LLC (“Solomon”) to act as financial and strategic advisor to the Company in connection with a possible transaction or series or combination of related transactions whereby control of the Company and its affiliates would be acquired by or combined with another person. As part of this engagement, TruBridge requested that Solomon evaluate the fairness of the Per Share Merger Consideration pursuant to the Merger Agreement, from a financial point of view, to the holders of shares of Common Stock (other than the Excluded Shares). At a meeting of the Board held on April 23, 2026, Solomon rendered to the Board its oral opinion, subsequently confirmed by delivery of a written opinion dated as of the same date, to the effect that, as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Solomon as set forth in its opinion, the Per Share Merger Consideration to be received in the Merger by the holders of shares of Common Stock (other than Excluded Shares) pursuant to the Merger Agreement, was fair from a financial point of view to such holders.

The full text of the written opinion of Solomon, dated April 23, 2026, which sets forth assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Solomon in connection with its opinion, is attached to this proxy statement as Annex D and is incorporated into this proxy statement in its entirety. You are encouraged to read the opinion carefully and in its entirety. Solomon provided its opinion to the Board for the information and assistance of the Board in connection with its consideration of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger. The opinion addresses only the fairness to the holders of shares of Common Stock (other than Excluded Shares), from a financial point of view, of the Per Share Merger Consideration to be received by such holders in the Merger, as of the date of the opinion. The opinion does not constitute a recommendation to any holder of shares of Common Stock as to how any such holder of shares of Common Stock should vote with respect to the Merger or act on any matter relating to the Merger or any other matter.

Interests of TruBridge’s Executive Officers and Directors in the Merger (see page 71)

In considering the recommendation of the TruBridge Board with respect to the Merger, TruBridge stockholders should be aware that TruBridge’s directors and executive officers have interests in the Merger, including financial interests, that are different from, or in addition to, the interests of the other stockholders of TruBridge generally. The TruBridge Board was aware of and considered these interests, among other matters, during its deliberations on the merits of the Merger and in determining to recommend to TruBridge stockholders that they vote for the Merger Proposal and the Named Executive Officer Merger-Related Compensation Proposal.

These interests include, among others, the following:

•

each of TruBridge’s executive officers and one of TruBridge’s non-employee directors holds unvested equity incentive awards under the Stock Plan, and, at the Effective Time, each outstanding equity incentive award will be treated in accordance with the terms set forth in the Merger Agreement;

•

each of TruBridge’s executive officers is party to a severance agreement (or, in the case of Christopher L. Fowler, an employment agreement) (collectively, the “Severance Arrangements”) that provides for enhanced severance payments and benefits in connection with a termination of employment by TruBridge or its successor without cause or as applicable, by the executive for good reason, in each case, within 12 months following a change in control;

•

each of TruBridge’s executive officers is party to a Performance-Based Cash Bonus Award Agreement (a “Performance-Based Cash Award”) under the Stock Plan pursuant to which, if the executive officer is terminated by TruBridge or its successor without cause or, as applicable, by the executive for good reason, in each case, within 12 months following a change in control, such Performance-Based Cash Award will accelerate, and a prorated payment in respect of such accelerated Performance-Based Cash Award will be made based on the projected level of performance as of such date of termination;

•

certain of TruBridge’s executive officers are parties to a Cash Retention Bonus Agreement (the “Retention Agreements”), which, in each case, provides for a cash payment on the earlier to occur of the closing of the Merger and the six-month anniversary of the date of grant; and

•

TruBridge’s non-employee directors and executive officers are entitled to certain continued indemnification and directors’ and officers’ liability insurance and fiduciary liability insurance coverage under the terms of the Merger Agreement.

For further information, see the section entitled “The Merger Proposal (Proposal 1)—Interests of TruBridge’s Executive Officers and Directors in the Merger,” beginning on page 71 of this proxy statement.

Financing of the Merger (see page 77)

We presently anticipate that the total funds needed to complete the Merger and the related transactions will be approximately $572 million (gross). These funds will be provided by the Debt Financing, described below, and available cash on hand of IKS and its subsidiaries.

IKS has represented to TruBridge that, subject to satisfaction of certain conditions in the Merger Agreement, it will have sufficient funds on the Closing Date to satisfy all obligations under the Merger

Agreement, the Debt Financing Letters, or any documents or instruments delivered in connection with the Merger Agreement or the transactions contemplated thereby. This includes the funds needed to: (1) pay TruBridge stockholders the Per Share Merger Consideration of $26.25 in cash for each Eligible Share, (2) make payments in respect of all outstanding TruBridge RSAs and TruBridge PSAs, in each case, to the extent payable at the Closing pursuant to the Merger Agreement, (3) repay all amounts required under TruBridge’s third-party indebtedness that accelerates upon the Closing, and (4) pay all fees and expenses required to be paid by IKS in connection with the foregoing.

In connection with the Merger, IKS has entered into Debt Financing Letters, dated as of April 23, 2026, with Citigroup Global Markets Asia Limited, Citibank, N.A., Deutsche Bank AG Singapore Branch, and JPMorgan Chase Bank, N.A., Hong Kong Branch (collectively, the “Debt Financing Sources”). Pursuant to the Debt Financing Letters, the Debt Financing Sources have committed to provide, upon the terms and subject to the conditions set forth in the Debt Financing Letters, an aggregate of up to $670 million in debt financing. Not all of this amount is expected to be drawn at the Closing. Other than as expressly set forth in the Debt Financing Letters, there are no conditions precedent or other contingencies related to the funding of the full proceeds of the Debt Financing.

Regulatory Approvals (see page 77)

As further discussed in the section entitled “The Merger Proposal (Proposal 1)—Regulatory Approvals,” beginning on page 77 of this proxy statement, we cannot complete the Merger until the expiration of the statutory waiting period (and any extensions thereof) applicable to the consummation of the transactions contemplated by the Merger Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and, if applicable, until any contractual waiting periods under certain timing agreements have expired or been earlier terminated.

While we have no reason to believe it will not be possible to complete the antitrust reviews in a timely manner, there is no certainty that the antitrust reviews will be completed within the period of time contemplated by the Merger Agreement or that the completion of such reviews will not be conditioned upon actions that would be materially adverse to TruBridge or IKS, or that a regulatory challenge to the Merger will not be made.

Material U.S. Federal Income Tax Consequences of the Merger (see page 130)

The exchange of Common Stock for cash pursuant to the Merger generally will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state, local or other tax laws.

In general, a U.S. holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 130 of this proxy statement) whose shares of Common Stock are converted into the right to receive cash in the Merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares at the time of the exchange. Gain or loss will be determined separately for each block of shares of Common Stock (i.e., shares acquired at the same cost in a single transaction). The determination of the actual tax consequences of the Merger to a holder will depend on the holder’s specific situation.

A non-U.S. holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 130 of this proxy statement) generally will not be subject to U.S. federal income tax with respect to the receipt of cash in exchange for shares of Common Stock pursuant to the Merger unless such non-U.S. holder has certain connections to the United States. However, a non-U.S. holder may be subject to backup withholding tax unless the non-U.S. holder complies with certain certification procedures or otherwise establishes a valid exemption.

The tax consequences of the Merger to such holders will depend on their particular circumstances. Holders of Common Stock should consult their tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the Merger to such holders in light of their particular circumstances.

Appraisal Rights (see page 79)

Stockholders of TruBridge are entitled to appraisal rights under the DGCL in connection with the Merger, provided that such stockholders comply with the requirements of Section 262 of the DGCL. If the Merger is completed, any stockholder of TruBridge who does not vote in favor of the Merger Proposal and who otherwise complies with the requirements of Section 262 of the DGCL has the right to seek appraisal of his, her or its shares of Common Stock and to receive payment in cash for the “fair value” of his, her or its shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be “fair value,” in lieu of the amount the stockholder would have received under the Merger Agreement. The ultimate amount stockholders of TruBridge receive in an appraisal proceeding may be less than, equal to or more than the amount a stockholder would have received under the Merger Agreement if they did not seek appraisal of their shares.

To exercise appraisal rights, a stockholder of TruBridge must deliver a written demand for appraisal to TruBridge before the vote is taken on the adoption of the Merger Agreement, must not vote, in person (including virtually) during the Special Meeting or by proxy, in favor of the proposal to adopt the Merger Agreement and must continue to hold the shares of Common Stock of record from the date of making the demand for appraisal through the Effective Time. As such, merely voting against, abstaining or failing to vote on the proposal to adopt the Merger Agreement will not by itself preserve your right to appraisal under the DGCL. A stockholder’s failure to strictly comply with the procedures specified under the DGCL will result in the loss of such stockholder’s appraisal rights. The requirements for exercising appraisal rights are further described in the section entitled “The Merger Proposal (Proposal 1)—Appraisal Rights,” beginning on page 79 of this proxy statement. In addition, a copy of Section 262 of the DGCL, which details the applicable Delaware appraisal statute, may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. We encourage you to read these provisions carefully and in their entirety. If you hold your shares through a bank, broker or other nominee and you wish to exercise your appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures. In view of the complexity of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly. The discussion of appraisal rights in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, accessible without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Pursuant to the Support Agreements, each of Pinetree, L6 and Ocho has agreed to, among other things, vote its shares of Common Stock in favor of the adoption of the Merger Agreement and to waive and not assert any appraisal rights under Section 262 of the DGCL.

Expected Timing of the Merger

Assuming timely satisfaction of the necessary closing conditions (as described further in the section entitled “The Merger Agreement—Closing Conditions,” beginning on page 113 of this proxy statement), including the approval by our stockholders of the Merger Proposal, the parties to the Merger Agreement expect to complete the Merger in the third quarter of 2026. However, the Merger is subject to HSR Act review and various other conditions, and it is possible that factors outside of the control of TruBridge or IKS could result in the Merger being completed at a later time, or not at all. There may be a substantial amount of time between the Special Meeting and the completion of the Merger. We expect to complete the Merger promptly following the receipt of all required clearances and approvals and the satisfaction or, to the extent permitted, waiver of the other conditions to the consummation of the Merger.

Non-Solicitation Covenants (see page 99)

During the period commencing with the execution and delivery of the Merger Agreement and continuing until the earlier of the Effective Time and the termination of the Merger Agreement and abandonment of the transactions contemplated by the Merger Agreement (the “Interim Period”), except as permitted by the Merger Agreement, TruBridge may not, and must cause its subsidiaries and its and their respective directors, officers and employees not to:

•

initiate, solicit or propose any Acquisition Proposal (as defined in the section entitled “The Merger Agreement—Non-Solicitation Covenants,” beginning on page 99 of this proxy statement) or knowingly and purposefully encourage any Acquisition Proposal;

•

engage in, continue or otherwise participate in any discussions relating to any Acquisition Proposal (in each case, other than to request clarification of an Acquisition Proposal that has already been made for purposes of assessing whether such Acquisition Proposal is or could reasonably be expected to lead to a Superior Proposal (as defined in the section entitled “The Merger Agreement—Non-Solicitation Covenants,” beginning on page 99 of this proxy statement) or to notify the applicable person or group of the existence of the restrictions in the Merger Agreement) or negotiations with respect to any Acquisition Proposal; or

•	provide any non-public information or data concerning TruBridge or any of its subsidiaries to any person or group in connection with any Acquisition Proposal.

Notwithstanding the foregoing, prior to the time the Requisite Company Vote is obtained, in response to an unsolicited, bona fide Acquisition Proposal that was not solicited in breach of the non-solicitation covenants contained in the Merger Agreement, if the Board determines in good faith (after consultation with outside legal counsel and its financial advisor), based on the information then available, including the terms and conditions of such Acquisition Proposal and those of the Merger Agreement, that such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal (provided that the Board, substantially contemporaneously with such determination by the Board, will notify IKS of such determination in writing), TruBridge may:

(i)

provide non-public and other information and data concerning TruBridge and its subsidiaries and access to TruBridge and its subsidiaries’ properties, books and records in response to a request from the person or group who made such an Acquisition Proposal. However, such information, data or access must have been previously made available to IKS, or be made available to IKS as promptly as practicable (but in any event within 24 hours) after the provision of such information or data to the person or group who made such an Acquisition Proposal. Prior to providing any such information or data or access, TruBridge and the person or group making such Acquisition Proposal must have entered into a legally binding confidentiality agreement with terms that, taken as a whole, are not materially less restrictive to such person or group than the terms in the confidentiality agreement between TruBridge and IKS (a “Permitted Confidentiality Agreement”); and

(ii)	engage or otherwise participate in any discussions or negotiations with any such person or group regarding such Acquisition Proposal.

Except as permitted by the Merger Agreement, the Board must not effect a Change of Recommendation (as defined in the section entitled “The Merger Agreement—Non-Solicitation Covenants,” beginning on page 99 of this proxy statement). In addition, except as permitted by the Merger Agreement, the Board must not cause or permit TruBridge or any of its subsidiaries to enter into an Alternative Acquisition Agreement (as defined in the section entitled “The Merger Agreement—Non-Solicitation Covenants,” beginning on page 99 of this proxy statement) or agree, authorize or commit to do so.

Notwithstanding anything to the contrary in the Merger Agreement, prior to the time the Requisite Company Vote is obtained, the Board may

•

effect a Change of Recommendation and/or cause or permit TruBridge or any of its subsidiaries to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal (and TruBridge may enter into or cause a subsidiary thereof to enter into such an Alternative Acquisition Agreement) if:

•	an unsolicited, bona fide Acquisition Proposal is received by TruBridge; and

•

the Board determines in good faith, after consultation with outside legal counsel and its financial advisor, that, based on the information then available, such Acquisition Proposal constitutes a Superior Proposal and a failure to effect a Change of Recommendation and/or cause or permit TruBridge or any of its subsidiaries to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal would reasonably be likely to be inconsistent with the directors’ fiduciary duties under applicable law; or

•	effect a Change of Recommendation if:

•	an Intervening Event (as defined in the section entitled “The Merger Agreement—Non-Solicitation Covenants,” beginning on page 99 of this proxy statement) has occurred; and

•

the Board determines in good faith, after consultation with outside legal counsel and its financial advisor, that, based on the information then available, a failure to effect a Change of Recommendation would reasonably be likely to be inconsistent with the directors’ fiduciary duties under applicable law.

However, no such actions described in the foregoing bullet points may be taken unless and until:

•

TruBridge has given IKS written notice at least four business days in advance (the “Notice Period”), which notice must state that the Board intends to take such action; in the case of an Acquisition Proposal, the information required by the non-solicitation covenants contained in the Merger Agreement, including a summary of the material terms and conditions of, but not the identity of such person or persons that comprise such group making such Acquisition Proposal; and in the case of an Intervening Event, a reasonable description of such Intervening Event; and

•

During the Notice Period, to the extent requested by IKS, TruBridge must, and must cause its representatives to, negotiate in good faith with IKS to revise the Merger Agreement such that (i) in the case of an Acquisition Proposal, a failure to effect a Change of Recommendation or to permit TruBridge or any of its subsidiaries to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal would no longer reasonably be likely to be inconsistent with the directors’ fiduciary duties under applicable law and (ii) in the case of an Intervening Event, a failure to effect a Change of Recommendation would no longer reasonably be likely to be inconsistent with the directors’ fiduciary duties under applicable law; and

•

If (i) any material change to any of the financial terms or any other material terms of an Acquisition Proposal are made or (ii) any material change to the circumstances related to the Intervening Event occurs, then such revisions or changes, as applicable, will require a new notice consistent with the provisions set forth in the non-solicitation covenants in the Merger Agreement and a renewed Notice Period and related negotiation obligations, will commence (except that, after the initial Notice Period of four business days, the Notice Period and negotiation period will be reduced to two business days); and

•

At the end of the Notice Period (or subsequent periods, if extended pursuant to the terms of the Merger Agreement), the Board must take into account any revisions to the Merger Agreement committed to by IKS in writing and must have determined in good faith, after consultation with outside legal counsel and its financial advisor, that, based on the information then available, a failure to effect a Change of Recommendation would reasonably be likely to continue to be inconsistent with the directors’ fiduciary duties under applicable law, or, in the case of an Alternative Acquisition Agreement, that such Alternative Acquisition Agreement continues to be an Alternative Acquisition Agreement with respect to a Superior Proposal.

Closing Conditions (see page 113)

The obligations of each of TruBridge, IKS and Merger Sub to effect the Closing is subject to the satisfaction or, to the extent permitted by applicable law, waiver at or prior to the Closing of the following conditions:

•	The Requisite Company Vote will have been obtained;

•

The statutory waiting period (and any extensions thereof) applicable to the consummation of the transactions contemplated by the Merger Agreement under the HSR Act and, if applicable, any contractual waiting periods under any timing agreements with a governmental entity applicable to the consummation of the transactions contemplated by the Merger Agreement, will have expired or been earlier terminated; and

•

No governmental entity will have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and enjoins, restrains, prohibits, prevents or makes illegal the consummation of the transactions contemplated by the Merger Agreement.

The obligations of IKS and Merger Sub to effect the Closing are also subject to the satisfaction or, to the extent permitted by applicable law, waiver by IKS at or prior to the Closing Date (as defined below) of the following additional conditions:

•

TruBridge’s representation and warranty related to the absence of an Event (as defined in the section entitled “The Merger Agreement—Representations and Warranties,” beginning on page 91 of this proxy statement) constituting a Company Material Adverse Effect (as defined in the section entitled “The Merger Agreement—Representations and Warranties,” beginning on page 91 of this proxy statement) must be true and correct in all respects as of the date of the Merger Agreement and as of the Closing;

•

Each of TruBridge’s representations and warranties related to capital structure must have been true and correct, other than any inaccuracies that individually or in the aggregate are de minimis relative to the total fully diluted equity capitalization of TruBridge as of the date of the Merger Agreement, and must be true and correct as of the Closing, other than any inaccuracies that in the aggregate result in no more than a de minimis relative increase in the amount of outstanding shares of Common Stock, on a fully diluted basis, of the total fully diluted equity capitalization of TruBridge as of the Closing (as further described below in the section entitled “The Merger Agreement—Closing Conditions,” beginning on page 113 of this proxy statement), except to the extent that any portion of such representation and warranty expressly speaks as of a particular date or period of time, in which case, such portion of such representation and warranty must be so true and correct as of such particular date or period of time;

•

Each of TruBridge’s representations and warranties relating to (i) organization, good standing and qualification and (ii) corporate authority, approval of the Merger Agreement and fairness of the Merger that is qualified by the words “materiality” or “Company Material Adverse Effect” will be true and correct in all respects, and if not qualified by the words “materiality” or “Company Material Adverse Effect” will be true and correct in all material respects, as of the date of the Merger Agreement and as of the Closing as though made as of the Closing (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case, such representation and warranty must be so true and correct as of such particular date or period of time);

•

Each of TruBridge’s other representations and warranties, without giving effect to any “materiality” or “Company Material Adverse Effect” qualifiers or qualifiers of similar import set forth therein, must have been true as of the date of the Merger Agreement and must be true and correct as of the Closing as though made as of the Closing (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case, such representation and warranty must be so true and correct as of such particular date or period of time), except for any failure of any such representation and warranty to be so true and correct that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect;

•

TruBridge must have performed in all material respects all of the material obligations required to be performed by it under the Merger Agreement, including the obligations under the interim operating covenants (which obligations the parties agreed are deemed to be material obligations), at or prior to the Closing;

•	Since the date of the Merger Agreement, no Event constituting a Company Material Adverse Effect may have occurred that remains in effect as of the Closing; and

•

IKS must have received a certificate duly executed on behalf of TruBridge by a duly authorized officer certifying that (in his or her or their capacity as such and not in his or her or their personal capacity and without any personal liability) the conditions described in the six immediately preceding bullet points have been satisfied.

The obligation of TruBridge to effect the Closing is also subject to the satisfaction or, to the extent permitted by applicable law, waiver by TruBridge at or prior to the Closing of the following conditions:

•

Each of IKS’s, Merger Sub’s and TopCo’s representations and warranties, without giving effect to any “materiality” qualifiers or qualifiers of similar import set forth therein, must have been true and correct in all material respects as of the date of the Merger Agreement and must be true and correct in all material respects as of the Closing as though made as of the Closing (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty must be true and correct as of such particular date or period of time), except for any failure of any such representations and warranties to be so true and correct that would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of (x) IKS or Merger Sub to consummate the transactions contemplated by the Merger Agreement or (y) TopCo to perform its obligations under the Merger Agreement or provide any guarantee or security to be provided by TopCo in connection with the Debt Financing (as defined in the Merger Agreement), in each case, as contemplated by the Debt Financing Letters (as defined in the Merger Agreement) and the Merger Agreement;

•	Each of IKS, Merger Sub and TopCo must have performed in all material respects all material obligations required to be performed by it under the Merger Agreement at or prior to the Closing; and

•

TruBridge must have received a certificate duly executed on behalf of IKS, Merger Sub and TopCo by a duly authorized officer of IKS, Merger Sub and TopCo certifying that (in his or her or their capacity as such and not in his or her or their personal capacity and without any personal liability) the conditions described in the two immediately preceding bullet points have been satisfied.

Termination of the Merger Agreement (see page 115)

The Merger Agreement contains certain customary termination rights for TruBridge, IKS and Merger Sub, including:

•	By mutual written consent of the parties;

•	By either TruBridge or IKS if:

•

the transactions contemplated by the Merger Agreement have not been consummated by 5:00 p.m. (New York time) on October 23, 2026 (the “Outside Date”); provided, that this termination right will not be available to either TruBridge or IKS if it (or in the case of IKS, any of IKS, Merger Sub or TopCo) has breached in any material respect any representation, warranty, covenant or agreement set forth in the Merger Agreement and such breach has proximately caused the occurrence of the failure of a condition to the Closing to occur on or prior to the Outside Date;

•	any law enacted, issued, promulgated, enforced or entered into preventing the consummation of the transactions contemplated by the Merger Agreement has become final, binding and non-appealable;

•	the Requisite Company Vote has not been obtained at the Special Meeting or at any postponement or adjournment thereof; or

•

the Requisite TopCo Approval has not been obtained within 60 days after the date of the Merger Agreement, provided, that the right to terminate the Merger Agreement and abandon the transactions contemplated by the Merger Agreement is not available to IKS if IKS or TopCo breaches any of its obligations under the TopCo matters and TopCo participation and support covenants in the Merger Agreement.

•	By TruBridge:

•

if there has been a breach by IKS, Merger Sub or TopCo of any of its representations, warranties, covenants or agreements in the Merger Agreement, or if any representation or warranty of IKS, Merger Sub or TopCo will have become untrue or incorrect following the date of the Merger Agreement, in either case such that the conditions to TruBridge’s obligation to effect the Closing relating to the accuracy of IKS’s, Merger Sub’s and TopCo’s representations and warranties or their performance of their respective obligations under the Merger Agreement would not be satisfied, and such breach or failure to be true and correct is not curable prior to the Outside Date, or, if curable prior to the Outside Date, has not been cured within the earlier of (i) 30 days after TruBridge gives written notice of such breach or failure and (ii) three business days prior to the Outside Date;

•

prior to the time the Requisite Company Vote is obtained, in order for the Board to cause or permit TruBridge to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, so long as TruBridge pays or causes to be paid to IKS a termination fee of approximately $12.3 million in accordance with the terms of the Merger Agreement; or

•

prior to the Effective Time, if (i) all of the mutual conditions to Closing and conditions of IKS and Merger Sub to Closing have been (and remain) satisfied or, to the extent permissible, waived (other than those conditions that by their nature are to be satisfied by actions taken at the Closing), (ii) IKS and Merger Sub have failed to consummate the transactions contemplated by the Merger Agreement by the date on which the Closing should have occurred pursuant to the timeline set forth in the Merger Agreement, (iii) TruBridge has provided to IKS, Merger Sub and TopCo written notice stating that (A) the conditions set forth in clause (i) have been satisfied, (B) TruBridge is ready, willing and able to consummate, and will consummate, the Closing as of such date and prior to such termination, and (C) TruBridge intends to terminate the Merger

Agreement, and (iv) IKS and Merger Sub fail to consummate the Closing within five business days following such notice.

•	By IKS:

•

if there has been a breach by TruBridge of any of its representations, warranties, covenants or agreements in the Merger Agreement, or if any representation or warranty of TruBridge will have become untrue or incorrect following the date of the Merger Agreement, in either case such that the conditions to IKS’s and Merger Sub’s obligations to effect the Closing relating to the accuracy of TruBridge’s representations and warranties or its performance of its obligations under the Merger Agreement would not be satisfied, and such breach or failure to be true and correct is not curable prior to the Outside Date, or, if curable prior to the Outside Date, has not been cured within the earlier of (i) 30 days after IKS gives written notice of such breach or failure and (ii) three business days prior to the Outside Date; or

•

prior to the time the Requisite Company Vote is obtained, if (i) the TruBridge Board effected and did not withdraw a Change of Recommendation, or (ii) the TruBridge Board caused or permitted TruBridge to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal; provided that TruBridge may not effectuate the foregoing actions unless, prior to taking such actions, TruBridge pays or causes to be paid to IKS a termination fee of approximately $12.3 million in accordance with the terms of the Merger Agreement.

Termination Fees (see page 118)

The Merger Agreement provides that TruBridge will pay IKS a termination fee of approximately $12.3 million (the “Termination Fee”):

•

if the Merger Agreement is terminated by TruBridge or IKS pursuant to the Outside Date Termination Event, the TruBridge Stockholder No Vote Termination Event or IKS’s exercise of the TruBridge Breach Termination Right (each as defined in the section entitled “The Merger Agreement—Termination Fees,” beginning on page 118 of this proxy statement), and, in each case, at the time of such termination, each of the conditions to TruBridge’s obligations to effect the Closing is satisfied and:

•	(A) a bona fide Acquisition Proposal is publicly disclosed after the date of the Merger Agreement and not publicly withdrawn any time prior to such termination and abandonment, and

•

(B) within 12 months after any such termination, TruBridge will have entered into a definitive Alternative Acquisition Agreement with respect to any Acquisition Proposal that is ultimately consummated or any Acquisition Proposal will have been consummated (substituting 50% for the 20% thresholds set forth in the definition of “Acquisition Proposal”), in which case the Termination Fee will be paid to IKS substantially concurrently with the consummation of the transaction contemplated by such Alternative Acquisition Agreement or such Acquisition Proposal; and

•

if the Merger Agreement is terminated by IKS pursuant to the Change of Recommendation Termination Event or the Alternate Acquisition Agreement Termination Event (each as defined in the section entitled “The Merger Agreement—Termination Fees,” beginning on page 118 of this proxy statement), in which case the Termination Fee will be paid to IKS within five business days following the date of such termination.

The Merger Agreement provides that IKS will pay TruBridge a termination fee of approximately $24.6 million (the “Reverse Termination Fee”):

•

if the Merger Agreement is terminated by TruBridge or IKS pursuant to the TopCo No Vote Termination Event (as defined in the section entitled “The Merger Agreement—Termination Fees,” beginning on page 118 of this proxy statement) or TruBridge pursuant to the Ready, Willing and Able Termination Event (as defined in the section entitled “The Merger Agreement—Termination Fees,” beginning on page 118 of this proxy statement), in which case the Reverse Termination Fee will be paid to TruBridge within five business days following such termination.

In no event will TruBridge be required to pay the Termination Fee on more than one occasion, nor will IKS be required to pay the Reverse Termination Fee on more than one occasion.

Delisting and Deregistration of Common Stock (see page 111)

Prior to the Closing Date, TruBridge and IKS will use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary or advisable on their respective parts under applicable law, including, for the avoidance of doubt, the rules and policies of the NASDAQ, to enable the delisting by the Surviving Corporation of the Common Stock from the NASDAQ and the deregistration of the Common Stock under the Exchange Act (as defined below) as promptly as practicable after the Effective Time, but in any event no more than 10 days thereafter. In connection therewith, IKS will use reasonable best efforts to (a) assist in enabling the Company or NASDAQ to be in a position to promptly file and cause the Surviving Corporation or NASDAQ to file with the SEC a Form 25 on the Closing Date, and (b) cause the Surviving Corporation to file a Form 15 on the first business day that is at least 10 days after the date the Form 25 is filed.

Market Prices of Common Stock (see page 126)

Our Common Stock has been listed on NASDAQ under the symbol “TBRG.” On April 22, 2026, the last trading day prior to the announcement of the Merger Agreement, the closing price of Common Stock on NASDAQ was $22.88 per share. The closing price of Common Stock on NASDAQ on [●], 2026, the most recent practicable date prior to the filing of this proxy statement, was $[●] per share. You are encouraged to obtain current market prices of Common Stock in connection with voting your shares of Common Stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following are brief answers to certain questions that you may have regarding the Merger, the Special Meeting and the proposals being considered at the Special Meeting. We urge you to carefully read the remainder of this proxy statement because the information in this section does not provide all of the information that might be important to you with respect to the Merger and the Special Meeting. Additional important information is also contained in the annexes attached to this proxy statement and the documents referred to or incorporated by reference into this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section entitled “Where You Can Find More Information,” beginning on page 135 of this proxy statement.

Q.	Why am I receiving these proxy materials?

A.

On April 23, 2026, TruBridge entered into the Merger Agreement providing for the merger of Merger Sub with and into TruBridge, pursuant to which TruBridge will survive the Merger as a wholly owned subsidiary of IKS. A copy of the Merger Agreement is attached to this proxy statement as Annex A and is incorporated by reference herein. In order to complete the Merger, TruBridge’s stockholders must vote to adopt the Merger Agreement. The approval of the Merger Proposal by our stockholders is a condition to the consummation of the Merger. For further information, see the section entitled “The Merger Agreement—Closing Conditions,” beginning on page 113 of this proxy statement. You are receiving this proxy statement in connection with the solicitation by the Board of proxies of TruBridge’s stockholders in favor of the Merger Proposal.

You are also being asked to vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to TruBridge’s named executive officers that is based on or otherwise relates to the transactions contemplated by the Merger Agreement.

This proxy statement, which you should read carefully and in its entirety, contains important information about the Merger, the Merger Agreement, the Support Agreements, the Special Meeting of our stockholders and the matters to be voted on thereat. The enclosed materials allow you to submit a proxy to vote your shares of Common Stock without attending the Special Meeting and to ensure that your shares are represented and voted at the Special Meeting.

Your vote is very important. Even if you plan to attend the Special Meeting, we encourage you to submit a proxy as soon as possible.

Q.	What is the proposed transaction?

A.

If the Merger Proposal is approved by TruBridge’s stockholders and the other conditions to the consummation of the Merger contained in the Merger Agreement are satisfied or, to the extent permitted, waived, Merger Sub will merge with and into TruBridge, with TruBridge continuing as the Surviving Corporation in the Merger. As a result of the Merger, TruBridge will become a privately held wholly owned subsidiary of IKS, and our Common Stock will no longer be publicly traded and will be delisted from NASDAQ. In addition, our Common Stock will be deregistered under the Exchange Act, and we will no longer file periodic or other reports with the SEC with respect to our Common Stock.

Q.	As a holder of Common Stock, what will I receive in the Merger if it is completed?

A.

Under the terms of the Merger Agreement, if the Merger is completed, you will be entitled to receive the Per Share Merger Consideration of $26.25 in cash, without interest and subject to any applicable withholding taxes, for each share of Common Stock you own (other than Excluded Shares), which represents (i) a premium of approximately 14.7% over the $22.88 per share closing trading price of our Common Stock on April 22, 2026, the last trading day prior to the date of the Merger Agreement, (ii) a premium of approximately 49% over the $17.59 per share closing trading price of our Common Stock on March 16, 2026, the day prior to TruBridge disclosing that it would not timely file its 2025 Form 10-K, and (iii) a premium of approximately 87.5% over the unaffected $14.00 per share closing price of our Common Stock on March 30, 2026, which is the day prior to the Company disclosing its strategic review process in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 31, 2026. For example, if you own 100 shares of Common Stock, you will be entitled to receive $2,625 in cash in exchange for your shares, without interest and subject to any applicable withholding taxes. You will not be entitled to receive shares in the Surviving Corporation or in IKS nor will you have any interest in the future earnings or growth of the Surviving Corporation or IKS.

Q.	When and where will the Special Meeting be held?

A.	The Special Meeting will be held virtually on [●], [●], 2026 at [●] a.m. Central Time at www.virtualshareholdermeeting.com/TBRG2026SM, subject to any adjournments or postponements thereof.

Q.	What is a proxy?

A.

A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of Common Stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Common Stock is called a “proxy card.”

Q.	What different methods can I use to vote?

A.

Whether you hold your shares directly as the stockholder of record or beneficially in “street name,” you may direct your vote by proxy without participating in the Special Meeting. You can vote by proxy by one of the following means:

•

Virtually: You may vote your shares of Common Stock virtually at the Special Meeting by logging in as a shareholder to the special meeting using your 16-digit control number. You will be able to vote while the polls are open during the Special Meeting. We recommend you submit your vote by proxy prior to the date of the Special Meeting even if you plan to attend the meeting virtually via the internet.

•	By Internet: Go to the website www.proxyvote.com and log in using your 16-digit control number.

•

By Telephone: Vote over the telephone by calling the toll-free number indicated on the accompanying proxy card and following the recorded instructions. You will be asked to provide your 16-digit control number included with your shareholder materials.

•	By Mail: You may return your completed proxy card and return with the pre-paid business reply envelope. Please return your vote promptly so it can be received prior to the Special Meeting.

Even if you plan to attend the Special Meeting, we encourage you to submit a proxy in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Special Meeting.

Even if you plan to attend the Special Meeting, you are strongly encouraged to vote your shares by proxy.

Internet and telephone voting facilities will close at 11:59 p.m. Central Time on [●], 2026, for the voting of shares held by stockholders of record or held in street name.

Mailed proxy cards with respect to shares of record must be received no later than [●], 2026.

Q.	If a stockholder submits a proxy, how are the shares of Common Stock voted?

A.	Regardless of the method you choose to submit a proxy, the individuals named on the enclosed proxy card will vote your shares of Common Stock as you instruct. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of Common Stock should be voted “FOR” or “AGAINST,” or to “ABSTAIN” from voting on, all, some or none of the specific items of business to come before the Special Meeting, including the Merger Proposal and the Named Executive Officer Merger-Related Compensation Proposal.

If you properly sign your proxy card, but do not mark the boxes indicating how your shares of Common Stock should be voted on any particular matter, the shares of Common Stock represented by your properly signed proxy will be voted as recommended by the Board, which means your shares of Common Stock will be voted “FOR” the Merger Proposal and “FOR” the Named Executive Officer Merger-Related Compensation Proposal.

Q.	What can I do if I change my mind after I vote my shares?

A.	You can change your vote by revoking your proxy at any time before your proxy is voted, in one of three ways:

•	submitting a later dated proxy (including a proxy submitted through the Internet at www.proxyvote.com, by telephone or by proxy card);

•	notifying TruBridge’s Corporate Secretary at TruBridge, Inc., Attn: Corporate Secretary, 54 St. Emanuel Street, Mobile, Alabama 36602 that you are revoking your proxy; or

•	voting in person (including virtually) at the Special Meeting.

If you are a beneficial owner of Common Stock held by a bank, broker or other nominee, you will need to contact the bank, broker or other nominee to revoke your proxy.

Q.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A.

If your shares are registered directly in your name with our registrar and transfer agent, Computershare Inc., you are considered a “stockholder of record” with respect to those shares. If your shares are held in a bank or brokerage account, you are considered the “beneficial owner” of those shares.

Q.	What if I am a beneficial owner and do not give voting instructions to my broker? What is a broker non-vote?

A.

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee. As described further in the section entitled “Special Meeting—Abstentions and Broker Non-Votes,” beginning on page 34 of this proxy statement, broker non-votes are shares held in “street name” by brokers, banks and other nominees that are present or represented by proxy at the Special Meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or other nominee does not have discretionary voting power on such proposal. Because, under applicable stock exchange rules, brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to either of the two proposals described in this proxy statement, if a beneficial owner of shares of Common Stock held in “street name” does not give voting instructions to the broker, bank or other nominee, then such shares will not be voted or counted as present in person or by proxy at the Special Meeting. Under applicable stock exchange rules, such shares are not permitted to be voted by the broker, bank or other nominee on either of the two proposals described in this proxy statement. As the vote to approve the Merger Proposal is based on the total number of outstanding shares of our Common Stock entitled to vote thereon at the Special Meeting at the close of business on the Record Date, if you fail to issue voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the Merger Proposal but will have no effect on the outcome of the

Named Executive Officer Merger-Related Compensation Proposal, which is non-binding and, assuming that a quorum exists, only votes cast affirmatively or negatively will be counted. For further information, see the section entitled “The Special Meeting—Required Vote,” beginning on page 34 of this proxy statement.

Q.	Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?

A.

No. Because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, any shares held in “street name” will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card (or submit a proxy by telephone or through the Internet) for each of those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q.	Who is soliciting my proxy? Who will pay for the cost of this proxy solicitation?

A.

The Board is soliciting your proxy, and TruBridge will bear the cost of soliciting proxies. TruBridge has engaged Innisfree to assist with the solicitation of proxies. Innisfree will be paid approximately $20,000, plus a contingent success fee of $10,000. TruBridge will reimburse Innisfree for reasonable, documented out-of-pocket expenses and will indemnify Innisfree and its affiliates against certain claims, liabilities, losses, damages and expenses. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of Common Stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by Innisfree or, without additional compensation, by certain of TruBridge’s directors, officers and employees.

Q.	What matters will be voted on at the Special Meeting?

A.	At the Special Meeting, you will be asked to consider and vote on the following:

•	a proposal to adopt the Merger Agreement that provides for, among other things, the acquisition of TruBridge by IKS (the “Merger Proposal”); and

•

a proposal to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to TruBridge’s named executive officers that is based on or otherwise relates to the transactions contemplated by the Merger Agreement (the “Named Executive Officer Merger-Related Compensation Proposal”).

Stockholders may also be asked to transact such other business as may properly be brought before the Special Meeting or any adjournments or postponements of the Special Meeting, by or at the direction of the Board.

Q.	What is the position of the Board regarding the Merger?

A.

The Board has reviewed and considered the terms and conditions of the proposed Merger. After considering various factors more fully described in this proxy statement, the Board unanimously (i) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, (ii) approved and declared advisable the Support Agreements and the transactions contemplated by the Support Agreements, (iii) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are fair to, and in the best interests of, the Company and its stockholders (other than holders of Excluded Shares that are not Dissenting Shares), (iv) determined that the Support Agreements and the transactions contemplated by the Support Agreements are fair to, and in the best interests of, the Company and its stockholders, (v) resolved to recommend that the stockholders of the Company vote to adopt the Merger Agreement, and (vi) directed that the Merger Agreement be submitted to the holders of shares of Common Stock for adoption. Certain factors considered by the Board in reaching its decision to adopt the Merger Agreement can be found in “The Merger Proposal (Proposal 1)—Recommendation of the Board and Reasons for the Merger,” beginning on page 54 of this proxy statement.

Q.	How does the Board recommend that I vote on the proposals?

A.	The Board unanimously recommends that you vote:

•	“FOR” the Merger Proposal; and

•	“FOR” the Named Executive Officer Merger-Related Compensation Proposal.

Q.	What vote is required to approve the Merger Proposal?

A.

The Merger Proposal will be approved if the holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon at the Special Meeting affirmatively vote “FOR” the Merger Proposal.

If you are a stockholder of record and you do not sign and return your proxy or attend the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote “AGAINST” the Merger Proposal.

If you are the beneficial owner of shares held in “street name” and fail to instruct your broker, bank or other nominee how to vote your shares, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. Your broker, bank and other nominee will not be permitted to vote those shares with respect to the Merger Proposal. This will have the same effect as a vote “AGAINST” the Merger Proposal.

Q.	What vote is required to approve the Named Executive Officer Merger-Related Compensation Proposal (on a non-binding, advisory basis)?

A.	The Named Executive Officer Merger-Related Compensation Proposal will be approved if the holders of a majority of the votes cast at the Special Meeting affirmatively vote “FOR” the proposal.

If you are a stockholder of record and you do not sign and return your proxy or attend the Special Meeting, or if you are the beneficial owner of shares held in “street name” and fail to instruct your broker, bank or other nominee how to vote your shares, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting, and will have no effect on the outcome of the Named Executive Officer Merger-Related Compensation Proposal, assuming that a quorum exists.

Q.	What will happen if TruBridge’s stockholders do not approve the Named Executive Officer Merger-Related Compensation Proposal?

A.

Approval of the compensation that will or may become payable by TruBridge to certain of our named executive officers in connection with the Merger is not a condition to consummation of the Merger and, therefore, such approval is not required to consummate the Merger. This is an advisory vote and will not be binding on TruBridge or IKS. Accordingly, the Merger-related compensation will be payable to the named executive officers of TruBridge in accordance with the terms of the compensation agreements and arrangements regardless of the outcome of the advisory, non-binding Named Executive Officer Merger-Related Compensation Proposal.

Q.	Do you expect the Merger to be taxable to TruBridge stockholders?

A.

The exchange of Common Stock for cash in the Merger generally will be taxable for U.S. holders (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 130 of this proxy statement) for U.S. federal income tax purposes and may also be taxable under state, local or other tax laws. The tax consequences of the Merger to such holders will depend on their particular circumstances. U.S. holders should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 130 of this proxy statement, and U.S. holders should consult their tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the Merger to such holders in light of their particular circumstances. U.S. holders will generally recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to their shares and their adjusted tax basis in such shares.

Q.	What other effects will the Merger have on TruBridge?

A.

If the Merger is completed, TruBridge will become a privately held wholly owned subsidiary of IKS at the Effective Time. The Common Stock will be delisted from NASDAQ and deregistered under the Exchange Act, and TruBridge will no longer be required to file periodic and other reports with the SEC with respect to the Common Stock, in each case in accordance with applicable law, rules and regulations. Following the completion of the Merger, our Common Stock will no longer be publicly traded and you will no longer have any interest in TruBridge’s or IKS’s future earnings or growth. Instead, each share of Common Stock will represent only the right to receive $26.25 per share in cash, without interest and subject to any applicable withholding taxes, for each share of Common Stock, other than Excluded Shares.

Q.	When is the Merger expected to be completed?

A.

Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the Merger Proposal, the parties to the Merger Agreement expect to complete the Merger in the third quarter of 2026. However, TruBridge cannot assure you that the Merger will be completed by any particular date, if at all. Because the Merger is subject to a number of conditions, including the receipt of stockholder approval of the Merger Proposal and the expiration or termination of the waiting period under the HSR Act, the exact timing of consummation of the Merger cannot be determined at this time and we cannot guarantee that the Merger will be completed in the expected time frame or at all.

Q.	What happens if the Merger is not completed?

A.

If the Merger Proposal is not approved by TruBridge stockholders, or if the Merger is not completed for any other reason, TruBridge stockholders will not receive any payment for their shares of Common Stock in connection with the Merger. Instead, TruBridge will remain an independent public company, our shares of Common Stock will continue to be listed and traded on NASDAQ and we will continue to file periodic reports, current reports and proxy and information statements with the SEC. If the Merger Agreement is terminated under certain specified circumstances pursuant to the terms of the Merger Agreement, (a) TruBridge may be required to pay IKS a Termination Fee of approximately $12.3 million or (b) IKS may be required to pay TruBridge a Reverse Termination Fee of approximately $24.6 million. For a discussion of the circumstances under which TruBridge will be required to pay a Termination Fee or IKS will be required to pay a Reverse Termination Fee, see the section entitled “The Merger Agreement—Termination Fees,” beginning on page 118 of this proxy statement.

Q.	What are the Support Agreements?

A.

Concurrently with the execution of the Merger Agreement, the Company entered into Support Agreements with Pinetree, L6 and Ocho, pursuant to which each of Pinetree, L6 and Ocho has agreed to, among other things, vote its shares of Common Stock in favor of (i) the Merger and the adoption of the Merger Agreement and (ii) each of the other actions contemplated by the Merger Agreement, among other things. As of the close of business on [●], 2026, there were [●] shares of Common Stock subject to the Support Agreements. The Common Stock subject to the Support Agreements represented approximately [●]% of the outstanding voting power of Company capital stock as of [●], 2026. We expect that a similar figure will be outstanding and entitled to vote at the Special Meeting as of the close of business on the Record Date.

Q.	How will our directors and executive officers vote on the Merger Proposal?

A.

Our current understanding is that the directors and executive officers of TruBridge intend, as of the date of this proxy statement, to vote their shares of Common Stock in favor of the Merger Proposal.

As of [●], 2026, the directors and executive officers of TruBridge beneficially owned, in the aggregate, [●] outstanding shares of Common Stock representing [●]% of the voting power of the shares of Common Stock issued and outstanding on that date. We expect that a similar figure will be outstanding and entitled to vote at the Special Meeting as of the close of business on the Record Date.

Q.	Do any of TruBridge’s directors or executive officers have interests in the Merger that may differ from or be in addition to my interests as a stockholder?

A.

Yes. In considering the recommendation of the Board with respect to the Merger Proposal, you should be aware that our directors and executive officers have interests in the Merger, including financial interests, that are different from, or in addition to, the interests of our stockholders generally. The Board was aware of and considered these differing interests, to the extent such interests existed at the time, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in unanimously recommending that TruBridge stockholders vote for the Merger Proposal and the Named Executive Officer Merger-Related Compensation Proposal. For further information, see the section entitled “The Merger Proposal (Proposal 1)—Interests of TruBridge’s Executive Officers and Directors in the Merger,” beginning on page 71 of this proxy statement.

Q.	Why am I being asked to consider and vote on the Named Executive Officer Merger-Related Compensation Proposal?

A.

The SEC rules require TruBridge to seek approval on a non-binding, advisory basis with respect to certain payments that will or may be made to certain of TruBridge’s named executive officers in connection with the Merger. Approval of the Named Executive Officer Merger-Related Compensation Proposal is not required to complete the Merger. For further information, see the section entitled “Non-Binding, Advisory Vote On Named Executive Officer Merger-Related Compensation Proposal (Proposal 2),” beginning on page 125 of this proxy statement.

Q.	How many shares of our Common Stock must be present to constitute a quorum for the Special Meeting? What if there is no quorum?

A.

Under Article I, Section 1.5 of the Bylaws, at each meeting of stockholders, the holders of a majority of the voting power of all of the outstanding shares of the Company entitled to vote at the meeting, present in person (including virtually) or represented by proxy, will constitute a quorum for the transaction of business. There must be a quorum for business to be conducted at the Special Meeting. If a quorum is not present, the person presiding at the Special Meeting may adjourn the Special Meeting from time to time until a quorum is present. Failure of a quorum to be present at the Special Meeting will necessitate an adjournment or postponement of the Special Meeting and may subject TruBridge to additional expense. If the adjournment is for more than 30 days, or if, after the adjournment, a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. As of the close of business on [●], 2026, there were [●] shares of Common Stock outstanding representing [●] votes. We expect that a similar figure will be outstanding and entitled to vote at the Special Meeting as of the close of business on the Record Date.

Q.	What if I abstain from voting on any proposal?

A.

If you attend the Special Meeting or if you submit (and do not thereafter revoke) a proxy by duly executing and returning a proxy card, by telephone or through the Internet, even if you abstain from voting, your shares of Common Stock will still be counted for purposes of determining whether a quorum is present at the Special Meeting. If you mark “ABSTAIN” on your proxy card or otherwise indicate that you are abstaining from voting when you submit your proxy by telephone or through the Internet, your abstention from voting will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the outcome of the Named Executive Officer Merger-Related Compensation Proposal, as only votes cast affirmatively or negatively will be counted. If you properly sign your proxy card but do not mark the boxes indicating how your shares of Common Stock should be voted on any particular matter, the shares of Common Stock represented by your properly signed proxy will be voted as recommended by the Board, which means your shares of Common Stock will be voted “FOR” the Merger Proposal and “FOR” the Named Executive Officer Merger-Related Compensation Proposal.

Q.	Will my shares be voted if I do not sign and return my proxy card or vote by telephone or over the Internet or electronically during the Special Meeting?

A.

No. If you are a stockholder of record of TruBridge and you do not electronically vote at the Special Meeting, sign and return your proxy card by mail, or submit your proxy by telephone or over the Internet, your shares will not be voted at the Special Meeting and will not be counted as present for purposes of determining whether a quorum exists. The failure to submit a proxy or otherwise vote your shares at the Special Meeting will have no effect on the outcome of the Named Executive Officer Merger-Related Compensation Proposal, as only votes cast affirmatively or negatively will be counted, assuming that a quorum exists. However, the vote to approve the Merger Proposal is based on the total number of outstanding shares of Common Stock entitled to vote as of the close of business on the Record Date, not just the shares that are counted as present in person (including virtually) or by proxy and entitled to vote at the Special Meeting. As a result, if you fail to submit a proxy or otherwise vote your shares electronically at the Special Meeting, it will have the same effect as a vote “AGAINST” the Merger Proposal.

You will have the right to receive the Merger consideration if the Merger Proposal is approved and the Merger is completed even if your shares are not voted at the Special Meeting. However, if your shares are not voted at the Special Meeting, it will have the same effect as a vote “AGAINST” the Merger Proposal.

Q.	Am I entitled to exercise appraisal rights under the DGCL instead of receiving the Merger consideration for my shares of Common Stock?

A.

Yes. If you are a record holder of Common Stock, you are entitled to exercise appraisal rights under Section 262 of the DGCL in connection with the Merger if you comply with the requirements of Section 262 of the DGCL. For further information, see the section entitled “The Merger Proposal (Proposal 1)—Appraisal Rights,” beginning on page 79 of this proxy statement. In addition, a copy of Section 262 of the DGCL, which details the applicable Delaware appraisal statute, may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Failure to strictly comply with all procedures required by Section 262 of the DGCL will result in a loss of your right to appraisal. We encourage you to read these provisions carefully and in their entirety and, in view of their complexity, to promptly consult with your legal and financial advisors if you wish to pursue your appraisal rights in connection with the Merger.

Q.	What happens if I sell my shares of Common Stock before the completion of the Merger?

A.

If you transfer your shares of Common Stock before the Merger is completed, you will lose your right to receive the Merger consideration or to exercise appraisal rights. In order to receive the Merger consideration, you must hold your shares of Common Stock through the completion of the Merger.

Q.	Should I send in my evidence of ownership now?

A.

No. After the Merger is completed, if you are a stockholder of record and hold your shares of Common Stock in certificated form or in book-entry form not through The Depository Trust Company (“DTC”), you will receive transmittal materials from the paying agent for the Merger with detailed written instructions for exchanging your shares of Common Stock for the consideration to be paid to TruBridge stockholders in connection with the Merger. If you are a stockholder of record and hold your shares of Common Stock in book-entry form through DTC, and only if required by the paying agent, you will receive transmittal materials from the paying agent for the Merger with detailed written instructions for exchanging your shares of Common Stock for the consideration to be paid to TruBridge stockholders in connection with the Merger. If you are the beneficial owner of shares of Common Stock held in “street name,” you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of such shares.

Q.	What does it mean if I get more than one proxy card or voting instruction card?

A.

If your shares are registered differently or are held in more than one account, you will receive more than one proxy card or voting instruction card. Please complete and return all of the proxy cards or voting instruction cards you receive (or submit each of your proxies over the Internet or by telephone) to ensure that all of your shares are voted.

Q.	What is householding and how does it affect me?

A.

The SEC’s proxy rules permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. As such, TruBridge is sending only one copy of this proxy statement to stockholders who share the same last name and address, unless they have notified TruBridge that they want to continue receiving multiple copies.

If you received a household mailing and you would like to have additional copies of this proxy statement mailed to you or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request to TruBridge’s Corporate Secretary in writing at TruBridge, Inc., 54 St. Emanuel Street, Mobile, Alabama 36602, or call us at (251) 639-8100. You may also contact us in the same manner if you received multiple copies of this proxy statement and would prefer to receive a single copy of future mailings.

Q.	How will the Merger affect TruBridge equity awards?

A.	At the Effective Time:

•

TruBridge RSAs: each outstanding TruBridge RSA under the Stock Plan will automatically accelerate (subject to any proration as provided for in the applicable award agreement) and convert into the right to receive, with respect to each share subject to such TruBridge RSA (subject to any proration as provided for in the applicable award agreement), the Per Share Merger Consideration and be cancelled pursuant to the terms of the Merger Agreement.

•

TruBridge PSAs: each outstanding TruBridge PSA under the Stock Plan will automatically accelerate (subject to any proration as provided for in the applicable award agreement) and convert into the right to receive, with respect to each share subject to such TruBridge PSA (subject to any proration as provided for in the applicable award agreement), the Per Share Merger Consideration and be cancelled pursuant to the terms of the Merger Agreement; provided that the number of shares subject to each such TruBridge PSA immediately prior to the Effective Time will be determined based on actual performance through the Effective Time as reasonably determined by the TruBridge compensation committee (or, if actual performance is not reasonably determinable in its discretion, target performance). The TruBridge compensation committee has determined that, as of the Effective Time and subject to any proration as provided for in the applicable award agreement, (i) for each TruBridge PSA granted in 2024 (with a performance period from 2024-2026), the number of shares in respect of each such TruBridge PSA will equal the maximum level of performance (200% of target), and (ii) for each TruBridge PSA granted in 2025 and 2026 (with performance periods from 2025-2027 and 2026-2028, respectively), the number of shares in respect of each such 2025 and 2026 TruBridge PSA will be determined based on the target level of performance (100% of target).

For clarity, TruBridge RSAs and TruBridge PSAs granted in 2026 will be prorated at the Effective Time, in accordance with the terms of the applicable award agreements, as follows:

•

The pro-rata portion of the TruBridge RSAs granted in 2026 will be calculated by multiplying the number of shares of restricted stock scheduled to vest on the next scheduled vesting date (i.e., one-third of the shares subject to each such TruBridge RSA award) by a fraction, (i) the numerator of which equals the number of days elapsed from January 1 of the calendar year preceding the next scheduled vesting date, through the Effective Time, and (ii) the denominator of which equals the total number of days in such preceding calendar year.

•

The pro-rata portion of the TruBridge PSAs granted in 2026 will be calculated by multiplying the number of earned shares otherwise issuable under such TruBridge PSA (determined in accordance with the treatment set out in the Merger Agreement, as described above) by a fraction, (i) the numerator of which equals the number of days elapsed from January 1, 2026, through the Effective Time, and (ii) the denominator of which equals 1,096.

Q.	When will TruBridge announce the voting results of the Special Meeting, and where can I find the voting results?

A.

TruBridge intends to announce the preliminary voting results at the Special Meeting, and will report the final voting results of the Special Meeting in a Current Report on Form 8-K filed with the SEC within four business days after the Special Meeting. All reports that TruBridge files with the SEC are publicly available when filed.

Q.	Where can I find more information about TruBridge?

A.	You can find more information about us from various sources described in the section entitled “Where You Can Find More Information,” beginning on page 135 of this proxy statement.

Q.	Who can help answer my other questions?

A.

If you have questions about the Merger, require assistance in submitting your proxy or voting your shares or need additional copies of this proxy statement or the enclosed proxy card, please contact Innisfree, which is acting as the proxy solicitor for TruBridge in connection with the Merger.

Innisfree M&A Incorporated

500 Fifth Avenue, 21st Floor

New York, New York 10110

Shareholders may call toll free: (877) 687-1865

Banks and Brokers may call collect: (212) 750-5833

If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this proxy statement may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), each as amended. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “will,” “plan,” “project,” “seek,” “should,” “target,” “would,” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management.

Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include the following: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement between the parties to the proposed transaction; (ii) the risk that the Company’s stockholders may not approve the proposed transaction; (iii) the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; (iv) risks that any of the other closing conditions to the proposed transaction may not be satisfied in a timely manner or at all, including approval by the shareholders of TopCo as may be necessary in connection with debt financing for the transaction; (v) risks related to the satisfaction of the conditions to funding, finalization of the financing documentation and the consummation of the financing contemplated for the proposed transaction; (vi) risks related to financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industry in which it operates; (vii) risks related to potential litigation brought in connection with the proposed transaction; (viii) risks related to disruption of management’s time from ongoing business operations due to the proposed transaction; (ix) effects of the announcement, pendency or completion of the proposed transaction on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with suppliers and partners, and on the Company’s operating results and businesses generally; (x) the effect of the restrictions placed on the Company’s business activities during the pendency of the proposed transaction; (xi) the significant amount of costs, fees, expenses and other charges in connection with the proposed transaction; (xii) provisions in the Merger Agreement that could discourage or deter potential competing offers for the Company; (xiii) risks related to the potential impact of general economic, geopolitical and market factors on the proposed transaction or the companies involved; (xiv) risks of the completion of the proposed transaction, including a fixed price to be received by stockholders that will not be adjusted for changes in the Company’s outlook or financial results, federal income taxes for stockholders, or that stockholders will forgo any additional long-term value of the Company; and (xv) such other factors as are set forth in the Company’s periodic public filings with the SEC, including but not limited to, those described under the headings “Risk Factors” and “Special Note Regarding Forward Looking Statements” in its Form 10-K, as amended, for the fiscal year ended December 31, 2025 and in its other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov.

The Company’s forward-looking statements speak only as of the date of this proxy statement. The Company disclaims any intent or obligation to update any “forward-looking statement” made in this proxy statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

THE PARTIES TO THE MERGER

TruBridge, Inc.

TruBridge is a leading provider of healthcare solutions and services for community hospitals, their clinics and other healthcare systems. Previously named Computer Programs and Systems, Inc., the Company changed its name to TruBridge, Inc. on March 4, 2024 in a Company-wide rebranding and legal entity consolidation. TruBridge is a trusted partner to more than 1,500 healthcare organizations with a broad range of technology-first solutions that address the unique needs and challenges of diverse communities, promoting equitable access to quality care and fostering positive outcomes. TruBridge has over four decades of experience in connecting providers, patients and communities with innovative data-driven solutions that create real value by supporting both the financial and clinical side of healthcare delivery. Our industry leading HFMA Peer Reviewed® suite of revenue cycle management (RCM) offerings combine unparalleled visibility and transparency to enhance productivity and support the financial health of healthcare organizations across all care settings. We support efficient patient care with electronic health record (EHR) product offerings that successfully integrate data between care settings. Above all, we believe in the power of community and encourage collaboration, connection and empowerment with our customers. We clear the way for care.

Our Common Stock is traded on the Nasdaq Global Select Market (“NASDAQ”) under the symbol “TBRG.” Prior to March 4, 2024, TruBridge’s common stock was listed under the symbol “CPSI.” TruBridge’s headquarters are located at 54 St. Emanuel Street, Mobile, Alabama 36602, and our telephone number is (251) 639-8100. Our website address is www.TruBridge.com.

The information provided on the TruBridge website is not part of this proxy statement and is not incorporated in this proxy statement by reference or by any other reference to TruBridge’s website provided in this proxy statement.

Additional information about TruBridge is contained in our public filings with the SEC, certain of which filings are incorporated by reference herein. For additional information on these filings, see the section entitled “Where You Can Find More Information,” beginning on page 135 of this proxy statement.

Inventurus Knowledge Solutions, Inc.

IKS is a Delaware corporation and wholly owned subsidiary of TopCo formed on September 19, 2006. IKS is a global leader in technology-enabled healthcare solutions, serving large hospitals and ambulatory care practices. TopCo, IKS and their affiliates employ approximately 14,000 individuals across the United States, Canada, Australia and India. Upon the consummation of the Merger, the Company will be a wholly owned subsidiary of IKS.

IKS’s principal executive office is located at 8951 Cypress Waters Boulevard, Suite 100, Coppell, Texas 75019, and its telephone number is (800) 233-3030.

IKS Next Horizon, Inc.

Merger Sub is a Delaware corporation and wholly owned subsidiary of IKS formed on March 10, 2026, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, including the Merger. Merger Sub has not conducted any business operations except in furtherance of this purpose and activities incident to its formation. Upon the consummation of the Merger, Merger Sub will cease to exist.

Merger Sub’s principal executive office is located at 8951 Cypress Waters Boulevard, Suite 100, Coppell, Texas 75019, and its telephone number is (800) 233-3030.

Inventurus Knowledge Solutions Limited

TopCo is a publicly traded Indian company formed on September 5, 2006, and listed on the National Stock Exchange of India Limited (NSE: IKS). In connection with the transactions contemplated by the Merger Agreement, TopCo has agreed to guarantee the underlying debt financing, subject to the terms and conditions of the Merger Agreement and the Debt Financing Letters.

TopCo’s principal executive office is located at 801, Building No. 5&6, 8th Floor, Mindspace Business Park (SEZ), Thane-Belapur Road, Airoli, Navi Mumbai – 400708, Maharashtra, India, and its telephone number is +91-22-3964-3205.

THE SPECIAL MEETING

This proxy statement is being provided to TruBridge stockholders as part of a solicitation by the Board of proxies for use at the Special Meeting, to be held at the time and place specified below, and at any properly convened meeting following an adjournment or postponement of the Special Meeting.

Date, Time and Place

The Special Meeting is scheduled to be held virtually on [●], [●], 2026 at [●] a.m. Central Time at www.virtualshareholdermeeting.com/TBRG2026SM, subject to any adjournments or postponements thereof.

Purpose of the Special Meeting

At the Special Meeting, TruBridge stockholders will be asked to consider and vote on the following proposals:

•

the Merger Proposal, which is further described in the sections entitled “The Merger Proposal (Proposal 1)” and “The Merger Agreement,” beginning on pages 38 and 86, respectively, of this proxy statement and a copy of the Merger Agreement is attached to this proxy statement as Annex A and is incorporated herein by reference; and

•

the Named Executive Officer Merger-Related Compensation Proposal, which is further described in the sections entitled “The Merger Proposal (Proposal 1)—Interests of TruBridge’s Executive Officers and Directors in the Merger” and “Non-Binding, Advisory Vote On Named Executive Officer Merger-Related Compensation Proposal (Proposal 2),” beginning on pages 71 and 125, respectively, of this proxy statement.

Stockholders may also be asked to transact such other business as may properly be brought before the Special Meeting, or any adjournments or postponements of the Special Meeting, by or at the direction of the Board.

The holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon at the Special Meeting must vote to adopt the Merger Agreement as a condition to the completion of the Merger. If TruBridge stockholders fail to approve the Merger Proposal, the Merger will not occur. The vote on the Named Executive Officer Merger-Related Compensation Proposal is a vote separate and apart from the vote to approve the Merger Proposal. Accordingly, a stockholder may vote to approve the Merger Proposal and vote not to approve the Named Executive Officer Merger-Related Compensation Proposal, and vice versa. Because the vote on the Named Executive Officer Merger-Related Compensation Proposal is only advisory in nature, it will not be binding on TruBridge, IKS or the Surviving Corporation. Accordingly, the Merger-related compensation will be payable to the named executive officers of TruBridge in accordance with the terms of the applicable compensation agreements and arrangements regardless of the outcome of the advisory, non-binding Named Executive Officer Merger-Related Compensation Proposal.

Other than the matters described above, TruBridge does not expect a vote to be taken on any other matters at the Special Meeting or any adjournment or postponement thereof.

Recommendation of the Board

The Board has reviewed and considered the terms and conditions of the proposed Merger. After considering various factors more fully described in this proxy statement, the Board unanimously (i) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, (ii) approved and declared advisable the Support Agreements and the transactions contemplated by the Support Agreements, (iii) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are fair to, and in the best interests of, the Company and its stockholders (other than holders of Excluded Shares that are not Dissenting Shares), (iv) determined that the Support Agreements and the transactions contemplated by the Support Agreements are fair to, and in the best interests of, the Company and its stockholders, (v) resolved to recommend that the stockholders of the Company vote to adopt the Merger Agreement, and (vi) directed that the Merger Agreement be submitted to the holders of shares of Common Stock for adoption. The Board made its determination after considering a number of factors more fully described in the section entitled “The Merger Proposal (Proposal 1)—Recommendation of the Board and Reasons for the Merger,” beginning on page 54 of this proxy statement.

The Board unanimously recommends that TruBridge stockholders vote “FOR” the Merger Proposal and “FOR” the Named Executive Officer Merger-Related Compensation Proposal.

Record Date; Stockholders Entitled to Vote

Only holders of record of Common Stock at the close of business on [●], 2026, the Record Date, will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements of the Special Meeting. Holders of record of Common Stock are entitled to one vote for each share of Common Stock they own of record at the close of business on the Record Date. At the close of business on [●], 2026, [●] shares of Common Stock were issued and outstanding, held by approximately [●] holders of record. We expect that a similar figure will be outstanding and entitled to vote at the Special Meeting as of the close of business on the Record Date.

Quorum

Under the Bylaws, the presence at the Special Meeting, in person (including virtually) or by proxy, of the holders of record of a majority of the outstanding shares of capital stock entitled to vote at the Special Meeting will constitute a quorum. There must be a quorum for business to be conducted at the Special Meeting.

If you attend the Special Meeting or if you submit (and do not thereafter revoke) a proxy by duly executing and returning a proxy card or by telephone or through the Internet, even if you abstain from voting, your shares of Common Stock will be counted for purposes of determining whether a quorum is present at the Special Meeting. In the event that a quorum is not present at the Special Meeting or additional votes must be solicited to adopt the Merger Agreement, the meeting may be adjourned or postponed in order to solicit additional proxies, which may subject TruBridge to additional expense.

Required Vote

The proposals to be voted on at the Special Meeting require the following votes:

•	Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon at the Special Meeting.

•

Approval of the Named Executive Officer Merger-Related Compensation Proposal (on a non-binding basis) requires the affirmative vote of the holders of a majority of the votes cast at the Special Meeting.

Abstentions and Broker Non-Votes

An abstention occurs when a stockholder attends a meeting, in the case of the Special Meeting either in person (including virtually) or by proxy, but abstains from voting. At the Special Meeting, abstentions will be counted as present for purposes of determining whether a quorum exists. Abstaining from voting will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the outcome of the Named Executive Officer Merger-Related Compensation Proposal, as only votes cast affirmatively or negatively will be counted.

If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will be voted “FOR” the Merger Proposal and ”FOR” the Named Executive Officer Merger-Related Compensation Proposal.

Broker non-votes are shares held in “street name” by brokers, banks and other nominees that are present or represented by proxy at the Special Meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or other nominee does not have discretionary voting power on such proposal. Because, under applicable stock exchange rules, brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to either of the two proposals described in this proxy statement, if a beneficial owner of shares of Common Stock held in “street name” does not give voting instructions to the broker, bank or other nominee, then such shares will not be voted or counted as present in person or by proxy at the Special Meeting. Under applicable stock exchange rules, such shares are not permitted to be voted by the broker, bank or other nominee on either of the two proposals described in this proxy statement. As the vote to approve the Merger Proposal is based on the total number of outstanding shares of our Common Stock entitled to vote thereon at the Special Meeting at the close of business on the Record Date, if you fail to issue voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the Merger Proposal but will have no effect on the outcome of the Named Executive Officer Merger-Related Compensation Proposal, which is non-binding and, assuming that a quorum exists, requires only the affirmative vote of the holders of a majority of the votes cast at the Special Meeting.

Failure to Vote Record Shares

If you are a stockholder of record and you do not sign and return your proxy card by mail or vote over the Internet, by telephone or in person (including virtually) during the Special Meeting, your shares will not be voted at the Special Meeting, will not be counted as present in person or by proxy at the Special Meeting and will not be counted as present for purposes of determining whether a quorum exists.

A failure to vote by a stockholder of record will have no effect on the outcome of the Named Executive Officer Merger-Related Compensation Proposal, assuming that a quorum exists, as only votes cast affirmatively or negatively will be counted. However, the vote to approve the Merger Proposal is based on the total number of outstanding shares of our Common Stock entitled to vote thereon at the Special Meeting at the close of business on the Record Date, not just the shares that are counted as present in person or by proxy at the Special Meeting. As a result, if you fail to vote your shares, it will have the same effect as a vote “AGAINST” the Merger Proposal.

Voting by TruBridge’s Directors and Executive Officers

At the close of business on [●], 2026, directors and executive officers of TruBridge were entitled to vote or otherwise beneficially owned [●] shares of Common Stock representing [●]% of the voting power of the shares of Common Stock issued and outstanding on that date. We expect that a similar figure will be outstanding and entitled to vote at the Special Meeting as of the close of business on the Record Date. The directors and executive officers of TruBridge intend, as of the date of this proxy statement, to vote their shares of Common Stock in favor of the Merger Proposal, although none of TruBridge’s directors and executive officers is obligated to do so, except pursuant to the Support Agreements.

Voting at the Special Meeting

Whether you hold your shares directly as the stockholder of record or beneficially in “street name,” you may direct your vote by proxy without participating in the Special Meeting. You can vote by proxy by one of the following means:

•

Virtually: You may vote your shares of Common Stock virtually at the Special Meeting by logging in as a shareholder to the special meeting using your 16-digit control number. You will be able to vote while the polls are open during the Special Meeting. We recommend you submit your vote by proxy prior to the date of the Special Meeting even if you plan to attend the meeting virtually via the internet.

•	By Internet: Go to the website www.proxyvote.com and log in using your 16-digit control number.

•

By Telephone: Vote over the telephone by calling the toll-free number indicated on the accompanying proxy card and following the recorded instructions. You will be asked to provide your 16-digit control number included with your shareholder materials.

•	By Mail: You may return your completed proxy card and return with the pre-paid business reply envelope. Please return your vote promptly so it can be received prior to the Special Meeting.

Even if you plan to attend the Special Meeting, we encourage you to submit a proxy in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Special Meeting.

Regardless of the method you choose to submit a proxy, the individuals named on the enclosed proxy card will vote your shares of Common Stock as you instruct. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of Common Stock should be voted “FOR” or “AGAINST,” or to “ABSTAIN” from voting on, all, some or none of the specific items of business to come before the Special Meeting, including the Merger Proposal and the Named Executive Officer Merger-Related Compensation Proposal.

If you properly sign your proxy card but do not mark the boxes indicating how your shares of Common Stock should be voted on any particular matter, the shares of Common Stock represented by your properly signed proxy will be voted as recommended by the Board, which means your shares of Common Stock will be voted “FOR” the Merger Proposal and “FOR” the Named Executive Officer Merger-Related Compensation Proposal.

Stockholders who are entitled to vote at the Special Meeting may attend the Special Meeting virtually. Even if you plan to attend the Special Meeting, you are strongly encouraged to vote your shares by proxy.

Revocation of Proxies

You can change or revoke your proxy at any time before the final vote at the Special Meeting by:

•	submitting a later dated proxy (including a proxy submitted through the internet at www.proxyvote.com, by telephone or by proxy card);

•	notifying TruBridge’s Corporate Secretary at TruBridge, Inc., Attn: Corporate Secretary, 54 St. Emanuel Street, Mobile, Alabama 36602 that you are revoking your proxy; or

•	voting in person (including virtually) at the Special Meeting.

Solicitation of Proxies

The Board is soliciting your proxy, and TruBridge will bear the cost of soliciting proxies. TruBridge has engaged Innisfree to assist with the solicitation of proxies. Innisfree will be paid approximately $20,000, plus a contingent success fee of $10,000. TruBridge will reimburse Innisfree for reasonable, documented out-of-pocket expenses and will indemnify Innisfree and its affiliates against certain claims, liabilities, losses, damages and expenses. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of Common Stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by Innisfree or, without additional compensation, by certain of TruBridge’s directors, officers and employees.

Adjournment

Although it is not currently expected, the Special Meeting may be adjourned or postponed for the purpose of soliciting additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement or if a quorum is not present at the Special Meeting. Pursuant to Article I, Section 1.7 of the Bylaws, approval of the adjournment of the Special Meeting does not require a vote of the holders of Common Stock. The chairperson of any meeting of the stockholders may adjourn the meeting from time to time, subject to certain limitations on the Company’s ability to adjourn or postpone the Special Meeting set forth in the Merger Agreement.

Other Information

You should not send documents representing Common Stock with the proxy card. If the Merger is completed, the paying agent for the Merger will send you transmittal materials and instructions for exchanging your shares of Common Stock for the consideration to be paid to TruBridge stockholders in connection with the Merger.

Questions

If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact Innisfree, our proxy solicitor:

Innisfree M&A Incorporated

500 Fifth Avenue, 21st Floor

New York, New York 10110

Shareholders may call toll free: (877) 687-1865

Banks and Brokers may call collect: (212) 750-5833

THE MERGER PROPOSAL

(PROPOSAL 1)

The discussion of the Merger in this proxy statement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and hereby is incorporated by reference into this proxy statement.

The Merger

Upon the terms and subject to the conditions of the Merger Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub will merge with and into TruBridge, the separate corporate existence of Merger Sub will cease, and TruBridge will continue as the Surviving Corporation and wholly owned subsidiary of IKS, and the separate corporate existence of TruBridge will continue unaffected by the Merger. The Merger will have the effects set forth in the Merger Agreement and the relevant provisions of the DGCL.

Effect of the Merger on Common Stock

Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, each Eligible Share will be converted into the right to receive the Per Share Merger Consideration, and will cease to be outstanding, will be cancelled and will cease to exist.

Background of the Merger

The following is a summary of the principal events, meetings and discussions that are relevant to the decision of the Board to approve the Merger Agreement and recommend that TruBridge’s stockholders adopt the Merger Agreement.

The Board, together with management, regularly reviews and assesses TruBridge’s business, strategies and objectives and evaluates strategic opportunities and alternatives to enhance and maximize stockholder value, including acquisitions, dispositions, other business combinations, partnerships, capital raising activities and other financial and strategic alternatives. These reviews have included discussions as to whether the continued execution of TruBridge’s strategy as a stand-alone company, potential strategic acquisitions or other transactions, or a possible sale of TruBridge, or one of its businesses, to a third party offered the best avenue to maximize stockholder value, and the potential benefits and risks of any such course of action. Additionally, TruBridge periodically has hired third-party advisors to assist with developing and executing TruBridge’s strategy as a stand-alone company.

Beginning in January 2024, Damien Leonard, the President of Pinetree Capital Ltd. and a Managing Director of L6 Holdings Inc. (Pinetree Capital Ltd. and L6 Holdings Inc., together, “Pinetree”), held multiple calls with representatives of management and the Board regarding the business, operations, and future plans of TruBridge, as well as potential changes in the composition of the Board, capital structure, organizational documents and strategy or plans of TruBridge. Representatives of Pinetree, the Board and management discussed various operational, strategic and governance issues, including Pinetree proposing that TruBridge make certain suggested improvements to its corporate governance practices, Board composition, executive compensation practices and capital allocation. On March 12, 2024, Pinetree filed a Schedule 13D with the SEC reporting that Pinetree owned 10.9% of the shares of Common Stock as of March 5, 2024. Representatives of Pinetree, the Board and management continued to discuss various operational, strategic and governance issues, culminating in TruBridge entering into a cooperation agreement with Pinetree on February 11, 2025 (the “Initial Pinetree Cooperation Agreement”). As of February 11, 2025, Pinetree owned 15.0% of the shares of Common Stock, as reported on a Schedule 13D/A filed by Pinetree with the SEC. These discussions among representatives of Pinetree, the Board and management regarding various operational, strategic and governance issues continued periodically throughout 2025. TruBridge also entered into a cooperation agreement with Ocho Investments LLC

(“Ocho”) on February 11, 2025, pursuant to which Andris Upitis, the Head of Ocho and Ocho Capital LLC, and Jerry G. Canada were appointed to the Board, among other things. As of February 11, 2025, Ocho owned 7.5% of the shares of Common Stock, as reported on a Schedule 13D/A filed by Ocho with the SEC.

On August 6, 2025, the Board held a regular quarterly meeting during which the directors and management discussed management’s expectations for financial and operational performance for the remainder of fiscal year 2025 and preliminary estimates for fiscal year 2026 performance. The Board also discussed the potential implications of the expiration on December 31, 2025 of the Initial Pinetree Cooperation Agreement, including Mr. Leonard’s continuing concern regarding TruBridge’s performance. In light of the various strategic risks and opportunities facing TruBridge, during its meeting on August 6, 2025, the Board authorized a working group comprised of Jerry G. Canada, Glenn P. Tobin and Andris Upitis, as well as Christopher L. Fowler, TruBridge’s President and Chief Executive Officer (the “Initial Working Group”), to discuss various strategic alternatives with TruBridge’s previous financial advisor that had been engaged by TruBridge to assist with stockholder activism defense matters.

On August 14, 2025, members of the Initial Working Group met with representatives of the previous financial advisor to discuss various strategic alternatives, including continuing as a stand-alone company and exploring a possible sale of TruBridge, or one of its businesses, to a third party, as well as activism defense matters.

Prior to August 2025, representatives of management had, from time to time, met with representatives of a private equity firm referred to as “Sponsor A” at industry conferences in order to make introductions and participate in high-level discussions regarding TruBridge’s business. There were no discussions of any potential transaction between TruBridge and Sponsor A at these prior meetings.

On August 22, 2025, a representative of Sponsor A contacted Mr. Fowler by telephone to express Sponsor A’s interest in submitting a non-binding indication of interest to the Board to acquire TruBridge. On August 25, 2025, the Initial Working Group and representatives of Maynard Nexsen PC (“Maynard”), regular outside corporate and securities counsel to TruBridge, discussed appropriate next steps, including seeking guidance from the Board regarding how to respond to Sponsor A and engaging outside mergers and acquisitions counsel. Additionally, representatives of Maynard provided the Initial Working Group with an overview of directors’ fiduciary duties when considering an unsolicited offer and a potential sale process.

On August 28, 2025, the Board met, with representatives of management, Maynard, and Sullivan & Cromwell LLP (“S&C”), special outside mergers and acquisitions counsel to TruBridge, in attendance. During the meeting, management discussed with the Board the Company’s long-range financial plan, and the risks and uncertainties associated with this plan. Following discussion, representatives of Maynard discussed with the Board various strategic initiatives, including continuing as a stand-alone company and exploring a possible sale of TruBridge, or one of its businesses, to a third party. Mr. Fowler then provided the Board with a summary of his conversation with a representative of Sponsor A regarding Sponsor A’s interest in submitting a non-binding indication of interest to acquire TruBridge, and the Board, management and the Board’s advisors discussed TruBridge’s prospects as a stand-alone company and potential responses to Sponsor A. Representatives of S&C and Maynard then provided the Board with an overview of directors’ fiduciary duties with respect to the Board’s consideration of the potential indication of interest. After discussion, the Board formed a strategic committee of the Board, comprised of Mark Anquillare, Jerry G. Canada, Amy K. O’Keefe, Glenn P. Tobin and Andris Upitis (the “Strategic Committee”), to assist the Board in evaluating strategic alternatives, including its interactions with Sponsor A. The Strategic Committee was formed for convenience and efficiency, and not to address any potential conflicts of interest. Representatives of S&C and Maynard summarized the potential terms of a confidentiality agreement between TruBridge and Sponsor A, including the structure of a customary standstill provision and exceptions to such provision. The Board expressed support for the Strategic Committee to engage in discussions with Sponsor A. The Board also confirmed its engagement of S&C as its special mergers and acquisitions counsel in light of its familiarity with TruBridge, its expertise in mergers and acquisitions, and its reputation.

Later on August 28, 2025, Mr. Fowler contacted a representative of Sponsor A by telephone to convey the Board’s support for TruBridge to engage in discussions with Sponsor A regarding a potential acquisition of TruBridge. Following this discussion, representatives of Sponsor A submitted a preliminary due diligence request list to TruBridge.

On September 8, 2025, the Board met, with representatives of management, Maynard and the previous third-party financial advisor in attendance. The representatives discussed TruBridge’s stock price, certain comparative financial data and current market conditions, as well as an overview of the public markets, the industry and TruBridge, and comparable benchmarks and peer valuations. A detailed discussion among the Board and its advisors followed regarding the risks and opportunities associated with various strategic alternatives, including TruBridge’s prospects as a stand-alone company and potentially engaging in share repurchases, one or more strategic acquisitions, or a sale of the company. The Board then directed the Strategic Committee to consider engagement of a financial advisor, other than the previous financial advisor, with respect to the strategic review process.

On September 9, 2025, TruBridge and Sponsor A entered into a confidentiality agreement that contained a customary standstill provision (which standstill provision did not prohibit Sponsor A from privately requesting waivers of such provision and terminated upon the entry into the Merger Agreement). Also on September 19, 2025, management provided Sponsor A with responses to its preliminary due diligence request list. Despite the unsolicited outreach on August 22, 2025 regarding Sponsor A’s interest in submitting a non-binding indication of interest to acquire TruBridge, Sponsor A ultimately did not submit any indication of interest to the Board.

On September 22, 2025, the Board met, with representatives of management and Maynard in attendance. Management reported to such members that it had revised TruBridge’s projected financial results for fiscal year 2025 and estimates for fiscal year 2026 performance in order to reflect updates in light of TruBridge’s performance to date and that it was taking longer than expected to improve performance in certain aspects of the business. The Board and management discussed risks and opportunities related to these developments.

On September 29, 2025, the Strategic Committee met, with representatives of S&C in attendance, to discuss the engagement of a financial advisor following their meetings with several financial advisor candidates. At this meeting, the Strategic Committee decided to recommend that the Board engage Solomon Partners Securities LLC (“Solomon”) as financial advisor for the Board with respect to the strategic review process, based on Solomon’s qualifications, expertise, reputation and knowledge of the industry in which TruBridge operates. Following this discussion, the Board approved the engagement of Solomon to assist the Board in its strategic review process and instructed management to negotiate and finalize an engagement letter with Solomon related thereto. For additional information on the engagement of Solomon as financial advisor, see the section entitled “The Merger Proposal (Proposal 1)—Opinion of TruBridge’s Financial Advisor,” beginning on page 63 of this proxy statement. On October 6, 2025, representatives of management delivered management’s current draft of TruBridge’s projected financial results for the remainder of 2025 and 2026 through 2028 (the “September Draft Projections”) to representatives of Solomon, which draft projections were informed by the long-range plan discussed periodically with the Board.

From late September through late October 2025, the Strategic Committee met with representatives of Solomon and S&C on a regular basis and discussed various aspects of the strategic process, including the potential scope of outreach to third parties, the relative advantages and disadvantages of a broad outreach process compared to a more targeted outreach process, the different types of transactions that could be pursued, whether to invite both financial and strategic buyers into the process, how to identify and prioritize various potential bidders, and the potential timing of such a process.

On October 20, 2025, the Board met, with representatives of management, Maynard and TruBridge’s strategic consultant in attendance, in order for management to present to the Board the business strategy and performance goals for TruBridge’s Financial Health business. The Board and management engaged in an extensive discussion regarding the offshoring transition strategy for this business, including past results and expectations for future performance.

On October 26, 2025, the Board met, with representatives of management, Solomon, S&C and Maynard in attendance. The Board discussed the September Draft Projections and certain assumptions underlying the September Draft Projections with representatives of management and Solomon. Representatives of Solomon provided the Board with their views regarding the parties, including strategic and financial buyers, most likely to be interested in a transaction to acquire TruBridge, and the Board discussed, with input from representatives of Solomon, potential buyers and the potential structure of a buyer outreach process. The Board discussed with the Solomon representatives the scope of information to be provided to interested parties after they entered into confidentiality agreements with TruBridge. Following these discussions, the Board (i) authorized Solomon to reach out to the parties identified by the Board as potential buyers, (ii) approved certain minor modifications that were discussed during the meeting to be made by management to the September Draft Projections and approved such projections (the “October Projections”), and (iii) authorized Solomon to share the October Projections and other relevant diligence information with potential bidders that have signed confidentiality agreements with TruBridge. The Board also instructed management not to discuss or negotiate any terms of potential future employment or compensation with any potential bidder without the Board’s prior authorization.

Beginning on October 27, 2025, representatives of Solomon, at the direction of the Board, reached out to parties regarding a strategic transaction with TruBridge. Between late October and early December 2025, representatives of Solomon contacted 23 strategic buyers (including IKS and the strategic buyer referred to as “Strategic Party A”) and 36 financial buyers (including the financial buyers referred to as “Sponsor B,” “Sponsor C” and “Sponsor D”) regarding the strategic process. Prior to this outreach by Solomon, representatives of management had, from time to time, met with representatives of each of Sponsor B and Sponsor C in order to make introductions and participate in high-level discussions regarding TruBridge’s business, including the potential for a transaction between TruBridge and such party. Of the 59 parties contacted, 18 declined to participate in the process. During this period, TruBridge negotiated confidentiality agreements with potential buyers and ultimately entered into confidentiality agreements with 41 parties, consisting of six strategic buyers and 35 financial buyers, including IKS, Strategic Party A, Sponsor B and Sponsor C. Each such confidentiality agreement contained customary non-disclosure and non-use provisions, and customary standstill provisions (which standstill provisions did not prohibit the applicable bidders from privately requesting waivers of such provisions and which terminated automatically upon TruBridge entering into the Merger Agreement).

Following the execution of such confidentiality agreements, each of these 41 parties received summary information about TruBridge, access to a virtual data room and a written process letter instructing the parties to submit their preliminary indications of interest by December 4, 2025. Of these 41 parties, 13 parties participated in further diligence, which included discussions among representatives of the parties, TruBridge’s management and Solomon and/or the submission of written diligence requests.

On November 5, 2025, the Board held a regular quarterly meeting during which the Board and representatives of management provided an update on TruBridge’s operational and financial performance, including for the third quarter of 2025, as well as the outlook for the fourth quarter and full year 2025 and updated estimates for fiscal year 2026 performance.

On December 4, 2025, Solomon, on behalf of TruBridge, received the following preliminary indications of interest:

•

IKS submitted an indication of interest to acquire all outstanding shares of Common Stock at a price of $30.00 per share in cash, equating to an enterprise value of $609 million, subject to satisfactory due diligence and based on assumptions regarding TruBridge’s anticipated net indebtedness, transaction expenses and number of shares of Common Stock outstanding (the “December 4 IKS Offer”);

•

Strategic Party A submitted an indication of interest to acquire all of the assets of the Patient Care segment of TruBridge’s business for between $140 million and $170 million in total consideration subject to satisfactory due diligence; and

•	Sponsor B submitted an indication of interest to acquire all outstanding shares of Common Stock for between $28.00 and $30.00 per share in cash subject to satisfactory due diligence.

Representatives of Solomon promptly shared the preliminary indications of interest with the Board.

On December 6, 2025, the Board met, with representatives of management, Solomon, S&C and Maynard in attendance, to discuss the various terms of the preliminary indications of interest. Representatives from S&C provided the directors with an overview of their fiduciary duties in connection with evaluating the preliminary indications of interest and potential strategic alternatives. Representatives of Solomon described the terms of the various indications of interest received to date, including the implied equity and enterprise values of each, and the due diligence efforts of each party to date, and provided perspectives on the identified bidders. Additionally, the Board discussed with its advisors the indication of interest submitted by Strategic Party A to acquire all of the assets of the Patient Care segment, with the Board ultimately determining that it would be difficult to consummate this type of transaction without a partner to also acquire the Financial Health segment and instructing Solomon to identify parties with potential interest in the Financial Health segment to pair with Strategic Party A. Representatives of Solomon also provided the Board with feedback received from the parties who declined to continue participating in the process, and provided an update with respect to the parties who had indicated interest in participating in the process but had either not yet submitted an offer or not yet entered into a confidentiality agreement. As part of these discussions, representatives of management and Solomon noted that, while they had engaged in several process and due diligence calls with the potential bidders contacted by Solomon beginning in late October 2025, only IKS and Sponsor B had maintained consistent activity with TruBridge and continued to follow up with substantive supplemental diligence requests during that period. Strategic Party A had engaged in diligence as well, but only related to its interest in the Patient Care segment of the business. The Board then discussed with its advisors and management potential next steps, including potential timing for soliciting an updated round of offers. Following these discussions, the Board instructed its advisors and management to admit each of the bidders to the next round of the process, and to continue to actively encourage all potential bidders (including Sponsor C) to submit initial proposals to the Board for its evaluation.

Between December 8, 2025 and December 9, 2025, representatives of Solomon, acting at the direction of the Board, contacted the current and potential bidders to encourage them to engage in due diligence and to invite them to meet with representatives of management for an in-person presentation, and notified each of IKS and Sponsor B that they would be progressing forward in the bidding process. Representatives of Solomon also conveyed to Strategic Party A that the Board preferred not to pursue a transaction only involving the Patient Care segment, but Solomon would work to find a partner interested in acquiring the Financial Health segment to pair with Strategic Party A.

Representatives of management delivered in-person presentations to representatives of Sponsor B on December 15, 2025, and representatives of IKS on December 17, 2025. Between December 8, 2025 and January 28, 2026, each of IKS and Sponsor B continued in its due diligence process, and representatives of management and Solomon provided each of IKS and Sponsor B with additional diligence information through the virtual data room and conducted multiple calls among representatives of the parties. Also during this time, representatives of management and Solomon provided Strategic Party A with additional diligence information, and representatives of management, with the assistance of Solomon, evaluated the risks and opportunities associated with a potential sale to Strategic Party A of only the Patient Care segment of TruBridge’s business.

On December 8, 2025, Sponsor C submitted a preliminary indication of interest to Solomon to acquire all outstanding shares of Common Stock for $30.00 per share in cash subject to satisfactory due diligence. Representatives of Solomon promptly shared the preliminary indication of interest with the Board. TruBridge management, with the advice of Solomon, recommended that Sponsor C be invited to conduct diligence and continue into the second round based on the Board’s instructions during its December 6th meeting. Representatives of Solomon, acting at the direction of TruBridge’s management, delivered this message to Sponsor C on December 9, 2025. Representatives of management delivered an in-person presentation to representatives of Sponsor C on December 18, 2025; however, Sponsor C subsequently did not submit any meaningful additional diligence requests.

Also on December 8, 2025, representatives of Solomon contacted an additional strategic buyer and TruBridge negotiated and entered into a confidentiality agreement with such party; however, after receiving the executive summary, this party did not conduct any diligence.

On December 11, 2025, the Board met, with representatives of management, S&C and Maynard in attendance. Representatives of management led a discussion with the Board related to management’s updated estimates for fiscal year 2026 performance compared to the estimates discussed with the Board on November 5, 2025, highlighting incremental risks to revenue due to higher than expected client attrition and lower than expected bookings in the Financial Health business, as well as a mitigation plan to offset these factors. A robust discussion among the directors and representatives of management ensued, following which the Board approved the updated estimates for fiscal year 2026 performance. The updated estimates for fiscal year 2026 performance were subsequently provided to Solomon and incorporated into the October Projections.

On December 13 and December 20, 2025, representatives of Solomon received inbound calls from two additional potential bidders indicating their potential interest in submitting a proposal to acquire TruBridge, including the financial buyer referred to as “Sponsor E” and the strategic buyer referred to as “Strategic Party B.” Between mid-December 2025 and early January 2026, TruBridge negotiated and entered into confidentiality agreements with Sponsor E and Strategic Party B. Each such confidentiality agreement contained customary standstill provisions (which standstill provisions did not prohibit the applicable bidders from privately requesting waivers of such provisions and which terminated upon the entry into the Merger Agreement). Sponsor E and Strategic Party B conducted diligence through the virtual data room during January 2026. Sponsor E subsequently informed Solomon that it would not be submitting an indication of interest, citing offshoring and cross-sell execution risk.

On December 22, 2025, representatives of Solomon, acting at the direction of the Board, delivered a written process letter to the remaining interested parties, including IKS, instructing the parties that final offers should be submitted by January 28, 2026. A written process letter was not delivered to Strategic Party B, but representatives of Solomon verbally conveyed the deadline for final offers of January 28, 2026.

On January 7, 2026, following expiration of the Initial Pinetree Cooperation Agreement, TruBridge entered into a new cooperation agreement with Pinetree, pursuant to which Mr. Leonard was appointed to the Board, among other things. At this time, he was also informed of TruBridge’s potential sale process. As of January 7, 2026, Pinetree owned 19.9% of the shares of Common Stock, as reported on a Schedule 13D/A filed by Pinetree with the SEC.

On January 8, 2026, an auction draft of the Merger Agreement was posted to the virtual data room.

On January 13, 2026, representatives of Solomon, at the direction of the Board, introduced Strategic Party A, which previously had indicated interest in acquiring the Patient Care segment, to Sponsor D, which had indicated to Solomon on December 1, 2025, interest in acquiring the Financial Health segment. Sponsor D conducted diligence through the virtual data room during mid and late January 2026 and representatives of management and Sponsor D conducted a diligence call on January 29, 2026. Representatives of Solomon notified Strategic Party A and Sponsor D of the January 28, 2026 deadline for the submission of final offers.

Representatives of Katten Muchin Rosenman LLP (“Katten”), legal advisor to IKS, provided an initial markup of the Merger Agreement on January 20, 2026, in which IKS made the following proposals and modifications (among others): (1) the termination fee payable by TruBridge under certain circumstances, as more fully described below in the section entitled “The Merger Agreement—Termination Fees,” beginning on page 118 of this proxy statement, would be equal to 3% of TruBridge’s equity value at the offer price; (2) the reverse termination fee payable by IKS under certain circumstances, as more fully described below in the section entitled “The Merger Agreement—Termination Fee,” would be equal to 5% of TruBridge’s equity value at the offer price and would not be paid upon regulatory failure; (3) IKS would not be required to take any remedial actions (including divesting assets or agreeing to behavioral remedies) in order to obtain the requisite regulatory approvals; (4) a cap on the aggregate liability of all parties; and (5) the parent entity in the transaction would be IKS’s existing U.S. subsidiary, without any TopCo involvement. An initial draft of TruBridge’s disclosure schedules was delivered to IKS on January 24, 2026.

Representatives of Katten and S&C had a call on January 25, 2026 to discuss S&C’s initial feedback on Katten’s markup of the Merger Agreement and to discuss some open questions that remained in the draft, including any required IKS shareholder approvals, whether TopCo would be a party to the Merger Agreement (or provide any guarantee thereunder) and the terms and timing of financing documentation, which had not yet been provided.

On January 19, 2026, Strategic Party B submitted an indication of interest to Solomon to acquire all outstanding shares of Common Stock at a price of $28.00 per share in cash subject to satisfactory due diligence (the “January 19 Strategic Party B Offer”). Representatives of Solomon promptly shared the January 19 Strategic Party B Offer with the Board. Between January 20, 2026 and mid-February, 2026, Strategic Party B conducted diligence through the virtual data room and representatives of Solomon, management and Strategic Party B conducted multiple diligence calls, and TruBridge’s management delivered an in-person presentation to Strategic Party B on February 10, 2026.

Representatives of management and IKS met in person on January 21, 2026, January 22, 2026 and January 27, 2026, with representatives of Solomon in attendance, to discuss TruBridge’s business and certain legal, financial and operational due diligence matters, as well as how a potential transaction with TruBridge might accelerate achievement of IKS’s strategic objectives.

On January 28, 2026, the Board met, with representatives of management, Solomon, S&C and Maynard in attendance. Representatives of Solomon reviewed with the Board the status of due diligence efforts of each of IKS, Sponsor B, Strategic Party A / Sponsor D and Strategic Party B, and provided their perspectives on the backgrounds of each of the potential bidders. The Board then discussed with representatives of management and Solomon TruBridge’s preliminary financial results for the fiscal year ended December 31, 2025 and estimated projections for fiscal year 2026 performance. The Solomon representatives presented information on TruBridge’s stock price, certain comparative financial data, current market conditions, as well as preliminary views of valuation. The Board discussed with representatives of management and Solomon the preliminary indications of interest received by TruBridge, including the December 4 IKS Offer. The Board and representatives of S&C discussed Solomon’s relationships with the potential bidders, and the Board determined that such relationships were not material and would not affect Solomon’s ability to represent and advise TruBridge, the Board and the Strategic Committee. Representatives from S&C then provided the directors with a detailed summary of their fiduciary duties in connection with evaluating the indications of interest received to date and potential strategic alternatives. The Board discussed with representatives of management and the Board’s advisors how to evaluate offers in light of various strategic alternatives, including continuing to operate as a stand-alone company, as well as management’s level of confidence in its estimates for fiscal year 2026 performance.

On January 28, 2026, Solomon, on behalf of TruBridge, received the following revised offers:

•

IKS submitted a revised offer to acquire all outstanding shares of Common Stock at an enterprise value of $609 million in cash, subject to satisfactory due diligence, which revised purchase price was based on additional diligence conducted since the December 4 IKS Offer and took into account updated assumptions regarding TruBridge’s anticipated net indebtedness, transaction expenses, the number of shares of Common Stock outstanding and potential litigation concerning the earnout provision in the October 16, 2023 Securities Purchase Agreement, pursuant to which the Company acquired Viewgol, LLC (the “January 28 IKS Offer”), which January 28 IKS Offer also included a request that TruBridge grant IKS a period of exclusivity to expire on February 28, 2026, with an automatic fifteen-day extension, and was accompanied by a highly confident letter from a potential source of funding. The January 28 IKS Offer also stated that the enterprise value of $609 million equated to a price of $27.72 per share, but the final per share price would be determined at the time the Merger Agreement was signed, and that, based on the contemplated structure, TopCo shareholder approval would be required for the transactions; and

•

Sponsor B submitted a revised offer to acquire all outstanding shares of Common Stock at a price of $23.50 per share in cash subject to satisfactory due diligence, which revised purchase price was based on additional diligence conducted since Sponsor B’s preliminary indication of interest submitted on December 4, 2025, and which offer was accompanied by a non-binding bank support letter from JPMorgan Chase Bank, N.A., dated January 26, 2026, and a non-binding indication of financing interest letter from Ares Capital Corporation, dated January 27, 2026.

Representatives of Solomon promptly shared the revised offers with the Board. On January 28, 2026, the closing price of the Common Stock was $20.10 per share.

On January 30, 2026, the Board met, with representatives of management, Solomon, S&C and Maynard in attendance, to discuss the various terms of the revised offers. Representatives of Solomon reviewed with the Board the steps taken in the strategic review process thus far and details regarding the January 28 IKS Offer and the revised offer submitted by Sponsor B on January 28, 2026, including implied equity and enterprise values, financing conditions, and remaining diligence issues. The Board discussed with its advisors and management the likelihood of any other party submitting a superior offer, noting that Sponsor C had failed to submit a revised offer on January 28, 2026. Representatives of Solomon reported that Strategic Party A / Sponsor D and Strategic Party B were continuing to evaluate the opportunity and had been instructed by Solomon to expedite their diligence. As part of these discussions, representatives of management and Solomon noted that, while they had engaged in several process and due diligence calls with potential bidders since late October 2025, only IKS and Sponsor B had maintained consistent activity with TruBridge; however, Sponsor B still had substantial diligence work to conduct and had not yet engaged third-party advisors or submitted a markup of the Merger Agreement. The Board determined that it was not interested in continuing discussions with Sponsor B on the terms of its revised offer submitted on January 28, 2026, and the Board requested that Solomon convey this message to representatives of Sponsor B. Representatives of Solomon also provided the Board with feedback from the parties who declined to continue to participate in the process. Representatives of S&C presented the key terms of the current draft of the Merger Agreement with IKS, noting that Katten and S&C were in active negotiations regarding various terms, including the TopCo shareholder vote required in connection with the debt financing (with such approval requiring the affirmative vote of 75% of the votes cast by the TopCo shareholders voting on the debt financing) and the amount and triggers of termination fees payable upon certain events. Following these discussions, the Board instructed management and the Board’s advisors to engage in negotiations with IKS to seek to improve the terms of its proposal, with an emphasis on completing its diligence and making progress on obtaining its debt financing commitment. Additionally, the Board discussed with its advisors the potential timeline, including disclosure requirements upon the occurrence of various events.

Following the Board meeting, representatives of Solomon, acting at the direction of the Board, contacted IKS to confirm that IKS should continue to complete diligence and make progress on its debt financing commitment. Between January 30, 2026 and the signing of the Merger Agreement, representatives of IKS and its advisors engaged in extensive due diligence, including participating in several telephonic due diligence calls and submitting multiple rounds of supplemental due diligence requests. Representatives of Solomon, acting at the direction of the Board, also contacted Sponsor B to convey that the Board was not interested in continuing discussions with Sponsor B on the terms of its revised offer submitted on January 28, 2026.

On February 3, 2026, representatives of Solomon provided the Board with an update on the status of diligence being conducted by each of IKS, Sponsor B and Strategic Party B, as well as Solomon’s conversations regarding the process with each party. Representatives of Solomon noted that they had conveyed to representatives of Strategic Party B that, in order to move forward in the process, Strategic Party B needed to provide a markup of the Merger Agreement, financing commitments and a potential timeline to signing the Merger Agreement.

On February 4, 2026, the Board held a regular quarterly meeting during which the Board discussed with representatives of management TruBridge’s operational and financial performance for the fourth quarter of 2025, as well as management’s updated estimates for fiscal year 2026 performance. The Board also discussed with representatives of management various risks to the estimates for fiscal year 2026, particularly in comparison to the risks related to the Financial Health business and the related revenue mitigation plan that were discussed with the Board during its December 11, 2025 meeting. The Board also approved certain minor modifications to the October Projections, reflecting the improved estimated Adjusted EBITDA for fiscal year 2026, and approved such projections (the “Projections”), as described in the section entitled “The Merger Proposal (Proposal 1)—Financial Forecasts and Financial Projections” beginning on page 60 of this proxy statement.

On February 5, 2026, representatives of S&C delivered an updated draft of the Merger Agreement to Katten. For the next several weeks, representatives of TruBridge, Solomon, S&C, Maynard, Cyril Amarchand Mangaldas, Indian counsel to TruBridge (“CAM”), IKS, Katten and Shardul Amarchand Mangaldas & Co, Indian counsel to TopCo (“SAM”) engaged frequently with respect to the negotiation and exchange of drafts of the Merger Agreement (including with respect to the amounts of the termination fee payable by TruBridge and the reverse termination fee payable by IKS, the regulatory efforts standard of IKS, commitments of TopCo with respect to obligations under the Merger Agreement, payment triggers for the termination fees, and availability of damages for loss of the economic benefit to the TruBridge stockholders of the transactions contemplated by the Merger Agreement upon a termination scenario). Through these discussions, IKS indicated that they would be willing to increase the reverse termination fee to 6%, but they would be unwilling to move from a 3% termination fee, as they indicated they had proposed a customary fee level and were unwilling to go to a lower amount, which TruBridge ultimately accepted. IKS also agreed to include the concept of damages based on the loss of economic benefit, subject to a cap equal to the reverse termination fee amount, and for the regulatory efforts obligations in the Merger Agreement related to obtaining requisite regulatory approvals, including remedial actions, divesting assets and behavioral remedies, to apply to both IKS and TruBridge. TruBridge also repeatedly indicated that, to the extent the transaction required approval by the TopCo shareholders, it was imperative that IKS secure voting commitments from certain of its largest shareholders.

Also on February 5, 2026, representatives of Solomon, acting at the direction of the Board, conveyed to Strategic Party A / Sponsor D that the Board was currently interested in pursuing a transaction involving the whole company, but would inform Strategic Party A / Sponsor D should circumstances change.

On February 6, 2026, the Board authorized Solomon to share the Projections with bidders, and on February 7, 2026, representatives of Solomon shared the Projections with IKS, Strategic Party A / Sponsor D, Strategic Party B and Sponsor B.

On February 9, 2026, the Board met, with representatives of management, Solomon, S&C and Maynard in attendance. Representatives of Solomon provided the Board with an update regarding the status of IKS’s progress toward completing diligence and finalizing its debt financing commitment. The Board discussed with its advisors various strategies for encouraging IKS to improve the terms of its offer, and the Board instructed Solomon to convey to IKS that the Board was willing to consider granting exclusivity to IKS if it improved the terms of its offer. Representatives of Solomon also noted that Sponsor B had verbally indicated to Solomon that its proposed purchase price for the Common Stock remained in the range of $24.00 to $25.00. The Board concluded that Sponsor B’s offer was not sufficient in light of other offers received, including the January 28 IKS Offer, and re-affirmed its decision not to move forward with Sponsor B in a potential transaction. Additionally, representatives of S&C provided the Board with a status update on S&C’s negotiations with Katten on the Merger Agreement, noting the most significant remaining issues, including the amount of the termination fees payable upon certain events and the scope of various interim operating covenants.

Following the Board meeting, representatives of Solomon informed IKS that the Board was willing to consider granting exclusivity to IKS if it improved the terms of its offer.

On February 12, 2026, IKS submitted a revised offer to Solomon, on behalf of TruBridge, to acquire all outstanding shares of Common Stock at an enterprise value of $626.77 million in cash, subject to satisfactory due diligence, which revised purchase price was based on additional diligence conducted since the January 28 IKS Offer and took into account updated assumptions regarding TruBridge’s anticipated net indebtedness, transaction expenses, the number of shares of Common Stock outstanding and potential litigation concerning the earnout provision in the October 16, 2023 Securities Purchase Agreement, pursuant to which the Company acquired Viewgol, LLC (the “February 12 IKS Offer”), which February 12 IKS Offer also included a request that TruBridge grant IKS a period of exclusivity to expire on March 12, 2026, with an automatic fifteen-day extension. The February 12 IKS Offer also stated that the enterprise value of $626.77 million equated to a price of approximately $28.86 per share, but the final per share price would be determined at the time the Merger Agreement was signed. Representatives of Solomon promptly shared the February 12 IKS Offer with the Board. On February 12, 2026, the closing price of the Common Stock was $18.85 per share.

Also on February 12, 2026, representatives of Solomon conveyed to Strategic Party B that, in order to move forward in the process, Solomon needed to understand whether Strategic Party B could improve the terms of the January 19 Strategic Party B Offer and also that Strategic Party B needed to provide a markup of the Merger Agreement. Subsequently on that same day, Strategic Party B submitted to Solomon an initial list of issues to discuss in the auction draft of the Merger Agreement and a proposed timeline for a potential transaction, reflecting that Strategic Party B needed at least two additional weeks of diligence before submitting a revised proposal. Representatives of Solomon promptly shared the issues list and proposed timeline with the Board.

On February 13, 2026, the Board met, with representatives of management, Solomon, S&C and Maynard in attendance, to discuss the terms of the February 12 IKS Offer. Representatives of Solomon reviewed with the Board the terms of the February 12 IKS Offer, noting the revised enterprise value and implied per share price and that IKS had requested that TruBridge grant IKS a period of exclusivity to expire on March 12, 2026, with an automatic fifteen-day extension. The Board discussed with its advisors the merits of granting exclusivity to IKS. Representatives of Solomon also reported that Sponsor B had verbally indicated that its proposed purchase price remained in the range of $24.00 to $25.00 per share, subject to continued due diligence, and that Strategic Party B had submitted an initial list of Merger Agreement issues and a proposed timeline for a potential transaction, but at least two more weeks of diligence would be required before Strategic Party B could submit a revised proposal. Representatives of Solomon also reported that Strategic Party B had been more engaged in the due diligence process than Sponsor B, but Strategic Party B’s efforts were focused on the Patient Care segment of TruBridge’s business. Representatives of management and Solomon confirmed that they did not expect to receive a proposal from a current or potential bidder in excess of IKS’s latest proposal based on the information available. Representatives of S&C presented the key terms of the current draft of the Merger Agreement, noting that Katten and S&C were in active negotiations regarding various terms, including the termination fees payable upon certain events, the scope of various interim operating covenants, and potential support agreements to be entered into by TruBridge with certain of its stockholders. Following these discussions, the Board (i) instructed representatives of Solomon to encourage IKS to increase its enterprise value of TruBridge to $645 million (which, based on IKS’s assumptions at the time, equated to a price of $30.03 per share), and convey to IKS that the Board was willing to grant IKS exclusivity if it increased its enterprise value of TruBridge, and (ii) authorized representatives of S&C to negotiate the terms of an exclusivity agreement with IKS such that the exclusivity period would expire on February 27, 2026, with an optional one-week extension.

Following the Board meeting, representatives of Solomon, acting at the direction of the Board, informed IKS that the Board was willing to grant IKS exclusivity if it increased its enterprise value of TruBridge.

Representatives of Solomon also provided IKS with certain proposed transaction terms. Also following the Board meeting, representatives of S&C provided Katten with an initial draft of an Exclusivity Agreement in accordance with the Board’s directions, such that the exclusivity period would expire on February 27, 2026, with an optional one-week extension. On February 17, 2026, representatives of IKS delivered to Solomon a revised draft of the Exclusivity Agreement providing for an exclusivity period that would expire on March 13, 2026, with an optional one-week extension. Representatives of IKS also indicated to Solomon that IKS could not offer more than $28.86 per share as set forth in the February 12 IKS Offer, which information was relayed to the Board by representatives of Solomon.

On February 14, 2026, representatives of Solomon spoke with Strategic Party B and confirmed that Strategic Party B was unable to submit a revised proposal at that time to acquire all outstanding shares of Common Stock, but Strategic Party B would be interested in submitting a proposal to acquire the Patient Care segment.

On February 17, 2026, Strategic Party B submitted a revised offer to Solomon, on behalf of TruBridge, to acquire the Patient Care segment of TruBridge’s business for $150 million in total consideration, subject to satisfactory due diligence. Solomon promptly shared the revised offer with the Board. In light of Strategic Party B’s interest in pursuing a transaction involving only the Patient Care segment, and its limited diligence conducted to that point, the Board determined that it was not interested in pursuing a transaction with Strategic Party B at that time.

On February 18, 2026, the Board met, with representatives of management, Solomon, S&C and Maynard in attendance. Representatives of S&C presented the remaining open issues in the Merger Agreement, including the termination fees payable upon certain events. The Board authorized S&C to continue to negotiate and provided direction on how to do so, taking into account the Board’s desire to obtain an increased per share price for the Common Stock. The Board discussed with representatives of Solomon the enterprise value proposed by IKS, with representatives of Solomon suggesting that it would be more appropriate for IKS to take into account TruBridge’s projected debt as of June 30, 2026 (versus the current debt level) to value TruBridge. Representatives of S&C reported to the Board that IKS had submitted a request for exclusivity through March 13, 2026, with an optional one-week extension, and the Board authorized representatives of S&C to submit a counterproposal for the exclusivity period to expire on March 5, 2026, with an optional one-week extension. On February 19, 2026, the parties entered into an Exclusivity Agreement providing for an exclusivity period that would expire on March 5, 2026, with an optional one-week extension.

On February 19, 2026, representatives of Solomon informed each of Sponsor B, Strategic Party A / Sponsor D and Strategic Party B that TruBridge had entered into exclusivity with another party.

On February 26, 2026, the Strategic Committee met, with representatives of management, Solomon, S&C and Maynard in attendance, to discuss the remaining open issues in the Merger Agreement. Representatives of S&C provided the Board with an overview of TruBridge’s and IKS’s positions on various topics, including IKS’s obligation to secure voting commitments from certain of the TopCo shareholders, the termination fees payable upon certain events, interim operating covenants, other deal protections, and TruBridge’s anticipated transaction expenses. The members of the Strategic Committee gave the representatives of S&C guidance on negotiating these points.

Throughout early March, representatives of TruBridge, Solomon, S&C, Maynard, CAM, IKS, Katten and SAM continued to engage with respect to the negotiation and exchange of drafts of the Merger Agreement. Through these negotiations, IKS ultimately agreed to TruBridge’s proposals to require certain major TopCo shareholders, who beneficially own approximately 62% of TopCo’s equity shares in the aggregate, to enter into support agreements for the TopCo shareholder vote required in connection with the debt financing. IKS also agreed to pay a reverse termination fee if the TopCo shareholder approval was not obtained, and to add TopCo as a party to the Merger Agreement for the purpose of undertaking obligations relating to TopCo’s guarantee of the debt financing, the use of reasonable best efforts to obtain the TopCo shareholder approval and the enforcement of the support agreements with such TopCo shareholders. IKS also made clear that they would not entertain TruBridge’s proposal of a reverse termination fee payment by IKS in the event of regulatory failure.

On March 5, 2026, the Board met, with representatives of management, Solomon, S&C and Maynard in attendance, to discuss IKS’s request to extend the exclusivity period such that it would expire on March 13, 2026, which request was conveyed by representatives of IKS to representatives of Solomon. Representatives of Solomon reported to the Board on IKS’s progress toward completing its diligence and finalizing its debt financing commitment, and the Board discussed with its advisors the impact of certain of TruBridge’s anticipated transaction expenses on the per share merger consideration in light of IKS’s calculated enterprise value of TruBridge. The Board instructed representatives of Solomon to send to IKS an updated calculation of the per share merger consideration based on TruBridge’s enterprise value reflected in the February 12 IKS Offer and the updated anticipated net indebtedness, transaction expenses and number of shares of Common Stock outstanding. Representatives of S&C then provided the Board with an update regarding the remaining open issues in the Merger Agreement, including IKS’s obligation to secure voting commitments from certain of the TopCo shareholders (who beneficially own approximately 62% of TopCo’s equity shares) and the triggers for payment of termination fees. The Board approved Solomon’s use of the Projections in preparing Solomon’s fairness opinion and authorized representatives of S&C to facilitate the execution of an extension of the Exclusivity Agreement. On March 5, 2026, the parties entered into an extension of the Exclusivity Agreement such that the exclusivity period would expire on March 12, 2026.

Later on March 5, 2026, as instructed by the Board, representatives of Solomon sent to IKS an updated calculation of the per share merger consideration based on TruBridge’s enterprise value reflected in the February 12 IKS Offer and the updated anticipated net indebtedness, transaction expenses and number of shares of Common Stock outstanding, which calculation resulted in a price of $30.45 per share. Representatives of Solomon and IKS discussed this calculation on March 6, 2026.

On March 7, 2026, representatives of Katten sent to S&C initial drafts of a Voting and Support Agreement to be entered into between TruBridge and each of its two largest stockholders, Pinetree and Ocho (collectively, the “Company Support Agreements”).

On March 9, 2026, IKS submitted a revised offer to Solomon, on behalf of TruBridge, to acquire all outstanding shares of Common Stock at a price of $26.00 per share in cash subject to satisfactory due diligence, which revised purchase price took into account (i) additional diligence conducted since the February 12 IKS Offer, including related to client attrition, (ii) updated assumptions regarding TruBridge’s anticipated net indebtedness, transaction expenses and number of shares of Common Stock outstanding, and (iii) deteriorating macroeconomic conditions (the “March 9 IKS Offer”). Solomon promptly shared the March 9 IKS Offer with the Board. On March 9, 2026, the closing price of the Common Stock was $18.47 per share. IKS also shared initial drafts of a debt commitment letter, financing term sheet, fee letter and syndication letter (the “Debt Commitment Documents”) with Solomon, who then shared those materials with S&C.

On March 9, 2026, the Strategic Committee met, with representatives of management, Solomon, S&C and Maynard in attendance, to discuss the terms of the March 9 IKS Offer. Representatives of Solomon provided the Strategic Committee with their views on the status of the negotiations between TruBridge and IKS, including the status of IKS’s debt financing commitment. Representatives of S&C reported on the remaining open issues relating to IKS’s debt financing commitment. Following a discussion regarding the risks and opportunities associated with the March 9 IKS Offer, the Strategic Committee instructed management and the Board’s advisors to cease negotiations until after the release of TruBridge’s financial results for the fourth quarter and full year ended December 31, 2025. The Strategic Committee also instructed representatives of Solomon to convey to IKS that the Board was unwilling to continue in negotiations on the terms of the March 9 IKS Offer, including the proposed price of $26.00 per share, in light of concerns with the certainty of the debt financing commitment and the need for additional work to finalize the terms of the Debt Commitment Documents with improved certainty of funding and that IKS should work toward finalizing the Debt Commitment Documents. Following this meeting, representatives of Solomon conveyed the Board’s message to IKS.

On March 10, 2026, after IKS ultimately accepted TruBridge’s proposal to require certain major TopCo shareholders, who beneficially own approximately 62% of TopCo’s equity shares in the aggregate, to enter into support agreements for the TopCo shareholder vote required in connection with the debt financing, representatives of Katten sent to S&C an initial draft of such Voting and Support Letter to be delivered by TopCo’s largest shareholders (the “TopCo Support Agreement”).

On March 11, 2026, the Board met, with representatives of management, Solomon, S&C and Maynard in attendance. Representatives of S&C provided the Board with an update on the status of IKS’s debt financing commitment, noting the various conditions precedent reflected in the Debt Commitment Documents and the outstanding diligence items that IKS’s lenders needed to receive before finalizing their debt financing commitment. The Board discussed with its advisors the various market, disclosure and communication risks associated with announcing a transaction at various times in light of the upcoming release of TruBridge’s financial results for the fourth quarter and full year ended December 31, 2025, and the Board instructed representatives of S&C to seek to make progress to improve the certainty of IKS’s debt financing commitment.

On March 13, 2026, the Board met, with representatives of management, Solomon, S&C and Maynard in attendance. Representatives of S&C provided the Board with an update on the status of IKS’s debt financing commitment, including the potential timing for IKS to obtain a sufficiently firm debt financing commitment package. The Board confirmed the Strategic Committee’s prior decision to cease negotiations until IKS obtained a sufficiently firm debt financing commitment package. The Board also instructed representatives of Solomon to convey to IKS that the Board was not willing to re-engage in negotiations unless IKS increased the proposed price above $26.00 per share and IKS’s debt financing commitment was substantially complete with improved certainty of funding. Following this meeting, representatives of Solomon conveyed the Board’s message to IKS.

On March 17, 2026, representatives of IKS sent a draft Exclusivity Agreement to Solomon, on behalf of TruBridge, pursuant to which TruBridge would grant IKS a period of exclusivity to expire on March 31, 2026, with an optional one-week extension. IKS also delivered to S&C further revised drafts of the Debt Commitment Documents following further negotiations between IKS and the Debt Financing Sources.

On March 17, 2026, TruBridge filed a Form 12b-25 disclosing that it would not timely file its 2025 Form 10-K due to the identification of certain out-of-period errors in previously issued financial statements and related material weaknesses in internal control over financial reporting, which issues were previously discussed with TruBridge’s Audit Committee of the Board. On March 17, 2026, the closing price of the Common Stock was $15.75 per share.

On March 18, 2026, the Strategic Committee met, with representatives of management, Solomon, S&C and Maynard in attendance, to discuss the status of IKS’s debt financing commitment, noting the various conditions precedent that remained in the current documents and how these conditions interacted with certain terms of the Merger Agreement. The Strategic Committee, after discussion with its advisors, authorized Solomon to re-engage in negotiations with IKS and authorized S&C to negotiate a new Exclusivity Agreement such that the exclusivity period would expire on March 25, 2026.

Following this meeting, representatives of Solomon conveyed the Board’s message to IKS.

On March 24, 2026, IKS submitted a revised offer to Solomon, on behalf of TruBridge, to acquire all outstanding shares of Common Stock at a price of $26.25 per share in cash (the “March 24 IKS Offer”). The March 24 IKS Offer also included a request that TruBridge grant IKS a period of exclusivity to expire on April 10, 2026, with an optional one-week extension. Solomon promptly shared the March 24 IKS Offer with the Board. On March 24, 2026, the closing price of the Common Stock was $14.87 per share.

On March 24, 2026, representatives of S&C sent revised drafts of the Debt Commitment Documents to IKS. The revised documents included updates intended to improve the certainty of funding from the Debt Financing Sources, with particular focus on the conditions precedent to financing. For the next several weeks, representatives of TruBridge, S&C, IKS, Allen Overy Shearman Sterling (“AOS”), debt financing counsel to

IKS, and Linklaters LLP, debt financing counsel to the Debt Financing Sources, continued to engage with respect to the negotiation and exchange of drafts of the Debt Commitment Documents. Through these negotiations, the parties sought to secure firmer debt financing commitments with increased funding certainty.

On March 26, 2026, the Board met, with representatives of management, Solomon, S&C and Maynard in attendance, to discuss the terms of the March 24 IKS Offer. Representatives of Solomon reviewed with the Board the terms of the March 24 IKS Offer, noting the implied equity and enterprise values of the revised per share price. Representatives of Solomon also reviewed with the Board TruBridge’s stock price performance and stock prices of healthcare information technology companies during 2026, noting the potential impact of AI, as well as the present value of TruBridge’s future stock price compared to the March 24 IKS Offer. The Board discussed with management and the Board’s advisors the risks and opportunities associated with management’s current estimates for fiscal year 2026 performance, including TruBridge’s current trading multiple and the likelihood of achieving greater or lesser multiples in the future. The Board also discussed the terms of the March 24 IKS Offer in light of the risks and opportunities facing TruBridge if it continued to operate as a stand-alone company, as well as expected future performance and market dynamics more generally. Following these discussions, the Board instructed representatives of Solomon to convey to IKS that the Board was supportive of a transaction at a per share price of not less than $26.25 per share but that TruBridge had not yet secured support for the potential transaction from TruBridge’s largest stockholder, Pinetree. The Board authorized S&C to negotiate a new Exclusivity Agreement expiring on April 6, 2026. Representatives of S&C then provided the Board with an overview of various process points, including potential disclosures around the transaction and material open issues that remained in the Merger Agreement, including the interim operating covenants and the termination fees payable upon certain events. The Board provided direction on how to approach further negotiations on these topics. Finally, representatives of S&C provided an update on the status of IKS’s debt financing commitment.

Following this meeting, representatives of Solomon conveyed the Board’s message to IKS, and representatives of IKS confirmed that IKS had reached its maximum per share purchase price. IKS requested that the Board reconsider the exclusivity period such that it would expire on April 10, 2026 instead of April 6, 2026, with an optional one-week extension.

On March 28, 2026, Mr. Fowler conveyed to Sachin K. Gupta, IKS’s CEO, that TruBridge’s largest stockholder, Pinetree, had indicated willingness to enter into a Company Support Agreement in connection with a transaction if the parties reached agreement on all material terms.

On March 28, 2026, the Board confirmed its agreement to grant the requested exclusivity period to IKS, and authorized S&C to negotiate a new Exclusivity Agreement such that the exclusivity period would expire on April 10, 2026. On April 1, 2026, the parties entered into an Exclusivity Agreement providing for an exclusivity period that would expire on April 10, 2026, with an optional one-week extension.

On March 31, 2026, TruBridge filed its Annual Report on Form 10-K and issued its fourth quarter and full year 2025 earnings release. In those disclosures, TruBridge stated that it and the Board had been engaged in a strategic review process over the preceding several months with outside financial and legal advisors. On March 31, 2026, the closing price of the Common Stock was $14.64 per share.

On April 2, 2026, representatives of S&C sent a revised draft of the Company Support Agreement to Katten, reflecting feedback from Willkie Farr & Gallagher LLP (“Willkie”), counsel to Ocho. The revised draft modified the Company Support Agreement with respect to, among other terms, the appointment of proxies, additional termination triggers, permitted transactions with respect to the shares of TruBridge Common Stock underlying the Company Support Agreement, indemnification of the TruBridge stockholders by IKS and stockholder expense reimbursement.

On April 6, 2026, representatives of Katten sent a revised draft of the Company Support Agreement to representatives of S&C, which was then shared with representatives of Willkie and Olshan Frome Wolosky LLP

(“Olshan”), counsel to Pinetree. The revised draft modified the circumstances under which the Company Support Agreement would terminate, the permissibility of certain swap, hedging and similar transactions during the Interim Period, stockholder indemnification and expense reimbursement.

Representatives of Katten also sent a revised draft of the TopCo Support Agreement to representatives of S&C, reflecting revisions to the scope of the TopCo shareholders’ representations and warranties and voting obligations of the TopCo shareholders.

On April 7, 2026, the Strategic Committee met, with members of management, Solomon, S&C and Maynard in attendance. Representatives of Solomon provided the Board with an update on discussions with IKS regarding potential timing of signing the Merger Agreement and publicly disclosing the transaction. Representatives of S&C provided an update on IKS’s progress toward obtaining its debt financing commitment, noting that the number of outstanding conditions in the Debt Commitment Documents had decreased significantly. Representatives of S&C then led the Board in a detailed discussion regarding the remaining open issues in the Merger Agreement, including the terms of the voting commitments from certain of TopCo’s shareholders, the termination fees payable upon certain events, conditions on the parties’ specific performance rights, and the scope of various interim operating covenants. Representatives of S&C also reported on the remaining open issues in the Company Support Agreement. Following this, the Board discussed potential strategic alternatives with management and representatives of Solomon, including potential share repurchases, and, after weighing the potential costs and benefits, determined that it was in the best interests of TruBridge and its stockholders to continue pursuing the potential transaction with IKS at this time. The Board and its advisors discussed potential timing for finalizing the Merger Agreement and approving and announcing the transaction.

On April 10, 2026, representatives of Katten delivered an updated draft of the Merger Agreement to S&C, in which IKS introduced a new “required cash to close” concept into the Merger Agreement that conditioned IKS’s obligation to close the transaction on the aggregate amount of the merger consideration, TruBridge’s net indebtedness and TruBridge’s transaction expenses not exceeding $555 million. On April 11, 2026, the Strategic Committee met, with representatives of management, Solomon, S&C and Maynard in attendance, to discuss the latest revisions to the Merger Agreement and the required cash to close concept. After discussion, the Strategic Committee determined that, in lieu of this addition, IKS should be able to rely on the existing mechanisms and restrictions in the Merger Agreement to preserve TruBridge’s value between signing and closing of the Merger, including the interim operating covenants relating to restrictions on dividends, indebtedness and unbudgeted capital expenditures, and TruBridge’s obligations to operate in the ordinary course of business.

On April 13, 2026, before the market opened in the United States, there were media reports that IKS was in advanced negotiations to acquire TruBridge. Later that day, TopCo received formal inquiries from the National Stock Exchange of India (“NSE”) and the Bombay Stock Exchange, which required a response within 24 hours. In compliance with Regulation 30(11) of the Securities and Exchange Board of India Listing Obligation and Disclosure Requirements, the requirement to verify market rumors, TopCo responded to NSE on April 14, 2026, confirming that IKS, a wholly owned subsidiary of TopCo, had participated in discussions with TruBridge regarding a potential acquisition, but it was noted that no definitive or binding agreement had been executed and that no assurance could be given that any transaction would be consummated. On April 10, 2026 and April 13, 2026, the closing price of the Common Stock was $17.98 per share and $21.22 per share, respectively.

From April 10, 2026 through April 19, 2026, representatives of TruBridge, Solomon, S&C, Maynard, CAM, IKS, Katten and SAM engaged frequently with respect to the negotiation and exchange of drafts of the Merger Agreement (including with respect to certain remaining open issues in the Merger Agreement as well as newly introduced issues, including the acceptability of a required cash to close condition, the amount of TruBridge’s anticipated transaction expenses, and the Outside Date). Ultimately, the concept of a required cash to close condition was conceded by IKS in exchange for enhanced interim operating covenants in the Merger Agreement.

During this period, representatives of TruBridge, S&C, Olshan, Willkie, IKS and Katten also engaged frequently with respect to the negotiation and exchange of drafts of the Company Support Agreement regarding certain open remaining open issues, including expense reimbursement and indemnification, termination triggers and permitted actions during the Interim Period. Ultimately, the concept of indemnification was removed from the Company Support Agreement, and $25,000 in expense reimbursement by the Company for reasonable and documented out-of-pocket costs, fees and expenses was added to the Company Support Agreement for each of Pinetree and Ocho.

On April 15, 2026, the Board met, with representatives of management, Solomon, S&C and Maynard in attendance. Representatives of Solomon provided the Board with an overview of the strategic review process conducted to date and the primary workstreams that would be expected to occur during the Interim Period, and reviewed certain terms of the proposed transaction with IKS. Representatives of Solomon then reviewed with the Board Solomon’s financial analyses of the merger consideration, including the valuation methodologies utilized and the value ranges produced under such valuation methodologies. Representatives of Solomon confirmed that they expected to be able to deliver a fairness opinion when the Board met to consider approving the Merger Agreement. Representatives of S&C presented to the Board a summary of the key changes in the draft Merger Agreement since the Board’s meeting on April 7, 2026. Representatives of S&C then discussed the comprehensive terms of the proposed transaction, including, among other things, merger consideration and treatment of equity rights, deal protections, financing and regulatory certainty, IKS’s obligations with respect to compensation and benefits, closing conditions, termination provisions, and interim operating covenants. Representatives of S&C also provided the Board with an overview of the key terms of the Debt Commitment Documents, including the outstanding conditions. Following this presentation, the Board discussed with its advisors and management next steps in the negotiations and the process for the Board to receive an updated report regarding the final terms of the Merger Agreement and thereafter approve the Merger Agreement, the other transaction documents and the transactions contemplated thereby, and the proposed communications plan developed jointly by the parties.

On April 19, 2026, the Strategic Committee met, with members of management, Solomon, S&C and Maynard in attendance. Representatives of S&C led the Board in a detailed discussion regarding the remaining open issues in the Merger Agreement, including the terms of the TopCo Support Agreement, the Outside Date, and the scope of various interim operating covenants. The Strategic Committee indicated alignment with responses proposed by representatives of S&C to these open issues.

Following this meeting, and through April 22, 2026, representatives of S&C, Maynard and Katten continued to negotiate open items and exchange drafts of the Merger Agreement, Company Support Agreement, TopCo Support Agreement, Debt Commitment Documents, as applicable, until all transaction documents were in execution form. As a result of these negotiations, among other things, the Outside Date was set at six months, TruBridge agreed to provide additional information sharing regarding financial information and covenant compliance during the Interim Period. Additionally, the Debt Financing Sources and IKS agreed to a more secure debt financing commitment under the Debt Commitment Documents, made firmer with TopCo support obligations and covenants for the financing set forth in the Merger Agreement.

During this time, representatives of TruBridge and IKS and their respective advisors participated in continued due diligence including with respect to financial matters, TruBridge’s capitalization, and other legal and operational matters, and negotiations with respect to the remaining open issues.

In the morning of April 23, 2026, the Board met, with representatives of management, Solomon, S&C and Maynard in attendance. At this meeting, representatives of S&C discussed with the Board its fiduciary duties in connection with IKS’s proposal and the strategic review process. Representatives of S&C also presented to the Board key changes in the final Merger Agreement since the Board’s meeting on April 15, 2026, including the Outside Date and the scope of various interim operating covenants. Representatives of Solomon then reviewed with the Board Solomon’s financial analyses of the merger consideration, including the valuation methodologies utilized and the value ranges produced under such valuation methodologies, reflecting updated market data since the Board meeting on April 15, 2026. Solomon rendered to the Board an oral opinion, which was subsequently confirmed by delivery of a written opinion dated April 23, 2026, that, as of such date and based upon and subject to the various qualifications, assumptions and limitations set forth therein, the consideration to be received by the holders of shares of Common Stock (other than holders of the Excluded Shares) in the Merger was fair, from a financial point of view, to such holders. For more information about the opinions of Solomon, see below under the captions “— Opinion of TruBridge’s Financial Advisor.” Following that discussion, the Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, were fair to, and in the best interests of, TruBridge and its stockholders, (ii) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, and (iii) recommended that TruBridge’s stockholders vote in favor of the Merger Proposal.

Later in the morning of April 23, 2026, following the Board’s approval of the Merger Agreement, the Company Support Agreement and the transactions contemplated thereby, and the IKS Board’s and TopCo Board’s approval of the Merger Agreement and the transactions contemplated thereby, the parties executed and delivered the Merger Agreement, the Company Support Agreements and the TopCo Support Agreement. Immediately thereafter, TruBridge and IKS issued a joint press release announcing the execution and delivery of the Merger Agreement. Following the announcement of the transaction, representatives of Solomon sent customary return or destroy notices to each of the parties that had previously entered into confidentiality agreements with TruBridge in connection with the strategic review process.

Recommendation of the Board and Reasons for the Merger

The Board unanimously recommends that you vote “FOR” the Merger Proposal.

At a meeting of the Board held on April 23, 2026, the Board unanimously (i) approved the Merger Agreement, the Support Agreements, the Merger and the transactions contemplated by the Merger Agreement, (ii) declared advisable the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement, (iii) determined that the Merger Agreement, the Support Agreements, the Merger and the transactions contemplated by the Merger Agreement are fair to, and in the best interests of, TruBridge and its stockholders (other than holders of Excluded Shares that are not Dissenting Shares), (iv) directed that the Merger Agreement be submitted to the Company’s stockholders for adoption and (v) resolved, subject to the terms and conditions of the Merger Agreement, to recommend that the TruBridge stockholders vote to adopt the Merger Agreement.

When you consider the Board’s recommendation, you should be aware that TruBridge’s executive officers and directors may have interests in the Merger that may be different from, or in addition to, the interests of TruBridge stockholders generally. These interests are described in the section entitled “The Merger Proposal (Proposal 1)—Interests of TruBridge’s Executive Officers and Directors in the Merger,” beginning on page 71 of this proxy statement.

In evaluating the Merger, the Board consulted with TruBridge’s senior management and legal and financial advisors and reviewed a significant amount of information. In its decision to recommend that you vote “FOR” the proposal to adopt the Merger Agreement, the Board considered various factors that it believed supported its unanimous decision and recommendation, including, among others, the following non-exhaustive list of material reasons (not necessarily in order of relative importance):

•	Significant Premium Valuation. The Board considered that the $26.25 Per Share Merger Consideration represented:

○

a premium of approximately 14.7% over the $22.88 per share closing trading price of the Common Stock on April 22, 2026 (the last trading day prior to the date of the announcement of the Merger Agreement);

○

a premium of approximately 49.2% over the $17.59 per share closing trading price of the Common Stock on March 16, 2026 (the day prior to TruBridge disclosing that it would not timely file its 2025 Form 10-K); and

○

a premium of approximately 87.5% over the unaffected $14.00 per share closing price of the Common Stock on March 30, 2026 (the day prior to the Company disclosing its strategic review process in its Annual Report for the Fiscal Year Ended December 31, 2025 on Form 10-K filed on March 31, 2026).

•	Implied EBITDA multiples. The Board considered the fact that the enterprise value of TruBridge implied by the Per Share Merger Consideration represented a multiple of approximately:

○	8.1x TruBridge’s actual Adjusted EBITDA for the year ended December 31, 2025 of $68.7 million;

○

6.8x TruBridge’s estimated Adjusted EBITDA for 2026 of $81.4 million based on the Projections (as defined below in the section entitled “The Merger Proposal (Proposal 1)—Financial Forecasts and Financial Projections,” beginning on page 60 of this proxy statement); and

○	6.0x TruBridge’s estimated Adjusted EBITDA for 2027 of $92.7 million based on the Projections.

•

Cash consideration. The Board considered the fact that the Per Share Merger Consideration that will be paid to TruBridge stockholders will be paid solely in cash, which enables TruBridge’s stockholders to immediately realize certain value that has been created at TruBridge while eliminating long-term business and execution risk upon the consummation of the Merger. The receipt of cash consideration will eliminate uncertainty and risk for our stockholders related to the continued execution of TruBridge’s business.

•

Value relative to other strategic alternatives. The Board considered the potential values, benefits, risks and uncertainties facing TruBridge’s stockholders associated with possible other strategic alternatives to the proposed Merger, and the timing and likelihood of accomplishing such alternatives. In particular, the Board considered the potential stockholder value based on the Projections that could be expected to be generated from remaining an independent public company, the possibility of being acquired by a buyer other than IKS, and other strategic transactions involving TruBridge, as well as the potential benefits, risks and uncertainties associated with such alternatives. Based on the foregoing, the Board determined that none of these options, on a risk-adjusted basis, was reasonably likely to create value for TruBridge’s stockholders greater than the Per Share Merger Consideration. For additional information on the results of TruBridge’s strategic alternatives review, see the section entitled “The Merger Proposal (Proposal 1)—Background of the Merger,” beginning on page 38 of this proxy statement.

•

Risks associated with continued independence. While the Board remained supportive of the Projections, the Board determined that the Per Share Merger Consideration is more favorable than the potential long-term value of the Common Stock if the Company remained an independent public company, taking into account the risks associated with TruBridge continuing to operate as a standalone company, including the:

○

potential execution risks associated with the Projections and the time horizon required for the Projections to yield improved financial and market performance, and the achievability of meeting financial projections;

○

business and macroeconomic environment in which TruBridge operates, including the risk of the expected weakening of the broader macroeconomic environment and the potential risks and volatility associated with these developments;

○	potential risk associated with the possibility that, even if the Projections were successfully executed, the market may not reflect such successful execution in TruBridge’s stock price;

○	potential risk associated with the competitive pressures driven by increasing implementation of artificial intelligence in healthcare technology and software-as-a-service businesses;

○	potential risks posed by inflation, elevated interest rates and tightening financing markets affecting the availability of other strategic alternatives; and

○

ongoing reporting, administrative, compliance and other costs and obligations associated with remaining a public company. For an additional discussion of risks facing TruBridge, see “Where You Can Find More Information” beginning on page 135 of this proxy statement.

•

Negotiations with IKS. The Board considered TruBridge’s extensive, arms-length negotiations with IKS, with the assistance of TruBridge’s advisors, and the Board’s belief that based on those negotiations, the $26.25 Per Share Merger Consideration represented the highest price per share that IKS was willing to pay.

•	Considerations regarding the strategic review process and other potential buyers. The Board considered, among other things:

○

the robust pre-signing sale process conducted by Solomon at the direction and under the supervision of the Board, which involved outreach to 60 potential interested parties and execution of 41 confidentiality agreements with such parties, and the execution of three confidentiality agreements with other potential interested parties who approached TruBridge;

○

the Board’s and TruBridge’s management’s belief that none of the other preliminary or final non-binding indications of interest in respect of the acquisition of TruBridge submitted by third-party bidders were (or would result in) a transaction that is superior to the Merger, including, among other reasons, as a result of varying levels of risks associated with financing markets, the enterprise value implied by the indications of interest submitted by other third-party bidders and the proposed transaction structures of certain indications of interest;

○

the fact that, despite the breadth of the pre-signing sale process and following outreach to a broad universe of potential strategic and financial bidders, although TruBridge received offers from multiple bidders, IKS was the only bidder that was advanced through due diligence and submitted a proposed definitive transaction agreement, which the Board and TruBridge management considered as evidence that no alternative transaction was reasonably likely to provide greater value or certainty to TruBridge stockholders than the Merger; and

○

the Board’s belief that, based upon the Board’s and TruBridge’s management’s knowledge of the industry and industry participants, as well as the actual bids received and subsequent discussions with bidders about purchase price, it was unlikely that other potential acquirors would be willing and able to acquire TruBridge at a purchase price in excess of the Per Share Merger Consideration.

•

Opinions of TruBridge’s financial advisor. On April 23, 2026, the Board considered the oral opinion of Solomon (which was subsequently confirmed in writing on April 23, 2026) that, as of the date of such opinion and based upon and subject to the qualifications, assumptions and limitations as set forth in its opinion, the Per Share Merger Consideration to be received in the Merger by the holders of Common Stock (other than Excluded Shares) pursuant to the Merger Agreement, was fair, from a financial point of view, to such holders. The full text of the written opinion of Solomon, dated as of April 23, 2026, is attached as Annex D to this proxy statement, and a discussion of the opinion, including the assumptions made, procedures followed, matters considered and limitations on the scope of review undertaken by Solomon, may be found under the heading “—Opinion of TruBridge’s Financial Advisor,” beginning on page 63 of this proxy statement.

•

Debt Financing Certainty; TopCo Support Agreement. The Board considered that the Merger is not subject to a financing condition and that IKS represented to TruBridge in the Merger Agreement that it will have sufficient financial resources at the Closing, including pursuant to the Debt Financing Letters, to pay the aggregate Per Share Merger Consideration and the other amounts required to be paid by IKS in connection with the Merger. The Board also considered the Debt Financing Letters, and the fact that, other than as expressly set forth in such Debt Financing Letters, there are no conditions precedent or other contingencies related to the funding of the full proceeds of the Debt Financing. In addition, the Board also considered that, although TopCo shareholder approval of the Debt Financing is required under Indian law, TopCo shareholders holding approximately 62% of TopCo’s equity shares entered into the TopCo Support Agreement and agreed to vote all of their shares of TopCo in favor of the approval matters required in connection with the Debt Financing, while the applicable approval standard requires approval by at least 75% of the votes cast, as discussed further below under the heading “Risks associated with TopCo shareholder approval.” Related to the foregoing, TruBridge has a right to terminate the Merger Agreement upon TopCo’s failure to obtain TopCo shareholder approval of the Debt Financing and, in that case, IKS must pay the Reverse Termination Fee to TruBridge.

•

IKS’s capabilities. The Board considered that (i) IKS is a creditworthy entity with substantial assets and a wholly owned U.S.-based subsidiary of TopCo, a publicly traded company in India with substantial assets, (ii) IKS will have the financial capacity to complete an acquisition of this size when taking into account the debt financing described in the section entitled “The Merger Agreement—Financing of the Merger”, and (iii) a transaction with IKS is not anticipated to present material regulatory and financing risks, which the Board believed supported the conclusion that a transaction with IKS could be successfully and timely completed.

•

Board’s independence and comprehensive review process. The Board considered the fact that the Board consists of a majority of independent directors who carefully reviewed the transaction with the assistance of TruBridge’s management and legal and financial advisors, and also took into consideration the financial expertise and prior industry experience of a number of directors.

•	Merger Agreement. The Board considered, in consultation with TruBridge’s legal counsel, the terms of the Merger Agreement, including:

○	the Merger Agreement’s representations, warranties, covenants and agreements, closing conditions, termination rights, and other provisions;

○	the definition of “Company Material Adverse Effect” having a number of customary exceptions;

○	TruBridge having sufficient flexibility to conduct its business in the ordinary course during the Interim Period;

○

TruBridge’s right, subject to certain limitations contained in the Merger Agreement, to respond to unsolicited and bona fide written Acquisition Proposals (as defined below) and to terminate the Merger Agreement in order to enter into an Alternative Acquisition Agreement (as defined below) with respect to an Acquisition Proposal that the Board determines in good faith constitutes a Superior Proposal (as defined below), provided that TruBridge concurrently pays IKS the required Termination Fee;

○

the Board’s right, subject to certain limitations contained in the Merger Agreement, to change the Board Recommendation in response to a Superior Proposal or an Intervening Event (as defined below), subject to the requirement that TruBridge pays IKS the required Termination Fee if IKS terminates the Merger Agreement as a result of such change of the Board Recommendation;

○

the Board’s belief that TruBridge’s obligation to pay IKS a Termination Fee of approximately $12.3 million (or 3% of the implied equity value of the Merger) in the circumstances described above, and in certain other circumstances described below under “The Merger Agreement—Termination Fees,” beginning on page 118 of this proxy statement, is reasonable in the context of comparable transactions, and its further belief that a fee of such size would not be a meaningful deterrent to other potential acquirors making alternative acquisition proposals; and

○

the requirement that IKS would be required to pay TruBridge a Reverse Termination Fee equal to approximately $24.6 million (or 6% of the implied equity value of the Merger), under specified circumstances, including due to the failure to obtain TopCo shareholder approval of the Debt Financing or the failure of IKS to close the Merger when required to do so under the Merger Agreement.

•

Antitrust efforts framework. The Board considered, in consultation with TruBridge’s legal counsel, the framework that the parties negotiated regarding IKS’s obligation, subject to certain limitations contained in the Merger Agreement, to take steps to obtain antitrust clearance of the Merger. In this regard, the Board noted that the parties and their respective legal counsel engaged during the transaction process to assess any potential antitrust issues that an acquisition of TruBridge by IKS could present. For additional information on the regulatory approvals, see the section entitled “The Merger Agreement—Efforts to Complete the Merger,” beginning on page 104 of this proxy statement.

•

Stockholders’ ability to reject the Merger. The Board considered the fact that the Merger is subject to approval by the holders of a majority of the outstanding Common Stock, and that stockholders would be able to reject the Merger. The Board also considered the fact that each Support Agreement automatically terminates upon, among other things, a Change of Recommendation or the termination of the Merger Agreement, including in order for TruBridge to enter into an Alternative Acquisition Agreement with a third party constituting a Superior Proposal, provided that TruBridge concurrently pays IKS the required Termination Fee.

•

Appraisal rights. The Board considered the fact that stockholders who do not vote for the adoption of the Merger Agreement and who timely and properly follow certain prescribed procedures will have the right to dissent from the Merger and demand appraisal of the fair value of their shares under Section 262 of the DGCL.

•

Specific Performance. TruBridge’s ability, under circumstances specified in the Merger Agreement, to seek specific performance of IKS’s, TopCo’s and Merger Sub’s obligation to cause the Merger to occur and to prevent other breaches of the Merger Agreement.

•	Likelihood of consummation. The Board considered the likelihood that the Merger would be completed, in light of, among other things:

○	the customary closing conditions to the Merger and the absence of a financing condition;

○

the relative likelihood of obtaining required antitrust approvals (in light of IKS’s obligations to seek to obtain such approvals, described above under the bullet entitled “Antitrust efforts framework”);

○

the likelihood that IKS will have sufficient funds on the Closing Date to satisfy its obligations under the Merger Agreement (in light of the terms of the Debt Financing Letters and limited funding conditions and the related financing provisions of the Merger Agreement, as described above under the bullet entitled “Debt Financing Certainty; TopCo Support Agreement”);

○

the likelihood of TopCo shareholders approving the Debt Financing (in light of the execution of the TopCo Support Agreement by shareholders holding approximately 62% of the equity shares of TopCo pursuant to which such shareholders agreed to vote all of their shares in TopCo in favor of certain shareholder approval matters required under Indian law in connection with the Debt Financing, while the applicable approval standard requires approval by at least 75% of the votes cast, as discussed further below under the heading “Risks associated with TopCo shareholder approval”); and

○	the remedies available to TruBridge, including specific performance or the payment by IKS of a Reverse Termination Fee in certain instances, under the Merger Agreement.

In the course of reaching its decision, the Board, in consultation with TruBridge’s management team and its legal and financial advisors, also considered a number of risks and potentially negative factors with respect to the

Merger and the other transactions contemplated by the Merger Agreement, including, among others, the following factors (not necessarily in order of relative importance):

•

No participation in future gains. The Board considered the fact that TruBridge will no longer exist as an independent public company and TruBridge stockholders will forgo any future increase in TruBridge’s value that might result from our earnings or potential growth as an independent public company.

•

Antitrust risk. The Board considered the risk that antitrust approvals may be delayed, conditioned or denied, and the risk that the DOJ or FTC may seek to impose unfavorable terms or conditions, or otherwise fail to grant, such approvals. In this regard, the Board particularly considered the risk that the DOJ or FTC could require certain remedies or divestitures by IKS that IKS is not required to agree to pursuant to the terms of the Merger Agreement (see “The Merger Agreement—Efforts to Complete the Merger,” beginning on page 104 of this proxy statement).

•

Risks associated with announcement and pendency of the Merger. The Board considered the risk of any negative impact that the announcement and pendency of the Merger may have on TruBridge’s operations and financial results, as well as on its relationships with customers, vendors or strategic partners and ability to attract and retain key personnel while the proposed transaction is pending.

•

Risks associated with a failure to consummate the Merger. The Board considered the fact that there can be no assurance that all conditions to the parties’ obligations to consummate the Merger will be satisfied, and as a result there can be no assurance that the Merger will be completed, even if the adoption of the Merger Agreement is approved by TruBridge’s stockholders. The Board also considered that TopCo must, under Indian law, obtain shareholder approval of the Debt Financing to fund the payment of the Merger Consideration, requiring an additional step to be completed before the Merger may be consummated. The Board further considered that, if the Merger is not completed, (i) TruBridge will have incurred significant risk, transaction expenses and opportunity costs, including the possibility of disruption to our operations, diversion of management and employee attention, employee attrition and a potentially negative effect on our business and customer relationships, (ii) depending on the circumstances that caused the Merger not to be completed, the price of the Common Stock could decline, potentially significantly, and (iii) the market’s perception of TruBridge’s prospects could be adversely affected.

•

Risks associated with TopCo shareholder approval. The Board considered that, in addition to TruBridge stockholder approval of the Merger Agreement, in order to consummate the Merger, TopCo shareholders must approve the Debt Financing to fund the payment of the Merger Consideration. Such approval may be duly provided by the shareholders of TopCo by way of a special resolution approved in a duly convened extraordinary general meeting of TopCo or by means of postal ballot conducted by TopCo in accordance with the Laws of India, where the number of votes cast in favor of such special resolution by the shareholders of TopCo entitled and voting is at least 75% of votes cast by shareholders so entitled and voting. Certain TopCo shareholders holding approximately 62% of the equity shares of TopCo executed the TopCo Support Agreement, pursuant to which such shareholders agreed to vote all of their shares in TopCo in favor of certain shareholder approval matters required under Indian law in connection with the Debt Financing. The Board considered that there can be no assurance that TopCo will obtain such shareholder approval, and that failure to obtain such approval of the Debt Financing could result in the Merger not being consummated.

•

Restrictions on the operation of TruBridge’s business. The Board considered the restrictions in the Merger Agreement on the conduct of TruBridge’s business prior to the consummation of the Merger, including restrictions on realizing certain business opportunities or taking certain actions with respect to TruBridge’s operations we may have otherwise taken absent the pending Merger.

•

Potential differing interests of executive officers and directors. The Board considered that, aside from their interests as TruBridge stockholders, certain of TruBridge’s executive officers and directors may have interests in the Merger that are different from, or in addition to, the interests of other TruBridge stockholders generally. See “The Merger Proposal (Proposal 1)—Interests of TruBridge’s Executive Officers and Directors in the Merger,” beginning on page 71 of this proxy statement.

•

Non-solicitation covenants. The Board considered the fact that the Merger Agreement restricts TruBridge from soliciting alternative acquisition proposals and provides IKS with customary “matching” rights prior to TruBridge terminating the Merger Agreement to accept a Superior Proposal.

•

Termination fee. The Board considered the possibility that the approximately $12.3 million Termination Fee payable to IKS in certain circumstances might have the effect of discouraging alternative acquisition proposals or reducing the price of such third-party proposals.

•

Tax treatment. The Board considered the fact that any gains arising from the receipt of the Per Share Merger Consideration would generally be taxable to TruBridge stockholders that are U.S. holders for U.S. federal income tax purposes.

•	Stockholder litigation. The Board considered the impact on TruBridge of potential stockholder litigation in connection with the Merger.

While the Board considered potentially positive and potentially negative factors, including those described above, the Board ultimately determined that, overall, the potentially positive factors outweighed the potentially negative factors.

The foregoing discussion is intended to be illustrative and is not intended to be an exhaustive list of the information and factors considered by the Board in its consideration of the Merger, but includes the material factors considered by the Board in that regard. In view of the number and variety of factors and the amount of information considered, the Board did not find it practicable to, and did not, quantify, or otherwise assign specific or relative weights to, the specific factors considered in reaching its determinations and recommendations. In addition, each individual member of the Board applied his or her own personal business judgment to the process and may have given different weight to different factors.

The Board based its recommendation on the totality of the information presented. After considering these reasons, the Board concluded that the positive reasons related to the Merger Agreement and the transactions contemplated thereby, including the Merger, substantially outweighed the risks and potential negative reasons.

Portions of this explanation of the reasons for the Merger and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the section entitled “Cautionary Statement Regarding Forward-Looking Statements,” beginning on page 30 of this proxy statement.

Financial Forecasts and Financial Projections

Certain Unaudited Financial Information

TruBridge’s management does not as a matter of course make public long-range projections as to future performance, revenues, earnings or other results due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates when applied to time periods further in the future. As a result, TruBridge does not endorse projections or other unaudited prospective financial information as a reliable indication of future results. However, in connection with the Board’s consideration and evaluation of potential strategic alternatives, including continuing as a standalone company or a potential transaction with IKS, TruBridge’s management in February 2026 prepared certain unaudited prospective financial information for TruBridge on a standalone basis for fiscal years 2026 through 2028, with guidance and direction from the Board (the “Projections”).

The Projections were prepared solely for internal use and to assist the Board with its consideration and evaluation of potential strategic alternatives, including the Merger. At the direction of the Board, the Projections were provided to, and approved by the Board for use by, Solomon for purposes of performing its financial analyses in connection with rendering its opinion to the Board as described in the section of this proxy statement entitled “The Merger (Proposal 1) — Opinion of TruBridge’s Financial Advisor,” beginning on page 63 of this proxy statement. The Projections were also provided to potential acquirors participating in the sale process who executed confidentiality agreements with TruBridge, including IKS.

TruBridge is including a summary of the Projections in this proxy statement solely to give TruBridge stockholders access to the information that was reviewed by the Board in connection with its consideration and evaluation of the Merger; provided to and approved by the Board for use by Solomon, TruBridge’s financial advisor, for purposes of performing its financial analyses in connection with rendering its opinion to the Board described in the section of this proxy statement entitled “The Merger Proposal (Proposal 1) — Opinion of TruBridge’s Financial Advisor,” beginning on page 63 of this proxy statement; and made available to potential acquirors participating in the sale process who executed confidentiality agreements with TruBridge, including IKS. This summary is not intended to induce any TruBridge stockholder to vote in favor of approving the Merger or approving any other proposals to be voted on at the Special Meeting.

The following table presents a summary of the Projections for the fiscal years indicated:

Projections

(amounts in millions)	Stub- FY2026(1)	FY2026	FY2027	FY2028
Total Revenue	$268.9	$354.6	$376.3	$398.1
Adjusted EBITDA(2)	$64.4	$81.4	$92.7	$107.0
Capital Expenditures	$13.8	$18.6	$23.1	$20.4
Depreciation & Amortization	$20.1	$26.8	$29.3	$31.1
Stock-Based Compensation	$7.3	$9.7	$5.8	$5.8
Severance and Non-Recurring Reorganization Expense	$8.3	$11.0	$8.0	$3.0

(1)	Stub-FY2026 financials reflects the period starting on April 1, 2026 and ending on December 31, 2026.
(2)

Adjusted EBITDA is a non-GAAP measure, which TruBridge defines as earnings before interest, tax, depreciation and amortization, and adjusted to include add-backs for non-recurring reorganization expense, severance, stock-based compensation, impairment on intangibles, gain on sale of assets, gain on contingent consideration and other acquisition-related adjustments. As further described below, the Company is not providing a quantitative reconciliation of the forward-looking non-GAAP financial measures presented herein.

Additional Information About the Projections

The Projections were prepared treating TruBridge on a standalone basis, without giving effect to the Merger, including any impact of the negotiation or execution of the Merger, the expenses that may be incurred in connection with the Merger or the consummation thereof, the effect of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed or in anticipation of the Merger, or the effect of any alteration, acceleration, postponement or decision not to take any business or strategic decisions or actions that would likely have been taken if the Merger Agreement had not been executed but that were instead altered, accelerated, postponed or not taken in anticipation of the Merger. The Projections also reflected, among other assumptions, an assumed tax rate of 21%.

The inclusion of the Projections in this proxy statement should not be regarded as an indication or admission by TruBridge or any of its affiliates, officers, directors, advisors or representatives (including Solomon), or any other person, that the Projections are predictive of actual future events, or an assurance of the achievement of future results. The Projections and any summary thereof should not be relied upon as such, and this information is not being included in this proxy statement to influence any TruBridge stockholder to vote in favor of approving the Merger or approving any other proposals to be voted on at the Special Meeting. TruBridge advises the recipients of the Projections that its internal financial forecasts upon which the Projections were based are subjective in many respects, and readers are cautioned not to place undue reliance on these Projections, as they are not necessarily predictive of actual future results.

Although presented with numerical specificity, the Projections reflect numerous variables, assumptions and estimates regarding TruBridge’s performance, industry performance, general business, economic, regulatory, market, and financial conditions, many of which are inherently uncertain and many of which are beyond the control of TruBridge. TruBridge’s management believed these variables, assumptions and estimates were reasonable at the time the Projections were prepared, taking into account the relevant information available to management at the time, but important factors may affect actual results and cause the Projections to not be achieved, which include, but are not limited to, risks and uncertainties relating to the business of TruBridge (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, the probability of technological success, the regulatory and competitive environment, changes in technology, general business and economic conditions and other risk factors referenced in the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements,” beginning on page 30 of this proxy statement.

Various assumptions underlying the Projections may not prove to have been, or may no longer be, accurate. The Projections may not be realized, and actual results may be significantly higher or lower than projected in the Projections. The Projections reflect TruBridge on a standalone basis and do not account for the effects of the Merger. The Projections also reflect assumptions as to certain business strategies or plans that are subject to change. The Projections reflect subjective judgment in many respects and thus are susceptible to multiple interpretations and periodic revisions. The Projections do not take into account any circumstances or events occurring after the date they were prepared, including the Merger, and some or all of the assumptions that have been made in connection with the preparation of the Projections may have changed since the date the Projections were prepared. The Projections cover multiple years, and such information by its nature becomes less predictive with each successive year. The propensity of economic and business environments to change quickly contributes significantly to the high level of uncertainty as to whether the results portrayed in the Projections will be achieved. For all of these reasons, the Projections, and the assumptions upon which they are based, are: (i) not guarantees of future results; (ii) inherently speculative; and (iii) subject to a number of risks and uncertainties. As a result, actual results may differ materially, and will differ materially if the Merger and the other transactions contemplated by the Merger Agreement are completed, from those contained in the Projections. Accordingly, there can be no assurance that the Projections will be realized.

The Projections have not been updated or revised to reflect information or results after the date the Projections were prepared. None of TruBridge, IKS or any of our or their respective affiliates intends to, and each of them disclaims any obligation to, update or otherwise revise the Projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be no longer appropriate (except, in the case of TruBridge, as required under applicable law). Readers of this proxy statement should take these considerations into account in reviewing the summary of the Projections, which were prepared as of an earlier date.

TruBridge urges all of its stockholders to review its most recent SEC filings for a description of its historical financial statements and other information about TruBridge. Please see the section of this proxy statement entitled “Where You Can Find More Information,” beginning on page 135 of this proxy statement, for additional information.

The Projections included in this proxy statement have been prepared by TruBridge management, and are the responsibility of, TruBridge. Neither TruBridge’s independent auditor nor any other independent accountant has compiled, examined or performed any procedures with respect to the Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The Projections were not prepared with a view toward public disclosure or with a view toward complying with the published guidelines of the SEC regarding projections or accounting principles generally accepted in the United States (“GAAP”).

Certain of the non-GAAP financial measures included in the Projections were relied upon by Solomon at the instruction of the Board for purposes of its financial analyses and opinion and by the Board in connection with its evaluation of the Merger. The SEC rules which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures included in disclosures relating to a proposed business combination such as the Merger if the disclosure is included in a document such as this proxy statement. In addition, reconciliations of non-GAAP financial measures were not relied upon by Solomon for purposes of its financial analyses and opinion or by the Board in connection with its evaluation of the Merger. Accordingly, TruBridge has not provided a reconciliation of the financial measures included in the Projections to the relevant GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by TruBridge may not be comparable to similarly titled amounts used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.

None of TruBridge or any of its affiliates, advisors, officers, directors, partners or representatives (including Solomon) can give you any assurance that actual results will not differ from the Projections. Except as required by applicable law, none of TruBridge or any of its affiliates, advisors, officers, directors, partners or representatives (including Solomon) undertake any obligation to update or otherwise revise or reconcile the Projections or the specific portions presented to reflect circumstances existing after the date the Projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error. Therefore, readers of this proxy statement are cautioned not to place undue, if any, reliance on the portions of the Projections set forth above. None of TruBridge or any of its affiliates, advisors, officers, directors, partners or representatives (including Solomon) intend to make publicly available any update or other revision to the Projections. In addition, none of TruBridge or any of its affiliates, advisors, officers, directors, partners or representatives (including Solomon) have made, make or are authorized in the future to make, any representation to any stockholder or other person regarding TruBridge’s ultimate performance compared to the information contained in the Projections or that projected results will be achieved, and any statements to the contrary should be disregarded.

Opinion of TruBridge’s Financial Advisor

Pursuant to an engagement letter, dated October 15, 2025, the Company retained Solomon to act as financial and strategic advisor to the Company in connection with a possible transaction or series or combination of related transactions whereby control of the Company and its affiliates would be acquired by or combined with another person. At a meeting of the Board held on April 23, 2026, Solomon rendered an oral opinion, subsequently confirmed by delivery of a written opinion, dated as of the same date, to the Board to the effect that, as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Solomon as set forth in its opinion, the Per Share Merger Consideration to be received in the Merger by the holders of shares of Common Stock (other than Excluded Shares) pursuant to the Merger Agreement, was fair from a financial point of view to such holders.

The full text of the written opinion of Solomon, dated April 23, 2026, which sets forth assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Solomon in connection with its opinion, is attached to this Proxy Statement as Annex D and is incorporated into this proxy statement in its entirety. You are encouraged to read the opinion carefully and in its entirety. Solomon provided its opinion to the Board for the information and assistance of the Board in connection with its consideration of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger. The opinion addresses only the fairness to the holders of shares of Common Stock (other than Excluded Shares), from a financial point of view, of the Per Share Merger Consideration to be received by such holders in the Merger, as of the date of the opinion. The opinion does not constitute a recommendation to any holder of shares of Common Stock as to how any such holder of shares of Common Stock should vote with respect to the Merger or act on any matter relating to the Merger or any other matter.

For purposes of its opinion, Solomon:

•	reviewed certain publicly available financial statements and other information of the Company;

•

reviewed certain historical, internal financial statements and other financial and operating data for the Company prepared and provided to Solomon by the management of the Company, and reviewed and approved for Solomon’s use by the Board;

•	reviewed certain internal financial projections for the Company prepared by management of the Company, and reviewed and approved for Solomon’s use by the Board;

•	discussed the past and current operations, financial condition and prospects of the Company with the management of the Company;

•	reviewed the reported prices and trading activity of the shares of Common Stock;

•	compared the financial performance and condition of the Company with that of certain other publicly traded companies that Solomon deemed relevant;

•	compared the proposed financial terms of the Merger with the publicly available financial terms of certain other transactions that Solomon deemed relevant;

•	participated in certain discussions among management and other representatives of the Company and IKS;

•	reviewed a draft dated April 22, 2026 of the Merger Agreement; and

•	performed such other analyses and reviewed such other material and information as Solomon deemed appropriate.

In Solomon’s review and analysis, Solomon assumed and relied upon the accuracy and completeness of the information reviewed by it for the purposes of its opinion, and Solomon did not assume any responsibility for independent verification of such information and relied on such information being complete and correct. With the Board’s permission, Solomon relied on assurances of the management of the Company that they were not aware of any facts or circumstances that would make such information inaccurate or misleading in any respect material to Solomon’s analysis or opinion. With respect to the financial projections for the Company prepared by the Company management and approved for Solomon’s use by the Board, Solomon assumed, with the Board’s consent, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company. Solomon expressed no opinion as to the financial forecasts or the assumptions on which they were made. Solomon did not conduct a physical inspection of the facilities or property of the Company. Solomon did not assume any responsibility for or perform any independent valuation or appraisal of the assets or liabilities of the Company, nor was Solomon furnished with any such valuation or appraisal. Furthermore, Solomon did not consider any tax, accounting, legal or regulatory effects of the Merger or the Merger structure on any person or entity.

Solomon assumed that the final form of the Merger Agreement would be substantially similar to the last draft reviewed by Solomon in all respects material to its opinion. Solomon assumed that the Merger would be consummated in accordance with the terms of the Merger Agreement, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory or third-party approvals, consents, waivers and releases for the Merger, no delay, limitation, restriction or condition would be imposed or occur that would have an adverse effect on the Company, IKS, Merger Sub or TopCo or the contemplated benefits of the Merger or that otherwise would be in any respect material to Solomon’s analysis or opinion. Solomon further assumed that all representations and warranties set forth in the Merger Agreement were and will be true and correct as of all the dates made or deemed made and that all parties to the Merger Agreement will comply with all covenants of such parties thereunder.

Solomon’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and other information made available to Solomon as of, April 23, 2026. Although subsequent developments may affect its opinion, the opinion expressly states that Solomon has no obligation to update, revise or reaffirm its opinion. In particular, Solomon did not express any opinion as to the potential effects of volatility in the credit, financial and stock markets on the Company, IKS, Merger Sub or TopCo or the Merger, or as to the impact of the Merger on the solvency or viability of the Company, IKS, Merger Sub or TopCo, or the ability of the Company, IKS, Merger Sub or TopCo to pay their respective obligations when they come due. Furthermore, Solomon’s opinion did not address the Board’s underlying business decision to undertake the Merger, and Solomon’s opinion did not address the relative merits of the Merger as compared to any alternative transactions or business strategies that might be available to the Company.

Solomon’s opinion is limited to the fairness, from a financial point of view and as of the date of the opinion, to the holders of shares of Common Stock (other than Excluded Shares), of the Per Share Merger Consideration to be received by such holders pursuant to the Merger Agreement, and does not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding entered into in connection with the Merger. Solomon expressed no opinion as to the price at which the shares of Common Stock may trade at any time. Solomon expressed no view as to, and its opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the Merger, or any class of such persons. Solomon’s opinion does not constitute a recommendation with respect to the Merger or any matter related thereto. The issuance of the opinion was authorized by the fairness opinion committee of Solomon.

In connection with the rendering of its opinion, Solomon performed a variety of financial analyses. The following summarizes the material financial analyses performed by Solomon and provided to, and reviewed with, the Board in connection with the delivery of Solomon’s opinion on April 23, 2026. The financial analyses summarized below include information presented in tabular format. In order to fully understand Solomon’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Solomon’s financial analyses. The following summary, however, does not purport to be a complete description of the financial analyses performed by Solomon, nor does the order of analyses described represent relative importance or weight given to those analyses by Solomon. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before April 22, 2026, and is not necessarily indicative of current market conditions.

Selected Publicly Traded Companies Analysis

Solomon reviewed and compared certain financial information for the Company to corresponding financial information for the following publicly traded companies in the Healthcare Information Technology (“HCIT”) industry that Solomon in its professional judgement considered generally relevant to the Company for purposes of its financial analyses (collectively, the “Selected Companies”):

Selected Companies

•	CareCloud, Inc.

•	Definitive Healthcare Corp.

•	Evolent Health, Inc.

•	Health Catalyst, Inc.

•	HealthStream, Inc.

•	Omnicell, Inc.

•	Phreesia, Inc.

•	Waystar Holding Corp.

In addition, Solomon reviewed with the Board certain financial information for the following publicly traded corporations in the Business Process Outsourcing industry (“BPO Companies”), that are also engaged in certain activities that are similar to the activities of the Company. Although Solomon reviewed with the Board certain financial information for the BPO Companies, Solomon did not include the BPO Companies in its financial analyses for purposes of its opinion because such companies have a diversified business model and are also engaged in other activities that are not similar to the activities of the Company, and Solomon determined that the financial information of the BPO Companies was not comparable to the financial information of the Company.

BPO Companies

•	ExlService Holdings, Inc.

•	Genpact Limited

Although none of the Selected Companies was directly comparable to the Company, the Selected Companies included in the analysis were chosen by Solomon because they are publicly traded companies which engage in businesses in the United States that are similar to the business of the Company and have operations that, Solomon, for purposes of its analysis, considered to be similar to the operations of the Company.

Using financial data derived from publicly available sources and forecasts from Wall Street research analysts available as of April 22, 2026 for the Selected Companies and the Company, Solomon calculated and compared various financial multiples for the Selected Companies and the Company based on the following metrics:

•

the enterprise value (which represents the equity value plus book value of total debt, including preferred stock and minority interests, less cash and cash equivalents) (“EV”) as a multiple of earnings before interest, tax, depreciation and amortization, and adjusted to exclude non-recurring and extraordinary items (“Adjusted EBITDA”), for the last 12 months (“LTM”) as of the end of the last quarter for which financial statements were publicly available (“LTM Adjusted EBITDA”); and

•	EV as a multiple of equity research analysts’ consensus estimated Adjusted EBITDA for calendar year 2026 (“2026E Adjusted EBITDA”).

The table below summarizes the results of these calculations:

Selected Companies
EV as a Multiple of:			Median
2025A LTM Adjusted EBITDA	Range:	3.4x – 13.7x	7.5x
2026E Adjusted EBITDA	Range:	4.3x – 11.8x	7.2x

•

Based on the multiples it derived from the Selected Companies, and based on its professional judgment and experience, Solomon applied an EV / LTM Adjusted EBITDA multiple reference range of 5.0x – 9.0x to the 2025A LTM Adjusted EBITDA of the Company, which was $68.7 million as of December 31, 2025, to derive a range of implied enterprise values for the Company. Solomon then subtracted the net debt of the Company, which was $133.4 million as of March 31, 2026, as provided by Company management (including, at the Company management’s direction, $5.0 million accrued by the Company as of December 31, 2025 in connection with certain pending litigation related to the Company’s acquisition of Viewgol, LLC in 2023) to derive a range of implied equity values for the Company. Solomon then divided this range of implied equity values by the number of shares outstanding as of April 22, 2026, as provided by Company management, which was 15.0 million shares (including outstanding restricted share awards and excluding performance share awards), to derive a range of implied values per share of Common Stock of $14.00 – $32.31.

•

Based on the multiples it derived from the Selected Companies, and based on its professional judgment and experience, Solomon applied an EV / 2026E Adjusted EBITDA multiple reference range of 4.5x – 9.5x to the 2026E Adjusted EBITDA of the Company of $81.4 million based on the Projections, to derive a range of implied enterprise values for the Company. Solomon then subtracted the net debt of the Company, which was $133.4 million as of March 31, 2026, as provided by Company management (including, at the Company management’s direction, $5.0 million accrued by the Company as of December 31, 2025 in connection with certain pending litigation related to the Company’s acquisition of Viewgol, LLC in 2023) to derive a range of implied equity values for the Company. Solomon then divided this range of implied equity values by the number of shares outstanding as of April 22, 2026, as provided by Company management, which was 15.0 million (including outstanding restricted share awards and excluding performance share awards), to derive a range of implied values per share of Common Stock of $15.52 – $42.64.

Selected Precedent Transactions Analysis

Solomon analyzed certain publicly available information relating to the following six selected transactions announced since February 2018 in the HCIT industry for North America-based target companies with implied enterprise values between $460 million and $2.8 billion. For each of the selected transactions, Solomon used amounts disclosed in public filings, company press releases and other public sources to calculate the implied enterprise value of the applicable target company based on the consideration paid in the transaction as a multiple of the target company’s LTM Revenue and Adjusted EBITDA. While none of the target companies in the selected transactions is directly comparable to the Company, Solomon selected the target companies for inclusion in the selected transactions analysis because they are companies with operations that, for the purposes of its analysis, Solomon considered to be similar to certain of the Company’s operations.

Announcement Date	Acquiror	Target	LTM Revenue Multiple	LTM Adjusted EBITDA Multiple
February 2018	R1 RCM Inc.	Intermedix Corporation - Healthcare Division	2.4x	NA
June 2018	TD SYNNEX Corporation	Convergys Corporation	1.0x	8.4x
June 2021	Sitel Group (Founders Worldwide Corporation)	Sykes Enterprises, Inc.	1.3x	10.2x
March 2022	N. Harris Computer Corporation	Allscripts Healthcare Solutions Inc. (Veradigm, Inc.)- Hospitals and Large Physician Practice [1]	0.8x	4.8x
June 2024	Altaris, LLC	Sharecare, Inc.	1.3x	NM	[2]
September 2025	Patient Square Capital, LP	Premier, Inc.	2.6x	10.3x

(1)	Includes $670M paid at closing, plus contingent consideration of up to $30M based on performance of the business during the two years following transaction closing.
(2)	Solomon considered EBITDA multiples greater than 40x to be not meaningful to its analysis.

Based on Solomon’s professional judgment and experience, and after taking into consideration, among other things, the observed data described above:

•

Solomon applied a range of EV / LTM Revenue multiples of 0.8x – 2.6x to the Company’s LTM Revenue as of December 31, 2025 (which was $346.8 million for the period ended December 31, 2025), to derive a range of implied enterprise values for the Company. Solomon then (i) subtracted the net debt of the Company, which was $133.4 million as of March 31, 2026, as provided by Company management (including, at the Company management’s direction, $5.0 million accrued by the Company as of December 31, 2025 in connection with certain pending litigation related to the Company’s acquisition of Viewgol, LLC in 2023) and (ii) deducted $3.9 million, representing a change-in-control payment due to a third party consultant upon signing of the Merger Agreement, to derive a range of implied equity values for the Company. Solomon then divided this range of implied equity values by the number of shares outstanding as of April 22, 2026, as provided by Company management, which was 15.8 million (including outstanding restricted share awards and performance share awards), to derive a range of implied values per share of Common Stock of $8.89 – $48.47.

•

Solomon applied a range of EV / LTM Adjusted EBITDA multiples of 4.8x – 10.3x to the Company’s LTM Adjusted EBITDA as of fiscal year-end December 31, 2025 which was $68.7 million to derive a range of implied enterprise values for the Company. Solomon then (i) subtracted the net debt of the Company, which was $133.4 million as of March 31, 2026, as provided by Company management (including, at the Company management’s direction, $5.0 million accrued by the Company in connection with certain pending litigation related to the Company’s acquisition of Viewgol, LLC in 2023) and (ii) deducted $3.9 million representing a change-in-control payment due to a third party consultant upon signing of the Merger Agreement to derive a range of implied equity values for the Company. Solomon then divided this range of implied equity values by the number of shares outstanding as of April 22, 2026, as provided by Company management, which was 15.8 million (including outstanding restricted share awards and performance share awards), to derive a range of implied values per share of Common Stock of $12.19 – $36.14.

Solomon observed that the Per Share Merger Consideration of $26.25 represented an implied transaction multiple of 8.0x EV / LTM Adjusted EBITDA and 1.6x EV / LTM Revenue based on the Company’s LTM Adjusted EBITDA of $68.7 million and LTM Revenue of $346.8 million for the fiscal year-end December 31, 2025.

Illustrative Discounted Cash Flow Analysis

Using the Projections, Solomon performed an illustrative discounted cash flow analysis of the Company to derive a range of illustrative equity values per share of Common Stock.

Solomon calculated the unlevered free cash flows of the Company for the period commencing on April 1, 2026 through December 31, 2028, which it calculated as estimated Adjusted EBITDA less capital expenditures, severance and non-recurring reorganization expenses and cash taxes (which were $6.0 million in the period from April 1, 2026, $10.4 million in fiscal year 2027 and $14.1 million in fiscal year 2028, as provided by Company management), adjusted for changes in net working capital (which were $1.3 million in the period from April 1, 2026, $1.8 million in fiscal year 2027 and $2.2 million in fiscal year 2028, as provided by Company management). Solomon then calculated a range of the terminal values of the Company by applying a range of multiples of Adjusted EBITDA in the terminal year of 5.0x – 8.0x, which range was selected by Solomon in its professional judgment, to estimated terminal year Adjusted EBITDA in 2028 for the Company, based on the Projections.

Using the mid-year convention for discounting cash flows and discount rates ranging from 12.0% to 13.0%, reflecting Solomon’s estimates of the Company’s weighted average cost of capital (derived by the application of the Capital Asset Pricing Model), Solomon discounted to present value as of April 22, 2026, (i) the estimates of unlevered free cash flow for the Company for the period from April 1, 2026 through December 31, 2028, and (ii) the range of illustrative terminal values for the Company. As inputs to the weighted average cost of capital, Solomon took into account, among other things, the risk-free rate, equity risk premium, levered beta, pre-tax cost of debt, post-tax cost of debt and debt to total capitalization ratio.

Solomon then derived ranges of implied enterprise values for the Company by adding (i) the present value of the unlevered free cash flow for the Company for the period from April 1, 2026 through December 31, 2028 and (ii) the present value of the illustrative terminal value for the Company that it calculated above. Solomon then subtracted the Company’s net debt as of March 31, 2026, which was $133.4 million, as provided by the management of the Company (including at the Company management’s direction $5.0 million accrued by the Company as of December 31, 2025 in connection with certain pending litigation related to the Company’s acquisition of Viewgol, LLC in 2023), from the range of implied EVs to derive a range of implied equity values for the Company. Solomon then divided this range of implied equity values by the number of shares outstanding as of April 22, 2026, as provided by Company management, which was 15.8 million (including outstanding restricted share awards and performance share awards), as provided by the management of the Company, to derive a range of implied equity values per share of Common Stock of $24.11 to $39.81.

Other Factors

Solomon noted for the Board certain additional factors, which were not considered material to its financial analyses with respect to its opinion, but were referenced solely for informational purposes, including among other things, the following:

•

Premiums Paid. Solomon used publicly available information to review 82 transactions for control of publicly listed U.S. targets, with transaction equity values in the $300 million to $1.0 billion range, announced from April 22, 2021 to April 22, 2026, in which at least a 50% stake was acquired for cash and/or stock consideration (excluding transactions in the Finance and Insurance, Oil & Gas Production, Integrated Oil, Oilfield Services / Equipment, Real Estate, Rental & Leasing and Biotechnology industries). Using publicly available information, Solomon calculated the median premium in these transactions, represented by the excess of the per share acquisition price in each transaction over the trading price of the target company prior to the announcement of the transaction. The median transaction premium over the closing trading price of the target company one day prior to announcement was 38.6%. The median transaction premium over the closing trading price of the target company 30 days prior to the announcement was 48.9%. Based on the results of this analysis and its professional judgment and experience, Solomon applied the median premium range of 38.6% to 48.9% to (i) the closing trading price of the shares of Common Stock of $22.88 on April 22, 2026, (ii) the closing trading price of the shares of Common Stock of $14.00 on March 30, 2026, the day prior to the Company’s announcement that it was conducting a strategic review process, and (iii) the closing trading price of the shares of Common Stock of $17.59 on March 16, 2026, the day prior to the Company’s announcement that it was postponing its fourth quarter and year-end 2025 earnings release, which resulted in an implied price range of $19.40 to $34.06 per share of Common Stock. Solomon observed that the Per Share Merger Consideration of $26.25 in cash per share of Common Stock represented an implied one day premium to the closing trading price of the shares of Common Stock on April 22, 2026 of 15%, an implied premium of 87.5% to the closing price of the shares of Common Stock on March 30, 2026 and an implied premium of 49% to the closing price of the shares of Common Stock on March 16, 2026.

•

Illustrative Present Value of Future Stock Price. Solomon calculated the illustrative present value of the future price per share of Common Stock, which provides an illustrative indication of the present value of a theoretical future value of the Company’s Common Stock share price as a function of the Company’s estimated future earnings and its assumed price to future Adjusted EBITDA multiple. For this illustrative calculation, Solomon used estimated Adjusted EBITDA from the Projections for fiscal years 2026 through 2028. Solomon first calculated the implied enterprise value as of the last day of each of fiscal years 2026, 2027 and 2028 by applying price to LTM Adjusted EBITDA multiples of 5.5x – 7.5x to estimated Adjusted EBITDA for the Company for each of the fiscal years 2026 through 2028. Solomon then subtracted the projected net debt of the Company, for the last day of each of the fiscal years 2026 through 2028, to derive a range of implied equity values for the Company. Solomon then divided this range of implied equity values by the number of shares of Common Stock outstanding as of April 22, 2026, as provided by Company management, which was 15.0 million (including outstanding restricted share awards and excluding performance share awards), to derive a range of implied values per share of Common Stock. Solomon then discounted those implied values per share of Common Stock back to April 22, 2026 using an illustrative discount rate of 14.0%, reflecting an estimate of the Company’s cost of equity. This analysis resulted in a range of implied present values of $20.62 to $37.09 per share of Common Stock.

•

Historical Company Share Trading Prices. Solomon reviewed the historical trading prices for the shares of Common Stock for the 52-week period ending April 22, 2026, which indicated a range of trading prices per share of Common Stock of $14.00 to $26.29.

•

Analyst Price Targets. Solomon reviewed selected public market trading stock price targets for the shares of Common Stock prepared and published by four Wall Street research analysts, each of which published or confirmed specific price targets of the shares of Common Stock available as of April 22, 2026. These targets reflect each analyst’s estimate of the public market trading price of the shares of Common Stock within 12 months from the time the price target was published. Among the four Wall Street research analysts, the range of analyst targets for the shares of Common Stock was $15.00 to $25.00 per share of Common Stock.

Miscellaneous

In connection with the review of the Merger by the Board, Solomon performed a variety of financial analyses for purposes of rendering its opinion, the material portions of which are summarized above. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Solomon’s opinion. In arriving at its fairness determination, Solomon considered the results of all of its analyses and did not draw, in isolation, conclusions from or with regard to any one analysis considered by it for purposes of its opinion. Rather, Solomon made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. In addition, Solomon may have given various analyses more or less weight than other analyses. No company or transaction used in the analyses presented by Solomon to the Board as a comparison is directly comparable to the Company or the Merger.

Solomon prepared these analyses for the purposes of providing an opinion to the Board as to the fairness, from a financial point of view, and as of the date of the opinion, of the Per Share Merger Consideration to be received by holders of shares of Common Stock (other than Excluded Shares) pursuant to the Merger Agreement, and Solomon’s opinion does not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding entered into in connection with the Merger. These analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, IKS, Merger Sub, TopCo, Solomon or any other person assumes responsibility if future results are materially different from those forecasts.

The Per Share Merger Consideration was determined through arm’s-length negotiations between the Company and IKS, and was approved by the Board. Solomon provided advice to the Board during these negotiations. Solomon did not, however, recommend any specific amount of consideration to the Company or the Board or that any specific amount of consideration constituted the only appropriate consideration for the Merger.

Solomon’s opinion to the Board was one of many factors taken into consideration by the Board in making its determination to approve the Merger Agreement. For a discussion of the factors that the Board considered in determining to approve the Merger Agreement and to recommend adoption of the Merger Agreement by the Company’s stockholders, please see the section of this proxy statement entitled “The Merger Proposal (Proposal 1)—Recommendation of the Board and Reasons for the Merger” beginning on page 54 of this proxy statement. The foregoing summary does not purport to be a complete description of the analyses performed by Solomon in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Solomon attached as Annex D.

The Board selected Solomon as the Company’s financial advisor because it is a recognized financial advisory firm that has substantial experience in transactions similar to the Merger. Pursuant to an engagement letter, dated October 15, 2025, the Company agreed to pay Solomon (a) a fee of $2.5 million, which was payable upon the delivery by Solomon of its opinion, dated as of April 23, 2026, in connection with the Merger Agreement, which is fully creditable against any fee payable upon consummation of the Merger, and (b) a transaction fee of approximately $8.1 million calculated in accordance with such engagement letter, which is payable upon consummation of the Merger and is contingent upon the closing of the Merger. In addition, the Company has agreed to reimburse Solomon’s expenses and indemnify Solomon against certain liabilities arising out of Solomon’s engagement. Solomon has not, during the two years prior to the date of its opinion, provided any financial advisory services to the Company, IKS or any of their respective affiliates, other than serving as financial advisor to the Company in connection with the Merger. In the future, Solomon and/or its affiliates may provide financial advisory services to the Company, IKS, Merger Sub, TopCo and/or their respective affiliates and may receive compensation for rendering such services.

Interests of TruBridge’s Executive Officers and Directors in the Merger

In considering the recommendation of the Board with respect to the Merger, TruBridge stockholders should be aware that certain of TruBridge’s directors and executive officers have interests in the Merger, including financial interests, that are different from, or in addition to, the interests of the other stockholders of TruBridge generally. The Board was aware of and considered these interests, among other matters, during its deliberations on the merits of the Merger and in determining to recommend to TruBridge stockholders that they vote for the Merger Proposal and the Named Executive Officer Merger-Related Compensation Proposal.

These interests include, among others, the following:

•

each of TruBridge’s executive officers and one of TruBridge’s non-employee directors holds unvested equity incentive awards under the Stock Plan, and, at the Effective Time, each outstanding equity incentive award will be treated in accordance with the terms set forth in the Merger Agreement;

•

each of TruBridge’s executive officers is party to a Severance Arrangement that provides for enhanced severance payments and benefits in connection with a termination of employment by TruBridge or its successor without cause or, as applicable, by the executive for good reason, in each case, within 12 months following a change in control;

•

each of TruBridge’s executive officers is party to a Performance-Based Cash Award under the Stock Plan pursuant to which, if the executive officer is terminated by TruBridge or its successor without cause or, as applicable, by the executive for good reason, in each case, within 12 months following a change in control, such Performance-Based Cash Award will accelerate, and a prorated payment in respect of such accelerated Performance-Based Cash Award will be made based on the projected level of performance as of such date of termination;

•

certain of TruBridge’s executive officers are parties to a Retention Agreement, which, in each case, provides for a cash payment on the earlier to occur of the closing of the Merger and the six-month anniversary of the date of grant; and

•

TruBridge’s non-employee directors and executive officers are entitled to certain continued indemnification and directors’ and officers’ liability insurance and fiduciary liability insurance coverage under the terms of the Merger Agreement.

These interests are described in more detail below, and certain of them are quantified in the narrative and table below.

The Merger will be a “change in control” for purposes of TruBridge’s executive compensation and benefit plans and agreements as described below.

References to the current named executive officers of TruBridge comprise Christopher L. Fowler—President and Chief Executive Officer, Vinay Bassi—Chief Financial Officer and Treasurer, David Harse—General Manager Patient Care, Merideth Wilson—General Manager Financial Health, and Kevin Plessner—General Counsel, Secretary and Corporate Compliance Officer.

The two other individuals identified as named executive officers in Amendment No. 1 to TruBridge’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are no longer employed by TruBridge and include Dawn Severance—Former Chief Sales Officer (whose employment with TruBridge terminated as of October 31, 2025), and Wes D. Cronkite—Former Chief Technology & Innovation Officer (whose employment with TruBridge terminated as of December 5, 2025).

Certain Assumptions

Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:

•	the relevant price per share of TruBridge Common Stock is $26.25;

•

the Effective Time as referenced in this section occurs on May 15, 2026, which is the assumed date of the closing of the Merger solely for purposes of the disclosure in this section (the “Assumed Closing Date”);

•

the employment of each executive officer was terminated by TruBridge or IKS without cause (as defined in the relevant plans and agreements, as applicable), in either case immediately following the Merger and on the Assumed Closing Date;

•	each executive officer’s base salary rate and annual target bonus remain unchanged from those in place as of the Assumed Closing Date;

•

each non-employee director and executive officer holds such TruBridge equity awards that are outstanding and held by such non-employee director or executive officer (if any) as of the Assumed Closing Date; and

•

performance under each outstanding TruBridge PSA and each Performance-Based Cash Award is satisfied at the target performance level (100% of target), except for TruBridge PSAs granted in 2024 (with a performance period from 2024-2026), which are satisfied at the maximum performance level (200% of target).

The amounts provided below in this section do not include amounts that TruBridge’s executive officers or directors were already entitled to receive, or were vested in, as of the Assumed Closing Date and do not reflect or attempt to forecast compensation actions that may occur before completion of the Merger, including any additional equity grants, issuances or forfeitures that may occur prior to the Closing of the Merger. Depending on the date upon which the Closing of the Merger actually occurs, certain TruBridge equity incentive awards that are unvested as of the date of this proxy statement and that are included in the calculations herein may vest and settle pursuant to their terms, without regard to the Merger. As a result of the foregoing assumptions, which may or may not be accurate on the relevant date, the actual amounts, if any, to be realized by TruBridge’s executive officers and directors may materially differ from the amounts set forth below.

Treatment of TruBridge Equity Awards

Each of TruBridge’s executive officers (including each current named executive officer) and one of TruBridge’s non-employee directors, David A. Dye, holds Company Equity Awards.

The Company Equity Awards held by TruBridge’s executive officers and non-employee directors immediately prior to the Effective Time will be generally treated in the same manner as those Company Equity Awards held by other employees of TruBridge. At the Effective Time:

•

TruBridge RSAs: each outstanding TruBridge RSA will automatically accelerate (subject to any proration as provided for in the applicable award agreement) and convert into the right to receive, with respect to each share subject to such TruBridge RSA (subject to any proration as provided for in the applicable award agreement), $26.25 in cash without interest, less applicable taxes required to be withheld, and be cancelled pursuant to the terms of the Merger Agreement.

•

TruBridge PSAs: each outstanding TruBridge PSA will automatically accelerate (subject to any proration as provided for in the applicable award agreement) and convert into the right to receive, with respect to each share subject to such TruBridge PSA (subject to any proration as provided for in the applicable award agreement), $26.25 in cash without interest, less applicable taxes required to be withheld, and be cancelled pursuant to the terms of the Merger Agreement; provided that the number of shares subject to each such TruBridge PSA immediately prior to the Effective Time will be determined based on actual performance through the Effective Time as reasonably determined by the TruBridge compensation committee (or, if actual performance is not reasonably determinable in its discretion, target performance). The TruBridge compensation committee has determined that, as of the Effective Time and subject to any proration as provided for in the applicable award agreement, (i) for each TruBridge PSA granted in 2024 (with a performance period from 2024-2026), the number of shares in respect of each such TruBridge PSA will equal the maximum level of performance (200% of target), and (ii) for each TruBridge PSA granted in 2025 and 2026 (with performance periods from 2025-2027 and 2026-2028, respectively), the number of shares in respect of each such 2025 and 2026 TruBridge PSA will be determined based on the target level of performance (100% of target).

For clarity, TruBridge RSAs and TruBridge PSAs granted in 2026 will be prorated at the Effective Time, in accordance with the terms of the applicable award agreements, as follows:

•

The pro-rata portion of the TruBridge RSAs granted in 2026 will be calculated by multiplying the number of shares of restricted stock scheduled to vest on the next scheduled vesting date (i.e., one-third of the shares subject to each such TruBridge RSA award) by a fraction, (i) the numerator of which equals the number of days elapsed from January 1 of the calendar year preceding the next scheduled vesting date, through the Effective Time, and (ii) the denominator of which equals the total number of days in such preceding calendar year.

•

The pro-rata portion of the TruBridge PSAs granted in 2026 will be calculated by multiplying the number of earned shares otherwise issuable under such TruBridge PSA (determined in accordance with the treatment set out in the Merger Agreement, as described above) by a fraction, (i) the numerator of which equals the number of days elapsed from January 1, 2026, through the Effective Time, and (ii) the denominator of which equals 1,096.

Pursuant to the terms of the Merger Agreement, TruBridge, the Board and/or the TruBridge compensation committee, as applicable, will cause the Stock Plan to terminate at or prior to the Effective Time.

For an estimate of the amounts that would be realized by each of TruBridge’s named executive officers in connection with the foregoing treatment of outstanding Company Equity Awards, see “—Golden Parachute Compensation” below. The estimated aggregate amount that would be realized by the one executive officer who is not a named executive officer in settlement of such officer’s unvested Company Equity Awards that are outstanding as of the Assumed Closing Date is $243,206. In addition, the estimated aggregate amount that would be realized by one TruBridge non-employee director in settlement of such director’s unvested Company Equity Awards that are outstanding as of the Assumed Closing Date is $749,385.

Severance Arrangements

TruBridge is party to Severance Arrangements with each of its executive officers, including each current named executive officer. Under each Severance Arrangement, if the executive officer experiences a termination of employment by TruBridge or its successor without cause or, as applicable, by the executive for good reason, in each case, within the 12-month period following a change in control, the executive officer is entitled to receive the following severance payments and benefits (the “CIC Benefits”), subject to the executive officer’s compliance with covenants of confidentiality, non-competition, non-solicitation and non-disparagement and execution of an effective release of claims:

•

a lump sum payment equal to one and one half times (or, in the case of Mr. Fowler, two times) the sum of the executive officer’s base salary and target bonus for the year in which the termination date occurs, which will be paid within 70 days following the termination date; and

•

if the executive officer timely elects medical and/or dental continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), TruBridge or its successor will reimburse the executive officer for the employer portion of the COBRA premium paid by the executive officer for such medical and/or dental continuation coverage (the “COBRA Payment”), until the earliest of (i) the 12-month anniversary (or, in the case of Mr. Fowler, the 18-month anniversary) of the termination date, (ii) the date the executive officer is no longer eligible to receive COBRA continuation coverage and (iii) the date on which the executive officer becomes eligible to receive substantially similar coverage from another employer or other source.

For an estimate of the CIC Benefits that would be realized by each of TruBridge’s named executive officers upon a qualifying termination event, see “—Golden Parachute Compensation” below. The estimated aggregate value of the CIC Benefits that would become payable to the one TruBridge executive officer who is not a named executive officer under such executive officer’s Severance Arrangement if the Merger were completed on the Assumed Closing Date and such executive officer experienced a qualifying termination on that date is $810,557.

Performance-Based Cash Awards

Each of TruBridge’s executive officers is party to a Performance-Based Cash Award under the Stock Plan in respect of fiscal year 2026. Under the terms of each such Performance-Based Cash Award, if the executive officer’s employment is terminated during the applicable performance period by TruBridge or its successor without cause or, as applicable, by the executive for good reason, and such date of termination is within 12 months following a change in control, then a prorated portion of the Performance-Based Cash Award will be payable to the executive officer no later than five days following such date of termination at the projected level of performance through the end of the performance period, as determined by the TruBridge compensation committee as of the date of termination based on performance through the date of such determination. The pro-rata portion will be calculated based on the number of days that the executive officer was employed between the date of the beginning of the performance period and the date of termination, as a percentage of the total number of days in the performance period.

For an estimate of the value of such Performance-Based Cash Awards that would be realized by each of TruBridge’s named executive officers in connection with the closing of the Merger, see “—Golden Parachute Compensation” below. The estimated aggregate value of the Performance-Based Cash Awards that would become payable to the one TruBridge executive officer who is not a named executive officer if the Merger were completed on the Assumed Closing Date and such executive officer experienced a qualifying termination on that date is $64,726.

Retention Agreements

Two of TruBridge’s executive officers (including one named executive officer (Ms. Wilson) and one officer who is not a named executive officer) are parties to Retention Agreements, which, in each case, provides for a cash payment on the earlier to occur of the closing of the Merger and October 8, 2026. The amount that would become payable to Ms. Wilson under her Retention Agreement if the Merger were completed on the Assumed Closing Date is included under the “—Golden Parachute Compensation” section below. The amount that would become payable to the TruBridge executive officer who is not a named executive officer under such executive officer’s Retention Agreement if the Merger were completed on the Assumed Closing Date is $400,000.

Potential Post-Closing Employment Arrangements with IKS

The executive officers of TruBridge as of immediately prior to the Effective Time will, from and after the Effective Time, be the officers of the Surviving Corporation, in each case, until the earlier of the appointment of such officer’s successor or such officer’s death, resignation or removal. Any of TruBridge’s executive officers who become officers or employees of, or who are otherwise retained to provide services to, IKS or the Surviving Corporation may, before, on or following the Closing, enter into new individualized compensation arrangements with IKS or the Surviving Corporation and may participate in cash or equity incentive or other benefit plans maintained by IKS or the Surviving Corporation. As of the date of this proxy statement, no new individualized compensation arrangements between TruBridge’s executive officers and IKS or the Surviving Corporation have been entered into.

Indemnification; Directors’ and Officers’ Insurance

TruBridge’s directors and executive officers are entitled to certain continued indemnification and directors’ and officers’ liability insurance and fiduciary liability insurance coverage under the terms of the Merger Agreement. For additional information, see “The Merger Agreement—Indemnification; Directors’ and Officers’ Insurance” beginning on page 110.

Merger-Related Compensation for TruBridge’s Named Executive Officers

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each of TruBridge’s named executive officers that is based on or that otherwise relates to the Merger. The Merger-related compensation payable to these individuals is subject to a non-binding advisory vote of TruBridge’s stockholders, as described above in “Proposal 2: Named Executive Officer Merger-Related Compensation Proposal.” The table below sets forth, for the purposes of this golden parachute disclosure, the amount of payments and benefits that each TruBridge named executive officer would receive, using the assumptions set forth above.

The calculations in the table do not include amounts that TruBridge’s named executive officers were already entitled to receive or vested in as of the date of this proxy statement. These amounts also do not reflect compensation actions that may occur after the date of this proxy statement but before the Effective Time, including any additional equity grants, issuances or forfeitures that may occur prior to the Closing. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Benefits ($)(3)	Total ($)
Christopher L. Fowler	$2,554,118	$5,838,946	$34,586	$8,427,650
Vinay Bassi	1,310,959	3,831,792	1,011	5,143,762
David Harse	973,973	1,362,612	13,755	2,350,340
Merideth Wilson	1,098,322	473,682	23,662	1,595,666
Kevin Plessner	696,863	828,293	—	1,525,156
Dawn Severance	—	720,484	—	720,484
Wes D. Cronkite	—	1,083,600	—	1,083,600

(1)

Cash. The amounts shown consists of (i) a lump sum cash payment equal to either two times (for Mr. Fowler) or one and one half times (for Messrs. Bassi, Harse and Plessner and Ms. Wilson) the sum of the named executive officer’s base salary plus target bonus opportunity; (ii) payment of the named executive officer’s Performance-Based Cash Award, prorated based on the number of days that the named executive officer was employed between the date of the beginning of the performance period and the Effective Time, as a percentage of the total number of days in the performance period; and (iii) solely for Ms. Wilson, the amount payable to Ms. Wilson under her Retention Agreement. The foregoing cash amounts in clauses (i) and (ii) are payable on a “double trigger” basis pursuant to the applicable Severance Arrangements and Performance-Based Cash Awards upon a qualifying termination of employment within 12 months following the Effective Time, as described in the sections entitled “—Severance Arrangements” and “—Performance-Based Cash Awards” above. Payment in respect of the Retention Agreement in clause (iii) is a “single-trigger” benefit, as described in the section entitled “—Retention Agreements” above. The estimated amount of each such payment is shown in the following table:

Name	Cash Severance ($)	Prorated Performance- Based Cash Award ($)	Retention ($)	Total ($)
Christopher L. Fowler	$2,348,400	$205,718	—	$2,554,118
Vinay Bassi	1,200,000	110,959	—	1,310,959
David Harse	900,000	73,973	—	973,973
Merideth Wilson	922,500	75,822	100,000	1,098,322
Kevin Plessner	651,000	45,863	—	696,863
Dawn Severance	—	—	—	—
Wes D. Cronkite	—	—	—	—

(2)

Equity. The amounts shown consists of the value of unvested TruBridge RSAs and unearned TruBridge PSAs which will be converted, pursuant to the terms of the Merger Agreement, into the right to receive $26.25 in cash without interest (less applicable taxes required to be withheld) per underlying share (subject to any proration as provided for in the applicable award agreement), as described in the section entitled “—Treatment of TruBridge Equity Awards” above. The accelerated vesting of these awards is a “single trigger” benefit.

The components of the amounts shown under the “Equity” column in the table above are set forth below:

Name	Accelerated TruBridge RSAs ($)	Accelerated TruBridge PSAs ($)	Total ($)
Christopher L. Fowler	$895,598	$4,943,348	$5,838,946
Vinay Bassi	584,299	3,247,493	3,831,792
David Harse	216,694	1,145,918	1,362,612
Merideth Wilson	147,053	326,629	473,682
Kevin Plessner	123,979	704,314	828,293
Dawn Severance	—	720,484	720,484
Wes D. Cronkite	—	1,083,600	1,083,600

(3)

Benefits. The amounts shown represent the value of the COBRA Payment, payable for 18 months (for Mr. Fowler) or 12 months (for Messrs. Bassi, Harse and Plessner and Ms. Wilson). These benefits are payable on a “double-trigger” basis pursuant to the applicable Severance Arrangement upon a qualifying termination of employment within 12 months following the Effective Time, as described in the section entitled “—Severance Arrangements” above.

Financing of the Merger

We presently anticipate that the total funds needed to complete the Merger and the related transactions will be approximately $572 million (gross). These funds will be provided by the Debt Financing, described below, and available cash on hand of IKS and its subsidiaries.

IKS has represented to TruBridge that, subject to satisfaction of certain conditions in the Merger Agreement, it will have sufficient funds on the Closing Date to satisfy all obligations under the Merger Agreement, the Debt Financing Letters, or any documents or instruments delivered in connection with the Merger Agreement or the transactions contemplated thereby. This includes the funds needed to: (1) pay TruBridge stockholders the Per Share Merger Consideration of $26.25 in cash for each Eligible Share, (2) make payments in respect of all outstanding TruBridge RSAs and TruBridge PSAs, in each case, to the extent payable at the Closing pursuant to the Merger Agreement, (3) repay all amounts required under TruBridge’s third-party indebtedness that accelerates upon the Closing, and (4) pay all fees and expenses required to be paid by IKS in connection with the foregoing.

In connection with the Merger, IKS has entered into Debt Financing Letters, dated as of April 23, 2026, with Citigroup Global Markets Asia Limited, Citibank, N.A., Deutsche Bank AG Singapore Branch, and JPMorgan Chase Bank, N.A., Hong Kong Branch (collectively, the “Debt Financing Sources”). Pursuant to the Debt Financing Letters, the Debt Financing Sources have committed to provide, upon the terms and subject to the conditions set forth in the Debt Financing Letters, an aggregate of up to $670 million in debt financing. Not all of this amount is expected to be drawn at the Closing. Other than as expressly set forth in the Debt Financing Letters, there are no conditions precedent or other contingencies related to the funding of the full proceeds of the Debt Financing.

Regulatory Approvals

HSR Approval

Under the HSR Act, the parties to the Merger Agreement cannot complete the Merger until they have given notification of and furnished information to the U.S. Department of Justice (the “DOJ”) and the U.S. Federal Trade Commission (the “FTC”) regarding the Merger, and until the applicable waiting period (and any extension thereof) has expired or has been terminated. On May 20, 2026, the parties to the Merger Agreement each filed a Notification and Report Form under the HSR Act. The waiting period under the HSR Act will expire on June 22, 2026 at 11:59 p.m. Central Time, unless earlier terminated or extended by a request for additional information and documentary material from the DOJ or FTC. At any time before or after consummation of the Merger, the

DOJ or FTC, or any state, could take such action under antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the Company or IKS or their respective subsidiaries. Private parties may also seek to take legal action under antitrust laws to prevent the Merger under certain circumstances.

General

The Company and IKS will cooperate with each other and use (and will cause their respective affiliates and subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions necessary or advisable on its part under the Merger Agreement and applicable laws to consummate the transactions contemplated by the Merger Agreement as promptly as practicable after the date of the Merger Agreement, including preparing and delivering or submitting all necessary and advisable documentation to (A) effect the expirations of all statutory waiting periods under applicable laws, including under the HSR Act, and, if applicable, any contractual waiting periods under any timing agreements with a governmental entity applicable to the consummation of the transactions contemplated by the Merger Agreement, as promptly as practicable after the date of the Merger Agreement or the entry into any such timing agreements, respectively, and (B) make with and obtain from, any governmental entity, as applicable, all filings, notices, reports, consents, registrations, approvals, permits and authorizations, in each case, necessary or advisable in order to consummate the transactions contemplated by the Merger Agreement, including the other TruBridge approvals and the other IKS approvals required under the Merger Agreement.

While we have no reason to believe it will not be possible to obtain regulatory approvals in a timely manner, there is no certainty that these approvals will be obtained within the period of time contemplated by the Merger Agreement, if at all.

The approval of any regulatory application or completion of regulatory review merely implies the satisfaction of certain regulatory criteria, which do not include review of the Merger from the standpoint of the adequacy of the consideration to be received by TruBridge stockholders. Further, regulatory approvals or reviews do not constitute an endorsement or recommendation of the Merger.

Material U.S. Federal Income Tax Consequences of the Merger

The exchange of Common Stock for cash pursuant to the Merger generally will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state, local or other tax laws.

In general, a U.S. holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 130 of this proxy statement) whose shares are converted into the right to receive cash in the Merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares at the time of the exchange. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction). The determination of the actual tax consequences of the Merger to a holder will depend on the holder’s specific situation.

A non-U.S. holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 130 of this proxy statement) generally will not be subject to U.S. federal income tax with respect to the receipt of cash in exchange for shares of Common Stock pursuant to the Merger unless such non-U.S. holder has certain connections to the United States. However, a non-U.S. holder may be subject to backup withholding tax unless the non-U.S. holder complies with certain certification procedures or otherwise establishes a valid exemption.

The tax consequences of the Merger to such holders will depend on their particular circumstances. Holders of our Common Stock should consult their tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the Merger to such holders in light of their particular circumstances.

Delisting and Deregistration of Common Stock

Prior to the Closing Date (as defined below), TruBridge and IKS will use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done, all things necessary or advisable on their respective parts under applicable law, including, for the avoidance of doubt, the rules and policies of the NASDAQ, to enable the delisting by the Surviving Corporation of the Common Stock from the NASDAQ and the deregistration of the Common Stock under the Exchange Act as promptly as practicable after the Effective Time, but in any event no more than 10 days thereafter. In connection therewith, IKS will use reasonable best efforts to (a) assist in enabling the Company or NASDAQ to be in a position to promptly file and cause the Surviving Corporation or NASDAQ to file with the SEC a Form 25 on the Closing Date, and (b) cause the Surviving Corporation to file a Form 15 on the first business day that is at least 10 days after the date the Form 25 is filed.

Appraisal Rights

If the Merger is completed, holders of shares of our Common Stock issued and outstanding immediately prior to the Effective Time who do not vote in favor of the Merger Proposal, who duly demand appraisal pursuant to Section 262 of the DGCL and have not effectively withdrawn their demand or otherwise waived or lost their rights to appraisal are entitled to seek appraisal of their shares of our Common Stock in connection with the Merger under Section 262 of the DGCL.

This section is intended only as a brief summary of certain provisions of the statutory procedures that a person must follow under the DGCL in order to seek and perfect appraisal rights in connection with the Merger. The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and is incorporated by reference herein. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that persons entitled to appraisal exercise their appraisal rights under Section 262 of the DGCL. Failure to follow precisely the steps required by Section 262 of the DGCL for demanding and perfecting appraisal rights may result in the loss of such rights. All references in Section 262 of the DGCL and in this summary to a (i) “stockholder” are to the record holder of shares of our Common Stock, (ii) “beneficial owner” are to a person who is the beneficial owner of shares of our Common Stock held either in voting trust or by a nominee on behalf of such person, and (iii) “person” are to an individual, corporation, partnership, unincorporated association or other entity.

Pursuant to Section 262 of the DGCL, when a merger agreement will be submitted for adoption at a meeting of stockholders, a company must notify each of its stockholders who was a stockholder of record on the record date for notice of such meeting, with respect to shares of such company’s common stock for which appraisal rights are available, not less than 20 days before the special meeting to vote on the merger agreement, that appraisal rights are available. Either a copy of Section 262 of the DGCL must be included with the notice or the notice must direct stockholders to a publicly available electronic resource at which Section 262 of the DGCL may be accessed without subscription or cost.

This proxy statement constitutes TruBridge’s notice pursuant to Section 262 of the DGCL to our stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 of the DGCL is available at https://delcode.delaware.gov/title8/c001/sc09/index.html#262, in compliance with the requirements of Section 262 of the DGCL. If you wish to exercise your appraisal rights, you should carefully review the provisions of Section 262 of the DGCL, which is accessible at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262, particularly the procedural steps required to properly demand and perfect such rights. Failure to strictly comply, timely and properly, with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of our Common Stock, TruBridge encourages stockholders considering exercising such rights to consult with their legal and financial advisors.

If you wish to demand appraisal of your shares of our Common Stock, you must satisfy each of the following conditions: (i) you must deliver to TruBridge a written demand for an appraisal of your shares of our Common Stock before the vote is taken on the Merger Proposal at the Special Meeting, which written demand must reasonably inform us of the identity of the stockholder of record of shares of our Common Stock and that you intend thereby to demand appraisal of such shares of our Common Stock in connection with the Merger; (ii) you must hold your shares of our Common Stock from the date of making such demand and continue to hold your shares of our Common Stock through the Effective Time; (iii) you must not vote or submit a proxy in favor of, or consent in writing to, the Merger Proposal with respect to your shares of our Common Stock for which you intend to demand appraisal; (iv) you or any other person entitled to demand an appraisal in connection with the Merger must not thereafter withdraw your demand for appraisal of your shares of our Common Stock or otherwise lose your appraisal rights, in each case in accordance with the DGCL; and (v) you otherwise must meet the criteria and follow the procedures set forth in Section 262 of the DGCL.

If any of these conditions is not satisfied with respect to any of your shares of our Common Stock and the Merger is completed, you will be entitled to receive the Per Share Merger Consideration for each share of our Common Stock as provided in the Merger Agreement, but you will not have appraisal rights with respect to such shares of our Common Stock. A proxy with respect to any such shares of our Common Stock that is submitted and does not contain voting instructions will, unless revoked, be voted “FOR” the Merger Proposal, result in the loss of the stockholder’s right of appraisal with respect to such shares of our Common Stock and nullify any previously delivered written demand for appraisal in respect thereof. Therefore, a stockholder who submits a proxy for such person’s shares of our Common Stock and who wishes to exercise appraisal rights with respect to such shares of our Common Stock must either revoke such proxy, submit a later-dated proxy with respect to such shares of our Common Stock containing instructions to vote “AGAINST” the Merger Proposal or “ABSTAIN” from voting on the Merger Proposal or attend the Special Meeting and vote “AGAINST” the Merger Proposal or “ABSTAIN” from voting on the Merger Proposal with respect to such shares of our Common Stock. Voting against or failing to vote for the Merger Proposal by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. The written demand for appraisal must be in addition to, and separate from, any proxy or vote on the Merger Proposal.

The shares of our Common Stock are currently listed on a national securities exchange, and, assuming such shares of our Common Stock remain listed on a national securities exchange immediately prior to the Merger (which we expect to be the case), after an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all holders of our Common Stock who are otherwise entitled to appraisal rights unless (x) the total number of shares of our Common Stock entitled to appraisal exceeds 1% of the outstanding shares of our Common Stock eligible for appraisal or (y) the value of the aggregate consideration offered pursuant to the Merger Agreement in respect of such total number of shares of our Common Stock exceeds $1.0 million. We refer to these conditions as the “Minimum Conditions.”

All written demands for appraisal (i) should be addressed to our Corporate Secretary at 54 St. Emanuel Street, Mobile, Alabama 36602 and (ii) must be delivered to TruBridge before the vote is taken on the Merger Proposal at the Special Meeting. Demands for appraisal may not be submitted by electronic transmission. The demand will be sufficient if it reasonably informs TruBridge of the identity of the stockholder and the intention of the stockholder to demand appraisal of the fair value of such person’s shares of our Common Stock. The failure of a record holder or beneficial owner of shares of our Common Stock to file such a petition within the period specified in Section 262 of the DGCL and deliver to TruBridge the written demand for appraisal prior to the taking of the vote on the Merger Proposal at the Special Meeting will result in the loss of appraisal rights.

Record Holders

A demand for appraisal by a holder of record must be executed by or on behalf of the holder of record and must reasonably inform us of the identity of the stockholder and that the person intends thereby to demand appraisal of the stockholder’s shares of our Common Stock in connection with the Merger. If a holder of record is submitting a demand with respect to shares of our Common Stock owned of record in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner in such capacity, and if the shares of our Common Stock are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. A holder of record, such as a brokerage firm, bank, trust or other nominee, who holds shares of our Common Stock as nominee or intermediary for one or more beneficial owners may exercise appraisal rights with respect to shares of our Common Stock held for one or more beneficial owners while not exercising appraisal rights for other beneficial owners. In that case, the written demand should state the number of shares of our Common Stock as to which appraisal is sought. Where no number of shares of our Common Stock is expressly mentioned, the demand will be presumed to cover all shares of our Common Stock held in the name of the holder of record.

Beneficial Owners

A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares of our Common Stock in accordance with the procedures of subsection (d)(1) of Section 262 of the DGCL summarized above; provided that (i) such beneficial owner continuously owns such shares of our Common Stock through the Effective Time and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of Section 262 of the DGCL and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares of our Common Stock for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by TruBridge under Section 262 of the DGCL and to be set forth on the Verified List (defined below).

Although not expressly required by Section 262 of the DGCL, TruBridge reserves the right to take the position that it may require the submission of all information required of a beneficial owner under subsection (d)(3) of Section 262 of the DGCL with respect to any person sharing beneficial ownership of the shares of our Common Stock for which such demand is submitted.

Actions After Consummation of the Merger

If the Merger is consummated, within 10 days after the Effective Time, TruBridge, as the surviving corporation in the Merger, will notify each TruBridge stockholder of record who has made a written demand for appraisal pursuant to Section 262 of the DGCL and who has not voted in favor of the Merger Proposal, and any beneficial owner who has properly demanded appraisal pursuant to Section 262 of the DGCL, of the date that the Merger has become effective.

At any time within 60 days after the Effective Time, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw such person’s demand for appraisal and accept the Per Share Merger Consideration offered pursuant to the Merger Agreement by delivering to us a written withdrawal of the demand for appraisal. Within 120 days after the Effective Time, but not thereafter, either TruBridge, as the surviving corporation to the Merger, or any person who has complied with the requirements of Section 262 of the DGCL and is entitled to appraisal rights under Section 262 of the

DGCL, may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on TruBridge, as the surviving corporation, in the case of a petition filed by a stockholder of record or beneficial owner, demanding a determination of the fair value of the shares of our Common Stock held by all TruBridge stockholders entitled to appraisal. TruBridge, as the surviving corporation to the Merger, is under no obligation to file any such petition and has no present intent of doing so. Accordingly, it is your obligation to initiate all necessary action to perfect your appraisal rights in respect of your shares of our Common Stock within the time prescribed in Section 262 of the DGCL. Within 120 days after the Effective Time, any person who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from TruBridge, as the surviving corporation of the Merger, a statement setting forth the aggregate number of shares of our Common Stock not voted in favor of the approval and adoption of the Merger Agreement and with respect to which we have received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares of our Common Stock (provided that, where a beneficial owner makes a demand on his, her or its own behalf, the record holder of such shares of our Common Stock will not be considered a separate stockholder holding such shares of our Common Stock for purposes of such aggregate number). TruBridge, as the surviving corporation of the Merger, must give this statement to the requesting stockholder or beneficial owner within 10 days after receipt of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by a record holder of shares of our Common Stock or a beneficial owner and a copy thereof is served upon TruBridge, as the surviving corporation of the Merger, then TruBridge, as the surviving corporation of the Merger, will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list (the “Verified List”) containing the names and addresses of all persons who have demanded appraisal for their shares of our Common Stock and with whom agreements as to the value of their shares of our Common Stock have not been reached. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to TruBridge, as the surviving corporation of the Merger, and all TruBridge stockholders shown on the Verified List at the addresses stated therein. The forms of the notices by mail and by publication will be approved by the Delaware Court of Chancery, and the costs of these notices will be borne by TruBridge, as the surviving corporation of the Merger.

After providing notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those persons who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights thereunder.

In addition, assuming our Common Stock remained listed on a national securities exchange immediately prior to the Effective Time, the Delaware Court of Chancery will dismiss the appraisal proceedings as to all our stockholders who assert appraisal rights unless one of the Minimum Conditions is met.

Determination of Fair Value

After determining the persons entitled to appraisal, the Delaware Court of Chancery will determine the “fair value” of the shares of our Common Stock subject to appraisal, exclusive of any element of value arising from the accomplishment or expectation of the Merger, to be paid upon the amount determined to be the fair value.

In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on the future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.”

Persons considering seeking appraisal should be aware that the fair value of their shares of our Common Stock as so determined by the Delaware Court of Chancery could be more than, the same as or less than the Per Share Merger Consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares of our Common Stock and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration offered pursuant to the Merger Agreement is not an opinion as to, and might not in any manner address, “fair value” under Section 262 of the DGCL. Although we believe that the Per Share Merger Consideration offered pursuant to the Merger Agreement is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and persons considering exercising appraisal rights should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Per Share Merger Consideration offered pursuant to the Merger Agreement. Neither TruBridge nor IKS anticipates offering more than the Per Share Merger Consideration offered pursuant to the Merger Agreement to any holder of shares of our Common Stock exercising appraisal rights, and TruBridge and IKS each reserve the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 of the DGCL and to assert, in any appraisal proceeding, that for purposes of Section 262 of the DGCL, the “fair value” of a share of our Common Stock is less than the Per Share Merger Consideration offered pursuant to the Merger Agreement. If a demand for appraisal is duly withdrawn, a petition for appraisal is not timely filed, neither of the Minimum Conditions is met (assuming our Common Stock remained listed on a national securities exchange immediately prior to the Effective Time) or other requirements imposed by Section 262 of the DGCL to perfect and seek appraisal are not satisfied, then the right to an appraisal will cease.

Upon application by TruBridge, as the surviving corporation of the Merger, or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the Verified List may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262 of the DGCL.

The Delaware Court of Chancery will direct the payment of the fair value of the shares of our Common Stock by TruBridge, as the surviving corporation of the Merger, to the persons entitled thereto. Payment will be made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in such court may be enforced.

The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the Verified List who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares of our Common Stock entitled to appraisal not dismissed pursuant to subsection (k) of Section 262 of the DGCL or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of Section 262 of the DGCL. In the absence of such an order, each party bears its own expenses.

If any person who demands appraisal of such person’s shares of our Common Stock under Section 262 of the DGCL fails to perfect, or loses or successfully withdraws, such person’s right to appraisal, such person’s shares of our Common Stock will be deemed to have been converted at the Effective Time into the right to receive the Per Share Merger Consideration pursuant to the Merger Agreement. A person will fail to perfect, or effectively lose or withdraw, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time, neither of the Minimum Conditions is met (assuming our Common Stock remained listed on a national securities exchange immediately prior to the Effective Time) or if the person delivers to TruBridge a written withdrawal of the person’s demand for appraisal in accordance with Section 262 of the DGCL.

From and after the Effective Time, no person who has demanded appraisal rights with respect to some or all of such person’s shares of our Common Stock will be entitled to vote such shares of our Common Stock for any purpose or to receive payment of dividends or other distributions on such shares of our Common Stock, except dividends or other distributions payable to stockholders of record as of a time prior to the Effective Time. If no petition for an appraisal is filed, if neither of the Minimum Conditions is met (assuming our Common Stock remained listed on a national securities exchange immediately prior to the Effective Time) or if the person who has made a demand for appraisal delivers to TruBridge a written withdrawal of the demand for an appraisal in respect of some or all of such person’s shares of our Common Stock within 60 days after the Effective Time in accordance with Section 262 of the DGCL, then the right of such person to an appraisal of such shares of our Common Stock will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, no appraisal proceeding will be dismissed as to any person without the approval of the Delaware Court of Chancery and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a reservation of jurisdiction for any application to the Delaware Court of Chancery made under subsection (j) of Section 262 of the DGCL, provided that this sentence does not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the Merger within 60 days after the Effective Time.

Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL will result in the loss of a stockholder’s or beneficial owner’s statutory appraisal rights.

Consequently, any stockholder or beneficial owner wishing to exercise appraisal rights is encouraged to consult with their legal and financial advisors before attempting to exercise those rights. To the extent there are any inconsistencies between the foregoing summary and Section 262 of the DGCL, Section 262 of the DGCL will govern.

Effects on TruBridge If the Merger Is Not Completed

If the Merger Proposal is not approved by TruBridge stockholders, or if the Merger is not completed for any other reason, TruBridge stockholders will not receive any payment for their shares of Common Stock in connection with the Merger. Instead, TruBridge will remain an independent public company, our shares of Common Stock will continue to be listed and traded on NASDAQ and we will continue to file periodic reports, current reports and proxy and information statements with the SEC.

In addition, if the Merger is not completed, TruBridge expects that management will operate TruBridge’s business in a manner similar to that in which it is being operated today and that TruBridge stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the competitive industry in which TruBridge operates and adverse economic conditions.

Furthermore, if the Merger is not completed, and depending on the circumstances that would have caused the Merger not to be completed, it is likely that the price of Common Stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of Common Stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Common Stock. If the Merger is not completed, the Board will continue to evaluate and review TruBridge’s business operations, properties and capitalization, among other things, make such changes as are deemed appropriate, and continue to seek to identify strategic alternatives to enhance stockholder value. If the Merger Proposal is not approved by TruBridge stockholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to TruBridge will be offered or that TruBridge’s business, prospects or results of operation will not be adversely impacted.

Further, if the Merger Agreement is terminated under certain specified circumstances pursuant to the terms of the Merger Agreement, (a) TruBridge may be required to pay IKS a termination fee of approximately $12.3 million or (b) IKS may be required to pay TruBridge a reverse termination fee of approximately $24.6 million. For a discussion of the circumstances under which TruBridge will be required to pay a termination fee or IKS will be required to pay a reverse termination fee, see the section entitled “The Merger Agreement—Termination Fees,” beginning on page 118 of this proxy statement.

THE MERGER AGREEMENT

The following discussion sets forth the material provisions of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the Merger Agreement and not by this discussion, which is summary by nature. This discussion is not complete and is qualified in its entirety by reference to the complete text of the Merger Agreement. You are encouraged to read the Merger Agreement carefully and in its entirety, as well as this proxy statement and any documents incorporated by reference herein, before making any decisions regarding the Merger. This section is not intended to provide you with any factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled “Where You Can Find More Information,” beginning on page 135.

The representations, warranties, covenants and agreements described below and included in the Merger Agreement (i) were made or agreed upon only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement; (ii) were made solely for the benefit of the parties to the Merger Agreement; (iii) are not intended to be treated as categorical statements of fact, but rather as a way of allocating contractual risk among the parties to the Merger Agreement; (iv) are subject to important qualifications, limitations and supplemental information agreed to by the Company, IKS, Merger Sub and TopCo, as applicable, in connection with negotiating the terms of the Merger Agreement, including (A) information in confidential disclosure schedules delivered to (x) IKS by the Company concurrently with the execution and delivery of the Merger Agreement (the “Company Disclosure Schedule”), (y) the Company by IKS concurrently with the execution and delivery of the Merger Agreement (the “IKS Disclosure Schedule”) and (z) the Company by TopCo concurrently with the execution and delivery of the Merger Agreement (the “TopCo Disclosure Schedule”), which each contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement, (B) information contained in the Company’s publicly filed SEC reports filed or furnished on or after January 1, 2025 and at least three business days prior to the date of the Merger Agreement (but excluding disclosures or other information set forth or referenced in any risk factor, forward-looking statement, quantitative and qualitative disclosures about market risk section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature), (C) information contained in IKS’s reports, forms, proxy statements, registration statements and other statements, certifications and documents required to be filed with or furnished to any governmental entity by IKS on or after December 31, 2023 and prior to the date of the Merger Agreement (but excluding disclosures set forth or referenced in any risk factor, forward-looking statement, quantitative and qualitative disclosures about market risk section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature); and (v) may be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating contractual risk between the Company, on the one hand, and IKS, Merger Sub and TopCo, as applicable, on the other hand, rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to stockholders. Further, the representations and warranties were negotiated with the principal purpose of establishing the circumstances in which a party to the Merger Agreement may have the right not to consummate the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise (subject to materiality thresholds). Our stockholders are not generally third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, IKS, Merger Sub and TopCo, as applicable, or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. None of the representations and warranties will survive the Closing, and, therefore, they will have no legal effect under the Merger Agreement after the Effective Time. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of the Company, IKS, Merger Sub and TopCo, as applicable, because the parties may take certain actions that are either expressly permitted in the Company Disclosure Schedule, IKS Disclosure Schedule or TopCo Disclosure Schedule or as otherwise consented to by the appropriate party, which consent may be given without notice to the public. The Merger Agreement is described below, and attached as Annex A to this proxy statement, only to provide you with information regarding its terms and conditions, and not to provide you with any other factual information regarding the Company, IKS, Merger Sub and TopCo, as applicable, or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this proxy statement and any documents incorporated by reference herein. Additional information can be found in our public filings with the SEC, as described in the section entitled “Where You Can Find More Information,” beginning on page 135 of this proxy statement.

The Merger

Upon the terms and subject to the conditions of the Merger Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub will merge with and into TruBridge, the separate corporate existence of Merger Sub will cease, and TruBridge will continue as the Surviving Corporation and wholly owned subsidiary of IKS, and the separate corporate existence of TruBridge will continue unaffected by the Merger. The Merger will have the effects set forth in the Merger Agreement and the relevant provisions of the DGCL.

Closing and Effectiveness of the Merger

The closing of the Merger (the “Closing” and, the date on which the closing of the Merger occurs, the “Closing Date”) will take place at 8:00 a.m., New York City time, remotely by the exchange of documents and signatures (or their electronic counterparts) or, to the extent such exchange is not practicable, at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York, 10004, on the third business day following the satisfaction or, to the extent permitted by applicable law, waiver of the conditions to Closing described below under “Closing Conditions” (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing); provided, however, if the Closing would otherwise be required to occur on a date that is earlier than the seventh business day after the date on which the Regulatory Approval Condition (as further described below in the section entitled “The Merger Agreement—Closing Conditions,” beginning on page 113 of this proxy statement) has been satisfied, then the Closing will take place as promptly as reasonably practicable after the date on which such condition has been satisfied, and in any event no later than the seventh business day thereafter; or at such other place, and at such other time, or on such other date as the Parties may mutually agree in writing.

As promptly as practicable following the Closing, but on the Closing Date, the parties will (a) cause the certificate of merger relating to the Merger (the “Certificate of Merger”) to be duly executed and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL, and (b) deliver and tender, or cause to be delivered or tendered, as applicable, any Taxes and fees and make all other filings or recordings required under the DGCL in connection with such filing of the Certificate of Merger and the Merger. The Merger will become effective at the time the Certificate of Merger is executed and filed with the Secretary of State of the State of Delaware or at such later time as the Company and IKS agree upon in writing and specify in the Certificate of Merger so executed and filed.

Effect of the Merger on Common Stock

At the Effective Time, each Eligible Share will be converted into the right to receive the Per Share Merger Consideration, and will cease to be outstanding, will be cancelled and will cease to exist. At the Effective Time, with respect to each Excluded Share, each Excluded Share will cease to be outstanding, will be cancelled without payment of any consideration therefor and will cease to exist, subject to any rights that stockholders holding Dissenting Shares may have with respect to such Dissenting Shares. Appraisal rights are discussed in detail above under “The Merger Proposal (Proposal 1)—Appraisal Rights,” beginning on page 79 of this proxy statement.

Delivery of Merger Consideration

At or prior to the Effective Time, IKS will deposit, or cause to be deposited, with a paying agent an amount in cash in immediately available funds sufficient in the aggregate to provide all funds necessary for the paying agent to make payments in respect of the Eligible Shares pursuant to the provisions of the Merger Agreement (such cash, the “Exchange Fund”). Pursuant to a paying agent agreement to be entered into prior to the Closing, the paying agent will, among other things, (A) act as the paying agent for the payment and delivery of the Per Share Merger Consideration in respect of each Eligible Share, and (B) invest the Exchange Fund, if and as directed by IKS. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level sufficient to make prompt payment and delivery of the aggregate Per Share Merger Consideration as contemplated by the Merger Agreement, or to the extent the Exchange Fund is not sufficient to make prompt payment and delivery of the aggregate Per Share Merger Consideration in respect of any Dissenting Shares that become Eligible Shares pursuant to the Merger Agreement, IKS will promptly deposit or cause to be deposited such additional amounts in cash in immediately available funds with the paying agent for the Exchange Fund so as to ensure that the Exchange Fund is at all relevant times maintained at a level sufficient to make such cash payments. Any interest and other income resulting from such investment (if any) in excess of the amounts payable pursuant to the provisions of the Merger Agreement will be promptly returned to IKS or the Surviving Corporation, as determined by IKS in accordance with the terms and conditions of the paying agent agreement.

As promptly as reasonably practicable after the Effective Time (but in any event within three business days thereafter), IKS will cause the paying agent to mail or otherwise provide each holder of record of Eligible Shares that are (A) certificated shares (“Certificates”), or (B) book-entry shares (“Book-Entry Shares”) not held, directly or indirectly, through DTC notice advising such holders of the effectiveness of the Merger, which notice will include:

•

appropriate transmittal materials (including a customary letter of transmittal) specifying that delivery will be effected, and risk of loss and title to the Certificates or such Book-Entry Shares will pass only upon delivery of the Certificates (or affidavits of loss in lieu of the Certificates, as provided in the Merger Agreement) or the surrender of such Book-Entry Shares to the paying agent (which will be deemed to have been effected upon the delivery of a customary “agent’s message” with respect to such Book-Entry Shares or such other reasonable evidence, if any, of such surrender as the paying agent may reasonably request pursuant to the terms and conditions of the paying agent agreement), as applicable (such materials to be in such form and have such other provisions as IKS and TruBridge may reasonably mutually agree); and

•

instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu of the Certificates) or such Book-Entry Shares to the paying agent in exchange for the Per Share Merger Consideration that such holder is entitled to receive as a result of the Merger.

With respect to Book-Entry Shares held, directly or indirectly, through DTC, IKS and TruBridge will cooperate to establish procedures with the paying agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries to ensure that the paying agent will transmit to DTC or its nominees as promptly as practicable after the Effective Time, upon surrender of Eligible Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures and such other procedures as agreed by IKS, TruBridge, the paying agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries, the Per Share Merger Consideration to which such beneficial owners are entitled to receive as a result of the Merger.

Upon surrender to the paying agent of Eligible Shares that (A) are Certificates, by physical surrender of such Certificates (or affidavits of loss in lieu of the Certificates) together with the letter of transmittal, duly completed and executed, and such other documents as may be reasonably required by the paying agent, (B) are Book-Entry Shares not held through DTC, by book-receipt of an “agent’s message” by the paying agent in connection with the surrender of Book-Entry Shares (or such other reasonable evidence, if any, of surrender with respect to such Book-Entry Shares, as the paying agent may reasonably request pursuant to the terms and conditions of the paying agent agreement), in each case of the foregoing clauses (A) and (B), pursuant to such materials and instructions contemplated by the Merger Agreement, and (C) are Book-Entry Shares held, directly or indirectly, through DTC, in accordance with DTC’s customary surrender procedures and such other procedures as agreed by TruBridge, IKS, the paying agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries, the holder of such Certificate or Book-Entry Share will be entitled to receive in exchange therefor, and IKS will cause the paying agent to pay and deliver, out of the Exchange Fund, as promptly as practicable to such holders, an amount in cash in immediately available funds (after giving effect to any required tax withholdings as provided in the Merger Agreement) equal to the product obtained by multiplying (1) the number of Eligible Shares represented by such Certificates (or affidavits of loss in lieu of the Certificates) or such Book-Entry Shares by (2) the Per Share Merger Consideration, and each surrendered Certificate will be cancelled.

In the event of a transfer of ownership of any Certificate that is not registered in the stock transfer books or ledger of TruBridge or if the consideration payable is to be paid in a name other than that in which the Certificate or Certificates surrendered or transferred in exchange therefor are registered in the stock transfer books or ledger of TruBridge, a check for any cash to be exchanged upon due surrender of any such Certificate or Certificates may be issued by the paying agent to such a transferee if the Certificate or Certificates is or are (as applicable) properly endorsed and otherwise in proper form for surrender and presented to the paying agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable transfer taxes have been paid or are not applicable, in each case, in form and substance, reasonably satisfactory to IKS and the paying agent. Payment of the Per Share Merger Consideration with respect to Book-Entry Shares will only be made to the Person in whose name such Book-Entry Shares are registered in the stock transfer books or ledger of TruBridge.

For the avoidance of doubt, no interest will be paid or accrued for the benefit of any holder of Eligible Shares on any amount payable upon the surrender of any Eligible Shares.

From and after the Effective Time, there will be no transfers on the stock transfer books or ledger of TruBridge of the Eligible Shares. If, after the Effective Time, any Certificate or acceptable evidence of a Book-Entry Share is presented to the Surviving Corporation, IKS or the paying agent for transfer, it will be cancelled and exchanged for the cash amount in immediately available funds which the holder is entitled to receive as a result of the Merger.

Any portion of the Exchange Fund (including any interest and other income resulting from any investments thereof (if any)) that remains unclaimed by the holders of Eligible Shares for 180 days from and after the Closing Date will be delivered to IKS or the Surviving Corporation, as determined by IKS. Any holder of Eligible Shares who has not complied with the procedures, materials and instructions contemplated by the Merger Agreement will thereafter look only to the Surviving Corporation as a general creditor for such payments (after giving effect to any required tax withholdings as provided in the Merger Agreement) in respect thereof. Notwithstanding anything to the contrary in the Merger Agreement, none of the Surviving Corporation, IKS, the paying agent or any other Person will be liable to any former holder of Shares or Company Equity Awards for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

In the event any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of such fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by IKS and/or the paying agent pursuant to the paying agent agreement or otherwise, the posting by such person of a bond in customary amount, and upon such terms as may be required by IKS and/or the paying agent pursuant to the paying agent agreement or otherwise as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the paying agent will, in exchange for such Certificate, issue a check in the amount (after giving effect to any required tax withholdings) equal to the product obtained by multiplying (i) the number of Eligible Shares represented by such lost, stolen or destroyed Certificate by (ii) the Per Share Merger Consideration.

Subject to the provisions of the Merger Agreement, no Dissenting Stockholder will be entitled to receive the Per Share Merger Consideration with respect to any of the Dissenting Shares owned by such Dissenting Stockholder, and each Dissenting Stockholder will be entitled to receive only the payment provided by Section 262 of the DGCL with respect to the Dissenting Shares owned by such Dissenting Stockholder and such Dissenting Stockholder will cease to have any other rights with respect to such Dissenting Shares. TruBridge will give IKS (i) prompt notice and copies of any written demands for appraisal, actual, attempted or purported written withdrawals of such demands, and any other instruments served pursuant to (or purportedly pursuant to) applicable law that are received by TruBridge relating to TruBridge’s stockholders’ demands of appraisal, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL; provided, however, that IKS will allow TruBridge to also participate in (but not direct) any such negotiations and proceedings. TruBridge will not, except with the prior written consent of IKS, voluntarily make any payment or deposit with respect to any demands for appraisals, offer to settle or settle any such demands or approve any withdrawal of any such demands, or agree, authorize or commit to do any of the foregoing. If any Dissenting Stockholder has effectively withdrawn or otherwise waived or lost the right under Section 262 of the DGCL with respect to any Dissenting Shares, such Dissenting Shares will become Eligible Shares and converted into the right to receive the Per Share Merger Consideration with respect to such Shares.

Each of IKS, the Surviving Corporation and the paying agent (and any of their respective Affiliates) will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement to any holder of shares of Common Stock or Company Equity Awards such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any other applicable tax law. To the extent that amounts are so withheld, such withheld amounts (i) will be timely remitted to the applicable governmental entity, and (ii) will be treated as having been paid to the holder of Shares or Company Equity Awards in respect of which such deduction and withholding was made.

Treatment of TruBridge Equity Awards

The Company Equity Awards that are outstanding immediately prior to the Effective Time will be treated as follows at the Effective Time:

•

TruBridge RSAs: each outstanding TruBridge RSA will automatically accelerate (subject to any proration as provided for in the applicable award agreement) and convert into the right to receive, with respect to each share subject to such TruBridge RSA (subject to any proration as provided for in the applicable award agreement), $26.25 in cash without interest, less applicable taxes required to be withheld, and be cancelled pursuant to the terms of the Merger Agreement.

•

TruBridge PSAs: each outstanding TruBridge PSA will automatically accelerate (subject to any proration as provided for in the applicable award agreement) and convert into the right to receive, with respect to each share subject to such TruBridge PSA (subject to any proration as provided for in the applicable award agreement), $26.25 in cash without interest, less applicable taxes required to be withheld, and be cancelled pursuant to the terms of the Merger Agreement; provided that the number of shares subject to each such TruBridge PSA immediately prior to the Effective Time will be determined based on actual performance through the Effective Time as reasonably determined by the TruBridge compensation committee (or, if actual performance is not reasonably determinable in its discretion, target performance). The TruBridge compensation committee has determined that, as of the Effective Time and subject to any proration as provided for in the applicable award agreement, (i) for each TruBridge PSA granted in 2024 (with a performance period from 2024-2026), the number of shares in respect of each such TruBridge PSA will equal the maximum level of performance (200% of target), and (ii) for each TruBridge PSA granted in 2025 and 2026 (with performance periods from 2025-2027 and 2026-2028, respectively), the number of shares in respect of each such 2025 and 2026 TruBridge PSA will be determined based on the target level of performance (100% of target).

For clarity, TruBridge RSAs and TruBridge PSAs granted in 2026 will be prorated at the Effective Time, in accordance with the terms of the applicable award agreements, as follows:

•

The pro-rata portion of the TruBridge RSAs granted in 2026 will be calculated by multiplying the number of shares of restricted stock scheduled to vest on the next scheduled vesting date (i.e., one-third of the shares subject to each such TruBridge RSA award) by a fraction, (i) the numerator of which equals the number of days elapsed from January 1 of the calendar year preceding the next scheduled vesting date, through the Effective Time, and (ii) the denominator of which equals the total number of days in such preceding calendar year.

•

The pro-rata portion of the TruBridge PSAs granted in 2026 will be calculated by multiplying the number of earned shares otherwise issuable under such TruBridge PSA (determined in accordance with the treatment set out in the Merger Agreement, as described above) by a fraction, (i) the numerator of which equals the number of days elapsed from January 1, 2026, through the Effective Time, and (ii) the denominator of which equals 1,096.

Pursuant to the terms of the Merger Agreement, TruBridge, the Board and/or the TruBridge compensation committee, as applicable, will cause the Stock Plan to terminate at or prior to the Effective Time.

Representations and Warranties

Representations and Warranties of TruBridge

TruBridge’s representations and warranties relate to, among other things:

•

Due organization, valid existence and good standing; corporate or similar power and authority to own, lease or operate its properties and assets and conduct business; qualification to conduct business; organizational documents;

•

Capitalization; absence of voting debt securities; equity awards; ownership of subsidiaries; validity of capital stock issued; absence of shareholder agreements, voting trusts or similar agreements; absence of preemptive or other outstanding rights, options, calls or similar rights;

•	Corporate power and authority to enter into the Merger Agreement and consummate the Merger; due execution of the Merger Agreement; enforceability of the Merger Agreement;

•	Approval of the Merger Agreement by the Board; making of the Board Recommendation by the Board;

•	Receipt by the Board of the opinion of TruBridge’s financial advisor, Solomon;

•	Absence of non-identified required authorizations, actions and governmental filings;

•	Absence of breaches of the organizational documents, applicable laws and material contracts with third parties, and the creation of encumbrances (other than certain permitted encumbrances);

•	Compliance with applicable laws; absence of violations of anti-corruption, anti-bribery, export, sanctions and similar laws; validity of licenses;

•	Timeliness and accuracy of SEC reports, and compliance with the Securities Act, Exchange Act and Sarbanes-Oxley Act;

•

Disclosure controls and procedures and internal control over financial reporting, including assessments of the effectiveness thereof; absence of complaints regarding accounting, internal accounting controls or auditing matters;

•	Financial statements, absence of undisclosed liabilities and absence of off-balance sheet arrangements;

•	Absence of litigation and governmental orders;

•	Absence of certain changes, including absence of a Material Adverse Effect (as defined below) that has not been cured, since January 1, 2025, and conduct of the business in the ordinary course;

•	Material contracts;

•	Employee benefits;

•	Labor matters;

•	Environmental matters;

•	Tax matters;

•	Real property;

•	Tangible property;

•	Intellectual property, information technology and privacy;

•	Compliance with applicable healthcare laws; healthcare regulatory matters and AI technology compliance;

•	Insurance policies;

•	Inapplicability of any “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation (“Takeover Statute”);

•	Absence of brokers or finders; and

•	Absence of other representations and warranties.

Certain of TruBridge’s representations and warranties are qualified as to “materiality” or “Company Material Adverse Effect.” “Company Material Adverse Effect” means any event, development, change, state of facts, condition, circumstance or occurrence (each, an “Event”) that, individually or in the aggregate, (i) is, or would reasonably be expected to be, materially adverse to the financial condition, business or results of operations of TruBridge and its subsidiaries (taken as a whole); provided, however, that none of the following, either individually or in the aggregate, will be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur:

a)

any Event generally affecting the economy, credit, capital, securities or financial markets, including interest rates, exchange rates, monetary policies, tariffs or trade wars, or political, regulatory or business conditions in the geographic markets in which TruBridge or any of its subsidiaries has material operations;

b)	any Event that is the result of factors generally affecting the industries, markets or geographical areas in which TruBridge or any of its subsidiaries have material operations;

c)

any loss of, or adverse Event, in or with respect to, the relationship of TruBridge or any of its subsidiaries, contractual or otherwise, with customers, employees, unions, suppliers, distributors, financing sources, partners or similar relationship, or any resulting Event, in each of the foregoing cases, that was caused by the entry into, announcement, pendency or performance of the transactions contemplated by the Merger Agreement, or directly resulting or arising from the identity of or any facts or circumstances relating to, or any actions taken or failed to be taken by IKS or any of its subsidiaries (other than those required or expressly permitted pursuant to the Merger Agreement), including any proceeding with respect to the Merger Agreement or the transactions contemplated by the Merger Agreement; provided that the exceptions in this clause (c) will not apply to the representations and warranties relating to (x) the absence of non-identified required authorization, actions, governmental filings; or (y) the absence of breaches of the organizational documents, applicable laws and material contracts with third parties, and the creation of encumbrances (other than certain permitted encumbrances), or any conditions to the closing of the Merger with respect to such representations and warranties;

d)	any change or modification in GAAP or in any law, or the interpretation or enforcement thereof, after the date of the Merger Agreement;

e)

any failure by TruBridge to meet any internal or public projections or forecasts or estimates of revenues or earnings for any period; provided that the exception in this clause (e) will not prevent or otherwise affect a determination that any Event (not otherwise excluded under this definition) underlying such failure has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a “Company Material Adverse Effect”;

f)

act of war (whether or not declared), civil disobedience, hostilities, sabotage, terrorism, cyberattacks, military or para-military actions or the escalation of any of the foregoing, whether perpetrated or encouraged by a state or non-state actor or actors, any hurricane, flood, tornado, earthquake or other weather or natural disaster or any epidemics, pandemics, outbreak of illness or other public health event or any other force majeure event, or any national or international calamity or crisis;

g)	any proceeding after the date of the Merger Agreement to the extent relating to the Merger Agreement or the transactions contemplated by the Merger Agreement;

h)

any action required or expressly permitted to be taken or failed to be taken by TruBridge or any of its subsidiaries or its or their respective representatives pursuant to the Merger Agreement or any action taken or failed to be taken with IKS’s written consent or at IKS’s written request;

i)

any Event or announcement of an Event affecting the credit rating or other rating of financial strength of TruBridge or any of its subsidiaries or any of their respective securities; provided that the exception in this clause (i) will not prevent or otherwise affect a determination that any Event underlying such Event or announcement of an Event has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a “Company Material Adverse Effect”;

j)

a decline in the market price, or change in trading volume of the shares of Common Stock or any other securities of TruBridge on the NASDAQ or any other securities exchange or trading market; provided that the exception in this clause (j) will not prevent or otherwise affect a determination that any Event underlying such decline or change has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a “Company Material Adverse Effect”;

k)

any matter that is reasonably apparent from the information in the TruBridge Disclosure Schedules or from information in any of TruBridge’s SEC reports (but excluding, in each case, any disclosures or other information set forth or referenced in any risk factor, forward-looking statement or quantitative and qualitative disclosures about market risk section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature);

l)

any liability to the extent accrued or reserved against in the consolidated financial statements included in TruBridge’s SEC reports (or the notes thereto) filed or furnished prior to the date of the Merger Agreement;

m)

any public disclosure by IKS regarding its plans with respect to the conduct of TruBridge’s business following Closing and any action or communication by IKS with respect to or to TruBridge’s employees; or

n)

any actions required under the Merger Agreement or applicable law to obtain any approval or authorization under applicable law for the consummation of the Merger, in each case, which actions are expressly contemplated in the Merger Agreement.

Notwithstanding the foregoing, if any one or more of the Events in clauses (a), (b), (d) and (f) disproportionately adversely affects TruBridge and its subsidiaries relative to the other participants in the same or similar industries or geographies in which TruBridge and its subsidiaries operate or their products or services are sold or sourced, as applicable, then the incremental disproportionate impact of such Events will be taken into account in determining whether a Company Material Adverse Effect has occurred.

Representations and Warranties of IKS and Merger Sub

IKS’s and Merger Sub’s representations and warranties relate to, among other things:

•

Due organization, valid existence and good standing; corporate power and authority to own, lease and operate its properties and assets and conduct business; qualification to conduct business; organizational documents;

•	Capitalization and business of Merger Sub;

•	Corporate power and authority to enter into the Merger Agreement and consummate the Merger; due execution of the Merger Agreement; enforceability of the Merger Agreement;

•	Absence of non-identified required authorizations, actions and governmental filings;

•	Absence of breaches of the organizational documents, applicable laws and contracts with third parties and the creation of encumbrances (other than certain permitted encumbrances);

•	Absence of litigation and governmental orders;

•	Absence of certain agreements related to TruBridge, the transactions contemplated by the Merger Agreement or the consideration related thereto;

•	Absence of “interested stockholders” with respect to ownership of the Common Stock;

•	Accuracy, validity and binding nature of financing documentation, and sufficiency of the financing to satisfy IKS’s obligations under the Merger Agreement;

•	Solvency;

•	Absence of brokers or finders; and

•	Absence of other representations and warranties.

Certain of IKS’s and Merger Sub’s representations and warranties are qualified as to “materiality” or by exceptions which would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of IKS or Merger Sub to consummate the transactions contemplated by the Merger Agreement.

Representations and Warranties of TopCo

TopCo’s representations and warranties relate to, among other things:

•	Due formation, valid existence and good standing; requisite power and authority to conduct business; qualification to conduct business;

•	Power and authority to enter into the Merger Agreement and perform its obligations under the Merger Agreement; due execution of the Merger Agreement; enforceability of the Merger Agreement;

•	Absence of non-identified required authorizations, actions, governmental filings;

•	Absence of breaches of the organizational documents, applicable laws and contracts with third parties and the creation of encumbrances (other than certain permitted encumbrances);

•	The receipt and binding nature of the TopCo Support Agreement (as defined below); and

•	Absence of other representations and warranties.

Certain of TopCo’s representations and warranties are qualified as to “materiality” or by exceptions which would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of TopCo to perform its obligations under the Merger Agreement or provide any guarantee or security to be provided by TopCo in connection with the Debt Financing.

The representations and warranties of the parties in the Merger Agreement will not survive the Closing or any termination of the Merger Agreement, as applicable; provided that, the foregoing will not relieve any party to the Merger Agreement of any liability or damages resulting from Willful and Material Breach (as defined below) or intentional fraud that constitutes common law fraud under Delaware law in connection with, arising out of or otherwise related to the express written representations and warranties in the Merger Agreement, subject to the Damages Cap (as defined in the section entitled “The Merger Agreement—Termination of the Merger Agreement,” beginning on page 115 of this proxy statement).

As used in the Merger Agreement, the phrase “Willful and Material Breach” means a deliberate act or a deliberate failure to act, taken or not taken with the actual knowledge that such act or failure to act would, or would reasonably be expected to, result in or constitute a material breach of the Merger Agreement, regardless of whether breaching was the object of the act or failure to act.

Conduct of Business Pending the Merger

The Merger Agreement provides for certain restrictions on the conduct of TruBridge’s and its subsidiaries’ respective businesses during the Interim Period.

During the Interim Period (except (w) as otherwise expressly required or permitted by the Merger Agreement or required by a governmental entity or applicable law, (x) expressly required by the terms of any contract binding on TruBridge or any of its subsidiaries in effect on the date of the Merger Agreement, or entered into following the date of the Merger Agreement in accordance with the terms of the Merger Agreement, (y) as approved in writing by IKS (such approval not to be unreasonably conditioned, withheld or delayed) or (z) as set forth in the TruBridge Disclosure Schedule), TruBridge and its subsidiaries must use reasonable best efforts to conduct their respective businesses in the ordinary course of business in all material respects and use reasonable best efforts to maintain existing relationships and goodwill with key governmental entities, customers and suppliers.

Without limiting the foregoing, during the Interim Period (subject to the exceptions set forth above), TruBridge may not, and must not permit any of its subsidiaries to:

•	adopt any change in its organizational documents (other than immaterial changes to the organizational documents of TruBridge’s subsidiaries);

•	merge or consolidate TruBridge or any of its subsidiaries with any other entity, except for any such transactions solely among wholly owned subsidiaries of TruBridge;

•

acquire, directly or indirectly by merger, consolidation, acquisition of stock or assets or otherwise, any business, third party, properties or material assets outside of the ordinary course of business from any other third party, other than acquisitions of inventory or other goods in the ordinary course of business pursuant to the terms of a contract binding on TruBridge or any of its subsidiaries in effect as of the date of the Merger Agreement, or entered into following the date of the Merger Agreement (in accordance with the terms of the Merger Agreement);

•

transfer, sell, lease, divest, cancel or otherwise dispose of, or incur, permit or suffer to exist the creation of any encumbrance (other than certain permitted encumbrances) upon, any properties or assets (tangible or intangible, including any intellectual property rights), product lines or businesses material to TruBridge or any of its subsidiaries, including capital stock or other equity interests of any of its subsidiaries outside of the ordinary course of business, except in connection with (A) sales of obsolete assets in the ordinary course of business, (B) sales, leases, licenses or other dispositions of assets (not including services, products or computer or storage hardware) with a fair market value (reasonably determined by TruBridge) not in excess of $100,000 in any individual transaction or $500,000 in the aggregate, in the ordinary course of business, (C) non-exclusive licenses or other similar rights under intellectual property rights in the ordinary course of business, and (D) sales of inventory or other goods in the ordinary course of business;

•

issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber or otherwise enter into any contract (other than the Support Agreements) with respect to the voting of, any shares of capital stock of TruBridge or capital stock or other equity interests of any of its subsidiaries, securities convertible or exchangeable into or exercisable for any such shares of capital stock or other equity interests, or any options, warrants or other rights of any kind to acquire any such shares of capital stock, other equity interests or such convertible or exchangeable securities (other than (A) proxies or voting agreements solicited by or on behalf of TruBridge in order to obtain the Requisite Company Vote or (B) the issuance of shares of such capital stock, other equity securities or convertible or exchangeable securities (1) by a wholly owned subsidiary of TruBridge to TruBridge or another wholly owned subsidiary of TruBridge or (2) in respect of Company Equity Awards outstanding prior to 5:00 p.m. (New York time) on April 22, 2026 in accordance with their respective terms and, as applicable, the Stock Plan in effect as of 5:00 p.m. (New York time) on April 22, 2026);

•

make any loans, advances, guarantees or capital contributions to or investments in any entity (other than (i) to or from TruBridge and any of its wholly owned subsidiaries or (ii) the issuance, extension, amendment or renewal of promissory notes in the ordinary course of business), in excess of $100,000 in any individual transaction or $500,000 in the aggregate;

•

declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or other equity interests (including with respect to TruBridge, the shares of Common Stock), except for dividends or other distributions paid by any wholly owned subsidiary to TruBridge or to any other wholly owned subsidiary of TruBridge;

•

reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, other equity interests or securities convertible or exchangeable into or exercisable for any shares of its capital stock or other equity interests (including with respect to TruBridge, the shares of Common Stock), other than the withholding of shares of Common Stock to satisfy withholding tax obligations upon the vesting or settlement of Company Equity Awards outstanding as of the date of the Merger Agreement or granted after the date of the Merger Agreement in accordance with the terms and conditions of the Merger Agreement, in each case, in accordance with their terms and, as applicable, the Stock Plan as in effect as of 5:00 p.m. (New York time) on April 22, 2026);

•

incur any indebtedness (including the issuance of any debt securities, warrants or other rights to acquire any debt security, interest rate swaps, hedges, forward sales contracts or similar financial instruments), except for guarantees of indebtedness of its wholly owned subsidiaries otherwise incurred in compliance with the Merger Agreement;

•

make or authorize any payment of, or accrual or commitment for, capital expenditures that are not included in TruBridge’s annual capital expenditure budget made available to IKS, except for any such expenditures to the extent reasonably necessary to avoid a material business interruption as a result of any act of God, war, terrorism, earthquake, fire, hurricane, storm, flood, civil disturbance, explosion, partial or entire failure of utilities or information technology systems, or any other similar cause not reasonably within the control of TruBridge or its subsidiaries;

•

enter into any contract that would have been a material contract had it been entered into prior to the Merger Agreement, other than contracts with customers entered into in the ordinary course of business and any contracts entered into in connection with an action expressly permitted by the Merger Agreement (including any amendment, modification or supplement to an existing contract); provided, however, TruBridge may not (i) provide to customers new cash guarantees or service level adjustments that, in each case, exceed an average annual penalty risk of $100,000 individually or $500,000 in the aggregate or (ii) enter any contract for any leased real property;

•	enter into any contract with a supplier or strategic consultant that is expected to result in payments with a value in excess of $100,000, in each case, in any 12-month period;

•

other than with respect to material contracts related to indebtedness, terminate or amend or otherwise modify or waive in a manner that is materially adverse to TruBridge and its subsidiaries (taken as a whole), or assign, convey, encumber or otherwise transfer, in whole or in part, rights or interest pursuant to or in, any material contract, other than expirations of any such material contract in the ordinary course of business and in accordance with the terms of such material contract with no further action by TruBridge, any of its subsidiaries or other party to such material contract, except for any ministerial actions, or non-exclusive licenses, covenants not to sue, releases, waivers or other rights under owned intellectual property, in each case, granted in the ordinary course of business;

•

cancel, modify or waive any debts or claims held by or owed to TruBridge or any of its subsidiaries if the amount of such debts or claims that are cancelled, modified or waived exceeds $25,000 individually or $250,000 in the aggregate;

•

amend any license contemplated by the terms of the Merger Agreement in any material respect, or allow any such license to lapse, expire or terminate (except where the lapse, expiration or termination of any such license is with respect to a license that has become obsolete, redundant or no longer required by applicable law);

•

Amend, modify, terminate, cancel or let lapse any material insurance policy, unless simultaneous with such termination, cancellation or lapse, replacement self-insurance programs are established by TruBridge or one or more of its subsidiaries or replacement policies underwritten by reputable insurance carriers are in full force and effect, in each case, providing coverage equal to or greater than the coverage under the terminated, canceled or lapsed insurance policies for substantially similar premiums, as applicable, as in effect as of the date of the Merger Agreement;

•

other than with respect to any stockholder litigation related to the Merger Agreement or the transactions contemplated by the Merger Agreement that is brought, or, to the knowledge of TruBridge, threatened in writing, against TruBridge or any Indemnified Party (as defined below) from and following the date of the Merger Agreement and prior to the Effective Time (other than any proceeding in connection with, arising out of or otherwise related to a demand for appraisal under Section 262 of the DGCL, “Transaction Litigation”), any proceeding in connection with, arising out of or otherwise related to a demand for appraisal rights or any material tax claim, audit, assessment or dispute, or any proceeding in connection with, arising out of or otherwise related to a dispute among the parties in connection with the Merger Agreement, settle or compromise any proceeding in which TruBridge would be liable for an amount in excess of $100,000 in the aggregate, net of any amount covered by insurance, indemnification or existing reserves established in accordance with GAAP or on a basis that would result in the imposition of any order that would restrict the future activity or conduct of TruBridge or any of its subsidiaries or a finding or admission of a violation of law or violation of the rights of any person;

•	make any material changes with respect to accounting policies or procedures, except as required by changes in GAAP or applicable law;

•

other than in the ordinary course of business, change or revoke any tax election, change an annual tax accounting period, adopt or change any tax accounting method, file any amended tax return, enter into any closing agreement with respect to taxes, settle or compromise any tax claim, audit, assessment or dispute, affirmatively surrender any right to claim a refund of taxes, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of any tax, prepare or file any tax return in a manner inconsistent with past practice, or fail to pay any tax that becomes due and payable (including any estimated tax payments) other than taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been established on TruBridge’s financial statements in accordance with GAAP;

•	cancel, abandon or otherwise allow to lapse or expire any registered intellectual property, except in the ordinary course of business or at the end of their statutory terms;

•

except pursuant to the terms of any Company Benefit Plan (as defined in the Merger Agreement) in effect as of the date of the Merger Agreement, (A) increase in any manner the compensation or benefits (including in respect of severance, retention, bonuses, change of control rights and termination rights) of any employee of TruBridge or its subsidiaries, except for increases in annual base salary or wage rate in the ordinary course of business of less than 3% for employees with an annual salary or annualized wage rate below $150,000, (B) become a party to, establish, enter into, adopt, materially amend, commence participation in or terminate any Company Benefit Plan (including any agreement to provide severance, retention, bonuses, change of control rights or termination rights (including within any employment agreement)) or any arrangement that would have been a Company Benefit Plan had it been entered into prior to the date of the Merger Agreement, (C) grant any new awards (including any cash-based or equity-based, short- or long-term incentive awards), or amend or modify the terms of any outstanding awards, under any Company Benefit Plan, (D) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits under any Company Benefit Plan, (E) hire any employee or engage any independent contractor (who is a natural person) with annual salary or wage rate or fees in excess of $100,000 and whose employment or engagement is not terminable at-will without notice, cause, severance or other termination payments, (F) terminate the employment of any employee or independent contractor (who is a natural person) with annual salary or wage rate or consulting fees in excess of $100,000 except for a termination for “cause” as determined pursuant to the terms of the applicable Company Benefit Plan, or (G) implement or announce any “employment losses” within the meaning of the Worker Adjustment and Retraining Notification Act or any similar state or local Law (collectively, the “WARN Act”) that would require notice pursuant to the WARN Act;

•

become a party to, establish, adopt, amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labor union, labor organization, works council or similar organization;

•	acquire, or agree to acquire, fee ownership (or its jurisdictional equivalent) of any real property;

•

enter into any material new line of business that is not reasonably related to, or an extension of, the businesses being conducted by TruBridge or any of its subsidiaries on the date of the Merger Agreement; or

•	agree, authorize or commit to do any of the foregoing.

IKS may not, and must cause its affiliates not to, take or fail to take any actions that would, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated by the Merger Agreement and, without limiting the foregoing, IKS may not, and must cause its affiliates not to, directly or indirectly, authorize, commit to, enter into, announce, consummate or agree to consummate any acquisition, merger, business combination, joint venture, minority investment, strategic alliance or exclusive licensing arrangement (or any agreement in principle, letter of intent, term sheet or other contract with respect thereto), in each case, that would reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated by the Merger Agreement.

During the Interim Period, within 20 days following the end of each month (or, if such month-end is also the end of a fiscal quarter, within 25 days following the end of such month), TruBridge must deliver to IKS a certificate, duly executed on behalf of TruBridge by its Chief Executive Officer and Chief Financial Officer, certifying that, in their respective capacities as such and not in their personal capacities and without personal liability, TruBridge has performed in all material respects all obligations required to be performed by it under the interim operating covenants set forth above during such month (or, if such month-end is also the end of a fiscal quarter, during such fiscal quarter). TruBridge is not required to deliver any such certificate prior to July 25, 2026, and that certificate must only cover the period commencing on the date of the Merger Agreement and ending on June 30, 2026.

During the Interim Period, TruBridge must also deliver to IKS, promptly following the end of each month, and in any event within 17 days thereafter (or, if such month-end is also the end of a fiscal quarter, within 25 days following the end of such month), TruBridge’s unaudited monthly financial information (in TruBridge’s customary format), including TruBridge’s income statement and cash flow statement for such preceding month, balance sheet as of such month-end and certain other specified financial information (the “Monthly Financial Report”).

If at any time during the Interim Period when any Monthly Financial Report is delivered to IKS, the value of TruBridge’s actual year-to-date Adjusted EBITDA minus TruBridge’s actual year-to-date capital expenditures deviates beyond an agreed threshold level for such period, TruBridge is required to discuss with IKS in good faith measures designed to reduce TruBridge’s future capital expenditures, to the extent practicable.

Non-Solicitation Covenants

The Merger Agreement provides that, during the Interim Period, subject to certain exceptions, TruBridge may not, and must cause its subsidiaries and its and their respective directors, officers and employees not to, and must cause its and its subsidiaries’ representatives not to:

•	initiate, solicit or propose any Acquisition Proposal (as defined below) or knowingly and purposefully encourage any Acquisition Proposal;

•

engage in, continue or otherwise participate in any discussions relating to any Acquisition Proposal (in each case, other than to request clarification of an Acquisition Proposal that has already been made for purposes of assessing whether such Acquisition Proposal is or could reasonably be expected to lead to a Superior Proposal (as defined below) or to notify the applicable person or group of the existence of the restrictions in the Merger Agreement) or negotiations with respect to any Acquisition Proposal; or

•	provide any non-public information or data concerning TruBridge or any of its subsidiaries to any person or group in connection with any Acquisition Proposal.

Under the Merger Agreement:

“Acquisition Proposal” means any bona fide proposal (whether or not in writing), offer or indication of interest from any person or group relating to any transaction (or series of related transactions) involving (a) any acquisition or purchase by any person or group, directly or indirectly, of 20% or more of any class of outstanding voting or equity securities of TruBridge or any “significant subsidiaries” (as defined by Rule 1.02(w) of Regulation S-X under the Exchange Act), or any tender offer or exchange offer that, if consummated, would result in any person or group beneficially owning 20% or more of any class of outstanding voting or equity securities of TruBridge, (b) any direct or indirect acquisition or purchase (including the acquisition of stock in any subsidiary of TruBridge), in one transaction or a series of related transactions, of assets or businesses of the TruBridge or its subsidiaries representing 20% or more of the consolidated assets of TruBridge and its subsidiaries, taken as a whole, or (c) any merger, amalgamation, consolidation, share exchange, business combination, liquidation, dissolution or similar transaction involving TruBridge or any of its “significant subsidiaries” that, if consummated, would result in any person or group, directly or indirectly, (i) acquiring assets of TruBridge or any of its “significant subsidiaries” representing 20% or more of TruBridge’s consolidated assets, or (ii) beneficially owning 20% or more of any class of outstanding voting or equity securities of TruBridge or of the surviving entity or of the resulting direct or indirect parent of TruBridge or such surviving entity (it being understood and agreed that, for purposes of this definition, total assets of the TruBridge (A) include equity securities of any subsidiary of TruBridge, and (B) will be determined in good faith by the Board, acting reasonably, on a fair-market-value basis), in each case, other than any transactions contemplated by the Merger Agreement or any other bona fide proposal, offer or indication of interest made by or on behalf of IKS or any of its subsidiaries or any group that IKS or any of its subsidiaries are members of in connection therewith or any acquisition by IKS or any of its subsidiaries or any group that IKS or any of its subsidiaries are members of in connection therewith.

“Superior Proposal” means an unsolicited and bona fide written proposal, offer or indication of interest contemplated by the definition of “Acquisition Proposal” made after the date of the Merger Agreement that, if the transactions or series of related transactions contemplated thereby were consummated, would result in a person or group, other than IKS or any of its subsidiaries or any group that IKS or any of its subsidiaries are members of, becoming the beneficial owner of, directly or indirectly, in excess of 50% of the: (a) total voting power of the equity securities of TruBridge and its subsidiaries (or of the surviving entity in a merger involving TruBridge or the resulting direct or indirect parent of TruBridge or such surviving entity); or (b) consolidated net revenues, net income or total assets, in each case of the foregoing clauses (a) and (b) of this definition, as of the date of such Acquisition Proposal (it being understood and agreed that total assets (i) include equity securities of subsidiaries of TruBridge, and (ii) will be determined in good faith by the Board, acting reasonably, on a fair-market-value basis), that the Board has determined, in good faith, that is reasonably likely to be consummated in accordance with its terms and, if consummated, would result in a transaction more favorable from a financial point of view to the TruBridge stockholders than the transactions contemplated by the Merger Agreement (after taking into account any revisions to the terms and conditions of the Merger Agreement proposed by IKS pursuant to its “matching rights” in the non-solicitation covenants contained in the Merger Agreement and such other factors that the Board determines in good faith to be relevant).

However, prior to the time the Requisite Company Vote is obtained, in response to an unsolicited, bona fide Acquisition Proposal that was not solicited in breach of the non-solicitation covenants contained in the Merger Agreement, and that the Board determines in good faith (after consultation with outside legal counsel and its financial advisor) that, based on the information then available, including the terms and conditions of such Acquisition Proposal and those of the Merger Agreement, such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal (provided that the Board, substantially contemporaneously with such determination by the Board, will notify IKS of such determination in writing), TruBridge may:

(i)

provide non-public and other information and data concerning TruBridge and its subsidiaries and access to TruBridge and its subsidiaries’ properties, books and records in response to a request from the person or group who made such an Acquisition Proposal; provided that, to the extent applicable, such information, data or access has previously been made available to IKS, or is made available to IKS as promptly as practicable (but in any event within 24 hours) after the provision of such information or data to the person or group who made such an Acquisition Proposal and prior to providing any such information or data or access, TruBridge and the person or group making such Acquisition Proposal must have entered into a legally binding confidentiality agreement with terms that, taken as a whole, are not materially less restrictive to such person or group than the terms in the confidentiality agreement between TruBridge and IKS (a “Permitted Confidentiality Agreement”); and

(ii)	engage or otherwise participate in any discussions or negotiations with any such person or group regarding such Acquisition Proposal.

Notice of Acquisition Proposals

TruBridge must promptly (but, in any event, within 24 hours) give notice to IKS if:

•	any Acquisition Proposal is received;

•	any non-public information or data concerning TruBridge or its subsidiaries is requested in connection with any Acquisition Proposal; or

•

any request for discussions or negotiations relating to an Acquisition Proposal is sought from or with TruBridge, its subsidiaries or any of its or any of their respective representatives (as the case may be).

That notice must include certain specified information, including a summary of the material terms and conditions of the Acquisition Proposal or request, but not the identity of the person or persons making such

Acquisition Proposal or request. TruBridge must keep IKS reasonably informed, on a reasonably prompt basis, of the status and material terms and conditions of any such Acquisition Proposals or requests (including any amendments or supplements thereto) and the status of any such discussions or negotiations.

No Change of Recommendation or Alternative Acquisition Agreement

Except as permitted by the Merger Agreement, the Board may not:

•	fail to include the Board Recommendation in this proxy statement;

•	withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify) the Board Recommendation in a manner adverse to IKS;

•

make any recommendation in support of any tender offer or exchange offer for the Common Stock, or fail to recommend against acceptance, of any tender offer or exchange offer for the Common Stock within 10 business days of the commencement of such offer;

•	make any public statement in connection with the Special Meeting that is inconsistent with the Board Recommendation;

•

other than with respect to a tender offer or exchange offer, within 10 business days of IKS’s written request, fail to reconfirm the Board Recommendation after the public announcement of an Acquisition Proposal or any material modification thereto; provided that IKS will be entitled to make such a written request for reconfirmation only once for each Acquisition Proposal and for each material modification to such Acquisition Proposal;

•

approve or recommend, or publicly declare advisable, any Acquisition Proposal or approve or recommend, or publicly declare advisable or publicly propose to enter into, any Alternative Acquisition Agreement (as defined below); or

•	agree, authorize or commit to do any of the foregoing (together with any of the actions set forth in the foregoing six bullet points, a “Change of Recommendation”).

In addition, except as permitted by the non-solicitation covenants contained in the Merger Agreement, the Board must not cause or permit TruBridge or any of its subsidiaries to enter into an Alternative Acquisition Agreement or agree, authorize or commit to do so.

Notwithstanding anything to the contrary in the Merger Agreement, prior to the time the Requisite Company Vote is obtained, the Board may:

•

effect a Change of Recommendation and/or cause or permit TruBridge or any of TruBridge’s subsidiaries to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal (and TruBridge may enter into or cause a subsidiary thereof to enter into such an Alternative Acquisition Agreement) if:

•	an unsolicited, bona fide Acquisition Proposal is received by TruBridge; and

•

the Board determines in good faith, after consultation with outside legal counsel and its financial advisor, that, based on the information then available, such Acquisition Proposal constitutes a Superior Proposal and a failure to effect a Change of Recommendation and/or cause or permit TruBridge or any of its subsidiaries to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal would reasonably be likely to be inconsistent with the directors’ fiduciary duties under applicable law; or

•	effect a Change of Recommendation if:

•	an Intervening Event (as defined below) has occurred; and

•

the Board determines in good faith, after consultation with outside legal counsel and its financial advisor, that, based on the information then available, a failure to effect a Change of Recommendation would reasonably be likely to be inconsistent with the directors’ fiduciary duties under applicable law.

However, no Change of Recommendation or actions to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal may be taken unless and until:

•	TruBridge has given IKS written notice at least four business days in advance (the “Notice Period”). The notice must set forth in writing the following:

•	that the Board intends to take such action;

•

in the case of an Acquisition Proposal, the information required by the non-solicitation covenants contained in the Merger Agreement, including a summary of the material terms and conditions of, but not the identity of such person or persons that comprise such group making such Acquisition Proposal; and

•	in the case of an Intervening Event, a reasonable description of such Intervening Event;

•

During the Notice Period, to the extent requested by IKS, TruBridge must, and must cause its representatives to, negotiate in good faith with IKS to revise the Merger Agreement such that (i) in the case of an Acquisition Proposal, a failure to effect a Change of Recommendation or to permit TruBridge or any of TruBridge’s subsidiaries to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal would no longer reasonably be likely to be inconsistent with the directors’ fiduciary duties under applicable law and (ii) in the case of an Intervening Event, a failure to effect a Change of Recommendation would no longer reasonably be likely to be inconsistent with the directors’ fiduciary duties under applicable law;

•

If (i) any material change to any of the financial terms or any other material terms of an Acquisition Proposal are made or (ii) any material change to the circumstances related to the Intervening Event, then such revisions or changes, as applicable, will require a new notice consistent with the provisions set forth in the non-solicitation covenants in the Merger Agreement and a renewed Notice Period and related negotiation obligations, will commence (except that, after the initial Notice Period of four business days, the Notice Period and negotiation period will be reduced to two business days); and

•	At the end of the Notice Period (or subsequent periods, if extended pursuant to the terms of the Merger Agreement), the Board must:

•	take into account any revisions to the Merger Agreement committed to by IKS in writing; and

•

have determined in good faith, after consultation with outside legal counsel and its financial advisor, that, based on the information then available, a failure to effect a Change of Recommendation would reasonably be likely to continue to be inconsistent with the directors’ fiduciary duties under applicable law, or, in the case of an Alternative Acquisition Agreement, that such Alternative Acquisition Agreement continues to be an Alternative Acquisition Agreement with respect to a Superior Proposal.

In addition, nothing in the non-solicitation covenants contained in the Merger Agreement will prohibit TruBridge from (i) complying with its disclosure obligations under applicable law with regard to an Acquisition Proposal, or (ii) making any “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, in each case, provided that the Board must have reasonably determined, in good faith, after consultation with outside legal counsel, that the failure to do so would reasonably be likely to be inconsistent with its fiduciary duties under applicable law.

In addition, TruBridge must have, and must have caused its subsidiaries and representatives to:

•

immediately cease and cause to be terminated any discussions and negotiations with any person conducted prior to the execution and delivery of the Merger Agreement with respect to an Acquisition Proposal;

•	promptly (but in any event, within 48 hours after the execution and delivery of the Merger Agreement):

•

(A) deliver a written notice to each such person providing only that TruBridge (1) is ending all discussions and negotiations with such person with respect to an Acquisition Proposal and (2) if such person has executed a confidentiality agreement in connection therewith, is requesting the prompt return or destruction of all confidential information concerning TruBridge and any of its subsidiaries, subject to the terms and conditions of such confidentiality agreement; and

•	(B) if applicable, terminate any physical and electronic data or other diligence access previously granted to such persons.

Additionally, during the Interim Period, TruBridge may not terminate, amend or otherwise modify or waive any provision of any confidentiality, “standstill” or similar agreement to which TruBridge or any of its subsidiaries is a party and must enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement; provided that, notwithstanding anything to the contrary set forth in the Merger Agreement, TruBridge will be permitted to terminate, amend or otherwise modify, waive or fail to enforce any provision of any such agreement if the Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would reasonably be likely to be inconsistent with the directors’ fiduciary duties under applicable law.

Under the Merger Agreement:

•

“Alternative Acquisition Agreement” means, other than a Permitted Confidentiality Agreement, any agreement, letter of intent, memorandum of understanding, agreement in principle or any other similar agreement or document providing for any Acquisition Proposal.

•

“Intervening Event” means a material Event with respect to TruBridge or any of its subsidiaries or the business of TruBridge or any of its subsidiaries that was not known and was not reasonably foreseeable to the Board as of, or prior to, the date of the Merger Agreement (or if it was known or reasonably foreseeable by the Board as of or prior to the execution and delivery of the Merger Agreement, the material consequences, probability or magnitude of which were not actually known or reasonably foreseeable by the Board at such time) that occurs, arises or becomes known to the Board after TruBridge’s execution and delivery of the Merger Agreement and before the Requisite Company Vote is obtained; provided that (i) under no circumstances will an Event that involves an Acquisition Proposal or a Superior Proposal be taken into account in determining whether an Intervening Event has occurred, and (ii) the following will be considered known occurrences: changes, in and of themselves, in the price of the Common Stock (it being understood and agreed that the underlying causes of (or contributors to) such changes that are not otherwise excluded from the definition of “Intervening Event” may be taken into account).

Special Meeting

Under the Merger Agreement, TruBridge is obligated to take actions necessary to:

•

duly convene and hold the Special Meeting as promptly as practicable after the preliminary proxy statement is filed, and in any event, no later than 30 business days after the mailing of this proxy statement; and

•	cause a vote upon the adoption of the Merger Agreement to be taken at the Special Meeting.

TruBridge may not postpone, recess or adjourn the Special Meeting without IKS’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). However, TruBridge may postpone or adjourn, and at the direction of IKS will postpone or adjourn, the Special Meeting, if:

•

to the extent, in the Company’s reasonable judgment, or to the extent in IKS’s reasonable judgment (as applicable), required by applicable law or necessary to ensure that any required supplement or amendment to the proxy statement is delivered to the stockholders of the Company for the amount of time required by applicable law in advance of the Special Meeting; or

•

at the time the Special Meeting is originally scheduled the Company or IKS reasonably believes there will be insufficient shares of Common Stock represented (either in person (including virtually) or by proxy) to constitute a quorum necessary to conduct the business of the Special Meeting or to obtain the Requisite Company Vote at the Special Meeting.

Further, if the Company delivers a notice of an intent to make a Change of Recommendation within the five business days prior to the date of the Special Meeting (or any date that the Special Meeting is scheduled to be held thereafter), if directed by IKS, the Company will as promptly as practicable thereafter postpone or adjourn the Special Meeting for up to 10 days in accordance with IKS’s direction.

The Company has agreed that the Board will recommend and continue to recommend adoption of the Merger Agreement to the Company’s stockholders, subject to the Board’s rights to effect a Change of Recommendation as discussed above under the section entitled “The Merger Agreement—Non-Solicitation Covenants—No Change of Recommendation or Alternative Acquisition Agreement,” and, subject to the Company Board’s fiduciary duties under applicable law, the Company will use its reasonable best efforts to obtain the Requisite Company Vote, including the solicitation of proxies therefor.

Efforts to Complete the Merger

Cooperation of the Parties

Under the Merger Agreement, IKS and TruBridge have agreed to cooperate with each other and use (and cause their respective affiliates and subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions necessary or advisable on its part under the Merger Agreement and applicable law to consummate the transactions contemplated by the Merger Agreement as promptly as practicable after the date of the Merger Agreement, including preparing and delivering or submitting all necessary and advisable documentation to:

•

effect the expirations of all statutory waiting periods under applicable laws, including under the HSR Act, and, if applicable, any contractual waiting periods under any timing agreements with a governmental entity applicable to the consummation of the transactions contemplated by the Merger Agreement, as promptly as practicable after the date of the Merger Agreement or the entry into any such timing agreements, respectively, and

•

make with and obtain from, any governmental entity, as applicable, all filings, notices, reports, consents, registrations, approvals, permits and authorizations, in each case, necessary or advisable in order to consummate the transactions contemplated by the Merger Agreement, including the other TruBridge approvals and the other IKS approvals required under the Merger Agreement.

In furtherance of the foregoing, the Merger Agreement requires the parties to take specific actions in order to obtain antitrust approval. On May 20, 2026, each of TruBridge and IKS filed a Notification and Report Form under the HSR Act.

Information Sharing and Discussions with Governmental Entities

The Merger Agreement further requires each of the parties to, as promptly as practicable following any such request and subject to certain limitations, provide to governmental entities information and documents requested by such governmental entities or that are necessary or advisable to permit consummation of the transactions contemplated by the Merger Agreement.

The Merger Agreement provides that TruBridge and IKS and their representatives will not participate in any discussions or meetings with any governmental entity in connection with certain matters relating to obtaining regulatory approval unless it consults with the other in advance and, to the extent permitted by the governmental entity, give the other the opportunity to attend and participate in those discussions or meetings.

Undertakings of the Parties

The Merger Agreement also requires that each of TruBridge and IKS will propose, negotiate, offer to commit and effect (and if such offer is accepted, commit to and effect), effective as of the Closing (it being understood and agreed that IKS will be obligated to commit prior to the Closing to take such actions effective as of the Closing), by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of such assets or businesses of TruBridge or IKS, or otherwise offer to take or offer to commit to take any action which it is capable of taking and if the offer is accepted, take or commit to take such action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services or assets of TruBridge or IKS in order to avoid the entry of, or to effect the dissolution of, any judgment, order (whether temporary, preliminary or permanent), decree, stipulation or injunction issued under or with respect to any applicable law (including any order under any antitrust law), which would have the effect of preventing or delaying the Closing beyond the Outside Date. However, neither TruBridge nor IKS will be required to take any such action if such actions collectively would require the divestiture of assets that generate revenue in excess of $5,000,000 per year or would have a material adverse effect on the financial condition, business or results of operations of (i) TruBridge and its subsidiaries, taken as a whole, or (ii) TruBridge, IKS and their respective subsidiaries, taken as a whole, following consummation of the Merger.

TruBridge and IKS will jointly direct all matters with any governmental entity. TruBridge and IKS will have the right to review in advance and, to the extent practicable, will consult with the other on and consider in good faith the views of the other in connection with, all the information relating to TruBridge, IKS, any of their respective affiliates or subsidiaries and any of its or their respective representatives, that appears in any filing made with, or written materials delivered or submitted by the other to, any governmental entity in connection with the transactions contemplated by the Merger Agreement.

Employee Benefits

IKS has agreed to provide each employee of TruBridge and its subsidiaries at the Effective Time who continues to remain employed with TruBridge or any of its subsidiaries following the Effective Time (“Continuing Employees”), during the period commencing at the Effective Time and ending on the earlier of December 31, 2026 or the termination of employment of such Continuing Employee by the Surviving Corporation or any of its affiliates, with the following: (i) base salary or base wage that is provided by IKS and its subsidiaries to similarly situated employees immediately prior to the Effective Time, (ii) target annual cash bonus opportunities that are no less favorable than the target annual cash bonus opportunities provided by IKS and its subsidiaries to similarly situated employees immediately prior to the Effective Time, (iii) ERISA Plans and welfare benefits (excluding TruBridge’s 401(k) plan (the “401(k) Plan”) and broad-based severance plan (the “Separation Pay Plan”) and benefits thereunder) that are no less favorable in the aggregate than those provided by TruBridge and its subsidiaries to such Continuing Employees immediately prior to the Effective Time, and (iv) severance benefits that are no less favorable than the severance benefits provided pursuant to the severance practices of IKS in effect immediately prior to the Effective Time.

IKS will use reasonable best efforts to (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of IKS or its affiliates to be waived with respect to the Continuing Employees and their eligible dependents, (ii) give each Continuing Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Effective Time for which payment has been made, and (iii) give each Continuing Employee service credit for such Continuing Employee’s employment with TruBridge and its subsidiaries for purposes of vesting, benefit accrual and eligibility to participate under each applicable IKS benefit plan, as if such service had been performed with IKS, except to the extent it would result in a duplication of benefits.

With respect to TruBridge’s annual cash incentive bonus for the fiscal year in which the Closing Date occurs (the “Closing Year Bonuses”), IKS has agreed to cause a prorated portion of such bonuses to be paid to the employees of TruBridge and its subsidiaries who remain employed through the Closing Date. The prorated portion of the Closing Year Bonus will be paid on the date TruBridge has historically paid such amounts in the ordinary course of business, based on the actual performance through the Effective Time as reasonably determined by the TruBridge compensation committee (or, if actual performance is not reasonably determinable in its discretion, target performance), and then prorated based on the number of days served by the applicable Continuing Employee prior to the Effective Time. Each Continuing Employee also will be eligible for a prorated annual cash bonus for the period following the Closing Date (in accordance with the terms discussed above). For clarity, the treatment of the Closing Year Bonuses will not apply to any Performance-Based Cash Award. For more information, see the section entitled “The Merger Proposal (Proposal 1)—Interests of TruBridge’s Executive Officers and Directors in the Merger—Performance-Based Cash Awards,” beginning on page 74 of this proxy statement.

Unless otherwise requested by IKS in writing, TruBridge will take (or cause to be taken) all actions necessary or appropriate to terminate, effective no later than the day immediately prior to the Closing Date and contingent upon the Closing, the 401(k) Plan and Separation Pay Plan. IKS will use reasonable best efforts to permit all Continuing Employees who were eligible to participate in the 401(k) Plan immediately prior to its termination to participate in a defined contribution retirement plan of IKS with a 401(k) feature and permit Continuing Employees to elect the rollover of 401(k) plan assets in cash and with respect to loans, in kind, to such 401(k) plan of IKS.

Financing of the Merger

We presently anticipate that the total funds needed to complete the Merger and the related transactions will be approximately $572 million (gross). These funds will be provided by the Debt Financing, described below, and available cash on hand of IKS and its Subsidiaries.

IKS has represented to TruBridge that, subject to satisfaction of certain conditions in the Merger Agreement, it will have sufficient funds on the Closing Date to satisfy all obligations under the Merger Agreement, the Debt Financing Letters or any documents or instruments delivered in connection with the Merger Agreement or the transactions contemplated thereby. This includes the funds needed to: (1) pay TruBridge stockholders the Per Share Merger Consideration of $26.25 in cash for each Eligible Share, (2) make payments in respect of all outstanding TruBridge RSAs and TruBridge PSAs, in each case, to the extent payable at the Closing pursuant to the Merger Agreement, (3) repay all amounts required under TruBridge’s third-party indebtedness that accelerates upon the Closing, and (4) pay all fees and expenses required to be paid by IKS in connection with the foregoing.

Pursuant to the terms and subject to the conditions set forth in the Debt Financing Letters, the Debt Financing Sources have committed to provide an aggregate of up to $670 million in debt financing, consisting of (a) a senior secured term loan facility in an aggregate principal amount of up to $610 million, (b) a senior secured term loan facility in an aggregate principal amount of up to $40 million and (c) a revolving credit facility in an aggregate principal amount of up to $20 million.

The proceeds of the Debt Financing will be used on the Closing Date to, among other things: fund the aggregate Per Share Merger Consideration, repay TruBridge’s third-party indebtedness and pay fees and expenses related thereto, and pay the related fees and expenses required to be paid in connection with the Closing or as otherwise required by the Merger Agreement.

The obligations of the Debt Financing Sources to provide the Debt Financing are subject to certain conditions as set forth in the Debt Financing Letters. Other than as expressly set forth in the Debt Financing Letters, there are no conditions precedent or other contingencies related to the funding of the full proceeds of the Debt Financing.

As of the date of this proxy statement, the definitive documentation governing the Debt Financing contemplated by the Debt Financing Letters has not been finalized and, accordingly, the actual terms of the Debt Financing may differ from those described in this proxy statement; however, IKS and the Debt Financing Sources have agreed to all material terms, which are set forth in the Debt Financing Letters.

Under the Merger Agreement, IKS has agreed to use, and cause its affiliates to use, their reasonable best efforts to arrange and consummate the Debt Financing at or prior to the Closing on the terms set forth in the Debt Financing Letters, including to:

•	comply with and maintain the Debt Financing Letters in full force and effect in accordance with their terms;

•	negotiate and enter into definitive financing agreements with respect thereto on the terms, and subject only to the conditions, set forth in the Debt Financing Letters;

•	comply with and perform the obligations applicable to it pursuant to the Debt Financing Letters;

•

draw down on and consummate the Debt Financing at or immediately prior to the Closing, including by enforcing their respective rights under the Debt Financing Letters and causing the Debt Financing Sources to fund the Debt Financing at the Closing;

•

satisfy or obtain the waiver of, on a timely basis, all conditions in such definitive agreements to the extent within IKS’s or any of its affiliates’ control and assist in the satisfaction of all other conditions set forth in the Debt Financing Letters; and

•	cause the Requisite TopCo Approval to be obtained.

If all or any portion of the Debt Financing expires or terminates or otherwise becomes (or could be expected to become) unavailable in the manner contemplated by the Debt Financing Letters, IKS is required to, as promptly as reasonably practicable (and in any event within two business days), notify TruBridge in writing and use its reasonable best efforts to arrange for and obtain, as promptly as practicable following the occurrence of any such event, alternative debt financing (the “Alternate Debt Financing”) in an amount sufficient to consummate the transactions contemplated by the Merger Agreement and perform all of IKS’s obligations thereunder on terms and conditions that are not less favorable or more onerous (including imposition of new conditions or expansion of existing conditions), in the aggregate, than those set forth in the Debt Financing Letters and that would not, and would not reasonably be expected to, prevent or delay or impair the ability of IKS to obtain the Alternate Debt Financing or consummate the Closing. In the event that IKS obtains any Alternate Debt Financing, IKS is required to promptly deliver a true, correct and complete executed debt commitment letter to TruBridge with respect to such Alternate Debt Financing, including all exhibits, schedules, term sheets, amendments, supplements, modifications and annexes thereto, and true, correct and complete copies of any related executed fee letters, syndication letters, engagement letters and other agreements. IKS would be subject to the same obligations with respect to any Alternate Debt Financing as set forth in the Merger Agreement with respect to the Debt Financing.

IKS may not withdraw, rescind, terminate, replace, amend, restate or waive any Debt Financing Letter or any provision thereof without TruBridge’s prior written consent if (in the case of any such replacement, restatement, amendment or waiver) such action would, or would reasonably be expected to:

•	delay, impede, impair or prevent the Closing;

•	make the receipt or funding of the Debt Financing (or satisfaction of the conditions to obtaining the Debt Financing) less likely to occur;

•

adversely impact the ability of IKS to enforce its rights against the other parties to the Debt Financing Letters or the definitive agreements with respect thereto (prior to the funding of the Debt Financing), the ability of IKS to consummate the transactions contemplated by the Merger Agreement at the Closing or the likelihood of such transactions to be consummated at the Closing;

•

reduce (or have the effect of reducing) the aggregate amount of the Debt Financing to be funded on the Closing Date (including by changing the amount of fees to be paid or original issue discount of the Debt Financing) to an amount that, giving effect to any “flex” provision in the Fee Letters (as defined in the Merger Agreement), will not provide IKS with readily available funds on the Closing Date in an amount sufficient to satisfy all of IKS’s obligations under the Merger Agreement and pay the aggregate consideration required to be paid by IKS thereunder and any and all fees and expenses required to be paid by IKS on the Closing Date; or

•

impose new or additional conditions or adversely expand, amend or modify any of the existing conditions to the receipt of the Debt Financing, or otherwise expand, amend or modify any existing condition or other provision of the Debt Financing Letters, in a manner that would be expected to delay, impede, impair or prevent the funding of the Debt Financing (or satisfaction of the conditions to the Debt Financing) at the Closing.

IKS must promptly deliver a copy of any amendment, supplement, modification or replacement of any Debt Financing Letter to TruBridge. Additionally, IKS must provide TruBridge with prompt (but in any event, within two business days) written notice:

•

upon becoming aware of any (A) actual or, to the knowledge of IKS, threatened breach, default, repudiation, cancellation or termination (or any event or circumstance that, with or without notice, lapse of time or both, would be expected to give rise to any such breach, default, repudiation, cancellation or termination) by any party to any Debt Financing Letter or such other agreements or documents relating to any of the Debt Financing, or (B) amendment, supplement, waiver, other modification or termination of any Debt Financing Letter or such other agreements or documents relating to the Debt Financing;

•	upon receipt by IKS or any of its affiliates or representatives of any written notice or other written communication of any such breach, default, repudiation, cancellation or termination;

•

of any dispute or disagreement between or among the parties, received in writing, to any of the Debt Financing Letters or the definitive documents related to the Debt Financing with respect to the obligation to fund the Debt Financing or the amount thereof to be funded at the Closing; and

•

if for any reason IKS believes, in good faith, that it would not be able to obtain all or any portion of the Debt Financing on the terms, in the manner or from the sources contemplated by the Debt Financing Letters or the definitive documents related to the Debt Financing in any manner that would be expected to impair, delay, impede or prevent the consummation of the transactions contemplated by the Merger Agreement.

As soon as reasonably practicable, but in any event within two business days after the date TruBridge delivers a written request to IKS, IKS must provide any information reasonably requested by TruBridge relating to any circumstance referred to in the four bullets listed above. In addition, IKS will keep TruBridge informed, on a reasonably current basis, and in reasonable detail, of the status of its efforts to obtain and finalize the Debt Financing and provide to TruBridge copies of all definitive documents related to the Debt Financing, including by providing TruBridge with substantially final drafts of such definitive documents relating to the Debt Financing a reasonable period of time prior to their execution or use.

Prior to the Closing or the earlier termination of the Merger Agreement, TruBridge is required to, and is required to cause its subsidiaries to, use reasonable best efforts (at IKS’s sole cost and expense) to cause the appropriate representatives of TruBridge to provide such cooperation as is necessary, customary and reasonably requested by IKS, upon reasonable prior notice, to assist IKS solely in connection with causing the conditions to the Debt Financing to be satisfied solely in connection with IKS’s efforts to obtain the Debt Financing (provided that any such requests are timely made so as not to delay the Closing beyond the date on which it would otherwise occur). Such cooperation may include:

•	participating in a reasonable number of meetings with providers or potential providers of the Debt Financing during normal business hours and at mutually agreed times and locations;

•

to the extent requiring the cooperation of, and within the control of, TruBridge, reasonably assisting IKS in the preparation of materials reasonably and customarily requested to be used in connection with obtaining the Debt Financing, solely with respect to information relating to TruBridge or any of its subsidiaries;

•

providing, reasonably promptly to IKS, such financial information regarding TruBridge or any of its subsidiaries that is readily available or within TruBridge’s possession, as is required to satisfy the conditions set forth in the Debt Financing Letters;

•	executing and delivering customary authorization letters;

•

delivering information and documentation related to TruBridge or any of its subsidiaries not previously provided or made available to IKS, as is required and reasonably requested in writing by the Debt Financing Sources at least 10 business days prior to the Closing Date with respect to compliance under applicable “know your customer” and anti-money laundering rules and regulations;

•

prepaying and terminating any existing indebtedness of TruBridge or its subsidiaries that is permitted to be prepaid and terminated at or following the Closing, including the termination of all guaranties and liens and security interests in connection therewith, and delivering customary payoff letters and repayment documents related thereto, and the release of related liens and security interests; and

•

assisting IKS with IKS’s execution of agreements, instruments, certificates and other documents reasonably requested by IKS; provided that no obligation of TruBridge or any of its subsidiaries under any such agreements, instruments, certificates or other documents will be effective until the Closing.

IKS has expressly acknowledged and agreed that neither the availability, the terms nor the obtaining of the Debt Financing or any other financing is in any manner a condition to the Closing or the obligations of TruBridge to consummate the transactions contemplated by the Merger Agreement. TruBridge and its subsidiaries will be deemed to be in compliance with the financing cooperation obligations of the Merger Agreement, and IKS may not allege that TruBridge is or has not been in compliance with such obligations, unless IKS provides prompt written notice of the alleged failure to comply specifying in reasonable detail specific steps to cure such alleged failure in a commercially reasonable and practical manner, for which failure to comply has not been cured within 10 business days from receipt of such written notice. TruBridge will not be deemed to have breached its financing cooperation obligations under the Merger Agreement unless the Debt Financing has not been obtained solely as a result of TruBridge’s breach of such obligations.

Each of the parties to the Merger Agreement, on behalf of itself and each of its affiliates, has agreed that it will not bring or support any proceeding involving the Debt Financing Sources, arising out of or relating to the Merger Agreement, the Debt Financing or any of the agreements entered into in connection with the Debt

Financing or any of the transactions contemplated by the Merger Agreement or the performance of any services thereunder in any forum other than exclusively in the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof). Each of the parties to the Merger Agreement, on behalf of itself and each of its affiliates, has agreed that any such proceeding will be governed by the laws of the State of New York (without giving effect to any conflict of laws provision or rule that would result in the application of the laws of another state).

Each party has waived, to the fullest extent permitted by applicable law, trial by jury in any action brought against any Debt Financing Source in any way arising out of or relating to the Merger Agreement, the Debt Financing, the Debt Financing Letters, any Fee Letter or any of the transactions contemplated thereby or the performance of any services thereunder. The Debt Financing Sources are express third-party beneficiaries of, and may enforce the provisions of the Merger Agreement related to the Debt Financing, and such provisions may not be amended in any respect that is materially adverse to the Debt Financing Sources without the prior written consent of the Debt Financing Sources.

Indemnification; Directors’ and Officers’ Insurance

From and after the Effective Time, to the fullest extent permitted under applicable law and TruBridge’s organizational documents in effect as of the date of the Merger Agreement, IKS will cause the Surviving Corporation to (i) indemnify, defend and hold harmless the Indemnified Parties (as defined below) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with, arising out of or otherwise related to any actual or alleged legal proceeding in connection with, arising out of or otherwise related to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including in connection with (a) the transactions contemplated by the Merger Agreement, and (b) actions to enforce the indemnification provisions contained in the Merger Agreement or any other indemnification or advancement right of any Indemnified Party (as defined below), and (ii) advance expenses related to any such actual or alleged legal proceeding as incurred by the Indemnified Parties; provided that any person or entity to whom expenses are so advanced provides an undertaking to repay such advances if it is ultimately determined by final adjudication by the Chosen Courts that such person or entity is not entitled to such advanced expenses. Any determination required to be made with respect to whether an Indemnified Party’s conduct complies with the standards set forth under applicable law and the Company’s organizational documents in effect as of the date of the Merger Agreement will be made by independent legal counsel selected by the Indemnified Party and acceptable to the Surviving Corporation (such acceptance not to be unreasonably conditioned, withheld or delayed).

“Indemnified Parties” means, collectively, each present and former (determined as of the Effective Time for purposes of the indemnification covenants contained in the Merger Agreement) director or officer of the Company or any of its subsidiaries (or other persons performing similar functions), or individual serving as a director, officer, member, trustee or fiduciary of another entity or enterprise, including a Company Benefit Plan, at the request or benefit of TruBridge or any of its subsidiaries, together with such individual’s respective heirs, executors, trustees, fiduciaries or administrators, in each case, when acting in such capacity.

Prior to the Effective Time, TruBridge will, and if TruBridge is unable to, IKS will cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for “tail” insurance policies for the extension of (i) the directors’ and officers’ liability coverage of TruBridge’s existing directors’ and officers’ insurance policies, and (ii) TruBridge’s existing fiduciary liability insurance policies (collectively, “D&O Insurance”), in each case for a claims reporting or discovery period of six years from and after the Effective Time (the “Tail Period”) with respect to any claim related to matters existing or occurring at or prior to the Effective Time (including in connection with the Merger Agreement or the transactions or actions contemplated by the Merger Agreement) from TruBridge’s D&O Insurance carrier as of the date of the Merger Agreement or one or more insurance carriers with the same or better credit rating as such carrier with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as TruBridge’s existing policies; provided, however, that in no event will the premium amount for such policies exceed 300% of the current aggregate annual premium paid by TruBridge for such purpose.

If TruBridge for any reason fails to obtain or IKS for any reason fails to cause to be obtained such “tail” insurance policies as of the Effective Time, the Surviving Corporation must, and IKS must cause the Surviving Corporation to, continue to maintain in effect for the Tail Period and the D&O Insurance in place as of the date of the Merger Agreement with TruBridge’s D&O Insurance carrier as of the date of the Merger Agreement or with one or more insurance carriers with the same or better credit rating as such carrier with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as provided in TruBridge’s existing policies as of the date of the Merger Agreement, or the Surviving Corporation will, and IKS will cause the Surviving Corporation to, purchase comparable D&O Insurance for the Tail Period with terms, conditions, retentions and limits of liability that are at least as favorable as provided in TruBridge’s existing policies as of the date of the Merger Agreement, subject to certain requirements set forth in the Merger Agreement relating to the applicable carrier, the terms of coverage and the costs of such coverage.

During the Tail Period, all rights to indemnification and exculpation from liabilities for acts or omissions occurring prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party as provided in the organizational documents of TruBridge and its subsidiaries or any indemnification agreement between such Indemnified Party and TruBridge or any of its subsidiaries, in each case, as in effect on the date of the Merger Agreement, will not be amended, restated, amended and restated, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party, unless such amendment, restatement, repeal or modification is necessary to avoid a violation of applicable law.

Delisting and Deregistration

Prior to the Closing Date (as defined below), TruBridge and IKS will use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary or advisable on their respective parts under applicable law, including, for the avoidance of doubt, the rules and policies of the NASDAQ, to enable the delisting by the Surviving Corporation of the Common Stock from the NASDAQ and the deregistration of the Common Stock under the Exchange Act as promptly as practicable after the Effective Time, but in any event no more than 10 days thereafter. In connection therewith, IKS will use reasonable best efforts to (a) assist in enabling the Company or NASDAQ to be in a position to promptly file and cause the Surviving Corporation or NASDAQ to file with the SEC a Form 25 on the Closing Date, and (b) cause the Surviving Corporation to file a Form 15 on the first business day that is at least 10 days after the date the Form 25 is filed.

TopCo Participation and Support

Pursuant to the Merger Agreement, TopCo agreed to exercise reasonable best efforts to undertake all actions necessary to be undertaken by TopCo to seek and obtain any approvals of its board of directors, committees of directors and shareholders required under the (Indian) Companies Act, 2013 and the Securities and Exchange Board of India (Listing Obligations and Disclosure Requirements) Regulations, 2015, and any other applicable law in connection with the provision of any guarantee or security to be provided by TopCo in connection with the Debt Financing, in each case, as contemplated by the Debt Financing Letters and the Merger Agreement. TopCo will recommend to the shareholders of TopCo to provide the Requisite TopCo Approval, take all actions necessary to duly convene any meetings required for the foregoing and use its reasonable best efforts to obtain such approvals within 60 days of the date of the Merger Agreement. “Requisite TopCo Approval” means the approval by the shareholders of TopCo as may be necessary in connection with the Debt Financing, as required under the Laws of India, which approval is duly provided by the shareholders of TopCo by way of a special resolution approved, in a duly convened extraordinary general meeting of TopCo or by means of postal ballot conducted by TopCo in accordance with the Laws of India, where the votes cast in favor of such special resolution by the shareholders of TopCo entitled and voting are at least three times the number of votes, if any, cast against the special resolution by members so entitled and voting.

In connection with obtaining the Requisite TopCo Approval, Sachin Gupta, Rekha Jhunjhunwala, Aryaman Jhunjhunwala Discretionary Trust, Nishtha Jhunjhunwala Discretionary Trust, Aryavir Jhunjhunwala Discretionary Trust and Joseph Charles Benardello (collectively, the “TopCo Specified Shareholders”) delivered to TopCo a voting and support letter (the “TopCo Support Agreement”). Pursuant to the TopCo Support Agreement, the TopCo Specified Shareholders agreed to vote all of their Owned Shares (as defined in the TopCo Support Agreement) in favor of certain shareholder approval matters required under the SEBI (Listing Obligations and Disclosure Requirements) Regulations, 2015 in connection with the Debt Financing (as defined in the Merger Agreement). The TopCo Specified Shareholders beneficially own, in the aggregate, approximately 62% of the equity shares of TopCo.

TopCo must perform TopCo’s obligations under the TopCo Support Agreement, use its reasonable best efforts to enforce the obligations under the TopCo Support Agreement of each of the TopCo Specified Shareholders party thereto, and not enter into, or otherwise agree to, any amendment, modification or waiver of any of the provisions of the TopCo Support Agreement unless the Company has provided its prior written consent thereto (such consent not to be unreasonably withheld, conditioned or delayed).

On April 23, 2026, TopCo initiated a postal ballot process for the Requisite TopCo Approval, with the voting period running from April 30, 2026, through May 29, 2026.

Other Covenants

The Merger Agreement contains other customary covenants, including those:

•	Relating to the preparation, clearance and dissemination of this proxy statement and the holding of the Special Meeting;

•

Relating to TopCo’s obligations under the Merger Agreement and requiring TopCo to use its reasonable best efforts to undertake all actions necessary to be undertaken to seek and obtain any approvals required in connection with the provision of any guarantee or security to be provided by TopCo in connection with the Debt Financing and to take all actions necessary to duly convene any meetings of the TopCo shareholders to provide the Requisite TopCo Approval;

•	Requiring IKS to use its reasonable best efforts to ensure that TopCo timely and fully performs all of TopCo’s obligations under the Merger Agreement;

•	Requiring IKS, as Merger Sub’s sole stockholder, to adopt the Merger Agreement (which was obtained on April 23, 2026);

•	Requiring TruBridge and IKS to keep each other apprised of the status of matters relating to the completion of the transactions contemplated by the Merger Agreement;

•

Requiring TruBridge, following the reasonable request of IKS, to reasonably cooperate with IKS in connection with giving, obtaining and/or effecting, as applicable, any notices, acknowledgments, waivers or consents and contract amendments, supplements or other modifications that are required in connection with the transactions contemplated by the Merger Agreement;

•

Requiring TruBridge to provide IKS and its representatives with information and reasonable access to TruBridge’s employees, agents, properties, offices and other facilities solely for the purposes of furthering the transactions contemplated by the Merger Agreement and for integration planning purposes;

•	Relating to public announcements and other communications (and consent rights thereto) with respect to the Merger Agreement, the Merger and any material developments or matters involving TruBridge;

•

Requiring TruBridge and IKS to take actions as are reasonably necessary and advisable to eliminate or minimize the effects of any Takeover Statutes that become or are deemed applicable to the Merger and the transactions contemplated by the Merger Agreement;

•	Relating to coordination between TruBridge and IKS regarding Transaction Litigation, subject to TruBridge’s ultimate control of such defense and/or settlement (subject to certain exceptions);

•	Relating to Section 16 matters;

•	Relating to TruBridge’s incurrence of legal expenses in connection with the transactions contemplated by the Merger Agreement;

•	Relating to the restructuring of Viewgol, LLC, which is to be completed prior to the Closing; and

•	Relating to certain compliance obligations imposed upon TruBridge during the Interim Period.

Closing Conditions

Mutual Conditions

The obligations of each TruBridge, IKS and Merger Sub to effect the Closing is subject to the satisfaction or, to the extent permitted by applicable law, waiver at or prior to the Closing of the following conditions:

•	The Requisite Company Vote will have been obtained;

•

The statutory waiting period (and any extensions thereof) applicable to the consummation of the transactions contemplated by the Merger Agreement under the HSR Act and, if applicable, any contractual waiting periods under any timing agreements with a governmental entity applicable to the consummation of the transactions contemplated by the Merger Agreement, will have expired or been earlier terminated (the “Regulatory Approval Condition”); and

•

No governmental entity will have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and enjoins, restrains, prohibits, prevents or makes illegal the consummation of the transactions contemplated by the Merger Agreement.

Conditions to IKS’s and Merger Sub’s Obligations to Effect the Closing

The obligations of IKS and Merger Sub to effect the Closing are also subject to the satisfaction or, to the extent permitted by applicable law, waiver by IKS at or prior to the Closing Date of the following additional conditions:

•

TruBridge’s representation and warranty related to the absence of a Company Material Adverse Effect must be true and correct in all respects as of the date of the Merger Agreement and as of the Closing;

•

Each of TruBridge’s representations and warranties related to capital structure must have been true and correct, other than any inaccuracies that individually or in the aggregate are de minimis relative to the total fully diluted equity capitalization of TruBridge as of the date of the Merger Agreement, and must be true and correct as of the Closing, other than any inaccuracies that in the aggregate result in no more than a de minimis relative increase in the amount of outstanding shares of Common Stock, on a fully diluted basis, of the total fully diluted equity capitalization of TruBridge as of the Closing (it being understood that any inaccuracy will be deemed to be (x) de minimis so long as the aggregate number of outstanding shares of Common Stock, on a fully diluted basis as of the Closing and after giving effect to the terms of the Merger Agreement, are not more than 15,612,382, and (y) not de minimis if the aggregate number of outstanding shares of Common Stock, on a fully diluted basis as of the Closing and after giving effect to the terms of the Merger Agreement, exceeds 15,612,382), except to the extent that any portion of such representation and warranty expressly speaks as of a particular date or period of time, in which case, such portion of such representation and warranty must be so true and correct as of such particular date or period of time;

•

Each of TruBridge’s representations and warranties relating to (i) organization, good standing and qualification and (ii) corporate authority, approval of the Merger Agreement and fairness of the Merger that is qualified by the words “materiality” or “Company Material Adverse Effect” will be true and correct in all respects, and if not qualified by the words “materiality” or “Company Material Adverse Effect” will be true and correct in all material respects, as of the date of the Merger Agreement and as of the Closing as though made as of the Closing (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case, such representation and warranty must be so true and correct as of such particular date or period of time);

•

Each of TruBridge’s other representations and warranties, without giving effect to any “materiality” or “Company Material Adverse Effect” qualifiers or qualifiers of similar import set forth therein, must have been true as of the date of the Merger Agreement and must be true and correct as of the Closing as though made as of the Closing (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case, such representation and warranty must be so true and correct as of such particular date or period of time), except for any failure of any such representation and warranty to be so true and correct that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect;

•

TruBridge must have performed in all material respects all of the material obligations required to be performed by it under the Merger Agreement (including the obligations under the interim operating covenants) at or prior to the Closing;

•	Since the date of the Merger Agreement, no Event constituting a Company Material Adverse Effect may have occurred that remains in effect as of the Closing; and

•

IKS must have received a certificate duly executed on behalf of TruBridge by a duly authorized officer certifying that (in his or her or their capacity as such and not in his or her or their personal capacity and without any personal liability) the conditions described in the six immediately preceding bullet points have been satisfied.

Conditions to TruBridge’s Obligation to Effect the Closing

The obligation of TruBridge to effect the Closing is also subject to the satisfaction or, to the extent permitted by applicable law, waiver by TruBridge at or prior to the Closing of the following conditions:

•

Each of IKS’s, Merger Sub’s and TopCo’s representations and warranties, without giving effect to any “materiality” qualifiers or qualifiers of similar import set forth therein, must have been true and correct in all material respects as of the date of the Merger Agreement and must be true and correct in all material respects as of the Closing as though made as of the Closing (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty must be true and correct as of such particular date or period of time), except for any failure of any such representations and warranties to be so true and correct that would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of (x) IKS or Merger Sub to consummate the transactions contemplated by the Merger Agreement or (y) TopCo to perform its obligations under the Merger Agreement or provide any guarantee or security to be provided by TopCo in connection with the Debt Financing, in each case, as contemplated by the Debt Financing Letters and the Merger Agreement;

•	Each of IKS, Merger Sub and TopCo must have performed in all material respects all material obligations required to be performed by it under the Merger Agreement at or prior to the Closing; and

•

TruBridge must have received a certificate duly executed on behalf of IKS, Merger Sub and TopCo by a duly authorized officer of IKS, Merger Sub and TopCo certifying that (in his or her or their capacity as such and not in his or her or their personal capacity and without any personal liability) the conditions described in the two immediately preceding bullet points have been satisfied.

Termination of the Merger Agreement

The Merger Agreement may be terminated and the transactions contemplated thereby abandoned at any time before the Effective Time, whether before or after the Requisite Company Vote has been obtained (except as otherwise noted below), as follows:

•	By mutual written consent of TruBridge, IKS and Merger Sub;

•	By either TruBridge or IKS if:

•

the transactions contemplated by the Merger Agreement have not been consummated by the Outside Date, whether before or after the Requisite Company Vote has been obtained; provided, that this termination right will not be available to either TruBridge or IKS if it (or in the case of IKS, any of IKS, Merger Sub or TopCo) has breached in any material respect any representation, warranty, covenant or agreement set forth in the Merger Agreement and such breach has proximately caused the occurrence of the failure of a condition to the Closing to occur on or prior to the Outside Date; provided, further, that the Outside Date will automatically be extended to the 20th business day following the resolution of a proceeding for specific performance, or such other time period established by the court presiding over such proceeding for specific performance, as more fully described below in the section entitled “The Merger Agreement—Specific Performance” (such termination event, the “Outside Date Termination Event”);

•

if any governmental entity has enacted, issued, promulgated, enforced or entered any law that is in effect and prevents the consummation of the transactions contemplated by the Merger Agreement and such law has become final, binding and non-appealable (a “Restraint”), whether before or after the Requisite Company Vote has been obtained; provided that this termination right will not be available to TruBridge or IKS if the enactment, issuance, promulgation, enforcement or entry of such Restraint was primarily caused by or the result of the failure of such party to perform any of its obligations under the Merger Agreement;

•

the Requisite Company Vote has not been obtained at the Special Meeting or at any postponement or adjournment thereof taken in accordance with the Merger Agreement (such termination event, the “Stockholder No Vote Termination Event”); or

•

the Requisite TopCo Approval has not been obtained within 60 days after the date of the Merger Agreement (such termination event, the “TopCo No Vote Termination Event”); provided, that this termination right will not be available to IKS if IKS or TopCo has breached any of its respective obligations under the Merger Agreement related to TopCo matters and TopCo’s participation and support of the transactions contemplated by the Merger Agreement.

•	By TruBridge:

•

if there has been a breach of any representation, warranty, covenant or agreement made by IKS, Merger Sub or TopCo set forth in the Merger Agreement, or if any representation or warranty of IKS, Merger Sub or TopCo has become untrue or incorrect following the date of the Merger Agreement, in either case such that the conditions described in the first or second bullet points under “—Closing Conditions—Conditions to TruBridge’s Obligation to Effect the Closing” above would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date, or, if curable prior to the Outside Date, has not been cured within the earlier of (i) 30 days after the giving of written notice of such breach or failure by TruBridge to IKS, Merger Sub and TopCo describing such breach or failure in reasonable detail and (ii) three business days prior to the Outside Date), whether before or after the Requisite Company Vote has been obtained (such termination right, the “IKS Breach Termination Right”); provided that this termination right will not be available to TruBridge if it has breached in any material respect any representation, warranty, covenant or agreement set forth in the Merger Agreement and such breach has proximately caused the failure of a condition to the Closing to occur or if IKS is entitled to terminate the Merger Agreement due to a TruBridge Breach Termination Right (as defined below);

•

at any time prior to the time the Requisite Company Vote is obtained, in order for (i) the Board to cause or permit TruBridge or any of its subsidiaries to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal and/or (ii) TruBridge to enter into or cause a subsidiary thereof to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, in each case, so long as TruBridge has complied in all material respects with the non-solicitation covenants contained in the Merger Agreement and prior to entry into such agreement or concurrently with the entry into such agreement, TruBridge pays or causes to be paid to IKS the Termination Fee by wire transfer of immediately available funds to an account designated by IKS to TruBridge in writing; or

•

at any time prior to the Effective Time, if (i) all of the mutual conditions to Closing and conditions of IKS and Merger Sub to Closing (as listed above under “ —Closing Conditions—Mutual Conditions” and “ —Closing Conditions—Conditions to IKS’s and Merger Sub’s Obligations to Effect the Closing”) have been (and remain) satisfied or, to the extent permissible, waived (other than those conditions that by their nature are to be satisfied by actions taken at the Closing; provided, that each such condition is then capable of being satisfied if the Closing were to occur at such time), (ii) IKS and Merger Sub have failed to consummate the transactions contemplated by the Merger Agreement by the date on which the Closing should have occurred pursuant to the timeline set forth in the Merger Agreement and described above under “ —Closing and Effectiveness of the Merger”, (iii) TruBridge has provided to IKS, Merger Sub and TopCo written notice stating that (A) all of the mutual conditions to Closing and conditions of IKS and Merger Sub to Closing (as listed above under “ —Closing Conditions—Mutual Conditions” and “ —Closing Conditions—Conditions to IKS’s and Merger Sub’s Obligations to Effect the Closing”) have been satisfied or, to the extent permissible, waived (other than those conditions that by their nature are to be satisfied by actions taken at the Closing; provided, that each such condition is then capable of being satisfied if the Closing were to occur at such time and will be satisfied at the Closing), (B) TruBridge is ready, willing and able to consummate, and will consummate, the Closing as of such date and prior to such termination, and (C) TruBridge intends to terminate the Merger Agreement, and (iv) IKS and Merger Sub fail to consummate the Closing within five business days following such notice; provided, that (x) the mutual conditions to Closing and conditions of IKS and Merger Sub to Closing (as listed above under “ —Closing Conditions—Mutual Conditions” and “ —Closing Conditions—Conditions to IKS’s and Merger Sub’s Obligations to Effect the Closing”) must remain continuously satisfied throughout such five-business day period, and (y) IKS will not be entitled to terminate the Merger Agreement during such five-business day period (such termination event, the “Ready, Willing and Able Termination Event”).

•	By IKS:

•

if there has been a breach of any representation, warranty, covenant or agreement made by TruBridge set forth in the Merger Agreement, or if any representation or warranty of TruBridge will have become untrue or incorrect following the date of the Merger Agreement, in either case such that the conditions in the first five bullet points under “—Closing Conditions—Conditions to IKS’s and Merger Sub’s Obligations to Effect the Closing” above would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) 30 days after the giving of written notice of such breach or failure by IKS to TruBridge describing such breach or failure in reasonable detail and (ii) three business days prior to the Outside Date), whether before or after the Requisite Company Vote has been obtained (such termination right, the “TruBridge Breach Termination Right”); provided that this termination right will not be available to IKS if any of IKS, Merger Sub or TopCo has breached in any material respect any representation, warranty, covenant or agreement set forth in the Merger Agreement and such breach has proximately caused the occurrence of the failure of a condition to the Closing to occur or if TruBridge is entitled to terminate the Merger Agreement due to a IKS Breach Termination Right; or

•

at any time prior to the time the Requisite Company Vote is obtained, if (i) the TruBridge Board effected and did not withdraw a Change of Recommendation (such termination event, the “Change of Recommendation Termination Event”), or (ii) the TruBridge Board caused or permitted TruBridge or any of its subsidiaries to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal or TruBridge enters into or causes a subsidiary to enter into such an Alternative Acquisition Agreement (such termination event, the “Alternate Acquisition Agreement Termination Event”); provided that TruBridge may not effectuate the foregoing actions unless, prior to taking such actions or concurrently with such actions, TruBridge pays or causes to be paid to IKS the Termination Fee by wire transfer of immediately available funds to an account designated by IKS to TruBridge in writing.

Notice of Termination; Effect of Termination

In the event TruBridge or IKS intends to terminate the Merger Agreement pursuant to the termination rights set forth in the Merger Agreement (and outlined above), TruBridge or IKS, as applicable, will give written notice to the other party or parties (as the case may be) specifying the provision or provisions of the Merger Agreement pursuant to which such termination and abandonment is intended to be effected.

Except to the extent described under “ —Termination Fees” below, in the event the Merger Agreement is terminated and the transactions contemplated by the Merger Agreement are abandoned pursuant to the Merger Agreement, the Merger Agreement will become void and of no effect with no liability to any person on the part of any party (or any of its affiliates or its or their respective representatives); provided, however, that: (i) no such termination will relieve any party of any liability or damages to any other party in accordance with and subject to the terms of the Merger Agreement (which liability or damages the parties acknowledge and agree will not be limited to reimbursement of out-of-pocket fees, costs or expenses incurred in connection with the transactions contemplated by the Merger Agreement, and may include, pursuant to Section 261(a)(1) of the DGCL, and subject to the terms of the Merger Agreement, damages based on loss of the economic benefit of the transactions contemplated by the Merger Agreement to the TruBridge stockholders), in each case, subject to a cap equal to approximately $24.6 million (the “Damages Cap”), (A) resulting from any Willful and Material Breach of the Merger Agreement by such party, or (B) as contemplated by the Merger Agreement; and (ii) the provisions of the Merger Agreement requiring payment of the Termination Fee and certain specified provisions of the Merger Agreement, including the provisions described under this section entitled “ — Notice of Termination; Effect of Termination” and those explicitly provided for in the Merger Agreement will survive termination of the Merger Agreement and any abandonment of the transactions contemplated by the Merger Agreement.

Subject to the provisions set forth in the Merger Agreement, the parties acknowledge and agree that, to the extent IKS, Merger Sub or TopCo are required to pay damages in connection with the termination of the Merger Agreement that exceed TruBridge’s expenses or out-of-pocket costs incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement, including any disputes related thereto, such excess represents an amount of damages payable in respect of losses suffered by the persons who are holders of Common Stock as of the date on which the Merger Agreement is terminated in respect of the Common Stock.

Notwithstanding anything to the contrary in the Merger Agreement:

•

TopCo will not have any monetary liability relating to or arising out of the Merger Agreement or the transactions contemplated by the Merger Agreement (including monetary damages in lieu of specific performance or other equitable relief to the extent specific performance or such other equitable relief is denied, damages based on loss of the economic benefit of the transactions contemplated by the Merger Agreement to the TruBridge stockholders and damages for Willful and Material Breach), other than in respect of damages resulting from TopCo’s Willful and Material Breach of any of its representations and warranties or any of its covenants contained in Section 8.18 of the Merger Agreement;

•

the aggregate monetary liability of IKS, Merger Sub, TopCo and any of their respective affiliates, collectively, relating to or arising out of the Merger Agreement or the transactions contemplated by the Merger Agreement (including monetary damages in lieu of specific performance or other equitable relief to the extent specific performance or such other equitable relief is denied, damages based on loss of the economic benefit of the transactions contemplated by the Merger Agreement to the TruBridge stockholders and damages for Willful and Material Breach) will not exceed, in the aggregate, the Damages Cap, and under no circumstances will any person (including TruBridge, any of the TruBridge stockholders and any of their respective affiliates) be entitled to seek or obtain any monetary recovery or award in the aggregate in excess of an amount equal to the Damages Cap against IKS, Merger Sub, TopCo and any of their respective affiliates, collectively, for, or with respect to, the Merger Agreement or the transactions contemplated by the Merger Agreement (including any claim for breach (including Willful and Material Breach)), the termination of the Merger Agreement, the failure to consummate the transactions contemplated by the Merger Agreement or any claims or proceedings under applicable law arising under the Merger Agreement; and

•

the aggregate monetary liability of TruBridge and any of its affiliates, collectively, relating to or arising out of the Merger Agreement or the transactions contemplated by the Merger Agreement (including monetary damages in lieu of specific performance or other equitable relief to the extent specific performance or such other equitable relief is denied, and damages for Willful and Material Breach) will not exceed, in the aggregate, the Damages Cap, and under no circumstances will any person be entitled to seek or obtain any monetary recovery or award in the aggregate in excess of an amount equal to the Damages Cap against TruBridge and any of its affiliates, collectively, for, or with respect to, the Merger Agreement or the transactions contemplated by the Merger Agreement (including any claim for breach (including Willful and Material Breach)), the termination of the Merger Agreement, the failure to consummate the transactions contemplated by the Merger Agreement or any claims or proceedings under applicable law arising under the Merger Agreement.

Termination Fees

The Merger Agreement provides that TruBridge will pay IKS the Termination Fee of approximately $12.3 million:

•

if the Merger Agreement is terminated by TruBridge or IKS pursuant to the Outside Date Termination Event (but only when the Requisite Company Vote has not yet been obtained), the TruBridge Stockholder No Vote Termination Event or IKS’s exercise of the TruBridge Breach Termination Right, and, in each case, at the time of such termination, each of the conditions set forth in “—Closing Conditions—Conditions to TruBridge’s Obligation to Effect the Closing” is satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but subject to such conditions being able to be satisfied) and:

•	(A) a bona fide Acquisition Proposal is publicly disclosed after the date of the Merger Agreement and not publicly withdrawn any time prior to such termination and abandonment, and

•

(B) within 12 months after any such termination and abandonment, TruBridge will have entered into a definitive Alternative Acquisition Agreement with respect to any Acquisition Proposal that is ultimately consummated or any Acquisition Proposal will have been consummated (substituting 50% for the 20% thresholds set forth in the definition of “Acquisition Proposal”);

•

in which case, if both of the foregoing bullets are satisfied, then the Termination Fee will be paid by wire transfer of immediately available funds to an account designated by IKS to TruBridge substantially concurrently with the consummation of the transaction contemplated by such Alternative Acquisition Agreement or such Acquisition Proposal

•	if the Merger Agreement is terminated by IKS pursuant to the Change of Recommendation Termination Event or the Alternate Acquisition Agreement Termination Event, in which case the

Termination Fee will be paid by wire transfer of immediately available funds to an account designated by IKS to TruBridge within five business days following the date of such termination

The Merger Agreement provides that IKS will pay TruBridge the Reverse Termination Fee of approximately $24.6 million:

•

if the Merger Agreement is terminated by TruBridge or IKS pursuant to the TopCo No Vote Termination Event or TruBridge pursuant to the Ready, Willing and Able Termination Event, in which case the Reverse Termination Fee will be paid by wire transfer of immediately available funds to an account designated by TruBridge to IKS within five business days following such termination and abandonment.

The Merger Agreement provides that (i) in no event will TruBridge be required to pay the Termination Fee on more than one occasion, (ii) the agreements described above are an integral part of the transactions contemplated by the Merger Agreement and without those agreements, IKS and Merger Sub would not have entered into the Merger Agreement and accordingly, if TruBridge fails to promptly pay or cause to be paid the amounts due pursuant to the Merger Agreement (and described above), and, in order to obtain such amounts, IKS commences a proceeding that results in a final, binding and non-appealable judgment against TruBridge for the Termination Fee (or any portion thereof), TruBridge must pay or cause to be paid to IKS its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) in connection with such proceeding, together with interest on the Termination Fee (or any portion thereof), as the case may be, at the prime rate as published in The Wall Street Journal in effect on the date such amounts were required to be made from such date until the date of payment, and (iii) notwithstanding anything to the contrary set forth in the Merger Agreement, in the event that the Termination Fee becomes payable by, and is paid or caused to be paid by, TruBridge, such Termination Fee will be IKS’s sole and exclusive remedy for monetary damages or other relief (including specific performance) pursuant to the Merger Agreement.

The Merger Agreement also provides that:

•	in no event will IKS be required to pay the Reverse Termination Fee on more than one occasion;

•

the agreements described above are an integral part of the transactions contemplated by the Merger Agreement and without these agreements, TruBridge would not have entered into the Merger Agreement and accordingly, if IKS fails to promptly pay or cause to be paid the amounts due pursuant to the Merger Agreement (and described above), and, in order to obtain such amounts, TruBridge commences a proceeding that results in a final, binding and non-appealable judgment against IKS for the Reverse Termination Fee (or any portion thereof), IKS will pay or cause to be paid to TruBridge its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) in connection with such proceeding, together with interest on the Reverse Termination Fee (or any portion thereof), as the case may be, at the prime rate as published in The Wall Street Journal in effect on the date such amounts were required to be made from such date until the date of payment; and

•

notwithstanding anything to the contrary set forth in the Merger Agreement, in the event that the Reverse Termination Fee becomes payable by, and is paid or caused to be paid by, IKS, such fee will be TruBridge’s sole and exclusive remedy for monetary damages or other relief (including specific performance) pursuant to the Merger Agreement; provided, however, that any such payment will not relieve IKS of any liability or damages incurred or suffered by TruBridge to the extent such liability or damages were the result of or arise out of any Willful and Material Breach of the Merger Agreement by IKS, Merger Sub or TopCo (including with respect to breaches of the Merger Agreement by IKS, Merger Sub or TopCo pursuant to which the Reverse Termination Fee will become or becomes payable), in which case TruBridge will be entitled to all rights and remedies available in equity or at law, in contract, in tort or otherwise, subject, in the case of money damages, to the Damages Cap; provided, that any such payment of the Reverse Termination Fee will be a credit against any such liability or damages incurred or suffered by TruBridge to the extent such liability or damages were the result of or arise out of any Willful and Material Breach of the Merger Agreement by IKS, Merger Sub or TopCo.

Expenses

Whether or not the transactions contemplated by the Merger Agreement are consummated, all costs, fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement, including all costs, fees and expenses of its representatives, will be paid by the party incurring such cost, fee or expense, except:

•	as otherwise expressly provided in the Merger Agreement; and

•

all filing and similar fees paid by any party in respect of any regulatory filing (including any and all filings under the antitrust laws and/or in respect of the TruBridge approvals, IKS approvals and regulatory approvals required under the Merger Agreement) will be borne by IKS.

Amendment or Other Modification; Waiver

Subject to the provisions of applicable law and the terms of the Merger Agreement, at any time prior to the Effective Time, the Merger Agreement may be amended or otherwise modified only by a written instrument duly executed and delivered by the Company, IKS, Merger Sub and TopCo (and in the case of the Company and Merger Sub, by action taken or authorized by the Company Board or board of directors of Merger Sub, respectively). In the event that the Merger Agreement has been approved at the Special Meeting by the TruBridge stockholders in accordance with the DGCL, no amendment may be made to the Merger Agreement that requires the approval of the TruBridge stockholders under applicable law without such approval.

The conditions to each of the respective parties’ obligations to consummate the transactions contemplated by the Merger Agreement are for the sole benefit of such party and may be waived by such party. Subject to the provisions of applicable law and the terms of the Merger Agreement, any party may waive in writing any provision of the Merger Agreement in whole or in part (including by extending the time for the performance of any of the obligations or other acts of the parties).

Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury

The Merger Agreement and all legal proceedings against any other party in connection with, arising out of or otherwise relating to the Merger Agreement will be interpreted, construed and governed by, and enforced in accordance with the laws of the State of Delaware. Each of the parties to the Merger Agreement has also agreed that any legal proceeding in connection with the Merger Agreement or the transactions contemplated by the Merger Agreement will be brought in the Court of Chancery of the State of Delaware or, if such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division), or if subject matter jurisdiction over the proceeding is vested exclusively in the U.S. federal courts, such proceeding will be heard in the U.S. District Court for the District of Delaware in accordance with the terms of the Merger Agreement (the “Chosen Courts”).

Specific Performance

Each of the parties has acknowledged and agreed that the rights of each party to consummate the transactions contemplated by the Merger Agreement are special, unique and of extraordinary character and that if for any reason any of the provisions of the Merger Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each party has agreed that, except to the extent provided otherwise in the Merger Agreement, in addition to any other available remedies a party may have in equity or at law, each party will be entitled to enforce specifically the terms and provisions of the Merger Agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of the Merger Agreement in the Chosen Courts without necessity of posting a bond or other form of security.

To the extent any party brings a proceeding to enforce specifically the performance of the terms and provisions of the Merger Agreement (other than a proceeding to specifically enforce any provision that expressly survives termination of the Merger Agreement) when expressly available to such party pursuant to the terms and conditions of the Merger Agreement, the Outside Date will automatically be extended to the 20th business day following the resolution of such proceeding, or such other time period established by the court presiding over such proceeding.

Notwithstanding the foregoing or anything else to the contrary in the Merger Agreement, the parties agree that, prior to the valid termination of the Merger Agreement in accordance with its terms, TruBridge may seek and obtain an injunction, specific performance or other equitable remedies to specifically enforce IKS’s obligation to consummate the Closing at the time the Closing is required to occur on the terms and conditions set forth in the Merger Agreement, in each case, if and only if (and only so long as):

•

all of the mutual conditions to Closing and conditions of IKS and Merger Sub to Closing have been (and remain) satisfied or, to the extent permissible, waived (other than those conditions that by their nature are to be satisfied by actions taken at the Closing);

•

IKS and Merger Sub have failed to consummate the transactions contemplated by the Merger Agreement by the date on which the Closing should have occurred pursuant to the timeline set forth in the Merger Agreement;

•

the Debt Financing has been funded in full or will be funded in full at the Closing, in each case, in accordance with the terms and conditions of the Debt Commitment Letter (provided that IKS and Merger Sub will not be required to consummate the Closing if the Debt Financing is not in fact funded at or prior to the Closing);

•

TruBridge has provided to IKS, Merger Sub and TopCo irrevocable written notice stating that (i) all of the closing conditions set forth in the first bullet above have been satisfied or, to the extent permissible, waived and (ii) TruBridge is ready, willing and able to consummate, and will consummate, the Closing if specific performance is granted; and

•

IKS and Merger Sub fail to consummate the Closing within five business days following such irrevocable notice; provided that the conditions to the obligations of IKS and Merger Sub to consummate the Closing must remain continuously satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing).

No Recourse to Non-Parties

Notwithstanding anything in the Merger Agreement to the contrary, each of the parties agrees, on behalf of itself and its affiliates, that all proceedings, claims, obligations, liabilities or causes of action that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate to:

•	the Merger Agreement or any other agreement referenced therein or the transactions contemplated thereby;

•

the negotiation, execution or performance of the Merger Agreement or any other agreement referenced therein (including any representation or warranty made in, in connection with or as an inducement to, the Merger Agreement or such other agreement);

•	any breach or violation of the Merger Agreement or any other agreement referenced therein; and

•

any failure of the transactions contemplated thereunder or under any other agreement referenced therein to be consummated, in each case, may be made only against (and are those solely of) the parties to the Merger Agreement (or a party to any such other agreement referenced therein or contemplated thereunder), and, in accordance with, and subject to the terms and conditions of the Merger Agreement (or the terms of any such other agreement referenced therein or contemplated thereunder), and each of the parties, on behalf of itself and each of its affiliates, agrees that it will not bring or support any proceeding, whether in law or in equity, whether in contract or in tort or otherwise, involving any person that is not a party to the Merger Agreement arising out of or relating to the Merger Agreement or any of the agreements or transactions entered into in connection with the Merger Agreement.

SUPPORT AGREEMENTS

This section describes the material terms of the Support Agreements, copies of which are attached as Annex B and Annex C to this proxy statement and are incorporated by reference herein. The rights and obligations of the parties to the Support Agreements are governed by the express terms and conditions of the Support Agreements and not by this discussion, which is summary by nature. This discussion is qualified in its entirety by reference to the complete text of the Support Agreements. You are encouraged to read the Support Agreements carefully and in their entirety, as well as this proxy statement and any documents incorporated by reference herein, before making any decisions regarding the Merger. Additional information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled “Where You Can Find More Information,” beginning on page 135 of this proxy statement.

On April 23, 2026, concurrently with the execution of the Merger Agreement, each of the Specified Stockholders, in their respective capacities as stockholders of TruBridge, entered into a Support Agreement with TruBridge, pursuant to which each of the Specified Stockholders has agreed to, among other things, vote its shares of Common Stock: (i) in favor of (a) the Merger and the adoption of the Merger Agreement and (b) each of the other actions contemplated by the Merger Agreement, and (ii) against any Acquisition Proposal. Each of the Specified Stockholders also agreed to waive and not to assert any appraisal rights under Section 262 of the DGCL and not to transfer its Common Stock (subject to certain exceptions) to third parties. As of [●], 2026, there were [●] shares of Common Stock subject to the Support Agreements. The shares of Common Stock subject to the Support Agreements represent approximately [●]% of the outstanding voting power of Company capital stock as of [●], 2026. We expect that a similar figure will be outstanding and entitled to vote at the Special Meeting as of the close of business on the Record Date.

The Specified Stockholders have irrevocably granted to, and appointed, the Company and any of its designees as the Specified Stockholders’ respective proxy (with full power of substitution) to vote all of their respective Common Stock in favor of the matters described in the preceding paragraph at any meeting of the stockholders of the Company at which such matters are to be considered, solely to the extent such Specified Stockholder has not already so voted such shares by the date that is two business days prior to the date of the applicable meeting.

Each Specified Stockholder further agreed not to commence or participate in, and to take all actions necessary that are reasonably within its control to opt out of any class in any class action with respect to, any action or claim, derivative or otherwise, against the Company or any of its successors or assigns relating to the negotiation, execution or delivery of each respective Support Agreement, the Merger Agreement or the consummation of the transactions contemplated thereby.

Each Support Agreement will terminate automatically upon the earliest to occur of:

•	the Effective Time;

•	the valid termination of the Merger Agreement in accordance with its terms;

•	with the prior written consent of IKS, the mutual written agreement of the parties thereto to terminate the Support Agreement;

•	a Change of Recommendation effected by the Board in accordance with the Merger Agreement;

•

any amendment to, or modification or waiver of any provision of, the Merger Agreement that (a) decreases the amount or changes the form of the Merger consideration payable to the TruBridge stockholders, or (b) amends any other term or condition of the Merger Agreement in a manner that is materially adverse to the TruBridge stockholders’ rights under the Merger Agreement;

•	the receipt of the Requisite Company Vote; or

•	the Outside Date.

The terms of the Support Agreements do not prevent, limit or otherwise restrict any director of the Company (including any director affiliated with the Specified Stockholders) from taking (or failing to take) any action in his or her capacity as a director of the Company, or in exercising his or her fiduciary duties as a director of the Company.

NON-BINDING, ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION PROPOSAL

(PROPOSAL 2)

Pursuant to Section 14A of the Exchange Act and Rule 14a-21(c) thereunder, TruBridge is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation that will be paid or may become payable to the named executive officers of TruBridge in connection with the Merger, as disclosed in the section entitled “—Interests of TruBridge’s Executive Officers and Directors in the Merger” including the table, associated footnotes and narrative discussion beginning on page 71 of this proxy statement. This proposal, commonly known as “say-on-golden parachutes,” is referred to in this proxy statement as the “Named Executive Officer Merger-Related Compensation Proposal.” This proposal gives TruBridge stockholders the opportunity to express their views on the compensatory arrangements of TruBridge’s named executive officers.

Accordingly, as required by Section 14A of the Exchange Act and Rule 14a-21(c) thereunder, TruBridge is asking its stockholders to vote on the adoption of the following resolution, on a non-binding, advisory basis:

“RESOLVED, that the compensation that may be paid or become payable to TruBridge’s named executive officers in connection with the Merger, as disclosed under “—Interests of TruBridge’s Executive Officers and Directors in the Merger” including the table, associated footnotes and narrative discussion, is hereby APPROVED.”

Vote Required and the Company Board of Directors Recommendation

The vote on the Named Executive Officer Merger-Related Compensation Proposal is a vote separate and apart from the vote to approve the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote not to approve the Named Executive Officer Merger-Related Compensation Proposal, and vice versa. Our stockholders should note that because the Named Executive Officer Merger-Related Compensation Proposal is not a condition to the completion of the Merger, and as it is only advisory in nature, it will not be binding on TruBridge or IKS. Accordingly, the Merger-related compensation will be payable to the named executive officers of TruBridge in accordance with the terms of the applicable compensation agreements and arrangements regardless of the outcome of the advisory, non-binding Named Executive Officer Merger-Related Compensation Proposal.

Approval of the Named Executive Officer Merger-Related Compensation Proposal (on a non-binding basis) requires the affirmative vote of the holders of a majority of the votes cast at the Special Meeting. As a result, none of (i) a failure to vote by a stockholder of record, (ii) an abstention, or (iii) a broker non-vote will have any effect on the Named Executive Officer Merger-Related Compensation Proposal, assuming that a quorum exists. If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will have the same effect as a vote “FOR” the Named Executive Officer Merger-Related Compensation Proposal. For further information, see the sections entitled “The Special Meeting—Quorum,” “The Special Meeting—Required Vote,” and “The Special Meeting—Abstentions and Broker Non-Votes,” each beginning on page 34 of this proxy statement.

The Board unanimously recommends that the TruBridge stockholders vote “FOR” the Named Executive Officer Merger-Related Compensation Proposal.

MARKET PRICES OF COMMON STOCK

Market Information

Our Common Stock trades on NASDAQ under the symbol “TBRG.” As of [●], 2026, there were [●] shares of Common Stock outstanding.

The closing sales price of our Common Stock as reported on NASDAQ as of April 22, 2026, the last trading day prior to the announcement of the Merger Agreement, was $22.88 per share. The $26.25 per share to be paid for each share of Common Stock pursuant to the Merger Agreement represents a premium of approximately 14.7% over the closing price on April 22, 2026. On [●], 2026, the latest practicable trading day before the filing of this proxy statement, the reported closing price for shares of Common Stock on NASDAQ was $[●] per share. You are urged to obtain current market quotations for our Common Stock on NASDAQ when considering whether to approve the Merger Proposal.

Upon the consummation of the Merger, there will be no further market for our Common Stock and, as promptly as practicable thereafter, the Common Stock will cease trading on and be delisted from NASDAQ and deregistered under the Exchange Act. As a result, following the Merger and such deregistration, we will no longer file periodic reports with the SEC.

Holders

At the close of business on [●], 2026, [●] shares of Common Stock were issued and outstanding, held by approximately [●] holders of record.

Dividends

Although we have paid cash dividends on our Common Stock in the past, on September 4, 2020, our Board of Directors opted to indefinitely suspend all quarterly dividends. We do not currently intend to pay cash dividends to our holders of Common Stock for the foreseeable future and intend to retain earnings, if any, for future operation and expansion of our business. Under the terms of the Merger Agreement, from the date of the Merger Agreement until the earlier of the Effective Time and any termination of the Merger Agreement in accordance with its terms, we may not declare or pay dividends to our holders of Common Stock without IKS’s written consent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of outstanding shares of common stock beneficially owned as of May 18, 2026 by:

•	each director and director nominee;

•	each person qualifying as a “named executive officer” under applicable SEC rules;

•	all of our current directors and executive officers as a group; and

•	beneficial owners of 5% or more of our common stock.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer is: c/o TruBridge, Inc., 54 St. Emanuel Street, Mobile, Alabama 36602.

Name of Beneficial Owner	Number of Shares of Common Stock (1)	% of Shares of Common Stock (2)
Pinetree Capital (3)	2,980,000	19.9%
Ocho Investments LLC (4)	1,114,178	7.4%
Camac Partners, LLC (5)	861,638	5.7%
Glazer Capital, LLC (6)	804,987	5.4%
Nellore Capital Management LLC (7)	789,472	5.3%
Mark V. Anquillare	21,554	*
Regina M. Benjamin	38,687	*
Jerry G. Canada, Jr.	4,376	*
David A. Dye (8)	130,435	*
Christopher L. Fowler (9)	136,788	*
Christopher T. Hjelm	31,591	*
Damien Leonard	0	*
Amy K. O’Keefe	7,561	*
Glenn P. Tobin	50,687	*
Andris Upitis (10)	1,118,554	7.5%
Vinay Bassi (11)	50,499	*
David Harse (12)	21,091	*
Merideth Wilson (13)	12,042	*
Kevin Plessner (14)	14,610	*
Dawn M. Severance	22,618	*
Wes D. Cronkite	30,502	*
All Directors & Current Executive Officers as a group (15 persons) (15)	1,706,539	11.4%

*	Reflects ownership of less than 1%.
(1)

The number of shares of common stock reflected in the table is that number of shares which are deemed to be beneficially owned under Section 13(d) of the Exchange Act and SEC rules thereunder. Shares deemed to be beneficially owned include shares as to which, directly or indirectly, through any contract, relationship, arrangement, understanding or otherwise, either voting power or investment power is held or shared. Unless otherwise stated, the named person has the sole voting and investment power for the shares indicated.

(2)	Percentage of ownership is based on 14,999,136 shares of Company common stock outstanding as of May 18, 2026.
(3)

The address of Pinetree Capital is 49 Leuty Ave., Toronto, Ontario, M4E 2R2, Canada. This information is based solely upon our review of an amended Schedule 13D filed by L6 Holdings Inc. (“L6”) and Pinetree Capital Ltd. (“PCL”) (collectively, “Pinetree Capital”) with the SEC on April 24, 2026, reporting beneficial ownership as of April 23, 2026. The Schedule 13D/A reports that (a) Damien Leonard is a managing director of L6, (b) Mr. Leonard is the president and the ultimate control person of PCL, and (c) PCL holds 100% of the outstanding capital stock of two entities which together hold 100% of the outstanding equity interests of Pinetree Investment Partnership, the entity which holds shares of Company common stock. The Schedule 13D/A discloses that L6 and PCL may be deemed to have formed a “group” within the meaning of Section 13(d)(3) of the Exchange Act and that they may be deemed to beneficially own an aggregate of 2,980,000 shares. L6 has shared voting and dispositive power with respect to 2,130,000 shares and PCL has shared voting and dispositive power with respect to 850,000 shares. Each of L6 and PCL expressly disclaims beneficial ownership of the shares owned by the other reporting person.
(4)

The address of Ocho Investments LLC is 1401 Lavaca St., PMB 40912, Austin, Texas 78701. This information is based solely upon our review of an amended Schedule 13D filed by Ocho Investments LLC (“Ocho Investments”) and Andris Upitis with the SEC on April 23, 2026, reporting beneficial ownership as of April 23, 2026. The Schedule 13D/A reports that Ocho Investments and Mr. Upitis each have shared voting and dispositive power with respect to 1,114,178 shares. Mr. Upitis has sole voting and dispositive power with respect to 4,376 shares.

(5)

The address of Camac Partners, LLC is 1601-1 N. Main Street, Jacksonville, Florida 32206. This information is based solely upon our review of a Schedule 13G filed by Camac Partners, LLC (“Camac Partners”), Camac Capital, LLC (“Camac Capital”), Camac Fund, LP (“Camac Fund”), and Eric Shahinian with the SEC on January 28, 2026, reporting beneficial ownership as of January 28, 2026. The Schedule 13G reports that (a) Camac Partners is the investment manager of Camac Fund, (b) Camac Capital is the general partner of Camac Fund and the managing member of Camac Partners, and (c) Mr. Shahinian is the managing member of Camac Capital. Camac Partners, Camac Capital, Camac Fund, and Mr. Shahinian each have shared voting and dispositive power with respect to 861,638 shares.

(6)

The address of Glazer Capital, LLC is 250 West 55th Street, Suite 30A, New York, New York 10019. This information is based solely upon our review of a Schedule 13G filed by Glazer Capital, LLC (“Glazer Capital”) and Paul J. Glazer with the SEC on May 12, 2026, reporting beneficial ownership as of May 5, 2026. The Schedule 13G reports that Mr. Glazer is the managing member of Glazer Capital. Glazer Capital and Mr. Glazer each have shared voting and dispositive power with respect to 804,987 shares.

(7)

The address of Nellore Capital Management LLC is PO Box 1237, 855 Jefferson Avenue, Redwood City, California 94063. This information is based solely upon our review of a Schedule 13G filed by Nellore Capital Management LLC (“Nellore Capital”), Nellore Capital Partners, LP (“Nellore Capital Partners”), Nellore Capital Partners GP LLC (“Nellore GP”), and Sakya Duvvuru with the SEC on October 8, 2025, reporting beneficial ownership as of October 1, 2025. The Schedule 13G reports that (a) Nellore Capital Partners directly owns the shares reported by Nellore Capital Partners, (b) Nellore Capital, as the investment manager of Nellore Capital Partners and separately managed account clients (the “Managed Accounts”), may be deemed to beneficially own the shares of Nellore Capital Partners and the Managed Accounts, (c) Nellore GP, as the general partner of Nellore Capital Partners, may be deemed to beneficially own the shares of Nellore Capital Partners, (d) Mr. Duvvuru, as managing member of Nellore Capital and managing member of Nellore GP with the power to exercise investment discretion, may be deemed to beneficially own the shares of Nellore Capital Partners and the Managed Accounts, and (e) each of Nellore Capital, Nellore GP and Mr. Duvvuru expressly disclaim beneficial ownership of any such shares. Nellore Capital, Nellore Capital Partners, Nellore GP and Mr. Duvvuru each have shared voting and dispositive power with respect to 789,472 shares.

(8)	Includes 46,800 shares owned by a trust for the benefit of Mr. Dye and his children.
(9)	Includes (i) 51,374 shares of unvested restricted stock granted to Mr. Fowler under the 2019 Incentive Plan and (ii) 16 shares owned by Mr. Fowler’s spouse.
(10)

Includes 1,114,178 shares held by Ocho Investments LLC and Mr. Upitis as described in footnote (4). Mr. Upitis is the sole manager of Ocho Investments LLC and, as such, may be deemed to have beneficial ownership of the reported shares.

(11) Includes 33,391 shares of unvested restricted stock granted to Mr. Bassi under the 2019 Incentive Plan.

(12)	Includes 12,708 shares of unvested restricted stock granted to Mr. Harse under the 2019 Incentive Plan.
(13)	Includes 10,166 shares of unvested restricted stock granted to Ms. Wilson under the 2019 Incentive Plan.

(14)	Includes 7,001 shares of unvested restricted stock granted to Mr. Plessner under the 2019 Incentive Plan.
(15)	Includes shares of unvested restricted stock as described in the footnotes above, as well as shares of unvested restricted stock held by any other executive officer of the Company.

We are not aware of any arrangement, other than the Merger Agreement discussed above, the operation of which may lead to a change in control of the Company.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following is a summary of the material U.S. federal income tax consequences of the Merger to “U.S. holders” and “non-U.S. holders” (in each case, as defined below) of Common Stock whose shares of Common Stock are converted into the right to receive cash in the Merger. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable United States Treasury regulations, judicial authority, administrative interpretations, and administrative rulings in effect as of the date of this proxy statement, all of which are subject to change and varying interpretation, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements set forth herein. This summary is general in nature and does not purport to be a complete analysis of all potential tax consequences of the Merger. The discussion below is not binding upon the IRS and there can be no assurance that the Internal Revenue Service (“IRS”) will not challenge one or more of the tax consequences of the Merger described in this proxy statement.

This discussion addresses only the U.S. federal income tax consequences of the exchange of shares of Common Stock held as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). It does not consider the effect of the Medicare tax on net investment income or any applicable state, local or foreign income tax laws, or of any non-income tax laws. In addition, this discussion does not address all aspects of U.S. federal income tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	a bank, insurance company or other financial institution;

•	a tax-exempt organization;

•	a governmental agency or instrumentality;

•	a retirement plan, individual retirement account or other tax-deferred account;

•	an entity or arrangement treated for U.S. federal income tax purposes as a partnership, S corporation or other pass-through entity (or an investor in such an entity or arrangement);

•	a real estate investment trust or regulated investment company;

•	a dealer or broker in stocks and securities or currencies;

•	a trader in securities that elects mark-to-market treatment;

•	a holder of shares subject to the alternative minimum tax provisions of the Code;

•	a holder of shares that received the shares through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

•	a U.S. holder that has a functional currency other than the U.S. dollar;

•	a “controlled foreign corporation,” “passive foreign investment company” or corporation that accumulates earnings to avoid U.S. federal income tax;

•	a holder of shares that exercises appraisal rights;

•	a foreign pension fund and its affiliates;

•	a holder that holds shares as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;

•	a U.S. expatriate; or

•	a holder that owns (or is treated as owning) shares of IKS.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Common Stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partner and the partnership. Partnerships holding Common Stock and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the Merger to them.

This discussion is for informational purposes only and is not tax advice. Please consult your own tax advisor regarding the consequences of the Merger to you in light of your particular circumstances under the Code and the laws of any other taxing jurisdiction.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Common Stock that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of Common Stock that is not a U.S. holder.

U.S. Holders

General. The exchange of Common Stock for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Common Stock are converted into the right to receive cash in the Merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of Merger consideration received with respect to such shares under the Merger Agreement and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis in a share of Common Stock will generally equal the price the U.S. holder paid for such share. Gain or loss will be determined separately for each block of shares of Common Stock (i.e., shares of Common Stock acquired at the same cost in a single transaction). If a U.S. holder acquired different blocks of shares of Common Stock at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of shares of Common Stock that it holds.

Such gain or loss generally will be treated as long-term capital gain or loss if the U.S. holder has held the shares of Common Stock for more than one year at the time of the Effective Time. Long-term capital gains of non-corporate U.S. holders (including individuals) are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding. Information reporting and backup withholding (currently at a rate of 24%) may apply to payments made in connection with the Merger. Backup withholding will not apply, however, to a U.S. holder of Common Stock who (1) furnishes a correct taxpayer identification number (“TIN”), certifies that such holder is not subject to backup withholding on IRS Form W-9 (or appropriate successor form) included in the transmittal materials that such holder will receive, and otherwise complies with all applicable requirements of the backup withholding rules; or (2) provides proof that such holder is otherwise exempt from backup withholding. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the IRS in a timely manner. The IRS may impose a penalty upon any taxpayer that fails to provide the correct TIN.

Non-U.S. Holders

General. A non-U.S. holder’s receipt of cash in exchange for shares of Common Stock pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

•

the gain, if any, on such shares is “effectively connected” with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s permanent establishment in the United States); or

•

the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the exchange of shares of Common Stock for cash pursuant to the Merger and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will generally be subject to regular U.S. federal income tax on any gain realized as if the non-U.S. holder were a U.S. holder. If such non-U.S. holder is a foreign corporation, it may also be subject to a “branch profits tax” equal to 30% of its effectively connected earnings and profits (or such lower rate as may be specified by an applicable income tax treaty). An individual non-U.S. holder described in the second bullet point immediately above will be subject to tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on any gain realized, which may be offset by U.S.-source capital losses recognized in the same taxable year, even though the individual is not considered a resident of the United States.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe we are not and do not anticipate becoming a United States real property holding corporation for U.S. federal income tax purposes.

Information Reporting and Backup Withholding. Information reporting and backup withholding will generally apply to payments made pursuant to the Merger to a non-U.S. holder effected by or through a U.S. broker unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Copies of applicable information returns reporting such payments and any withholding may also be made available to the tax authorities in the non-U.S. holder’s country in which such holder resides under the provisions of an applicable treaty or agreement. A non-U.S. holder must generally submit an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable IRS Form W-8) attesting to its exempt foreign status in order to qualify as an exempt recipient. Notwithstanding the foregoing, backup withholding and information reporting may apply if we, the paying agent or IKS has actual knowledge, or reason to know, that a non-U.S. holder is a United States person. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

THIS DISCUSSION IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER. THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE YOU TO CONSULT WITH YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is completed on the expected timeline, TruBridge will not hold a regular annual meeting in 2026. If, however, the Merger is not completed and TruBridge holds a regular annual meeting in 2026, in order for a proposal by a stockholder of the Company to be eligible to be included in the proxy statement and proxy form for the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) pursuant to SEC Rule 14a-8, the proposal must have been received by the Company’s Corporate Secretary at TruBridge, Inc., 54 St. Emanuel Street, Mobile, Alabama 36602, on or before November 26, 2026. Assuming the Merger is not completed and the date of the 2026 Annual Meeting is set for a date that is more than 30 days after May 8, 2026, the deadline to submit stockholder proposals for inclusion in the proxy statement for the 2026 Annual Meeting will be a reasonable time before the Company begins to print and mail its proxy materials for the 2026 Annual Meeting. The Company will determine whether to include a proposal in the 2026 proxy statement in accordance with the SEC rules governing the solicitation of proxies.

If a stockholder proposal is submitted outside the proposal process mandated by SEC Rule 14a-8, and is submitted instead under the Company’s advance notice Bylaw provision (Section 1.13 of the Bylaws), the proposal must have been received by the Company’s Corporate Secretary at TruBridge, Inc., 54 St. Emanuel Street, Mobile, Alabama 36602 not earlier than January 8, 2026 nor later than February 7, 2026, together with the necessary supporting documentation required under that Bylaw provision. Assuming the Merger is not completed and the date of the 2026 Annual Meeting is set for a date that is more than 70 days after May 8, 2026, then to be timely the nomination or proposal must be received by the Company no earlier than the 120th day prior to the 2026 Annual Meeting and no later than the close of business on the later of the 90th day prior to the meeting and the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting is first made. In addition to satisfying the requirements under the Bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2026 Annual Meeting must provide notice to the Company that complies with the informational requirements of Rule 14a-19 under the Exchange Act.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker. You may also call the Broadridge Householding Election system at (866) 540-7095 or notify them in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York to decline or modify previous householding elections. You can also request prompt delivery of a copy of the proxy statement and annual report by sending a written request to TruBridge, Inc., 54 St. Emanuel Street, Mobile, Alabama 36602, Attn: Corporate Secretary or by calling the Company at (251) 639-8100.

WHERE YOU CAN FIND MORE INFORMATION

Investors will be able to obtain, free of charge, this proxy statement and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, this proxy statement and our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through our website at www.TruBridge.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information located on, or hyperlinked or otherwise connected to, TruBridge’s website is not, and will not be deemed to be, a part of this proxy statement or incorporated into any other filings that we make with the SEC.

The SEC allows us to “incorporate by reference” documents we file with the SEC into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except that information that we file later with the SEC will automatically update and supersede this information. This proxy statement incorporates by reference the documents listed below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits):

•	TruBridge’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and filed on March 31, 2026, as amended by that certain Form 10-K/A filed on April 30, 2026;

•	TruBridge’s Quarterly Reports on Form 10-Q for the quarterly period ended on March 31, 2026 and filed on May 8, 2026; and

•	TruBridge’s Current Reports on Form 8-K filed on January 8, 2026 and April 23, 2026.

We also incorporate by reference into this proxy statement additional documents that TruBridge may file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, from the date of this proxy statement until the date of the Special Meeting; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.

The directors, executive officers and certain other members of management and employees of TruBridge may be deemed “participants” in the solicitation of proxies from TruBridge stockholders in favor of the proposed Merger. You can find information about TruBridge’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 31, 2026, as amended by that certain Form 10-K/A filed on April 30, 2026.

Any person to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this proxy statement or other information concerning us by written or telephonic request directed as indicated below. This includes information contained in documents filed with the SEC subsequent to the date on which definitive copies of the proxy statement are sent or given to security holders, up to the date of responding to the request. If you would like to request documents from us, please do so as soon as possible to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents. You may request a copy of documents incorporated by reference at no cost by writing to our Corporate Secretary at TruBridge, Inc., 54 St. Emanuel Street, Mobile, Alabama 36602 or by calling (843) 849-7476.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT.

TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [●], 2026. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

entered into by and among

TRUBRIDGE, INC.,

INVENTURUS KNOWLEDGE SOLUTIONS, INC.,

IKS NEXT HORIZON, INC.

and

INVENTURUS KNOWLEDGE SOLUTIONS LIMITED, solely for purposes of Article VII,

Section 8.18, Section 9.3, Section 10.3(a), Section 10.5(b), Section 10.5(g) and Article XI

Dated as of April 23, 2026

-i-

-ii-

-iii-

EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A   Form of Certificate of Incorporation of the Surviving Corporation

Exhibit B   Form of TopCo Support Agreement

SCHEDULES

Company Disclosure Schedule

Parent Disclosure Schedule

TopCo Disclosure Schedule

-iv-

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of April 23, 2026, is entered into by and among TruBridge, Inc., a Delaware corporation (the “Company”), Inventurus Knowledge Solutions, Inc., a Delaware corporation (“Parent”), IKS Next Horizon, Inc., a Delaware corporation and direct Wholly Owned Subsidiary of Parent (“Merger Sub” and, together with the Company and Parent, the “Parties”) and Inventurus Knowledge Solutions Limited, an Indian public limited company (“TopCo”), solely for purposes of the TopCo Sections.

RECITALS

WHEREAS, the Parties intend that, subject to the terms and conditions of this Agreement and the applicable provisions of the DGCL, Merger Sub shall merge with and into the Company (the “Merger”), with the Company surviving the Merger as a direct Wholly Owned Subsidiary of Parent;

WHEREAS, the Company Board, at a meeting duly called and held, has unanimously (a) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, (b) determined that this Agreement and the transactions contemplated by this Agreement are fair to, and in the best interests of, the Company and the holders of Shares (other than Excluded Shares that are not Dissenting Shares), (c) directed that this Agreement be submitted to the holders of Shares for their adoption and (d) resolved, subject to the terms and conditions of this Agreement, to recommend that the holders of Shares adopt this Agreement;

WHEREAS, the board of directors of Parent has (a) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, and (b) determined that this Agreement and the transactions contemplated by this Agreement are fair to, and in the best interests of, Parent;

WHEREAS, the board of directors of Merger Sub has (a) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, (b) determined that this Agreement and the transactions contemplated by this Agreement are fair to, and in the best interests of Merger Sub and Parent (as Merger Sub’s sole stockholder), (c) directed that this Agreement be submitted to Parent (as Merger Sub’s sole stockholder) for its adoption, and (d) resolved to recommend that Parent (as Merger Sub’s sole stockholder) adopt this Agreement;

WHEREAS, as a condition and inducement to the Company’s and Parent’s willingness to enter into this Agreement, each of the Specified Stockholders (as defined below) has entered into a voting and support agreement with the Company in connection with the transactions contemplated by this Agreement (each, a “Support Agreement”);

WHEREAS, as a condition and inducement to the Company’s and Parent’s willingness to enter into this Agreement, each of the TopCo Specified Shareholders (as defined below) has entered into a voting and support agreement with TopCo, in the form attached hereto as Exhibit B, in connection with obtaining the Requisite TopCo Approval (as defined below) (the “TopCo Support Agreement”); and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth in this Agreement, the Parties, intending to be legally bound, agree as follows:

ARTICLE I

Definitions; Interpretation and Construction

1.1. Definitions. Unless otherwise specified in this Agreement, and subject to Section 1.2 and Section 1.3, the following terms have the meanings set forth in this Section 1.1:

“Acquisition Proposal” means any bona fide proposal (whether or not in writing), offer or indication of interest from any Person or Group relating to any transaction (or series of related transactions) involving (a) any acquisition or purchase by any Person or Group, directly or indirectly, of twenty percent (20%) or more of any class of outstanding voting or equity securities of the Company or any of its Significant Subsidiaries, or any tender offer or exchange offer that, if consummated, would result in any Person or Group beneficially owning twenty percent (20%) or more of any class of outstanding voting or equity securities of the Company, (b) any direct or indirect acquisition or purchase (including the acquisition of stock in any Subsidiary of the Company), in one transaction or a series of related transactions, of assets or businesses of the Company or its Subsidiaries representing twenty percent (20%) or more of the consolidated assets of the Company and its Subsidiaries, taken as a whole, or (c) any merger, amalgamation, consolidation, share exchange, business combination, liquidation, dissolution or similar transaction involving the Company or any of its Significant Subsidiaries that, if consummated, would result in any Person or Group, directly or indirectly, (i) acquiring assets of the Company or any of its Significant Subsidiaries representing twenty percent (20%) or more of the Company’s consolidated assets, or (ii) beneficially owning twenty percent (20%) or more of any class of outstanding voting or equity securities of the Company or of the surviving entity or of the resulting direct or indirect parent of the Company or such surviving entity (it being understood and agreed that, for purposes of this definition, total assets of the Company (A) include equity securities of any Subsidiary of the Company, and (B) shall be determined in good faith by the Company Board, acting reasonably, on a fair-market-value basis), in each case, other than any transactions contemplated by this Agreement or any other bona fide proposal, offer or indication of interest made by or on behalf of Parent or any of its Subsidiaries or any Group that Parent or any of its Subsidiaries are members of in connection therewith or any acquisition by Parent or any of its Subsidiaries or any Group that Parent or any of its Subsidiaries are members of in connection therewith.

“Actual CapEx Metric” means the Company’s actual year-to-date Adjusted EBITDA minus the Company’s actual year-to-date capital expenditures (comprised of the Company’s investment in software development, purchases of property and equipment, and proceeds from sale of property and equipment), each as set forth on the corresponding Monthly Financial Report.

“Adjusted EBITDA” means, as determined by the Company in a manner consistent with past practice, the GAAP net income (loss), as reported, with adjustments for: (i) depreciation expense; (ii) amortization of software development costs; (iii) amortization of acquisition-related intangible assets; (iv) stock-based compensation; (v) severance and other non-recurring charges, which non-recurring charges are consistent with the Company’s past accounting treatment and methodologies for non-recurring charges; (vi) interest expense and other income, net; (vii) impairment of goodwill; (viii) impairment of trademark intangibles; (ix) change in fair value of contingent consideration; (x) loss (gain) on disposal of property and equipment; (xi) gain on sale of American HealthTech, Inc.; and (xii) the (benefit) provision for income taxes.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For purposes of this definition, the term “control” and the correlative meanings of the terms “controlled by” and “under common control with,” as used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“AI Technology” means machine learning, deep learning and other artificial intelligence (“AI”) technologies, including statistical learning algorithms, proprietary algorithms, models (whether trained or untrained and including associated weights, parameters and structure or architecture, including large language models), neural networks, and other AI tools, solutions, systems, or methodologies, and all software implementations of any of the foregoing.

“Alternative Acquisition Agreement” means, other than a Permitted Confidentiality Agreement, any agreement, letter of intent, memorandum of understanding, agreement in principle or any other similar agreement or document providing for any Acquisition Proposal.

“Alternate Debt Financing” has the meaning set forth in Section 8.16(a)(i).

“Antitrust Law” means all U.S. and non-U.S. antitrust, competition or other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition, including the Sherman Antitrust Act of 1890, the Clayton Act of 1914 and the HSR Act.

“Applicable Date” means December 31, 2023.

“Annual Bonus” has the meaning set forth in Section 8.10(d).

“Audit Committee” means the audit committee of the Company Board.

“Bankruptcy and Equity Exception” means bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether such enforceability is considered in a Proceeding in equity or at Law).

“Book-Entry Share” means each book-entry account formerly representing any non-certificated Eligible Shares.

“Business Day” means any day ending at 11:59 p.m. (New York time) other than a Saturday or Sunday or a day on which (a) banks in New York, New York are required or authorized by Law to close, or (b) solely for purposes of determining the Closing Date, the Department of State of the State of Delaware is required or authorized by Law to close.

“Bylaws” has the meaning set forth in Section 3.2.

“Capitalization Date” means 5:00 p.m. (New York time) on April 22, 2026.

“Certificate” means each stock certificate formerly representing any Eligible Shares.

“Certificate of Merger” means a certificate of merger relating to the Merger.

“Change of Recommendation” has the meaning set forth in Section 8.2(d)(i).

“Charter” has the meaning set forth in Section 3.1.

“Chosen Courts” means the Court of Chancery of the State of Delaware, or if such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division); provided that if subject matter jurisdiction over the matter that is the subject of the applicable Proceeding is vested exclusively in the U.S. federal courts, such Proceeding shall be heard in the U.S. District Court for the District of Delaware.

“Closing” means the closing of the transactions contemplated by this Agreement.

“Closing Date” means the date on which the Closing actually occurs.

“Closing Year Bonuses” has the meaning set forth in Section 8.10(d).

“Code” means the Internal Revenue Code of 1986.

“Company” has the meaning set forth in the Preamble.

“Company 401(k) Plan” means the TruBridge 401(k) Retirement Plan.

“Company Approvals” has the meaning set forth in Section 5.4(a).

“Company Benefit Plan” means any benefit or compensation plan, program, policy, practice, agreement, contract, arrangement or other obligation, whether or not in writing and whether or not funded, in each case, which is sponsored or maintained by, or required to be contributed to, or with respect to which any potential obligation or liability is borne by, the Company or any of its Subsidiaries, including the Stock Plan, ERISA Plans, employment, consulting, retirement, severance, termination or “change of control” agreements, deferred compensation, equity-based, incentive, bonus, supplemental retirement, profit sharing, insurance, medical, welfare, fringe or other benefits or remuneration of any kind.

“Company Board” means the board of directors of the Company, including any committee thereof to the extent such a committee, as of any applicable time, (a) was or is authorized to exercise the powers and authority of the board of directors of the Company pursuant to the Company’s Organizational Documents and/or the DGCL, and (b) was or is exercising such powers and authority.

“Company Common Stock” means the common stock of the Company, par value $0.001 per share.

“Company Compensation Committee” means the compensation committee of the Company Board.

“Company Data” means all Personal Information and other proprietary or confidential data owned, stored, used, maintained or controlled by or on behalf of the Company or any of its Subsidiaries.

“Company Disclosure Schedule” has the meaning set forth in Article V.

“Company Equity Awards” means, collectively, Company RSAs and Company PSAs.

“Company ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with the Company or any of its Subsidiaries as a “single employer” within the meaning of Section 414 of the Code.

“Company Legal Expenses” means the fees, charges, disbursements and expenses of external legal counsel incurred (whether prior to, on or after the date of this Agreement) by or on behalf of the Company or any of its Subsidiaries in connection with the negotiation, documentation, execution and consummation of this Agreement, the Merger and the Debt Financing or otherwise in connection with the transactions contemplated hereby (including the Viewgol Restructuring) or thereby, other than Excluded Legal Expenses.

“Company Legal Expenses Cap” means the amount set forth in Section 1.1(a) of the Company Disclosure Schedule.

“Company Material Adverse Effect” means any Event that, individually or in the aggregate with any other Event, is, or would reasonably be expected to be, materially adverse to the financial condition, business or results of operations of the Company and its Subsidiaries (taken as a whole); provided, however, that, no Event to the extent resulting from, arising out of or related to any of the following, either individually or in the aggregate, shall be taken into account in determining whether a “Company Material Adverse Effect” has occurred or would reasonably be expected to occur:

(a) any Event generally affecting the economy, credit, capital, securities or financial markets, including interest rates, exchange rates, monetary policies, tariffs or trade wars, or political, regulatory or business conditions in the geographic markets in which the Company or any of its Subsidiaries has material operations;

(b) any Event, that is the result of factors generally affecting the industries, markets or geographical areas in which the Company or any of its Subsidiaries have material operations;

(c) any loss of, or adverse Event, in or with respect to, the relationship of the Company or any of its Subsidiaries, contractual or otherwise, with customers, employees, unions, suppliers, distributors, financing sources, partners or similar relationship, or any resulting Event, in each of the foregoing cases, that was caused by the entry into, announcement, pendency or performance of the transactions contemplated by this Agreement, or directly resulting or arising from the identity of or any facts or circumstances relating to, or any actions taken or failed to be taken by Parent or any of its Subsidiaries (other than those required or expressly permitted pursuant to this Agreement), including any Proceeding with respect to this Agreement or the transactions contemplated by this Agreement; provided that the exceptions in this clause (c) shall not apply to the representations and warranties set forth in Section 5.4 or in the conditions set forth in Article IX with respect to such representations and warranties;

(d) any change or modification in GAAP or in any Law, or the interpretation or enforcement thereof, after the date of this Agreement;

(e) any failure by the Company to meet any internal or public projections or forecasts or estimates of revenues or earnings for any period; provided that the exception in this clause (e) shall not prevent or otherwise affect a determination that any Event (not otherwise excluded under this definition) underlying such failure has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a “Company Material Adverse Effect”;

(f) act of war (whether or not declared), civil disobedience, hostilities, sabotage, terrorism, cyberattacks, military or para-military actions or the escalation of any of the foregoing, whether perpetrated or encouraged by a state or non-state actor or actors, any hurricane, flood, tornado, earthquake or other weather or natural disaster or any epidemics, pandemics, outbreak of illness or other public health event or any other force majeure event, or any national or international calamity or crisis;

(g) any Proceeding after the date hereof to the extent relating to this Agreement or the transactions contemplated by this Agreement;

(h) any action required or expressly permitted to be taken or failed to be taken by the Company or any of its Subsidiaries or its or their respective Representatives pursuant to this Agreement or any action taken or failed to be taken with Parent’s written consent or at Parent’s written request;

(i) any Event or announcement of an Event affecting the credit rating or other rating of financial strength of the Company or any of its Subsidiaries or any of their respective securities; provided that the exception in this clause (i) shall not prevent or otherwise affect a determination that any Event underlying such Event or announcement of an Event has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a “Company Material Adverse Effect”;

(j) a decline in the market price, or change in trading volume, of the Shares or any other securities of the Company on the NASDAQ or any other securities exchange or trading market; provided that the exception in this clause (j) shall not prevent or otherwise affect a determination that any Event underlying such decline or change has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a “Company Material Adverse Effect”;

(k) any matter that is reasonably apparent from the information set forth in the Company Disclosure Schedules or from information set forth in any Company Reports (but excluding, in each case, any disclosures or other information set forth or referenced in any risk factor, forward-looking statement or quantitative and qualitative disclosures about market risk section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature);

(l) any liability to the extent accrued or reserved against in the consolidated financial statements included in the Company Reports (or the notes thereto) filed or furnished prior to the date of this Agreement;

(m) any public disclosure by Parent regarding its plans with respect to the conduct of the Company’s business following Closing and any action or communication by Parent with respect to or to the Company’s employees; or

(n) any actions required under this Agreement or applicable Law to obtain any approval or authorization under applicable Law for the consummation of the Merger, in each case, which actions are expressly contemplated herein;

provided, further that if any one or more of the Events set forth in clauses (a), (b), (d) and (f) disproportionately adversely affects the Company and its Subsidiaries relative to the other participants in the same or similar industries or geographies in which the Company and its Subsidiaries operate or their products or services are sold or sourced, as applicable, then the incremental disproportionate impact of such Events shall be taken into account in determining whether a “Company Material Adverse Effect” has occurred.

“Company PSA” has the meaning set forth in Section 4.3(b).

“Company Recommendation” has the meaning set forth in Section 5.3(b).

“Company Reports” means the reports, forms, proxy statements, prospectuses, registration statements and other statements, certifications and documents that are required to be or otherwise are filed with or furnished to the SEC pursuant to the Exchange Act or the Securities Act by the Company, including notes, exhibits and schedules thereto and all other information incorporated by reference and any amendments and supplements thereto.

“Company RSA” has the meaning set forth in Section 4.3(a).

“Company Severance Plan” means the TruBridge, Inc. Separation Pay Plan, dated as of January 1, 2024.

“Company Stockholders Meeting” means the meeting of stockholders of the Company to be held to consider the adoption of this Agreement.

“Confidentiality Agreement” means the Confidentiality Letter Agreement, dated on or about November 4, 2025, by and between the Company and Parent.

“Consent Request” has the meaning set forth in Section 8.1(d).

“Continuing Employee” means an employee of the Company and its Subsidiaries at the Effective Time who continues to remain employed with the Company or any of its Subsidiaries following the Effective Time, solely with respect to the period of such continued employment.

“Contract” means any legally binding contract, agreement, undertaking, lease, license, note, mortgage, indenture, arrangement or any other similar obligation (excluding any Company Benefit Plan).

“D&O Insurance” has the meaning set forth in Section 8.11(b).

“Damages Cap” means an amount equal to the Reverse Termination Fee.

“Data Privacy Requirements” means, to the extent applicable to the respective businesses of the Company or its Subsidiaries, (a) all Privacy Laws, (b) all binding obligations concerning the protection, privacy, security and processing of Personal Information under any binding industry standard or guideline or any Contracts to which the Company or any of its Subsidiaries is a party, and (c) all binding obligations under any consumer-facing privacy policy or notice of the Company or any of its Subsidiaries.

“Debt Commitment Letter” has the meaning set forth in Section 6.8(a).

“Debt Financing” has the meaning set forth in Section 6.8(a).

“Debt Financing Letters” has the meaning set forth in Section 6.8(a).

“Debt Financing Party” means the Debt Financing Sources, together with their Affiliates and such Persons’ (and their respective Affiliates’), controlling persons, general or limited partners, officers, directors, employees, investment professionals, managers, stockholders, members, agents, Affiliates, permitted assigns, financing sources or other Representatives of any of the foregoing, in each case, in their capacity as such.

“Debt Financing Sources” means the agents, arrangers, lenders and other entities (other than Parent) that have committed to provide all or any part of the Debt Financing or any Alternate Debt Financing, as parties (other than Parent) to any joinder agreements, indentures or credit agreements entered into in connection therewith, together with their respective Affiliates and their and their respective Affiliates’ controlling persons, officers, directors, employees, agents and representatives and their respective successors and assigns.

“DGCL” means the General Corporation Law of the State of Delaware.

“Disclosing Party” has the meaning set forth in Section 8.5(b)(iii).

“Dissenting Shares” has the meaning set forth in the definition of “Dissenting Stockholders.”

“Dissenting Stockholders” means the holders of Shares who have duly demanded appraisal pursuant to Section 262 of the DGCL and have not effectively withdrawn or otherwise waived or lost such right to appraisal under Section 262 of the DGCL (such Shares for which appraisal has been so duly demanded and the right thereto under Section 262 of the DGCL not effectively withdrawn or otherwise waived or lost, the “Dissenting Shares”).

“DTC” means The Depository Trust Company.

“Effective Time” has the meaning set forth in Section 2.2.

“Eligible Shares” means the Shares issued and outstanding (including, without limitation, the Shares subject to outstanding Company RSAs and Company PSAs) immediately prior to the Effective Time, other than, subject to the last sentence of Section 4.2(f), any Excluded Shares.

“Encumbrance” means any pledge, lien, charge, option, hypothecation, mortgage, security interest or other similar encumbrance.

“Environmental Law” means any Law in effect on or prior to the date of this Agreement concerning the (a) protection of the environment, or (b) handling, use, storage, treatment, transportation, disposal, release or threatened release of any Hazardous Substance.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Plans” means “employee benefit plans” within the meaning of Section 3(3) of ERISA.

“Event” means any event, development, change, state of facts, condition, circumstance or occurrence.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Fund” has the meaning set forth in Section 4.2(a)(i).

“Excluded Legal Expenses” has the meaning set forth in Section 1.1(a) of the Company Disclosure Schedule.

“Excluded Shares” means the (a) Shares owned by Parent, Merger Sub or any other Wholly Owned Subsidiary of Parent, the Company or any Wholly Owned Subsidiary of the Company, other than shares held in a fiduciary, representative or other capacity on behalf of third parties (whether or not held in a separate account), and (b) Dissenting Shares.

“Export and Sanctions Regulations” means all applicable sanctions and export control and similar Laws in jurisdictions in which the Company or any of its Subsidiaries do business, have done business or are otherwise subject to, including the U.S. International Traffic in Arms Regulations, the Export Administration Regulations and U.S. sanctions Laws administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977.

“Fee Letters” has the meaning set forth in Section 6.8(a).

“GAAP” means the generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board applicable as of the time of the relevant financial statements or accounting procedure or action referred to herein and consistently applied during the periods involved.

“Governmental Entity” means any U.S. or non-U.S. (including any supranational) governmental, quasi-governmental, regulatory or self-regulatory authority, enforcement authority, agency, commission, body or other entity or any subdivision or instrumentality thereof, including any public international organization, stock exchange or other self-regulatory organization, court, tribunal or arbitrator or any subdivision or instrumentality thereof, in each case, of competent jurisdiction.

“Governmental Health Program” means any federal health program as defined in 42 U.S.C. § 1320a-7b(f), including Medicare, Medicaid, TRICARE, CHAMPVA and any other federal or state reimbursement programs involving payment of governmental funds (as defined therein), and any health insurance program for the benefit of federal employees, including those under chapter 89 of title 5, United States Code.

“Group” has the meaning set forth in Rule 13d-5 under the Exchange Act.

“Hazardous Substance” means (a) those substances included within the definitions of any one or more of the terms “hazardous substances,” “toxic pollutants,” “hazardous materials,” “toxic substances” and “hazardous waste” in the Comprehensive Environmental Response, Compensation And Liability Act, 42 U.S.C. § 9601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq.; the Resource Conservation

and Recovery Act of 1976, 42 U.S.C. § 6901 et seq.; Section 311 of the Clean Water Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; and the regulations and publications issued under any such Laws, and (b) petroleum, lead-based paint, asbestos or asbestos-containing material and polychlorinated biphenyls.

“Healthcare Laws” means any Laws applicable to the Company or any of its Subsidiaries relating to healthcare, including: (a) Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395lll (the Medicare statute); (b) Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396w-5 (the Medicaid statute); (c) the Federal Health Care Program Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); (d) the False Claims Act, 31 U.S.C. §§ 3729-3733; (e) the Program Fraud Civil Remedies Act, 31 U.S.C. §§ 3801-3812; (f) the Anti-Kickback Act of 1986, 41 U.S.C. §§ 51-58; (g) the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a and 1320a-7b; (h) the Exclusion Laws, 42 U.S.C. § 1320a 7; (i) healthcare Privacy Laws and HIPAA (as defined herein); (j) any similar state and local Laws that address the subject matter of the foregoing; (k) any state Law concerning the splitting of healthcare professional fees; (l) any applicable Laws relating to billing, coding, submission, or processing or payment of claims for reimbursement submitted to any Payor, any applicable Laws relating to insurance, third-party administrator, utilization review or denial of medically necessary services, payment collection laws, and risk sharing products, and any other applicable Laws relating to fraudulent, abusive or unlawful practices connected with the provision of healthcare items or services; (m) any Laws relating to clinical research; (n) laws relating to pricing and repricing of claims, as well as all pricing and related transparency laws; (o) any Laws relating to informed consent and the hiring of employees or acquisition of services or supplies from Persons excluded from participation in Governmental Health Programs mandated reporting of incidents, occurrences, diseases and events and advertising or marketing of healthcare services; (p) the Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.); (q) the Deficit Reduction Act of 2005; and (r) the Patient Protection and Affordable Care Act of 2010.

“HIPAA” means (a) the Health Insurance Portability and Accountability Act of 1996, Public Law 104-191 and the regulations promulgated thereunder; (b) the Health Information Technology for Economic and Clinical Health Act and the regulations promulgated thereunder; and (c) applicable state laws regarding patient privacy and the security, use or disclosure of health care records.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvement Act of 1976.

“Indebtedness” means, with respect to any Person, without duplication, all obligations, liabilities or undertakings by such Person: (a) for borrowed money, (b) evidenced by bonds, debentures, notes or similar instruments, (c) for capitalized leases (as determined in accordance with GAAP) or to pay the deferred and unpaid purchase price of property or equipment (excluding accounts payable incurred in the Ordinary Course of Business), (d) pursuant to securitization programs or arrangements, (e) under swaps, options, forward sales contracts, derivatives and other hedging Contracts, financial instruments or arrangements, (f) for or under any bankers’ acceptances or letters of credit (to the extent drawn upon), performance bonds or similar obligations, (g) secured by an Encumbrance on any asset of such Person or any Subsidiary thereof, or (h) pursuant to guarantees (other than a clearing house guarantee) of any obligation, liability or undertaking of any other Person contemplated by the foregoing clauses (a) through (h) of this definition, in each case, excluding: (i) intercompany indebtedness, obligations, liabilities or undertakings (including any guarantees or arrangements having the economic effect of a guarantee) that is (x) solely between Parent and its Wholly Owned Subsidiaries or solely among Parent’s Wholly Owned Subsidiaries, or (y) solely between the Company and its Wholly Owned Subsidiaries or solely among the Company’s Wholly Owned Subsidiaries (as applicable); and (ii) obligations, liabilities or undertakings for operating leases or real property leases reflected on the balance sheet pursuant to Accounting Standard Codification Topic 842 (ASC 842).

“Indemnified Parties” means, collectively, each present and former (determined as of the Effective Time for purposes of Section 8.11) director or officer of the Company or any of its Subsidiaries (or other Persons performing similar functions), or individual serving as a director, officer, member, trustee or fiduciary of another entity or enterprise, including a Company Benefit Plan, at the request or benefit of the Company or any of its Subsidiaries, together with such individual’s respective heirs, executors, trustees, fiduciaries or administrators, in each case, when acting in such capacity.

“Insurance Policies” means any fire and casualty, general liability, business interruption, cyber, product liability, sprinkler and water damage, workers’ compensation and employer liability, directors, officers and fiduciaries policies and other liability insurance policies, including any reinsurance policies and self-insurance programs and arrangements maintained by the Company or any of its Subsidiaries.

“Intellectual Property Rights” means, any and all rights in or to any of the following in any jurisdiction in the world, whether registered or unregistered: (a) issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, and other Governmental Entity-issued indicia of invention ownership (including certificates of invention, petty patents, and patent utility models); (b) trademarks, service marks, brands, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing; (c) works of authorship, whether or not copyrightable, copyrights and all registrations, applications for registration, and renewals thereof; (d) domain names and social media accounts/handles or user names; (e) trade secrets, know-how, and other similar confidential or proprietary information; and (f) Software.

“Intervening Event” means a material Event with respect to the Company or any of its Subsidiaries or the business of the Company or any of its Subsidiaries that was not known and was not reasonably foreseeable to the Company Board as of, or prior to, the date of this Agreement (or if it was known or reasonably foreseeable by the Company Board as of or prior to the execution and delivery of this Agreement, the material consequences, probability or magnitude of which were not actually known or reasonably foreseeable by the Company Board at such time) that occurs, arises or becomes known to the Company Board after the Company’s execution and delivery of this Agreement and before the Requisite Company Vote is obtained; provided that (i) under no circumstances shall an Event that involves an Acquisition Proposal or a Superior Proposal be taken into account in determining whether an Intervening Event has occurred, and (ii) the following shall be considered known occurrences: changes, in and of themselves, in the price of the Company Common Stock (it being understood and agreed that the underlying causes of (or contributors to) such changes that are not otherwise excluded from the definition of “Intervening Event” may be taken into account).

“IRS” means the U.S. Internal Revenue Service.

“IT Assets” means technology devices, computers, Software, hardware, systems, servers, networks, workstations, routers, hubs, circuits, switches, data communications lines, and all other information technology equipment, and all associated documentation. For clarity, “IT Assets” excludes any Intellectual Property Rights.

“Knowledge” or any similar phrase means (a) with respect to the Company, the actual knowledge of the individuals set forth in Section 1.1(b) of the Company Disclosure Schedule, (b) with respect to Parent and/or Merger Sub, the actual knowledge of the individuals set forth in Section 1.1(c) of the Parent Disclosure Schedule, and (c) with respect to TopCo, the actual knowledge of the individuals set forth in Section 1.1(d) of the TopCo Disclosure Schedule.

“Law” means any law, statute, constitution, principle of common law, ordinance, code, standard, rule, executive order, regulation, ruling or requirement issued, enacted, adopted, promulgated or otherwise put into effect by or under the authority of any Governmental Entity, or any Order.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use and occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any of its Subsidiaries.

“Licenses” means all licenses, permits, certifications, approvals, registrations, consents, authorizations, franchises, variances and exemptions issued or granted by a Governmental Entity.

“Malicious Code” means any (a) back door, time bomb, drop dead device or other Software routine designed to disable a computer program automatically with the passage of time or under the positive control of a Person other than the user of the program and (b) virus, Trojan horse, worm or other Software routine or hardware component designed to permit unauthorized access, to disable, erase or otherwise harm Software, hardware or data.

“Material Contract” has the meaning set forth in Section 5.11(a)(xviii).

“Merger” has the meaning set forth in the Recitals.

“Merger Sub” has the meaning set forth in the Preamble.

“Monthly Financial Report” has the meaning set forth in Section 8.1(b)(ii).

“Multiemployer Plans” means “multiemployer plans” as defined by Section 3(37) of ERISA.

“Non-Wholly Owned Subsidiary” has the meaning set forth in Section 5.2(e).

“Notice Period” has the meaning set forth in Section 8.2(d)(iii).

“NASDAQ” means the Nasdaq Global Select Market (or any successor thereto).

“ONC” has the meaning set forth in Section 5.19(g).

“Open Source Software” means any Software that is subject to any open source license agreement, including any such Software licensed under terms that meet the current version of the Free Software definition maintained by the Free Software Foundation or the current version of the “Open Source Definition” maintained by the Open Source Initiative. “Open Source Software” includes Software distributed under the GNU General Public License, GNU Lesser General Public License, Apache License, Eclipse Public License, Common Development and Distribution License, New BSD License, MIT License, and other licenses approved as open source software licenses by the Open Source Initiative.

“Order” means any order, award, judgment, injunction, writ, decree (including any consent decree or similar agreed order or judgment), directive, settlement, stipulation, ruling, determination, decision or verdict, whether civil, criminal or administrative, in each case, that is entered, issued, made or rendered by any Governmental Entity.

“Ordinary Course of Business” means, with respect to any Person, the conduct by such Person in connection with the relevant business in accordance with such Person’s historical normal day-to-day customs, practices and procedures of such business, taken as a whole.

“Organizational Documents” means (a) with respect to any Person that is a corporation, its certificate of incorporation and bylaws, or comparable documents, (b) with respect to any Person that is a partnership, its certificate of partnership and partnership agreement, or comparable documents, (c) with respect to any Person that is a limited liability company, its certificate of formation and limited liability company or operating agreement, or comparable documents, (d) with respect to any Person that is a trust, its declaration of trust, or comparable documents, and (e) with respect to any other Person that is not an individual, its comparable organizational documents.

“Original Date” has the meaning set forth in Section 8.3(b).

“Other Anti-Bribery Laws” means, other than the FCPA, all applicable anti-bribery, anti-corruption, anti-money-laundering and similar Laws in jurisdictions in which the Company or any of its Subsidiaries do business, have done business, in which any agent thereof is conducting or has conducted business involving the Company or any of its Subsidiaries or the Company or any of its Subsidiaries are otherwise subject.

“Outside Date” has the meaning set forth in Section 10.2(a).

“Owned Intellectual Property” means all Intellectual Property Rights owned by the Company or any of its Subsidiaries.

“Owned IT Assets” means all IT Assets owned by the Company or any of its Subsidiaries.

“Owned Real Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Company or any of its Subsidiaries.

“Owned Software” means all Software that is owned by the Company or any of its Subsidiaries.

“Parent” has the meaning set forth in the Preamble.

“Parent Approvals” has the meaning set forth in Section 6.4(a).

“Parent Disclosure Schedule” has the meaning set forth in Article VI.

“Parties” has the meaning set forth in the Preamble.

“Paying Agent” means the paying agent selected by Parent prior to the Effective Time that is reasonably acceptable to the Company (such acceptance not to be unreasonably conditioned, withheld or delayed).

“Paying Agent Agreement” means the Contract pursuant to which Parent shall appoint the Paying Agent, which shall be in form and substance reasonably acceptable to the Company (such acceptance not to be unreasonably conditioned, withheld or delayed).

“Payor” means any Governmental Health Programs and any other healthcare service plans, health maintenance organizations, health insurers and/or other private, commercial or governmental third-party payors.

“Per Share Merger Consideration” means $26.25 per Share in cash, without interest.

“Permitted Confidentiality Agreement” has the meaning set forth in Section 8.2(b)(i).

“Permitted Encumbrances” means: (a) Encumbrances for current Taxes or other governmental charges not yet due and payable or that the Person subject to such Taxes or other governmental charges is contesting in good faith by appropriate proceedings for which adequate reserves have been established on the Company’s financial statements in accordance with GAAP; (b) mechanics’, carriers’, workmen’s, repairmen’s or other like Encumbrances arising or incurred in the Ordinary Course of Business relating to obligations as to which there is no default on the part of Company or any of its Subsidiaries, or the validity or amount of which is being contested in good faith by appropriate proceedings and which are not, individually or in the aggregate, material, and for which adequate reserves have been established on the Company’s financial statements in accordance with GAAP; (c) Encumbrances, covenants, conditions, exclusions, restrictions, easements, charges, rights of way and matters of public record that do not, individually or in the aggregate, materially impair the continued use, operation or value of the specific parcel of Real Property to which they relate or the conduct of the business of the Company and its Subsidiaries as currently conducted, and that would be shown by a current title report or other similar report; (d) Encumbrances arising under or relating to applicable securities Laws; (e) with respect to the Company and its Subsidiaries, Encumbrances arising under or relating to this Agreement or any of the Organizational Documents of the Company or any of its Subsidiaries, respectively; (f) any condition or other matter, if any, that may be shown or disclosed by a current and accurate survey or physical inspection and which do not materially interfere with the use of the assets to which they relate; (g) any licenses or other similar rights or immunities with respect to Intellectual Property Rights; and (h) any Encumbrances set forth in Section 1.1(e) of the Company Disclosure Schedule.

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Personal Information” means information that identifies or is reasonably capable of identifying, a particular individual and shall also mean “personal information”, “personal data” and “personal health information,” each as defined by applicable Laws relating to the collection, use, sharing, storage, and/or disclosure of information about an identifiable individual.

“PHI” has the meaning set forth in Section 5.19(e).

“Planned CapEx Metric” means the Company’s year-to-date budgeted Adjusted EBITDA minus the Company’s year-to-date (i.e., from January 1, 2026 through the end of the applicable month) budgeted capital expenditures, as set forth in Section 1.1(f) of the Company Disclosure Schedule.

“Privacy Laws” means applicable Laws pertaining to the Processing of Personal Information.

“Proceeding” means any action, cause of action, claim, demand, litigation, suit, investigation, review, grievance, citation, summons, subpoena, inquiry, audit, hearing, originating application to a tribunal, arbitration or other similar proceeding of any nature, civil, criminal, regulatory, administrative or otherwise, whether in equity or at law, in contract, in tort or otherwise.

“Process” or “Processing” means, with respect to Personal Information, the use, collection, processing, storage or disclosure of such Personal Information.

“Proxy Statement” has the meaning set forth in Section 8.5(a)(i).

“Real Property” means the Owned Real Property and Leased Real Property.

“Receiving Party” has the meaning set forth in Section 8.5(b)(iii).

“Registered Intellectual Property” means Owned Intellectual Property that is issued by, registered with, renewed by or the subject of a pending application before any Governmental Entity or Internet domain name registrar.

“Required Information” has the meaning set forth in Section 8.16(b)(i).

“Representative” means, with respect to any Person, any director, principal, partner, manager, member (if such Person is a member-managed limited liability company or similar entity), employee (including any officer), consultant, investment banker, financial advisor, legal counsel, attorney-in-fact, accountant or other advisor, agent or other representative of such Person, in each case, acting in its capacity as such.

“Required Regulatory Approvals” has the meaning set forth in Section 9.1(b).

“Requisite Company Vote” means the adoption of this Agreement by the holders of a majority of the outstanding Shares entitled to vote on such matter at a stockholders’ meeting duly called and held for such purpose.

“Requisite TopCo Approval” means the approval by the shareholders of TopCo as may be necessary in connection with the Debt Financing, as required under the Laws of India, which approval is duly provided by the shareholders of TopCo by way of a special resolution approved, in a duly convened extraordinary general meeting of TopCo or by means of postal ballot conducted by TopCo in accordance with the Laws of India, where the votes cast in favor of such special resolution by the shareholders of TopCo entitled and voting are at least three times the number of votes, if any, cast against the special resolution by members so entitled and voting.

“Restraint” has the meaning set forth in Section 10.2(b).

“Reverse Termination Fee” means an amount equal to $24,585,750.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Share” means any share of the Company Common Stock.

“Significant Subsidiary” means “significant subsidiary” as defined by Rule 1.02(w) of Regulation S-X under the Exchange Act.

“Software” means any and all (a) computer programs, including any and all software implementations of algorithms, whether in source code or object code, (b) databases and data files, whether machine readable or otherwise, and (c) all documentation, including user manuals, relating to any of the foregoing.

“Solomon Partners” has the meaning set forth in Section 5.3(b).

“Solvent” means, with respect to any Person as of any date of determination, that (a) at fair valuations, the sum of such Person’s obligations and liabilities on a consolidated basis (including contingent obligations and liabilities) is less than the sum of such Person’s assets on a consolidated basis, (b) such Person will not have, on a consolidated basis, unreasonably small capital to conduct the businesses in which it is engaged or intends to be engaged, and (c) such Person has not incurred debts, including contingent and other obligations or liabilities, beyond its ability to pay such debts as they become absolute and mature in the Ordinary Course of Business.

“Specified Stockholders” means L6 Holdings Inc., Pinetree Capital Ltd. and Ocho Investments LLC.

“Stock Plan” means, collectively, the Company’s Amended and Restated 2019 Incentive Plan and Second Amended and Restated 2019 Incentive Plan.

“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of (a) the securities or ownership interests of such other Person having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions, or (b) the equity or ownership interests of such other Person, in each case, is directly or indirectly owned or controlled by such first Person and/or by one or more of its direct or indirect subsidiaries.

“Superior Proposal” means an unsolicited and bona fide written proposal, offer or indication of interest contemplated by the definition of “Acquisition Proposal” made after the date of this Agreement that, if the transactions or series of related transactions contemplated thereby were consummated, would result in a Person or Group, other than Parent or any of its Subsidiaries or any Group that Parent or any of its Subsidiaries are members of, becoming the beneficial owner of, directly or indirectly, in excess of fifty percent (50%) of the: (a) total voting power of the equity securities of the Company and its Subsidiaries (or of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity); or (b) consolidated net revenues, net income or total assets, in each case of the foregoing clauses (a) and (b) of this definition, as of the date of such Acquisition Proposal (it being understood and agreed that total assets (i) include equity securities of Subsidiaries of the Company, and (ii) shall be determined in good faith by the Company Board, acting reasonably, on a fair-market-value basis), that the Company Board has determined, in good faith, that is reasonably likely to be consummated in accordance with its terms and, if consummated, would result in a transaction more favorable from a financial point of view to the Company’s stockholders than the transactions contemplated by this Agreement (after taking into account any revisions to the terms and conditions of this Agreement proposed by Parent pursuant to Section 8.2(d)(iii) and such other factors that the Company Board determines in good faith to be relevant).

“Support Agreement” has the meaning set forth in the Recitals.

“Surviving Corporation” has the meaning set forth in Section 2.3.

“Tail Period” means the six (6) years from and after the Effective Time.

“Takeover Statute” means any “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation.

“Target CapEx Metric” means, for any applicable month, the minimum permitted level of the Company’s year-to-date Planned CapEx Metric (for the period from January 1, 2026 through the end of such month), after giving effect to the acceptable negative deviation from the Planned CapEx Metric, in each case as set forth in Section 1.1(f) of the Company Disclosure Schedule.

“Tax Returns” means all returns and reports (including elections, declarations, disclosures, schedules, estimates, information returns and other documents and attachments thereto) relating to Taxes, including, for the avoidance of doubt, any amendments or supplements thereof, required to be filed with or supplied to any Taxing Authority.

“Taxes” means all federal, state, provincial, local, municipal, county, U.S. and non-U.S. taxes, including any ad valorem, capital, capital stock, customs and import duties, disability, documentary stamp, estimated employment, excise, franchise, gains, goods and services, gross income, gross receipts, income, intangible, inventory, license, lease, mortgage recording, net income, occupation, payroll, personal property, production, profits, property, real property, recording, rent, sales, social security, stamp, transfer, transfer gains, unemployment, use, value added, windfall profits, recapture, accumulated earnings, environmental, customs, net worth, transfer and gains, withholding or other tax, duty, charge, levy, assessment or fee in the nature of a tax, together with any interest, additions, fines or penalties with respect thereto and any interest in respect of such additions, fines, penalties or other additions thereto.

“Taxing Authority” means any Governmental Entity having competent jurisdiction over the assessment, determination, collection or imposition of any such taxes, duties and assessments.

“Termination Fee” means an amount equal to $12,292,875.

“THPL” has the meaning set forth in Section 5.5(e).

“Top Customer” means each of the twenty (20) largest customers of the Company and its Subsidiaries, with each customer determined by reference to a separate contractual counterparty (including on a site-specific basis), based on volume in dollars of purchases from or spent with the Company and its Subsidiaries by each such customer during the twelve (12)-month period ended December 31, 2025.

“Top Vendor” means each of the fifteen (15) largest vendors of the Company and its Subsidiaries, based on volume in dollars of purchases from or spent with such vendor by the Company and its Subsidiaries during the twelve (12)-month period ended December 31, 2025.

“TopCo” has the meaning set forth in the Preamble.

“TopCo Disclosure Schedule” has the meaning set forth in Article VII.

“TopCo Sections” means Article VII, Section 8.18, Section 9.3, Section 10.3(a), Section 10.5(b), Section 10.5(g) and Article XI.

“TopCo Specified Shareholders” means Sachin Gupta, Rekha Jhunjhunwala, Aryaman Jhunjhunwala Discretionary Trust, Nishtha Jhunjhunwala Discretionary Trust, Aryavir Jhunjhunwala Discretionary Trust and Joseph Charles Benardello.

“TopCo Support Agreement” has the meaning set forth in the Recitals.

“Transaction Litigation” has the meaning set forth in Section 8.13.

“Transfer Taxes” means all transfer, documentary, sales, use, stamp, recording, value added, registration and other similar Taxes and all conveyance fees, recording fees and other similar charges.

“Viewgol” has the meaning set forth in Section 8.19.

“Viewgol Restructuring” has the meaning set forth in Section 8.19.

“WARN Act” has the meaning set forth in Section 5.13(b).

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person of which all of the equity or ownership interests of such Subsidiary are directly or indirectly owned or controlled by such Person.

“Willful and Material Breach” means a deliberate act or a deliberate failure to act, taken or not taken with the actual knowledge that such act or failure to act would, or would reasonably be expected to, result in or constitute a material breach of this Agreement, regardless of whether breaching was the object of the act or failure to act.

1.2. Other Terms. Each of the capitalized terms used in this Agreement and not defined in Section 1.1 has the meaning set forth where such term is first used or, if no meaning is set forth, the meaning required by the context in which such term is used.

1.3. Interpretation and Construction.

(a) The table of contents and headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

(b) Unless otherwise specified in this Agreement or the context otherwise requires:

(i) all Preamble, Recital, Article, Section, clause, Exhibit and Schedule references used in this Agreement are to the preamble, recitals, articles, sections, clauses, exhibits and schedules to this Agreement and references to Schedules include the Company Disclosure Schedule and the Parent Disclosure Schedule;

(ii) if a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb);

(iii) the terms defined in the singular shall have a comparable meaning when used in the plural and vice versa;

(iv) words importing the masculine gender shall include the feminine and neuter genders and vice versa;

(v) whenever the words “includes” or “including” are used, they shall be deemed to be followed by the words “without limitation”;

(vi) the words “hereto,” “hereof,” “hereby,” “herein,” “hereunder” and similar terms shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(vii) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”;

(viii) the word “shall” denotes a directive and obligation, and not an option, and the word “will” shall be construed to have the same meaning and effect as the word “shall”;

(ix) all accounting terms not expressly defined in this Agreement shall have the meanings given to them under GAAP;

(x) whenever the word “transfer” is used, it shall be deemed to be followed by the words “including, if applicable, pursuant to the division of a limited liability company, limited partnership or other entity”;

(xi) references to the “United States” or abbreviations thereof mean the United States of America and its states, territories and possessions;

(xii) the rule known as the ejusdem generis rule shall not apply, and accordingly, general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things;

(xiii) the word “or” shall not be exclusive;

(xiv) the term “dollars” and the symbol “$” mean U.S. Dollars and all amounts in this Agreement shall be paid in U.S. Dollars, and if any amounts, costs, fees or expenses incurred by any Party pursuant to this Agreement are denominated in a currency other than U.S. Dollars, to the extent applicable, the U.S. Dollar equivalent for such costs, fees and expenses shall be determined by converting such other currency to U.S. Dollars at the foreign exchange rates published in the Wall Street Journal or, if not reported thereby, another authoritative source reasonably determined by the Company, in effect at the time such amount, cost, fee or expense is incurred, and if the resulting conversion yields a number that extends beyond two decimal points, rounded to the nearest penny;

(xv) with respect to references to information or documents having been “made available” (or words of similar import) by or on behalf of one or more Parties to another Party or Parties, any obligation relating to such actions shall be deemed satisfied if (A) such one or more Parties or Representatives thereof made such information or document available in any virtual data rooms established by or on behalf of the Company or otherwise to such other Party or Parties or its or their Representatives, in each case, in connection with the transactions contemplated by this Agreement at least two (2) Business Days prior to the execution and delivery of this Agreement, or (B) such information or document is publicly filed or furnished by the Company in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC (other than information, if any, that has been redacted or omitted and not otherwise shared with Parent) at least three (3) Business Days prior to the date of this Agreement;

(xvi) when calculating the period of time within which, or following which, any action is to be taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day or if any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day and references to a number of days shall refer to calendar days unless Business Days are specified;

(xvii) all references to any (A) statute include the rules and regulations promulgated thereunder and all applicable, guidance, guidelines, bulletins or policies issued or made in connection therewith by a Governmental Entity, and (B) Law shall be a reference to such Law as amended, modified, supplemented, re-enacted, consolidated or replaced as of the date of this Agreement; and

(xviii) all references to (A) any Contract, other agreement, document or instrument (excluding this Agreement) mean such Contract, other agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof and, unless otherwise specified therein, include all schedules, annexes, addendums, exhibits, any purchase orders or statements of work governed by, any “terms of services” or similar conditions applicable to and any other documents attached thereto or incorporated therein by reference, and (B) this Agreement mean this Agreement (taking into account the provisions of Section 11.11(a)) as amended or otherwise modified from time to time in accordance with Section 11.5.

(c) The Company Disclosure Schedule and the Parent Disclosure Schedule may include items and information the disclosure of which is not required either in response to an express disclosure requirement of this Agreement or as an exception to one or more provisions set forth in this Agreement. Inclusion of any such items or information in the Company Disclosure Schedule or the Parent Disclosure Schedule shall not be deemed to be an acknowledgement or agreement that any such item or information (or any non-disclosed item or information of comparable or greater significance) is “material” or that, individually or in the aggregate, it has had or would reasonably be expected to result in a Company Material Adverse Effect.

(d) The Parties have jointly negotiated and drafted this Agreement and if an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

ARTICLE II

Closing; Certificate of Merger and Effective Time; The Merger

2.1. Closing. Subject to the provisions of Article IX, the closing of the Merger shall take place at 8:00 a.m., New York City time, remotely by the exchange of documents and signatures (or their electronic counterparts) or, to the extent such exchange is not practicable, at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York, 10004, on the third (3rd) Business Day after the date the conditions set forth in Article IX (other than any such conditions which by their respective nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions at the Closing) have been satisfied or, to the extent permitted by applicable Law, waived by the party or parties entitled to the benefit of such conditions; provided, however, that if the Closing would otherwise be required to occur on a date that is earlier than the seventh (7th) Business Day after the date on which the condition set forth in Section 9.1(b) has been satisfied, then the Closing shall take place as promptly as reasonably practicable after the date on which such condition has been satisfied, and in any event no later than the seventh (7th) Business Day thereafter; or at such other place, and at such other time, or on such other date as the Parties may mutually agree in writing.

2.2. Certificate of Merger and Effective Time. As promptly as practicable following the Closing, but on the Closing Date, the Parties shall (a) cause the Certificate of Merger to be duly executed and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL, and (b) deliver and tender, or cause to be delivered or tendered, as applicable, any Taxes and fees and make all other filings or recordings required under the DGCL in connection with such filing of the Certificate of Merger and the Merger, which shall become effective at the date and time when the Certificate of Merger has been executed and filed pursuant to clause (a) of this Section 2.2, or at such later date and time as may be agreed by the Parties in writing and specified in the Certificate of Merger so executed and filed (such date and time, as applicable, the “Effective Time”).

2.3. The Merger. Subject to the terms and conditions of this Agreement and pursuant to Section 251 and Section 259 of the DGCL, (a) at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, (b) the Company shall be the surviving corporation in the Merger (sometimes referred to as the “Surviving Corporation”) and, from and after the Effective Time, shall be a direct Wholly Owned Subsidiary of Parent and the separate corporate existence of the Company shall continue unaffected by the Merger, and (c) the Merger shall have such other applicable effects as set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation, all as provided under the DGCL.

ARTICLE III

Certificate of Incorporation, Bylaws, Directors and Officers of the Surviving Corporation

3.1. Certificate of Incorporation of the Surviving Corporation. At the Effective Time, the certificate of incorporation of the Surviving Corporation (the “Charter”) shall be amended and restated in its entirety to read substantially as set forth in Exhibit A, until thereafter duly amended, restated or amended and restated as provided therein and/or by applicable Law, in each case, consistent with the obligations set forth in Section 8.11.

3.2. Bylaws of the Surviving Corporation. The Parties shall take all actions necessary so that the bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (the “Bylaws”), except that references to Merger Sub’s name shall be replaced with references to the Surviving Corporation’s name, until thereafter amended, restated or amended and restated as provided therein, by the Charter and/or by applicable Law, in each case, consistent with the obligations set forth in Section 8.11.

3.3. Directors of the Surviving Corporation. Immediately prior to, but conditioned on the occurrence of, the Effective Time, each of the members of the Company Board shall have resigned as a director of the Company with effect as of the Effective Time, and the Parties shall take all actions necessary so that the board of directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, each to hold office until his or her or their successor has been duly elected or appointed and qualified or until his or her or their earlier death, resignation or removal pursuant to the Charter, the Bylaws and/or applicable Law.

3.4. Officers of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, each to hold office until his or her or their successor has been duly elected or appointed and qualified or until his or her or their earlier death, resignation or removal pursuant to the Charter, the Bylaws and/or applicable Law.

ARTICLE IV

Effect of the Merger on Capital Stock; Delivery of Merger Consideration

4.1. Effect of the Merger on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any capital stock of the Company or on the part of the sole stockholder of Merger Sub:

(a) Merger Consideration. Each Eligible Share shall be converted into the right to receive the Per Share Merger Consideration, and shall cease to be outstanding, shall be cancelled and shall cease to exist, and each Certificate, and each Book-Entry Share, shall thereafter only represent the right to receive the Per Share Merger Consideration, payable pursuant to Section 4.2, Section 4.3(a) and Section 4.3(b).

(b) Treatment of Excluded Shares. Each Excluded Share shall cease to be outstanding, shall be cancelled without payment of any consideration therefor and shall cease to exist, subject to any rights any Dissenting Stockholders may have pursuant to Section 4.2(f) with respect to any Excluded Shares that are Dissenting Shares.

(c) Merger Sub. Each share of common stock of Merger Sub, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time, shall be converted into one share of common stock of the Surviving Corporation, par value $0.001 per share, and shall constitute the only outstanding shares of capital stock of the Surviving Corporation as of immediately after the Effective Time.

4.2. Delivery of Merger Consideration.

(a) Deposit of Merger Consideration and Paying Agent.

(i) At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent an amount in cash in immediately available funds sufficient in the aggregate to provide all funds necessary for the Paying Agent to make payments in respect of the Eligible Shares pursuant to Section 4.2(b), Section 4.3(a) and Section 4.3(b) (such cash, the “Exchange Fund”).

(ii) Pursuant to the Paying Agent Agreement, the Paying Agent shall, among other things, (A) act as the paying agent for the payment and delivery of the Per Share Merger Consideration in respect of each Eligible Share pursuant to the terms and conditions of this Agreement, and (B) invest the Exchange Fund, if and as directed by Parent; provided, however, that any investment shall be in obligations of or guaranteed as to principal and interest by the U.S. government in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Financial Services, LLC, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available), or in money market funds having a rating in the highest investment category granted by an internationally recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three (3) months. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level sufficient to make prompt payment and delivery of the aggregate Per Share Merger Consideration as contemplated by Section 4.1, or to the extent the Exchange Fund is not sufficient to make prompt payment and delivery of the aggregate Per Share Merger Consideration in respect of any Dissenting Shares that become Eligible Shares pursuant to the last sentence of Section 4.2(f), Parent shall promptly deposit or cause to be deposited such additional amounts in cash in immediately available funds with the Paying Agent for the Exchange Fund so as to ensure that the Exchange Fund is at all relevant times maintained at a level sufficient to make such cash payments. Any interest and other income resulting from such investment (if any) in excess of the amounts payable pursuant to Section 4.2(b), Section 4.3(a) and Section 4.3(b) shall be promptly returned to Parent or the Surviving Corporation, as determined by Parent in accordance with the terms and conditions of the Paying Agent Agreement.

(b) Procedures for Surrender.

(i) As promptly as reasonably practicable after the Effective Time (but in any event within three (3) Business Days thereafter), Parent shall cause the Paying Agent to mail or otherwise provide each holder of record of Eligible Shares that are (A) Certificates, or (B) Book-Entry Shares not held, directly or indirectly, through DTC notice advising such holders of the effectiveness of the Merger, which notice shall include (1) appropriate transmittal materials (including a customary letter of transmittal) specifying that delivery shall be effected, and risk of loss and title to the Certificates or such Book-Entry Shares shall pass only upon delivery of the Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 4.2(e)) or the surrender of such Book-Entry Shares to the Paying Agent (which shall be deemed to have been effected upon the delivery of a customary “agent’s message” with respect to such Book-Entry Shares or such other reasonable evidence, if any, of such surrender as the Paying Agent may reasonably request pursuant to the terms and conditions of the Paying Agent Agreement), as applicable (such materials to be in such form and have such other provisions as Parent and the Company may reasonably mutually agree), and (2) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 4.2(e)) or such Book-Entry Shares to the Paying Agent in exchange for the Per Share Merger Consideration that such holder is entitled to receive as a result of the Merger pursuant to this Article IV.

(ii) With respect to Book-Entry Shares held, directly or indirectly, through DTC, Parent and the Company shall cooperate to establish procedures with the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries to ensure that the Paying Agent shall transmit to DTC or its nominees as promptly as practicable after the Effective Time, upon surrender of Eligible Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures and such other procedures as agreed by Parent, the Company, the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries, the Per Share Merger Consideration to which the beneficial owners thereof are entitled to receive as a result of the Merger pursuant to this Article IV.

(iii) Upon surrender to the Paying Agent of Eligible Shares that (A) are Certificates, by physical surrender of such Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 4.2(e)) together with the letter of transmittal, duly completed and executed, and such other documents as may be reasonably required by the Paying Agent, (B) are Book-Entry Shares not held through DTC, by book-receipt of an “agent’s message” by the Paying Agent in connection with the surrender of Book-Entry Shares (or such other reasonable evidence, if any, of surrender with respect to such Book-Entry Shares, as the Paying Agent may reasonably request pursuant to the terms and conditions of the Paying Agent Agreement), in each case of the foregoing clauses (A) and (B) of this Section 4.2(b)(iii), pursuant to such materials and instructions contemplated by Section 4.2(b)(i), and (C) are Book-Entry Shares held, directly or indirectly, through DTC, in accordance with DTC’s customary surrender procedures and such other procedures as agreed by the Company, Parent, the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries pursuant to Section 4.2(a)(i), the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor, and Parent shall cause the Paying Agent to pay and deliver, out of the Exchange Fund, as promptly as practicable to such holders, an amount in cash in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 4.2(g)) equal to the product obtained by multiplying (1) the number of Eligible Shares represented by such Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 4.2(e)) or such Book-Entry Shares by (2) the Per Share Merger Consideration, and each Certificate so surrendered shall forthwith be cancelled.

(iv) In the event of a transfer of ownership of any Certificate that is not registered in the stock transfer books or ledger of the Company or if the consideration payable is to be paid in a name other than that in which the Certificate or Certificates surrendered or transferred in exchange therefor are registered in the stock transfer books or ledger of the Company, a check for any cash to be exchanged upon due surrender of any such Certificate or Certificates may be issued by the Paying Agent to such a transferee if the Certificate or Certificates is or are (as applicable) properly endorsed and otherwise in proper form for surrender and presented to the Paying

Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable Transfer Taxes have been paid or are not applicable, in each case, in form and substance, reasonably satisfactory to Parent and the Paying Agent. None of Parent, Merger Sub or the Surviving Corporation shall have any liability for any such Taxes in the circumstances described in this Section 4.2(b)(iv). Payment of the Per Share Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered in the stock transfer books or ledger of the Company.

(v) For the avoidance of doubt, no interest shall be paid or accrued for the benefit of any holder of Eligible Shares on any amount payable upon the surrender of any Eligible Shares.

(c) Transfers. From and after the Effective Time, there shall be no transfers on the stock transfer books or ledger of the Company of the Eligible Shares. If, after the Effective Time, any Certificate or acceptable evidence of a Book-Entry Share is presented to the Surviving Corporation, Parent or the Paying Agent for transfer, it shall be cancelled and exchanged for the cash amount in immediately available funds which the holder thereof is entitled to receive as a result of the Merger pursuant to this Article IV.

(d) Termination of Exchange Fund.

(i) Any portion of the Exchange Fund (including any interest and other income resulting from any investments thereof (if any)) that remains unclaimed by the holders of Eligible Shares for 180 days from and after the Closing Date shall be delivered to Parent or the Surviving Corporation, as determined by Parent. Any holder of Eligible Shares who has not theretofore complied with the procedures, materials and instructions contemplated by this Section 4.2 shall thereafter look only to the Surviving Corporation as a general creditor thereof for such payments (after giving effect to any required Tax withholdings as provided in Section 4.2(g)) in respect thereof.

(ii) Notwithstanding anything to the contrary set forth in this Article IV, none of the Surviving Corporation, Parent, the Paying Agent or any other Person shall be liable to any former holder of Shares or Company Equity Awards for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

(e) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of such fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent and/or the Paying Agent pursuant to the Paying Agent Agreement or otherwise, the posting by such Person of a bond in customary amount, and upon such terms as may be required by Parent and/or the Paying Agent pursuant to the Paying Agent Agreement or otherwise as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent shall, in exchange for such Certificate, issue a check in the amount (after giving effect to any required Tax withholdings as provided in Section 4.2(g)) equal to the product obtained by multiplying (i) the number of Eligible Shares represented by such lost, stolen or destroyed Certificate by (ii) the Per Share Merger Consideration.

(f) Appraisal Rights. Subject to the last sentence of this Section 4.2(f), no Dissenting Stockholder shall be entitled to receive the Per Share Merger Consideration with respect to any of the Dissenting Shares owned by such Dissenting Stockholder, and each Dissenting Stockholder shall be entitled to receive only the payment provided by Section 262 of the DGCL with respect to the Dissenting Shares owned by such Dissenting Stockholder and such Dissenting Stockholder shall cease to have any other rights with respect to such Dissenting Shares. The Company shall give Parent (i) prompt notice and copies of any written demands for appraisal, actual, attempted or purported written withdrawals of such demands, and any other instruments served pursuant to (or purportedly pursuant to) applicable Law that are received by the Company relating to the Company’s stockholders’ demands of appraisal, and (ii) the opportunity to direct all negotiations and Proceedings with respect to demands for appraisal under the DGCL; provided, however, that Parent shall allow the Company to also participate in (but not direct) any such negotiations and Proceedings. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment or deposit with respect to any demands for appraisals, offer to settle or settle any such demands or approve any withdrawal of any such demands, or agree, authorize or commit to do any of the foregoing. If any Dissenting Stockholder shall have effectively withdrawn or otherwise waived or lost the right under Section 262 of the DGCL with respect to any Dissenting Shares, such Dissenting Shares shall become Eligible Shares and thereupon converted into the right to receive the Per Share Merger Consideration with respect to such Shares pursuant to this Article IV.

(g) Withholding Rights. Each of Parent, the Surviving Corporation and the Paying Agent (and any of their respective Affiliates) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares or Company Equity Awards such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any other applicable Tax Law. To the extent that amounts are so withheld, such withheld amounts (i) shall be timely remitted to the applicable Governmental Entity, and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of Shares or Company Equity Awards in respect of which such deduction and withholding was made.

4.3. Treatment of Company Equity Awards.

(a) Company RSAs. At the Effective Time, any vesting conditions applicable to each outstanding restricted stock award under the Stock Plan (a “Company RSA”) shall (subject to any proration as provided for in the applicable award agreement as set forth in Section 4.3(a) of the Company Disclosure Schedule), automatically and without any required action on the part of the holder thereof, accelerate in full and such Company RSA shall be converted into the right to receive, with respect to each Share subject to such Company RSA (subject to any proration as provided for in the applicable award agreement as set forth in Section 4.3(a) of the Company Disclosure Schedule), the Per Share Merger Consideration (less applicable Taxes required to be withheld pursuant to Section 4.2(g) with respect to such amount of Per Share Merger Consideration) and cancelled pursuant to Section 4.1(a).

(b) Company PSAs. At the Effective Time, any performance conditions applicable to each outstanding performance share award under the Stock Plan (a “Company PSA”), shall (subject to any proration as provided for in the applicable award agreement as set forth in Section 4.3(b) of the Company Disclosure Schedule), automatically and without any required action on the part of the holder thereof, cease to apply and such Company PSA shall be converted into the right to receive, with respect to each Share subject to such Company PSA (subject to any proration as provided for in the applicable award agreement as set forth in Section 4.3(b) of the Company Disclosure Schedule), the Per Share Merger Consideration (less applicable Taxes required to be withheld pursuant to Section 4.2(g) with respect to such conversion) and cancelled pursuant to Section 4.1(a), provided that the number of Shares subject to each such Company PSA immediately prior to the Effective Time shall be determined based on the actual performance through the Effective Time as reasonably determined by the Company Compensation Committee (or, if actual performance is not reasonably determinable in its discretion, target performance), in accordance with Section 4.3(b) of the Company Disclosure Schedule.

(c) Company Actions. At or prior to the Effective Time, the Company, the Company Board and the Company Compensation Committee, as applicable, shall adopt any resolutions and take any actions that are necessary to (i) effectuate the treatment of the Company Equity Awards pursuant to Section 4.3(a) and Section 4.3(b), as applicable, and (ii) cause the Stock Plan to terminate at or prior to the Effective Time. The Company shall take all actions necessary to ensure that from and after the Effective Time neither Parent nor the Surviving Corporation shall be required to deliver Shares or other capital stock of the Company to any Person pursuant to or in settlement of Company Equity Awards.

4.4. Adjustments to Prevent Dilution. Notwithstanding anything to the contrary set forth in this Agreement, if, from the execution and delivery of this Agreement to the earlier of the Effective Time and the termination of this Agreement and abandonment of the transactions contemplated by this Agreement pursuant to Article X, the issued and outstanding Shares or securities convertible or exchangeable into or exercisable for Shares shall have been changed into a different number of Shares or securities or a different class by reason of any reclassification, stock split, stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, or a stock dividend with a record date within such period shall have been declared, then the Per Share Merger Consideration and any other amounts payable pursuant to this Agreement shall be equitably adjusted to provide the holders of Shares the same economic effect as contemplated by this Agreement prior to such event; provided, however, that nothing in this Section 4.4 shall be construed to permit the Company or any other Person to take any action except to the extent consistent with, and not otherwise limited or prohibited by, the terms and conditions of this Agreement.

ARTICLE V

Representations and Warranties of the Company

Except as set forth in the Company Reports filed or furnished on or after January 1, 2025 and at least three (3) Business Days prior to the date of this Agreement, and correct and complete copies of which have been made available to Parent (but excluding, in each case, any disclosures or other information set forth or referenced in any risk factor, forward-looking statement, quantitative and qualitative disclosures about market risk section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature), or in the corresponding sections of the confidential disclosure schedule delivered to Parent by the Company prior to or concurrently with the execution and delivery of this Agreement (the “Company Disclosure Schedule”) (it being agreed that for the purposes of the representations and warranties made by the Company in this Agreement, disclosure of any item in any section of the Company Disclosure Schedule shall be deemed disclosure with respect to any other section to which the relevance of such item is reasonably apparent on its face), the Company hereby represents and warrants to Parent and Merger Sub that:

5.1. Organization, Good Standing and Qualification.

(a) The Company is a legal entity duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted except where the failure to be in good standing or have such corporate power and authority would not, individually or in the aggregate, reasonably be expected to (i) result in a Company Material Adverse Effect or (ii) prevent or materially delay consummation of the transactions contemplated by this Agreement or otherwise prevent the Company from performing any of its obligations under this Agreement. The Company is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its properties or assets or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to (i) result in a Company Material Adverse Effect or (ii) prevent or materially delay consummation of the transactions contemplated by this Agreement or otherwise prevent the Company from performing any of its obligations under this Agreement. Each of the Company’s Subsidiaries is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its properties or assets or conduct of its business requires such qualification, except where the failure to be so organized, existing, qualified or in good standing, or to have such power and authority, would not, individually or in the aggregate, reasonably be expected to (i) result in a Company Material Adverse Effect or (ii) prevent or materially delay consummation of the transactions contemplated by this Agreement or otherwise prevent the Company from performing any of its obligations under this Agreement.

(b) The Company has made available to Parent correct and complete copies of the Company’s and the Company’s Significant Subsidiaries’ Organizational Documents that, in each case, are in full force and effect as of the date of this Agreement.

5.2. Capital Structure.

(a) The authorized capital stock of the Company consists of 30,000,000 Shares. As of the Capitalization Date: (i) 14,999,136 Shares were issued and outstanding (including 286,151 Shares represented by Company RSAs); (ii) 771,762 Company PSAs were outstanding (assuming achievement of applicable performance goals (x) for Company PSAs granted in 2024 (with a performance period from 2024-2026), at maximum level, and (y) for Company PSAs granted in 2025 and 2026 (with performance periods from 2025-2027 and 2026-2028, respectively), at target levels); (iii) 761,699 Shares were issued and held by the Company in its treasury; and (iv) no Shares were reserved for issuance other than 1,834,292 Shares reserved for issuance pursuant to the Stock Plan. Other than Shares subject to Company RSAs and Company PSAs, no equity or equity-linked awards have been granted to any directors, employees (including officers) or service providers of or for the Company or any of its Subsidiaries. Since the Capitalization Date, no Shares have been repurchased or redeemed or issued (other than with respect to the vesting, settlement or delivery of Company Equity Awards outstanding prior to the Capitalization Date and pursuant to the terms of the Stock Plan in effect on the Capitalization Date or as otherwise expressly permitted by this Agreement), and no Shares have been reserved for issuance and no Company Equity Awards have been granted.

(b) Neither the Company nor any of its Significant Subsidiaries have outstanding any bonds, debentures, notes or other obligations, the holders of which have the right to vote (or convert into or exercise for securities having the right to vote) with the stockholders of the Company on any matter or with the equity holders of any of the Company’s Significant Subsidiaries on any matter, respectively.

(c) The Company Common Stock constitutes the only outstanding class of securities of the Company or its Subsidiaries registered under the Exchange Act.

(d) Section 5.2(d) of the Company Disclosure Schedule sets forth a correct and complete list of all outstanding Company Equity Awards as of the Capitalization Date, setting forth the number of Shares subject to each Company Equity Award and the holder, grant date and vesting schedule with respect to each Company Equity Award, as applicable. Each Company Equity Award was granted in compliance with all applicable Laws and the terms and the conditions of the Stock Plan pursuant to which it was issued.

(e) Section 5.2(e) of the Company Disclosure Schedule sets forth, as of the date of this Agreement: (i) each of the Company’s Subsidiaries; (ii) whether or not each such Subsidiary is a Wholly Owned Subsidiary (any Subsidiary that is not a Wholly Owned Subsidiary, a “Non-Wholly Owned Subsidiary”); and (iii) for each Non-Wholly Owned Subsidiary, (A) the percentage of the Company’s ownership interest, direct or indirect, and the number and type of capital stock or other securities owned by the Company, directly or indirectly, in each such Subsidiary, and (B) the percentage of such other Person or Persons’ ownership interest and the number and type of capital stock or other securities owned by such other Person or Persons in each such Subsidiary, and the name of such other Person or Persons.

(f) All of the outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable and free and clear of any Encumbrance (other than any Permitted Encumbrance). Upon the issuance of any Shares in accordance with the terms of the Stock Plan in effect on the Capitalization Date or as otherwise expressly permitted by this Agreement, such Shares will be duly authorized, validly issued, fully paid and non-assessable and free and clear of any Encumbrance (other than any Permitted Encumbrance).

(g) Except as contemplated hereby or in the Organizational Documents of the Company or any of its Subsidiaries, there are no shareholder agreements, voting trusts or similar agreements to which the Company or any Subsidiary thereof is a party with respect to (i) the voting of any capital stock of, or other equity interest in, the Company or any Subsidiary thereof, or (ii) contractual obligations or agreements restricting the transfer of, requiring the registration for sale of, or granting any preemptive rights, subscription rights, antidilutive rights, rights of first refusal or any similar rights with respect to any capital stock of the Company or capital stock of (or other equity or voting interest in) any Subsidiary thereof.

(h) Except as set forth in Section 5.2(a)-(g) above, there are no preemptive or other outstanding rights, options, calls, warrants, conversion rights, stock appreciation rights, restricted shares, restricted share units, performance shares, contingent value rights, “phantom” stock or similar securities, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Significant Subsidiaries to issue or to sell any shares of capital stock or other securities of the Company or any of its Significant Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, valued by reference to, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Significant Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. There is no liability for dividends accrued and unpaid by the Company or any Subsidiary thereof.

5.3. Corporate Authority; Approval and Fairness.

(a) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform under this Agreement and to consummate the transactions contemplated by this Agreement, subject only to obtaining the Requisite Company Vote. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Parent and Merger Sub, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) The Company Board has, at a duly convened and held meeting: (i) (A) unanimously approved and declared advisable this Agreement and the transactions contemplated by this Agreement, (B) determined that this Agreement and the transactions contemplated by this Agreement are fair to, and in the best interests of, the Company and the holders of Shares, other than Excluded Shares that are not Dissenting Shares, and (C) resolved to recommend that the holders of Shares adopt this Agreement at the Company Stockholders Meeting (the “Company Recommendation”); (ii) directed that this Agreement be submitted to the holders of Shares for their adoption at the Company Stockholders Meeting; and (iii) received the opinion of its financial advisor, Solomon Partners Securities, LLC (“Solomon Partners”), to the effect that the Per Share Merger Consideration is fair from a financial point of view, as of the date of such opinion, to the holders of Shares, other than Excluded Shares, a copy of which opinion has been delivered to Parent solely for informational purposes (it being agreed that such opinion is for the benefit of the Company Board and may not be relied upon by Parent or Merger Sub).

5.4. Governmental Filings; No Violations.

(a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement require no authorization or other action by or in respect of, or filing with, any Governmental Entity other than the expirations of the statutory waiting periods and the filings, notices, reports, consents, registrations, approvals, permits and authorizations (i) under the HSR Act, (ii) pursuant to the DGCL, (iii) required to be made with or obtained from the SEC, (iv) required to be made with or by the NASDAQ, (v) under the Takeover Statutes, (vi) required to be made to reflect the consummation of the Merger with the relevant authorities of the jurisdictions in which Parent and the Company are qualified to do business and (vii) set forth in Section 5.4(a)(vii) of the Company Disclosure Schedule (collectively, the “Company Approvals”), assuming the accuracy of the representations and warranties set forth in Section 6.4(a), except as would not, individually or in the aggregate, reasonably be expected to (x) result in a Company Material Adverse Effect or (y) prevent or materially delay consummation of the transactions contemplated by this Agreement or otherwise prevent the Company from performing any of its obligations under this Agreement.

(b) The execution and delivery of and performance under this Agreement by the Company do not, and the consummation of the transactions contemplated by this Agreement, will not: (i) assuming (solely with respect to the consummation of the transactions contemplated by this Agreement) the Requisite Company Vote is obtained, constitute or result in a breach of the Organizational Documents of the Company or any of its Subsidiaries; (ii) assuming (solely with respect to the performance under this Agreement by the Company and the consummation of the transactions contemplated by this Agreement) the Requisite Company Vote is obtained and the statutory waiting periods, filings, notices, reports, consents, registrations, approvals, permits and authorizations contemplated by Section 5.4(a) expire, are made and/or obtained, as applicable, with or without notice, lapse of time or both, constitute or result in a breach of any Law to which the Company or any of its Subsidiaries is subject; or (iii) assuming (solely with respect to the performance under this Agreement by the Company and the consummation of the transactions contemplated by this Agreement) the statutory waiting periods, filings, notices, reports, consents, registrations, approvals, permits and authorizations contemplated by Section 5.4(a) expire, are made and/or obtained, as applicable, with or without notice, lapse of time or both, constitute or result in a breach of, or cause or permit a termination or modification of or acceleration, loss or creation of any right or obligation under or the creation of an Encumbrance (other than any Permitted Encumbrance) on any of the rights, properties or assets of the Company or any of its Subsidiaries pursuant to, any Material Contract or any License necessary to the conduct of the business of the Company or any its Subsidiaries as currently conducted, except, in the case of clauses (ii) and (iii) of this Section 5.4(b), as would not, individually or in the aggregate, reasonably be expected to (x) result in a Company Material Adverse Effect or (y) prevent or materially delay consummation of the transactions contemplated by this Agreement or otherwise prevent the Company from performing any of its obligations under this Agreement.

5.5. Compliance with Laws; Licenses.

(a) Compliance with Laws.

(i) Since the Applicable Date, the (A) businesses of the Company and each of its Subsidiaries have not been, and are not being, conducted in violation of any applicable Law, and (B) neither the Company nor any of its Subsidiaries has received any written notice or, to the Knowledge of the Company, any other communication from a Governmental Entity asserting any noncompliance with any applicable Law by the Company or any of its Subsidiaries that has not been cured, in each case, except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(ii) Except as permitted by the Exchange Act, including Sections 13(k)(2) and 13(k)(3) or rules of the SEC, since the enactment of the Sarbanes-Oxley Act, neither the Company nor any of its Affiliates has made, arranged or modified (in any material respect) any extensions of credit in the form of a personal loan to any executive officer or director of the Company.

(iii) The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NASDAQ and the applicable provisions of the Sarbanes-Oxley Act. None of the Company or any of its Subsidiaries is, or will be, after giving effect to transactions contemplated hereby, an “investment company” within the meaning of the Investment Company Act of 1940. The Company does not produce, design, test, manufacture, fabricate or develop one or more critical technologies, as defined at 31 C.F.R. § 800.215.

(b) FCPA and Other Anti-Bribery Laws.

(i) The Company, its Subsidiaries and, to the Knowledge of the Company, their respective owners, directors, employees (including officers) and agents, are in compliance with and, since the Applicable Date, have complied with, the FCPA and the Other Anti-Bribery Laws, except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(ii) Since the Applicable Date, none of the Company, any of its Subsidiaries and, to the Knowledge of the Company, any of their respective owners, directors, employees (including officers) or agents, have paid, offered or promised to pay, or authorized or ratified the payment, directly or indirectly, of any monies or anything of value to any official or Representative (including anyone elected, nominated or appointed to be a Representative) of, or any Person acting in an official capacity for or on behalf of, any Governmental Entity (including any official or employee of any entity directly or indirectly owned or controlled by any Governmental Entity), any royal or ruling family member or any political party or candidate for public or political office for the purpose of influencing any act or decision of any such Governmental Entity or Person to obtain or retain business, or direct business to any Person, or to secure any other improper benefit or advantage, in each case, in violation, in any material respect, of the FCPA or any of the Other Anti-Bribery Laws.

(iii) The Company and its Subsidiaries have instituted policies and procedures reasonably designed to ensure compliance with the FCPA and the Other Anti-Bribery Laws and have maintained such policies and procedures in full force and effect.

(iv) As of the date of this Agreement there are no Proceedings against the Company or any of its Subsidiaries or any Indemnified Party pending by or before any Governmental Entity or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any Indemnified Party by any Governmental Entity, in each case, with respect to the FCPA or any of the Other Anti-Bribery Laws.

(c) Export and Sanctions Regulations.

(i) The Company and each of its Subsidiaries are in compliance and, since the Applicable Date, have been in compliance with the Export and Sanctions Regulations, except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(ii) Section 5.5(c)(ii) of the Company Disclosure Schedule sets forth a correct and complete list, as of the date of this Agreement, of material Licenses held by the Company or any of its Subsidiaries under the Export and Sanctions Regulations, if any.

(iii) The Company and its Subsidiaries have instituted policies and procedures reasonably designed to ensure compliance with the Export and Sanctions Regulations and have maintained such policies and procedures in full force and effect.

(iv) As of the date of this Agreement, there are no Proceedings against the Company or any of its Subsidiaries pending by or before any Governmental Entity or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries by any Governmental Entity, in each case, with respect to the Export and Sanctions Regulations.

(d) Licenses. As of the date of this Agreement, the Company and each of its Subsidiaries has obtained, holds and is in compliance with all Licenses necessary to conduct their respective businesses as currently conducted, and neither the Company nor any of its Subsidiaries has received any written notice or, to the Knowledge of the Company, any other communication from a Governmental Entity asserting any non-compliance with any such Licenses by the Company or any of its Subsidiaries that has not been cured as of the date of this Agreement, in each case, except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. No suspension, modification or cancellation of any of the Licenses by a Governmental Entity is pending or, to the Knowledge of the Company, threatened in writing that would reasonably be expected to result in the suspension, modification or cancellation of any such Licenses, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e) Indian Compliance. TruBridge Healthcare Private Limited, an Indian private limited company (“THPL”), is in compliance with the provisions of the Companies Act, 2013, and the rules made thereunder,

except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. THPL is in compliance with the provisions of all Indian labour legislation, including the Sexual Harassment at Workplace (Prevention, Prohibition and Redressal) Act, 2013, except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

5.6. Company Reports.

(a) All Company Reports filed or furnished since the Applicable Date have been filed or furnished on a timely basis and all fees related thereto have been timely paid. Correct and complete copies of each of the Company Reports filed or furnished since the Applicable Date and prior to the date of this Agreement have been made available to Parent.

(b) Each of the Company Reports filed or furnished since the Applicable Date, at the time of its filing or being furnished (or, if amended or supplemented, as of the date of the last such amendment or supplement, or, in the case of a Company Report that is a registration statement filed pursuant to the Securities Act or a proxy statement filed pursuant to the Exchange Act, on the date of effectiveness of such Company Report or date of the applicable meeting, respectively), complied or will comply (as applicable), as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as applicable. The Company Reports filed or furnished since the Applicable Date have not and will not (as applicable) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, in each case, when filed or furnished, or with respect to any proxy statement filed pursuant to the Exchange Act, on the date of the applicable meeting, except that any such Company Report that is a registration statement filed pursuant to the Securities Act, did not and will not (as applicable), contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading on the date of effectiveness of such Company Report that is such a registration statement. Notwithstanding any of the foregoing sentences, the Company makes no representation or warranty with respect to (x) any information furnished by or on behalf of Parent or Merger Sub expressly for use or inclusion in any such document, or (y) the accuracy of any financial projections or forward-looking statements. To the Knowledge of the Company, none of the Company Reports filed or furnished since the Applicable Date is the subject of any pending material investigation by the SEC.

(c) None of the Subsidiaries of the Company is subject to, or, to the Knowledge of the Company, required to be subject to, the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act or similar foreign authority.

5.7. Disclosure Controls and Procedures and Internal Control Over Financial Reporting.

(a) The Company maintains disclosure controls and procedures required and as defined by Rule 13a-15 and 15d-15, as applicable, under the Exchange Act reasonably designed to ensure that information required to be disclosed by the Company is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure. Each of the principal executive officers of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and former principal financial officer of the Company, as applicable) has made all certifications required under Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC promulgated thereunder with respect to the Company Reports. For purposes of this Section 5.7(a), “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(b) The Company maintains a system of internal control over financial reporting required and as defined by Rule 13a-15 and 15d-15, as applicable, under the Exchange Act reasonably designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management of the Company and the Company Board, (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company that could have a material effect on its financial statements, and (iv) provide reasonable assurance that recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(c) The Company has completed an assessment of the effectiveness of the Company’s internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2025, and such assessment concluded that such control was effective. The Company has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date of this Agreement, to the Company’s auditors and the Audit Committee, (i) any significant deficiencies in the design or operation of its internal controls over financial reporting that are reasonably expected to adversely affect the Company’s ability to record, process, summarize and report financial information and has identified for the Company’s auditors and Audit Committee and disclosed in such Company Report any material weaknesses in internal control over financial reporting, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The terms “significant deficiencies” and “material weaknesses” have the meanings assigned to such terms in Rule 12b-2 of the Exchange Act.

(d) Since the Applicable Date, no material complaints from any source regarding accounting, internal accounting controls or auditing matters, and no concerns from employees of the Company or any Subsidiary thereof regarding questionable accounting or auditing matters, have been received by the Company. The Company has made available to Parent (i) a correct and complete summary of any disclosure made by management to the Company’s auditors and Audit Committee contemplated by Section 5.7(c) since the Applicable Date, (ii) any material communication since the Applicable Date made by management or the Company’s auditors to the Audit Committee required or contemplated by listing standards of the NASDAQ, the Audit Committee’s charter or professional standards of the Public Company Accounting Oversight Board, and (iii) a correct and complete summary of all material complaints or concerns relating to other matters made since the Applicable Date through the Company’s whistleblower hotline or equivalent system for receipt of employee concerns regarding possible violations of Law. As of the date of this Agreement, to the Knowledge of the Company, there are no outstanding unresolved written comments that the Company is required to respond to with respect to the Company or the Company Reports noted in comment letters received by the Company or any of its attorneys from the SEC, and there are no pending material investigations by the Public Company Accounting Oversight Board relating to an audit of the Company’s financial statements.

(e) No attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Representatives to the Company’s chief legal officer, Audit Committee (or other committee of the Company Board designated for the purpose) or the Company Board pursuant to the rules adopted pursuant to Section 307 of the Sarbanes-Oxley Act or any Company policy contemplating such reporting, including in instances not required by those rules.

5.8. Financial Statements; No Undisclosed Liabilities; Off-Balance Sheet Arrangements.

(a) Financial Statements. Each of the consolidated balance sheets and consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows included in or incorporated by reference into the Company Reports filed since the Applicable Date: (i) were or will be prepared (as applicable), in each case, in accordance with applicable Law, in all material respects, and GAAP, except as may be noted therein; and (ii) did or will (as applicable) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of its dates and the consolidated results of operations, retained earnings (loss) and changes in financial position, as the case may be, of such companies for the periods set forth therein, as applicable (subject, in the case of any unaudited statements, to notes and normal and recurring year-end audit adjustments that will not be material in amount or effect).

(b) No Undisclosed Liabilities. Except for obligations and liabilities (i) reflected or reserved against in the Company’s most recent consolidated balance sheet included in or incorporated by reference into the Company Reports filed prior to the date of this Agreement, (ii) incurred in the Ordinary Course of Business since the date of such consolidated balance sheet, (iii) incurred pursuant to this Agreement or (iv) incurred pursuant to Contracts or Licenses binding on the Company or any of its Subsidiaries (other than those resulting from any breach of such Contract or License by the Company) or pursuant to which their respective properties and assets are bound, there are no obligations or liabilities of the Company or any of its Subsidiaries, whether or not accrued, absolute, contingent or otherwise that, to the Knowledge of the Company, would be required by GAAP to be set forth in a consolidated balance sheet of the Company, except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(c) Off-Balance Sheet Arrangements. As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among the Company and/or one or more of its Subsidiaries, on the one hand, and any other Person, including any structured finance, special purpose or limited purpose entity or Person, on the other hand), or any “off-balance sheet arrangements” (as defined in Item 303(b) of Regulation S-K of the Securities Act).

5.9. Litigation.

(a) There are no Proceedings against the Company or any of its Subsidiaries or any Indemnified Party pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries or any Indemnified Party, except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(b) Neither the Company nor any of its Subsidiaries (nor any of their respective properties, assets or businesses) is a party to or subject to the provisions of any Order, except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

5.10. Absence of Certain Changes.

(a) Since January 1, 2025 and until the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses in all material respects in the Ordinary Course of Business.

(b) Since January 1, 2025, there has not been any Event that, individually or in the aggregate with such other Events, has resulted in or would reasonably be expected to result in a Company Material Adverse Effect that has not been cured such that the Company Material Adverse Effect no longer exists.

5.11. Material Contracts.

(a) Except for this Agreement and Contracts that are filed or furnished as exhibits to the Company Reports filed since January 1, 2025 and prior to the date of this Agreement and correct and complete copies of which have been made available to Parent, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by, without duplication:

(i) any Contract with any of the Top Customers or Top Vendors (but excluding purchase orders entered into in the Ordinary Course of Business);

(ii) any Contract (other than those solely between the Company and its Wholly Owned Subsidiaries or solely among the Company’s Wholly Owned Subsidiaries) relating to Indebtedness of the Company or its Subsidiaries for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset) in excess of $100,000;

(iii) any Contract pursuant to which the Company or any of its Subsidiaries grants or receives a license under material Intellectual Property Rights (other than (A) licenses or other rights to use or access generally available IT Assets entered into in the Ordinary Course of Business, and (B) non-exclusive licenses granted in the Ordinary Course of Business);

(iv) any Contract (A) (I) for any Leased Real Property (including all original leases, amendments thereto, extensions, renewals, exhibits, schedules, guarantees and addenda), or (II) for the lease of personal property providing, in each case, for annual payments thereunder of $500,000 or more, or (B) for the acquisition of Owned Real Property in an amount exceeding $500,000 with respect to any given Contract;

(v) any Contract that is or is related to a collective bargaining arrangement or is with a labor union, labor organization, works council or similar organization;

(vi) any Contract related to any settlement of any material Proceeding entered into since the Applicable Date;

(vii) any partnership, limited liability company, joint venture or other similar agreement in which the Company or any of its Subsidiaries owns more than a one percent (1%) voting or economic interest, except for any such agreements or arrangements solely between the Company and its Wholly Owned Subsidiaries or solely among the Company’s Wholly Owned Subsidiaries;

(viii) any Contract relating to the, direct or indirect, acquisition or disposition of any capital stock or other securities, assets or business (whether by merger, sale of stock, sale of assets or otherwise) (A) that was entered into after the Applicable Date, and (B) in each case, has a fair market value or purchase price in excess of $1,000,000 or pursuant to which the Company or any of its Subsidiaries reasonably expects to be required to pay or receive any earn-out, deferred or other contingent payments;

(ix) any Contract that contains a put, call, right of first refusal, right of first offer or similar right or obligation or any other obligation pursuant to which the Company or any of its Subsidiaries would be required to, directly or indirectly, purchase or sell, as applicable, any securities, capital stock or other interests, assets or business reasonably expected to result in payments with a value in excess of $1,000,000 in any twelve (12)-month period;

(x) any Contract that (A) purports to materially restrict the ability of the Company or any of its Subsidiaries or, at or after the Effective Time, Parent or any of its Affiliates from (1) directly or indirectly, engaging in any business or competing in any business (or any line of business or geographic region) with any Person (including soliciting clients or customers), (2) operating its business in any manner or location, or (3) enforcing any of its rights with respect to any of its material assets, (B) would require the direct or indirect disposition of any material assets or line of business of the Company or any of its Subsidiaries or, at or after the Effective Time, Parent or any of its Affiliates, or the direct or indirect acquisition by the Company or any of its Subsidiaries or, at or after the Effective Time, Parent or any of its Affiliates, of any material assets or line of business of any other Person, or (C) grants “most favored nation” status to any other Person that, including those that, at or after the Effective Time, would purport to apply to Parent or any of its Affiliates;

(xi) any Contract containing a standstill or similar agreement pursuant to which one party has agreed not to acquire assets or securities of the other party or any of its Affiliates;

(xii) any Contract that prohibits the payment of dividends or distributions in respect of the capital stock or other equity interests of the Company or any of its Subsidiaries, the pledging of the capital stock or other equity interests of the Company or any of its Subsidiaries or the incurrence of Indebtedness by the Company or any of its Subsidiaries;

(xiii) any Contract that was not negotiated and entered into on an arm’s length basis reasonably expected to result in payments with a value in excess of $1,000,000 in any twelve (12)-month period, except for any such Contract solely between the Company and its Wholly Owned Subsidiaries or solely among the Company’s Wholly Owned Subsidiaries;

(xiv) any Contract between the Company or any of its Subsidiaries, on the one hand, and any director or officer of the Company or any Person beneficially owning five percent (5%) or more of the outstanding Shares or shares of common stock of any of their respective Affiliates, on the other hand, other than offer letters that can be terminated at will without severance, termination or “change of control” obligations and Contracts pursuant to the Stock Plan;

(xv) any Contract granting an Encumbrance (other than a Permitted Encumbrance) on any assets material to the Company and its Subsidiaries, taken as a whole;

(xvi) any material Contract with a Governmental Entity;

(xvii) any Contract with respect to an interest, rate, currency or other swap or derivative transaction having a notional amount in excess of $250,000; and

(xviii) any other Contract or group of related Contracts not otherwise described in the foregoing clauses (i) through (xvii) of this Section 5.11(a) that if terminated or subject to a breach or default by any party thereto, would, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect (together with each Contract constituting any of the foregoing types of Contracts described in clauses (i) through (xvii) of this Section 5.11(a), excluding, for the avoidance of doubt, any Company Benefit Plan, a “Material Contract”).

(b) A correct and complete copy of each Material Contract (including, for the avoidance of doubt, any amendments or supplements thereto) has been made available to Parent.

(c) Except for expirations, including any non-renewals, in the Ordinary Course of Business and in accordance with the terms of such Material Contract, each Material Contract is in full force and effect, valid and binding on, and enforceable against, the Company and/or one or more of its Subsidiaries, as the case may be, and, to the Knowledge of the Company, each other party thereto, subject to the Bankruptcy and Equity Exception, except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(d) There is no breach or violation of, or default under, any Material Contract by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto, and no event has occurred that with or without notice, lapse of time or both, would constitute or result in a breach or violation of, or default under, any such Contract by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto, or would permit or cause the termination or modification thereof or acceleration or creation of any right or obligation thereunder, and neither the Company nor any Subsidiary thereof has received any written notice of default under any Material Contract which remains uncured and undisputed, in each case, except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(e) Concurrently with the execution and delivery of this Agreement, each of the Specified Stockholders has delivered to the Company a true, complete and correct copy of their respective duly executed Support Agreements. Each of the Support Agreements is, to the Knowledge of the Company, in full force and effect, and has not been amended or modified and constitutes a legal, valid and binding obligation of the Company, and, to the Knowledge of the Company, the Specified Stockholder party thereto, enforceable against them in accordance with its terms, subject to the Bankruptcy and Equity Exception. To the Knowledge of the Company, no event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default on the part of any Person pursuant to any Support Agreement.

5.12. Employee Benefits.

(a) Section 5.12(a) of the Company Disclosure Schedule sets forth a correct and complete list of each material Company Benefit Plan.

(b) With respect to each material Company Benefit Plan, the Company has made available to Parent, to the extent applicable, correct and complete copies of (i) the Company Benefit Plan document, including, for the avoidance of doubt, any amendments or supplements thereto, and all related trust documents or other funding vehicle documents (or where no such copies are available, a written description thereof), (ii) the most recently prepared actuarial report and (iii) all material correspondence to or from any Governmental Entity received in the last three (3) years with respect thereto (or where no such copies are available, a written description thereof).

(c) Each Company Benefit Plan (including any related trusts) has been established, operated and administered in compliance in all material respects with its terms and applicable Laws, including ERISA and the Code, and the terms of the respective Company Benefit Plan, and all contributions or other amounts payable by the Company or any of its Subsidiaries with respect thereto in respect of current or prior plan years have been paid or accrued in accordance with GAAP in all material respects, and there are no Proceedings (other than routine claims for benefits) pending or, to the Knowledge of the Company, threatened by a Governmental Entity by, on behalf of or against any Company Benefit Plan or any trust related thereto that would reasonably be expected to result in any material liability to the Company or any of its Subsidiaries. Without limiting the foregoing, (i) neither the Company nor any Subsidiary thereof has incurred and neither could reasonably be expected to incur an employer shared responsibility penalty under Section 4980H of the Code, and (ii) each of the Company and each Subsidiary thereof has timely and accurately satisfied its reporting obligations under Sections 6055 and 6056 of the Code in all material respects.

(d) In addition to any copies made available pursuant to Section 5.12(b), as applicable, with respect to each ERISA Plan, the Company has made available to Parent, to the extent applicable, correct and complete copies of (i) the most recent summary plan description together with any summaries of all material modifications and supplements thereto, (ii) the most recent IRS determination or opinion letter, (iii) the two most recent annual reports (Form 5500 or 990 series and, for the avoidance of doubt, all schedules and financial statements attached thereto), and (iv) the Forms 1094-C and 1095-C with respect to each year since 2020 that any Company Benefit Plan has been required to file such Forms.

(e) Each ERISA Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified and, to the Knowledge of the Company, nothing has occurred that would adversely affect the qualification or Tax exemption of any such Company Benefit Plan. With respect to any ERISA Plan, neither the Company nor any of its Subsidiaries has engaged in a transaction in connection with which the Company or any of its Subsidiaries reasonably would be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a Tax imposed pursuant to Section 4975 or 4976 of the Code in an amount that could be material to the Company and its Subsidiaries, taken as a whole.

(f) Neither the Company nor any Company ERISA Affiliate has in the last six years contributed (or has any obligation or liability, contingent or otherwise) to or with respect to a plan that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA. Neither the Company nor any Company ERISA Affiliate has maintained, established, participated in or contributed to, or is or has been obligated to contribute to, or has otherwise incurred any obligation or liability (including any contingent liability) under, any Multiemployer Plan in the last six (6) years. No Company Benefit Plan is a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA).

(g) None of the execution and delivery of or the performance under this Agreement by the Company or the consummation of the transactions contemplated by this Agreement would, either alone or in combination with another event, (i) entitle any employee of the Company or any of its Subsidiaries to severance pay or any material increase in severance pay (other than severance pay required by any Law), (ii) accelerate the time of payment or vesting, require any increase in funding or materially increase the amount of compensation due under any Company Benefit Plan, or (iii) limit or restrict the right to merge, terminate, materially amend or otherwise modify or transfer the assets of any Company Benefit Plan prior to, on or following the Effective Time.

(h) Neither the Company nor any Subsidiary thereof has any obligation to provide for retiree health or life insurance benefits under any Company Benefit Plan, other than continuation coverage as may be required under (i) Section 4980B of the Code, Part 6 of Subtitle B of Title I of ERISA, similar state Law, (ii) the Company’s severance arrangements in effect on the date of this Agreement, and (iii) the Company’s disability benefit plans.

(i) None of the execution and delivery of or the performance under this Agreement by the Company, the receipt of the Requisite Company Vote or other approval of this Agreement or the consummation of the transactions contemplated by this Agreement would, either individually or in combination with another event, result in the payment of any amount that would, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code.

(j) Neither the Company nor any Subsidiary thereof has any obligation to provide, and no Company Benefit Plan or other agreement or arrangement provides any individual with the right to, a gross up, indemnification, reimbursement or other payment for any excise or additional Taxes incurred pursuant to Section 409A or Section 4999 of the Code or due to the failure of any payment to be deductible under Section 280G of the Code.

5.13. Labor Matters.

(a) As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement or other agreement with a labor union, labor organization, works council or similar organization, and to the Knowledge of the Company, there are, and since the Applicable Date have been, no activities or Proceedings by any individual or group of individuals, including representatives of any labor unions, labor organizations, works councils or similar organizations, to organize any employees of the Company or any of its Subsidiaries.

(b) As of the date of this Agreement, there is no and since the Applicable Date there has not been any, strike, lockout, slowdown, work stoppage, unfair labor practice or other material labor dispute, or material arbitration or grievance pending or, to the Knowledge of the Company, threatened, except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. The Company and each of its Subsidiaries is, and since the Applicable Date has been, in compliance in all material respects with all applicable Laws regarding labor, employment and employment practices, terms and conditions of employment, wages and hours (including classification of employees, discrimination, harassment and equitable pay practices), and occupational safety and health. Neither the Company nor any of its Subsidiaries has incurred any obligation or liability under the Worker Adjustment and Retraining Notification Act or any similar state or local Law (collectively, the “WARN Act”) that remains unsatisfied. In the five (5) years prior to the date of this Agreement, neither the Company nor any Subsidiary thereof has implemented or announced any “plant closing,” “mass layoff” or other similar action within the meaning of the WARN Act. In the ninety (90) days prior to the date of this Agreement, neither the Company nor any Subsidiary thereof has implemented or announced any “employment losses” within the meaning of the WARN Act.

(c) To the Knowledge of the Company, no employee of either the Company or any of its Subsidiaries with annual salary or wage rate in excess of $250,000 (i) has provided written notice of any present intention to terminate his or her employment with the Company or any of its Subsidiaries within the first twelve (12) months following the Closing Date, or (ii) is a party to or bound by any confidentiality, non-competition, non-solicitation, proprietary rights or other agreement that would reasonably be expected to restrict in any material respect the performance of such employee’s employment duties or the ability of the Company or any of its Subsidiaries to conduct their respective businesses.

5.14. Environmental Matters.

(a) Except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect: (i) since the Applicable Date, the Company and its Subsidiaries have complied with, and are in compliance with, applicable Environmental Laws, including possessing and complying with all Licenses required for their respective ownership and operations under applicable Environmental Laws; (ii) since the Applicable Date, neither the Company nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of or subject to liability under any Environmental Law, which has not been resolved; (iii) to the Knowledge of the Company, no property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries is contaminated with any Hazardous Substance which would reasonably be expected to require investigation or remediation or other action by the Company or any of its Subsidiaries pursuant to any Environmental Law; (iv) neither the Company nor any of its Subsidiaries is subject to any Order or other agreement with any Governmental Entity or any indemnity or other agreement with any third party concerning liability under any Environmental Law; and (v) no Proceeding has been brought or is pending against the Company or any Subsidiary thereof, arising under any Environmental Law or concerning any environmental condition.

(b) The Company has made available to Parent correct and complete copies of all material environmental reports, studies and assessments prepared by or on behalf of the Company or any of its Subsidiaries since the Applicable Date.

5.15. Tax Matters.

(a) The Company and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them with the appropriate Taxing Authority and all such filed Tax Returns are correct and complete in all material respects, (ii) have paid all material Taxes (whether or not shown as due on such filed Tax Returns), required to be paid, (iii) have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, stockholder, creditor, independent contractor or third party (each as determined for Tax purposes), (iv) have complied in all material respects with all information reporting (and related withholding) and record retention requirements and (v) have not waived any statute of limitations with respect to material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency (other than pursuant to extensions of time to file Tax Returns obtained in the Ordinary Course of Business), which waiver or agreement, as applicable, remains in effect.

(b) No deficiency with respect to a material amount of Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries and there are no pending or, to the Knowledge of the Company, threatened Proceedings by any Governmental Entity regarding any material Taxes of the Company and its Subsidiaries or the properties or assets of the Company and its Subsidiaries.

(c) In the six-year period prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has been informed in writing by any Taxing Authority in a jurisdiction in which the Company or any of its Subsidiaries (as applicable) does not file Tax Returns that such Taxing Authority believes that the Company or any of its Subsidiaries was required to file any material Tax Return in that jurisdiction that was not filed.

(d) There are no material Encumbrances for Taxes (other than any Permitted Encumbrance) on any of the properties or assets of the Company or any of its Subsidiaries.

(e) Neither the Company nor any of its Subsidiaries is a party to or is bound by any material Tax sharing, allocation or indemnification agreement or arrangement (other than (A) such an agreement or arrangement solely between the Company and its Wholly Owned Subsidiaries or solely among the Company’s Wholly Owned Subsidiaries or (B) ordinary course commercial agreements or arrangements that are not primarily related to Taxes).

(f) Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any obligation or liability for the Taxes of any person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of Law), as a transferee or successor, by Contract (other than Contracts entered into in the Ordinary Course of Business that are not primarily related to Taxes) or otherwise.

(g) Neither the Company nor any of its Subsidiaries has been, within the past two (2) years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(h) Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(i) At no time during the past five (5) years has the Company been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(j) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or to exclude any material item of deduction from, taxable income in any taxable period (or portion thereof) ending after the Closing Date as a result of any closing agreement, installment sale or open transaction on or prior to the Closing Date, any accounting method change or agreement with any Tax authority occurring prior to the Closing Date, any prepaid amount received on or prior to the Closing Date, any intercompany transaction or excess loss account described in Section 1502 of the Code (or any corresponding provision of Tax Law) entered into or created on or prior to the Closing Date, or any election pursuant to Section 108(i) or Section 965(h) of the Code (or any similar provision of Law) made with respect to any taxable period ending on or prior to the Closing Date in the case, outside of the Ordinary Course of Business.

5.16. Real Property.

(a) Section 5.16(a) of the Company Disclosure Schedule sets forth a correct and complete list of all Owned Real Property and all Leased Real Property, together with (i) a description of the principal functions conducted at each parcel of Owned Real Property and Leased Real Property and (ii) a correct street address and such other information as is reasonably necessary to identify each parcel of Owned Real Property and Leased Real Property.

(b) With respect to the Leased Real Property, (i) the lease or sublease for such property is valid, legally binding, enforceable and in full force and effect in accordance with its terms, subject to the Bankruptcy and Equity Exception, (ii) to the Knowledge of the Company, there is no breach or violation of, or default under, any such leases or subleases by the Company or any of its Subsidiaries beyond any applicable notice and cure periods, and, to the Knowledge of the Company, no event has occurred that with or without notice, lapse of time or both, would constitute or result in a breach or violation of, or default under, any such leases or subleases by the Company or any of its Subsidiaries, (iii) neither the Company nor any of its Subsidiaries has received written notice of violations of any applicable Law relating to the current use or occupancy of each of the Leased Real Property, and (iv) neither the Company nor any of its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in any Leased Real Property.

(c) Neither the Company nor any of its Subsidiaries has entered into any written or oral subleases, concessions, licenses, occupancy agreements or other Contracts or arrangements granting to any Person other than the Company or its Subsidiaries the right to use or occupy any of the Leased Real Property or any of the Owned Real Property.

(d) The Owned Real Property has been maintained in accordance with normal industry practice, is in good operating condition and repair, except for ordinary wear and tear, in all material respects, and is suitable for the purposes for which it is currently used. Neither the Company nor any of its Subsidiaries has received written notice of violations of any applicable Law relating to the current use or occupancy of each of the Owned Real Property. Neither the Company nor any of its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in any Owned Real Property.

(e) As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice of any pending or threatened condemnation of any Owned Real Property or any Leased Real Property by any Governmental Entity, nor, to the Knowledge of the Company, are there any public improvements or re-zoning measures proposed or in progress that would result in special assessments against or otherwise adversely affect the Owned Real Property or any of the Leased Real Property, in each case, that would reasonably be expected to materially interfere with the business or operations of the Company and its Subsidiaries as currently conducted.

(f) The Company has made available to Parent complete and correct copies of each of the leases, licenses or other Contracts or arrangements in respect of its Leased Real Property.

(g) Neither the Company or any of its Subsidiaries is a party to any agreement or option to purchase any real property or interest therein.

5.17. Tangible Property.

(a) Each of the Company and its Subsidiaries has sufficient title to, or a valid leasehold interest in, all the tangible properties and assets which it owns or leases or purports to own or lease, including all the tangible properties and assets reflected on consolidated balance sheets included in or incorporated by reference into the Company Reports filed since the Applicable Date and prior to the date of this Agreement, free and clear of all Encumbrances (other than any Permitted Encumbrance).

(b) The tangible properties and assets contemplated by Section 5.17(a) are, in the aggregate, sufficient to carry on the business of the Company and its Subsidiaries as currently conducted, except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

5.18. Intellectual Property; Information Technology; Privacy.

(a) Section 5.18(a) of the Company Disclosure Schedule contains a correct and complete list, as of the date hereof, of (a) all Registered Intellectual Property, indicating for each item, (i) the record owner, (ii) the registration or application number and (iii) the applicable filing jurisdiction or Internet domain name registrar, and (b) material unregistered trademarks, social media accounts/handles and Owned Software. Except as would not individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, the Registered Intellectual Property is subsisting and has not been adjudicated to be invalid or unenforceable.

(b) The Company and its Subsidiaries exclusively own all Owned Intellectual Property, free and clear of all Encumbrances (other than Permitted Encumbrances). The Owned Intellectual Property, together with all other Intellectual Property Rights licensed or provided to the Company or its Subsidiaries by third parties, constitutes all of the material Intellectual Property Rights that are necessary for and used in the respective businesses of the Company and its Subsidiaries as currently conducted. The foregoing is not, and shall not be construed as, a representation or warranty regarding non-infringement of third-party Intellectual Property Rights, which is addressed solely in Section 5.18(d).

(c) Except as would not individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, each Person (whether an employee or independent contractor) who has worked on or otherwise contributed to the development of any Owned Software or other material Owned Intellectual Property has assigned to the Company or its subsidiaries, as applicable, by operation of law or via a binding, written agreement, any ownership interest and right such Person may have in such Software or material Owned Intellectual Property. To the Knowledge of the Company, no Person is in violation of any such agreements.

(d) Except as would not individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, (i) to the Knowledge of the Company, the conduct of the respective businesses of the Company and its Subsidiaries as presently conducted does not infringe, misappropriate or otherwise violate the Intellectual Property Rights of any third party, (ii) the Company and its Subsidiaries have not, since the Applicable Date, been party to any Proceeding or received any written threat (including any “cease and desist” letter or invitation to take a license) alleging that the Company or its Subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property Rights of any third parties, and (iii) to the Knowledge of the Company, no third party is infringing, misappropriating or otherwise violating any Owned Intellectual Property.

(e) Except as would not individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, (i) to the Knowledge of the Company, since the Applicable Date, there has been no unauthorized access to or unauthorized use of any Owned IT Assets and (ii) Company and its Subsidiaries have taken commercially reasonable steps to protect and preserve the confidentiality of all trade secrets included in the Owned Intellectual Property and any confidential information owned by any Person to whom the Company or its Subsidiaries has a confidentiality obligation.

(f) Except as would not individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, all Owned Software (i) is operative for its intended purpose, free of any defects, and, to the Knowledge of the Company, does not contain any Malicious Code; and (ii) has been maintained by the Company and its Subsidiaries in accordance with commercially reasonable industry standards and any contractual obligations to customers. To the Knowledge of the Company, no Person other than the Company (or its authorized contractors) possesses a copy, in any form (print, electronic or otherwise), of any material source code for any Owned Software, and all such source code has been maintained strictly confidential. Neither the Company nor its Subsidiaries has an obligation to afford any Person access to any such source code. The Company is in possession of all documentation and other materials relating to the Owned Software that are reasonably necessary for the use, maintenance, enhancement, development and other exploitation of such Owned Software. No Open Source Software has been incorporated in, linked to, distributed with or otherwise used in connection with any material Owned Software or any material product or service of the Company, in each case, that is disclosed, licensed or distributed to third parties, in any manner that may require, or condition the use or distribution of any such material Owned Software or any such material product or service on, the disclosure, licensing or distribution of any source code for any portion of such Owned Software, product or service.

(g) Except as would not individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, the Company and its Subsidiaries have, since the Applicable Date: (i) implemented commercially reasonable security, backup, disaster recovery, support and maintenance processes which are sufficient for the current needs of the business of the Company and its Subsidiaries; (ii) implemented commercially reasonable anti-virus protection that is consistent with or exceeds commercially reasonable industry standards to safeguard the availability, security and integrity of the Owned IT Assets and all data and information stored thereon, including from unauthorized access and infection by Malicious Code; and (iii) used commercially reasonable efforts to keep the Owned IT Assets in working order reasonably sufficient to meet the current needs of the business of the Company and its Subsidiaries. Except as would not individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, since the Applicable Date (i) to the Knowledge of the Company, no Person has gained unauthorized access to or made any unauthorized use of any Owned IT Assets, including from unauthorized access and infection by Malicious Code and (ii) no Malicious Code, error or defect has caused a material disruption, degradation or failure of any of the Owned IT Assets or of the conduct of the Company’s business, and, to the Knowledge of the Company, there has been no unauthorized intrusion or breach of the security of any of the Owned IT Assets.

(h) Except as would not individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, since the Applicable Date, (i) to the Knowledge of the Company, there has been no unauthorized access to, or unauthorized use or other processing of, any Personal Information that is collected or otherwise processed by the Company or its Subsidiaries in the conduct of their respective businesses and (ii) there has been no Proceeding that is pending or, to the Knowledge of the Company, threatened in writing, alleging any unauthorized access to, or unauthorized use or processing of, Personal Information, or any other violation of applicable Data Privacy Requirements.

(i) Except as would not individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, the Company and its Subsidiaries are, and, since the Applicable Date have been, in compliance with all applicable Data Privacy Requirements. Except as would not individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, the Company maintains and, since the Applicable Date has maintained, commercially reasonable physical, technical, and administrative security measures and written privacy and data security policies (i) designed to protect all Company Data from and against unlawful, accidental or unauthorized access, destruction, loss, use, modification and/or disclosure, and (ii) to identify and respond to breaches of such practices and policies, including procedures for notifying Persons whose Personal Information is accessed or acquired by unauthorized Persons. To the Knowledge of the Company, since the Applicable Date, neither the Company nor any of its Subsidiaries has received written inquiries, complaints or other notices from any governmental authorities or other third parties regarding any actual or suspected violations of the Data Privacy Requirements.

5.19. Healthcare Matters; AI Technology.

(a) Each of the Company and its Subsidiaries is, and since the Applicable Date has been, in material compliance with all applicable Healthcare Laws, and no Proceeding by or before any Governmental Entity is pending or, to the Knowledge of the Company, threatened in writing alleging that the Company or any of its Subsidiaries is not in compliance with any Healthcare Laws. Neither the Company nor any of its Subsidiaries, directors, officers, agents or employees, in their individual capacities, has in furtherance of or in connection with the business: (i) offered, promised or given any financial or other advantage or inducement to any Person in violation of applicable Healthcare Laws; or (ii) requested, agreed to receive or accepted any financial or other advantage or inducement in violation of applicable Healthcare Laws.

(b) None of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any director, officer, manager, employees, or agents of the Company or any of its Subsidiaries are or have been: (i) debarred, excluded or suspended from participation in any Governmental Health Program; or (ii) listed on the General Services Administration’s published list of Persons excluded from federal procurement programs and non-procurement programs.

(c) Neither the Company nor any of its Subsidiaries: (i) is party to or has any reporting obligations pursuant to any corporate integrity agreement with any Governmental Entity; (ii) is party to or has reporting obligations pursuant to any deferred prosecution, consent decree, settlement, integrity agreement, corrective action plan or other similar obligation or agreement with any Governmental Entity; (iii) is or has been a target or defendant in any qui tam/False Claims Act or similar litigation; or (iv) within the past three (3) years, has been served with or received any search warrant, subpoena or civil investigative demand from any Governmental Entity related to the Company’s or any of its Subsidiaries’ billing and claims submission to any Governmental Health Program.

(d) The Company and each of its Subsidiaries has, and since the Applicable Date has had, billing practices, including claims submission and receipt of payments, that are in material compliance with all applicable Laws pertaining to Governmental Health Programs, and since the Applicable Date, to the Knowledge of the Company, none of the Company or any of its Subsidiaries has knowingly presented or caused to be presented a claim to any Payor for payment or reimbursement that was false or fraudulent. Neither the Company nor any of its Subsidiaries functions as a provider or supplier entity such that it would directly bill or receive reimbursement for goods, products, medical devices or claims to or from any Governmental Health Program, or patient.

(e) (i) The Company and each of its Subsidiaries have, and since the Applicable Date have had, in all material respects, privacy and security policies, notices, procedures and the requisite physical, technical, organizational and administrative security safeguards to protect all protected health information as defined under HIPAA (“PHI”) collected or transmitted by the Company or its Subsidiaries, or on their behalf, against unauthorized access, use, and/or disclosure in compliance with HIPAA; (ii) the Company and each of its Subsidiaries has a business associate agreement with each Person required under HIPAA; (iii) none of Company or any of its Subsidiaries has received written notice of, and there is no Proceeding (excluding any investigations) or, to the Knowledge of the Company, investigation with respect to any alleged “breach” (as defined in 45 C.F.R. § 164.402) or any other violation of HIPAA by the Company or any of its Subsidiaries or their “workforce” (as defined under HIPAA); (iv) no “breach” (as defined in 45 C.F.R. § 164.402) or successful “security incident” (as defined in 45 C.F.R. § 164.304) has occurred with respect to PHI in the possession or under the control of the Company or any of its Subsidiaries; and (v) the Company and each of its Subsidiaries have undertaken surveys, audits, inventories, reviews, analyses and/or assessments (including any necessary risk assessments) of the Company’s and its Subsidiaries’ business and operations required by HIPAA and have implemented appropriate corrective action to address all material vulnerabilities in their HIPAA safeguards and controls identified through such necessary assessments.

(f) To the extent the Company or its Subsidiaries have engaged in de-identification or aggregation of its customers’ PHI, they have done so in compliance with HIPAA and the applicable customer contracts and pursuant to any required authorizations. The Company and its Subsidiaries have not sold, licensed, or otherwise commercialized any of its customers’ PHI that has not been de-identified or in violation of any contractual provision restricting the same.

(g) Each of the Company and its Subsidiaries is, and since the Applicable Date have been, in material compliance with all applicable Healthcare Laws and successfully received certification under the Office of the National Coordinator’s (“ONC”) Health IT Certification Program, and as a result of such certification, applicable products of the Company and each of its Subsidiaries, have been listed on ONC’s Certified Health IT Product List during the foregoing time period without interruption.

(h) Except as would not individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, since the Applicable Date, (a) the Company and its Subsidiaries have given or obtained, and have complied with, all notices, licenses, consents or other agreements required for the use of or governing (i) the use of AI Technology and (ii) the collection, use, or processing of AI inputs, including the extraction of AI inputs using web scraping, web harvesting, or similar technology and the Company and its

Subsidiaries’ use of AI Technology, including development, training, deployment, or other use, does not violate any applicable Law, industry standard, or other third-party contractual or other right.

5.20. Insurance. All Insurance Policies are with reputable insurance carriers (to the extent applicable), provide adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries as currently conducted and their respective properties and assets, and are in character and amount at least reasonably equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar risks, except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. Each Insurance Policy is in full force and effect, subject to the Bankruptcy and Equity Exception, and, to the extent applicable, all premiums due with respect to all Insurance Policies have been paid, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that (including with respect to the transactions contemplated by this Agreement), with or without notice, lapse of time or both, would constitute or result in a breach or violation of, or default under, any of the Insurance Policies or would permit or cause the termination or modification thereof or acceleration or creation of any right or obligation thereunder, except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. The Company has made available to Parent correct and complete copies of the material Insurance Policies (or, where no such copies are available, a reasonably detailed written description thereof).

5.21. Takeover Statutes. Assuming the accuracy of the representations and warranties set forth in Section 6.7, except for Section 203 of the DGCL, no Takeover Statute or any anti-takeover provision in the Company’s Organizational Documents is applicable to the Company, the Shares or the transactions contemplated by this Agreement and, prior to the date of this Agreement, the Company Board has taken all action necessary so that the restrictions set forth in Section 203 of the DGCL applicable to “business combinations” (as such term is defined in Section 203 of the DGCL) are and will be inapplicable to the execution and delivery of and the performance under this Agreement and the transactions contemplated by this Agreement.

5.22. Brokers and Finders. Neither the Company, nor any of its Subsidiaries, nor any of their respective directors or employees (including any officers) has employed or retained any broker, finder or investment bank or has incurred or will incur any obligation or liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated by this Agreement, except that the Company has retained Solomon Partners as its financial advisor, whose fees and expenses will be paid by the Company, and the Company has made available to Parent a copy of the engagement letter entered into by or on behalf of the Company with Solomon Partners, and such engagement letter has not been amended, rescinded, superseded or otherwise modified. There are no binding arrangements made by or on behalf of the Company or any of its Subsidiaries with any broker, finder or investment bank in connection with this Agreement and the transactions contemplated by this Agreement pursuant to which Parent or any of its Subsidiaries would have any obligation or liability in the event the transactions contemplated by this Agreement are not consummated.

5.23. No Other Representations or Warranties; Non-Reliance. Except for the express written representations and warranties made by the Company in this Article V and in any instrument or other document delivered pursuant to this Agreement, neither the Company nor any other Person makes any express or implied representation or warranty regarding the Company or any of its Subsidiaries or any of its or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or its or their respective Representatives in connection with this Agreement or the transactions contemplated by this Agreement, and the Company expressly disclaims any such other representations or warranties, and each of Parent and Merger Sub acknowledges and agrees that it has relied solely on the express written representations and warranties made by the Company in this Article V and in any instrument or other document delivered pursuant to this Agreement and on the results of its and its Affiliates’ and their respective Representatives’ independent investigations, and none of Parent, Merger Sub or any of their respective Affiliates or its or their respective Representatives has relied on and none are relying on any representations or warranties regarding the Company or any of its Subsidiaries or any of its or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or its or their respective Representatives in connection with this Agreement or the transactions contemplated by this Agreement, other than the express written representations and warranties expressly set forth in this Article V and in any instrument or other document delivered pursuant to this Agreement; provided, however, that notwithstanding the foregoing provisions of this Section 5.23, nothing in this Section 5.23 shall limit Parent’s or Merger Sub’s remedies with respect to claims of Willful and Material Breach or intentional fraud that constitutes common law fraud under Delaware law in connection with, arising out of or otherwise related to the express written representations and warranties made by the Company in this Article V or in any instrument or other document delivered pursuant to this Agreement.

ARTICLE VI

Representations and Warranties of Parent and Merger Sub

Except as set forth in any reports, forms, proxy statements, registration statements and other statements, certifications and documents required to be filed with or furnished to any Governmental Entity by Parent (including notes, exhibits and schedules thereto and all other information incorporated by reference and any amendments and supplements thereto) on or after the Applicable Date and prior to the date of this Agreement and correct and complete copies of which have been made available to the Company, but excluding, in each case, any disclosures set forth or referenced in any risk factor, forward-looking statement, quantitative and qualitative disclosures about market risk section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature, or in the corresponding sections of the confidential disclosure schedule delivered to the Company by Parent prior to or concurrently with the execution and delivery of this Agreement (the “Parent Disclosure Schedule”) (it being agreed that for the purposes of the representations and warranties made by Parent or Merger Sub in this Agreement, disclosure of any item in any section of the Parent Disclosure Schedule shall be deemed disclosure with respect to any other section to which the relevance of such item is reasonably apparent on its face), Parent and Merger Sub each hereby represent and warrant to the Company that:

6.1. Organization, Good Standing and Qualification.

(a) Parent is a legal entity duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted except where the failure to be in good standing or have such corporate power and authority would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement. Parent is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its properties or assets or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement. Each of Parent’s Subsidiaries is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its properties or assets or conduct of its business requires such qualification, except where the failure to be so organized, existing, qualified or in good standing, or to have such power and authority, would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

(b) Parent has made available to the Company correct and complete copies of Parent’s and Merger Sub’s Organizational Documents that are in full force and effect as of the date of this Agreement.

6.2. Capitalization and Business of Merger Sub. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock of Merger Sub, par value $0.001 per share. As of the date of this Agreement, all such shares were issued and outstanding. All of the outstanding shares of capital stock of Merger Sub have been duly authorized, fully paid and non-assessable and owned by Parent. Merger Sub has not conducted any business and has no properties, assets, obligations or liabilities of any nature, in each case, other than those incident to its organization and pursuant to this Agreement and the transactions contemplated by this Agreement.

6.3. Corporate Authority. No vote of holders of capital stock or other securities of Parent is necessary to approve this Agreement and the transactions contemplated by this Agreement. Each of Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform under this Agreement and to consummate the transactions contemplated by this Agreement, subject only to adoption of this Agreement by Parent (as the sole stockholder of Merger Sub). This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming due execution and delivery by the Company, constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

6.4. Governmental Filings; No Violations.

(a) The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement require no authorization or other action by or in respect of, or filing with, any Governmental Entity other than the expirations of statutory waiting periods and the filings, notices, reports, consents, registrations, approvals, permits and authorizations (i) under the HSR Act, (ii) pursuant to the DGCL, (iii) required to be made with or obtained from the SEC, (iv) required to be made with or by the NASDAQ, (v) under the Takeover Statutes, (vi) required to be made to reflect the consummation of the Merger with the relevant authorities of the jurisdictions in which Parent and the Company are qualified to do business, (vii) required under the Laws of India in connection with the Requisite TopCo Approval, and (viii) set forth in Section 6.4(a)(viii) of the Parent Disclosure Schedule (collectively, the “Parent Approvals”), assuming the accuracy of the representations and warranties set forth in Section 5.4(a), except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

(b) The execution and delivery of and performance under this Agreement by Parent and Merger Sub do not, and the consummation of the transactions contemplated by this Agreement, will not: (i) assuming (solely with respect to the consummation of the transactions contemplated by this Agreement) the satisfaction of the obligations contemplated by Section 8.4, constitute or result in a breach of the Organizational Documents of Parent or any of its Subsidiaries; (ii) assuming (solely with respect to the performance under this Agreement by Parent and Merger Sub and the consummation of the transactions contemplated by this Agreement) the satisfaction of the obligations contemplated by Section 8.4 and the statutory waiting periods, filings, notices, reports, consents, registrations, approvals, permits and authorizations contemplated by Section 6.4(a) expire, are made and/or obtained, as applicable, with or without notice, lapse of time or both, constitute or result in a breach of any Law to which Parent or any of its Subsidiaries is subject; or (iii) assuming (solely with respect to the performance under this Agreement by Parent and Merger Sub and the consummation of the transactions contemplated by this Agreement) the statutory waiting periods, filings, notices, reports, consents, registrations, approvals, permits and authorizations contemplated by Section 6.4(a) expire, are made and/or obtained, as applicable, with or without notice, lapse of time or both, constitute or result in a breach of, or cause or permit a termination or modification of or acceleration, loss or creation of any right or obligation under or the creation of an Encumbrance (other than any Encumbrances that do not, individually or in the aggregate, materially impair the continued use, operation or value of the specific parcel of real property to which they relate or the conduct of the business of Parent and its Subsidiaries as currently conducted) on any of the rights, properties or assets of Parent or any of its Subsidiaries pursuant to, any Contract binding upon Parent or any of its Subsidiaries or any

License necessary to conduct the business of Parent or any of its Subsidiaries as currently conducted, except, in the case of clauses (ii) and (iii) of this Section 6.4(b), as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

6.5. Litigation.

(a) Except with respect to this Agreement and the transactions contemplated by this Agreement, since the Applicable Date there have been no Proceedings against Parent or any of its Subsidiaries or any director or officer thereof (or other Persons performing similar functions), in each case, when acting in such capacity, or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries or any director or officer thereof (or other Persons performing similar functions), in each case, when acting in such capacity, and there are no Proceedings against Parent or any of its Subsidiaries or any director or officer thereof (or other Persons performing similar functions), in each case, when acting in such capacity, pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries or any director or officer thereof (or other Persons performing similar functions), in each case, when acting in such capacity, except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

(b) As of the date of this Agreement, neither Parent nor any of its Subsidiaries is a party to or subject to the provisions of any Order, except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

6.6. Absence of Certain Agreements. As of the date of this Agreement, neither Parent nor any of its Affiliates has entered into any Contract or other agreement, understanding or arrangement (whether oral or written), or authorized, committed or agreed to enter into any of the same: (a) pursuant to which any stockholder of the Company (i) would be entitled to receive consideration of a different amount or nature than the Per Share Merger Consideration, (ii) agrees to vote to adopt this Agreement or approve the transactions contemplated by this Agreement, or (iii) agrees to vote against any Superior Proposal; (b) pursuant to which any current employee of the Company has agreed to (i) remain as an employee of the Company or any of its Subsidiaries following the Effective Time (other than as expressly permitted or contemplated by Section 8.1) or become an employee of Parent or any of its Affiliates, (ii) contribute or rollover any portion of such employee’s Shares or Company Equity Awards to the Surviving Corporation, Parent or any of their respective Affiliates, or (iii) receive any capital stock or other securities of the Surviving Corporation, Parent or any of their respective Affiliates; or (c) with any current director, officer or other employee of the Company that relates in any way to the Company or the transactions contemplated by this Agreement.

6.7. Beneficial Ownership of Shares. None of Parent or Merger Sub or their respective “affiliates” or “associates” (as such terms are defined in Section 203 of the DGCL) or, to the Knowledge of Parent, any of its stockholders is or has been an “interested stockholder” (as defined in Section 203 of the DGCL) with respect to the Company.

6.8. Financing.

(a) Concurrently with the execution of this Agreement, Parent has delivered to the Company true, correct and complete copies of duly executed debt commitment letter(s), dated as of the date hereof, among Parent and the Debt Financing Sources party thereto (including all exhibits, schedules, term sheets, amendments, supplements, modifications and annexes thereto, as may be amended, modified or replaced in accordance with the terms hereof, collectively, the “Debt Commitment Letter(s)”) together with true, correct and complete copies of executed fee letters and syndication letters (including all exhibits, schedules, term sheets, amendments, supplements, modifications and annexes thereto, as may be amended, modified or replaced in accordance with the terms hereof, collectively, the “Fee Letters”); provided that the Fee Letters may be redacted in a customary manner solely to omit fee amounts and economic terms, in each case, in a customary manner that does not redact terms that directly or indirectly impact the amount or availability of the Debt Financing, expand or modify the conditions to obtaining the Debt Financing on the Closing Date or impact the enforceability of the Debt Commitment Letter (any Fee Letter and, together with the Debt Commitment Letters, the “Debt Financing Letters”), and any other agreements related thereto, pursuant to which the Debt Financing Sources party thereto have committed, subject to the terms and conditions set forth therein, to lend the amounts set forth therein to Parent (together with any Alternate Debt Financing, the “Debt Financing”) for the purpose of funding the transactions contemplated by this Agreement. There are no other contracts, side letters or arrangements to which Parent or any of its Affiliates is a party relating to the Debt Financing Letters or the Debt Financing as of the date hereof.

(b) As of the date hereof, (i) the Debt Financing Letters have not been modified, amended, supplemented or altered in any respect and none of the Debt Financing Letters or the respective commitments or obligations thereunder have been terminated, reduced, withdrawn, rescinded or otherwise repudiated in any respect, and, to the Knowledge of Parent, no termination, reduction, withdrawal, rescission or other repudiation thereof is contemplated, and (ii) no modification, amendment, supplement or alteration to any of the Debt Financing Letters is currently contemplated. As of the date hereof, no Debt Financing Source has notified Parent or any of its Affiliates or Representatives of its intention to terminate any of the Debt Financing Letters or not to provide its portion of the Debt Financing.

(c) The Debt Financing, when funded in accordance with the Debt Financing Letters, and giving effect to any “flex” provision in the Fee Letters (including with respect to fees and original issue discount) will provide Parent with readily available funds on the Closing Date in an amount sufficient to (i) satisfy all obligations of Parent under this Agreement, the transactions contemplated by this Agreement, the Debt Financing Letters or any documents or instruments delivered in connection with this Agreement or the transactions contemplated by this Agreement, and (ii) pay (A) the aggregate consideration required to be paid by Parent hereunder, and (B) any and all fees and expenses required to be paid by Parent on the Closing Date in connection with the transactions contemplated by this Agreement.

(d) The Debt Financing Letters (i) constitute the legal, valid, binding and enforceable obligations of Parent and, to the Knowledge of Parent, all the other parties thereto, (ii) are in full force and effect, and (iii) are enforceable against Parent and, to the Knowledge of Parent, the other parties thereto, in each case, in accordance with their terms and subject to the Bankruptcy and Equity Exception. Other than as expressly set forth in the Debt Financing Letters, there are no conditions precedent or other contingencies related to the funding of the full proceeds of the Debt Financing pursuant to any agreement relating to the Debt Financing to which Parent or any of its Affiliates is a party. As of the date hereof, the factual matters and circumstances set forth in the Appendix to the Debt Commitment Letters as conditions precedent to the funding of the Debt Financing that are capable of being true as of the date hereof are true and correct in all material respects as of the date hereof. As of the date hereof, Parent is not, nor to the Knowledge of Parent are any other parties to any Debt Financing Letter, in default in the performance, observation or fulfillment of any obligation, covenant or condition contained in any Debt Financing Letter, and to the Knowledge of Parent, no event has occurred or circumstance exists that, with or without notice, lapse of time or both, would reasonably be expected to (i) constitute or result in a default under or breach on the part of Parent or to the Knowledge of Parent on the part of any other party under any Debt Financing Letter, (ii) constitute or result in a failure by Parent or to the Knowledge of Parent any other party to any Debt Financing Letter to satisfy, or any delay in satisfaction of, any term, condition or other contingency to the full funding of the Debt Financing, (iii) make any assumptions or any of the statements set forth in any Debt Financing Letter inaccurate in any material respect, or (iv) otherwise result in any portion of the Debt Financing being unavailable on a timely basis, and in any event, not later than the Closing. Parent has not incurred any obligation, commitment, restriction or liability of any kind, and is not contemplating or aware of any obligation, commitment, restriction or liability of any kind, in either case, which could be expected to delay, impair or adversely affect the parties to the Debt Financing Letters. As of the date hereof, Parent has paid in full any and all commitment or other fees required to be paid on or prior to the date hereof pursuant to the terms of the Debt Financing Letters.

6.9. Solvency. Assuming the accuracy of the representations and warranties of the Company set forth in Article V, each of Parent and Merger Sub is, and, after giving effect to the transactions contemplated by this Agreement, including the payment of all amounts required to be paid in connection therewith, including the Per Share Merger Consideration and the payment of any related fees and expenses, at and immediately after the Effective Time, will be, Solvent, and neither Parent nor Merger Sub is entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries or any other Person.

6.10. Brokers and Finders. Neither Parent, nor any of its Subsidiaries, nor any of their respective directors or employees (including any officers) has employed or retained any broker, finder or investment bank or has incurred or will incur any obligation or liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated by this Agreement, and there are no arrangements made by or on behalf of Parent or any of its Subsidiaries with any broker, finder or investment bank in connection with this Agreement and the transactions contemplated by this Agreement, in each case, for which the Company or any of its Subsidiaries would have any obligation or liability in a circumstance where the transactions contemplated by this Agreement are not consummated.

6.11. No Other Representations or Warranties; Non-Reliance. Except for the express written representations and warranties made by Parent and Merger Sub in this Article VI and in any instrument or other document delivered pursuant to this Agreement, none of Parent, Merger Sub or any other Person makes any express or implied representation or warranty regarding Parent, Merger Sub or any of their respective Affiliates or any of its or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or its or their respective Representatives in connection with this Agreement or the transactions contemplated by this Agreement, and each of Parent and Merger Sub expressly disclaims any such other representations or warranties, and the Company acknowledges and agrees that it has relied solely on the results of its and its Affiliates’ and their respective Representatives’ independent investigations, and none of the Company or its Affiliates or its or their respective Representatives has relied on and none are relying on any representations or warranties regarding Parent, Merger Sub or any of their respective Affiliates or any of its or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or its or their respective Representatives, other than the express written representations and warranties of Parent and Merger Sub expressly set forth in this Article VI and, as applicable, the express written representations and warranties of TopCo expressly set forth in Article VII and in any instrument or other document delivered by Parent, Merger Sub or TopCo pursuant to this Agreement; provided, however, that notwithstanding the foregoing provisions of this Section 6.11, but subject to the Damages Cap, nothing in this Section 6.11 shall limit the Company’s remedies with respect to claims of Willful and Material Breach or intentional fraud that constitutes common law fraud under Delaware law in connection with, arising out of or otherwise related to the express written representations and warranties made by Parent and Merger Sub in this Article VI or in any instrument or other document delivered by Parent, Merger Sub or TopCo pursuant to this Agreement.

ARTICLE VII

Representations and Warranties of TopCo

Except as set forth in the corresponding sections of the confidential disclosure schedule delivered to the Company by TopCo prior to or concurrently with the execution and delivery of this Agreement (the “TopCo Disclosure Schedule”) (it being agreed that for the purposes of the representations and warranties made by TopCo in this Agreement, disclosure of any item in any section of the TopCo Disclosure Schedule shall be deemed disclosure with respect to any other section to which the relevance of such item is reasonably apparent on its face), TopCo hereby represents and warrants to the Company that:

7.1. Organization, Good Standing and Qualification. TopCo is a legal entity duly formed, validly existing and in good standing under the Laws of India and has all requisite power and authority to carry on its business as currently conducted except where the failure to be in good standing or have such power and authority would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of TopCo to perform its obligations under this Agreement or provide any guarantee or security to be provided by TopCo in connection with the Debt Financing, in each case, as contemplated by the Debt Financing Letters and this Agreement. TopCo is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its properties or assets or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of TopCo to perform its obligations under this Agreement or provide any guarantee or security to be provided by TopCo in connection with the Debt Financing, in each case, as contemplated by the Debt Financing Letters and this Agreement.

7.2. Authority.

(a) TopCo has all requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement, solely for purposes of the TopCo Sections, perform its obligations under this Agreement and provide any guarantee or security to be provided by TopCo in connection with the Debt Financing, in each case, as contemplated by the Debt Financing Letters and this Agreement, subject only to the Requisite TopCo Approval. This Agreement has been duly executed and delivered by TopCo, solely for purposes of the TopCo Sections, and, assuming due execution and delivery by the Company, constitutes a valid and binding agreement of TopCo, enforceable against TopCo in accordance with its terms, subject to the Bankruptcy and Equity Exception. The board of directors of TopCo has (i) approved TopCo’s execution and delivery of this Agreement, performance of its obligations under this Agreement and provision of any guarantee or security to be provided by TopCo in connection with the Debt Financing, in each case, as contemplated by the Debt Financing Letters and this Agreement; (ii) resolved to recommend to the shareholders of TopCo to provide the Requisite TopCo Approval; and (iii) resolved to issue notice of postal ballot required to seek the Requisite TopCo Approval in accordance with the Laws of India.

(b) In the event TopCo is required to provide a guarantee in connection with the Debt Financing, such guarantee for an amount of up to $640,500,000: (i) shall not require any prior regulatory approval under applicable Indian laws; (ii) shall be within the limit of four hundred percent (400%) of its net worth calculated in accordance with applicable Indian laws as on the date of its last audited balance sheet; and (iii) together with all other overseas financial commitments made by TopCo, including any other guarantee or indemnity provided by it for the fiscal year ending March 31, 2025, shall not exceed $1,000,000,000 (or its equivalent amount).

7.3. Governmental Filings; No Violations.

(a) The execution, delivery and performance by TopCo of this Agreement require no authorization or other action by or in respect of, or filing with, any Governmental Entity other than the expirations of statutory waiting periods and the filings, notices, reports, consents, registrations, approvals, permits and authorizations required under the Laws of India in connection with the Requisite TopCo Approval, assuming the accuracy of the representations and warranties set forth in Section 5.4(a), except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of TopCo to perform its obligations under this Agreement or provide any guarantee or security to be provided by TopCo in connection with the Debt Financing, in each case, as contemplated by the Debt Financing Letters and this Agreement.

(b) The execution and delivery of and performance under this Agreement by TopCo do not and will not: (i) constitute or result in a breach of the Organizational Documents of TopCo; (ii) constitute or result in a breach of any Law to which TopCo is subject; or (iii) with or without notice, lapse of time or both, constitute or result in a breach of, or cause or permit a termination or modification of or acceleration, loss or creation of any right or obligation under or the creation of an Encumbrance (other than any Encumbrances that do not, individually or in the aggregate, materially impair the continued use, operation or value of the specific parcel of real property to which they relate or the conduct of the business of TopCo as currently conducted) on any of the rights, properties or assets of TopCo pursuant to, any Contract binding upon TopCo or any License necessary to conduct the business of TopCo as currently conducted, except, in the case of clauses (ii) and (iii) of this Section 7.3(b), as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of TopCo to perform its obligations under this Agreement or provide any guarantee or security to be provided by TopCo in connection with the Debt Financing, in each case, as contemplated by the Debt Financing Letters and this Agreement.

7.4. TopCo Support Agreement. Concurrently with the execution and delivery of this Agreement, each of the TopCo Specified Shareholders has delivered to TopCo a true, complete and correct copy of the executed TopCo Support Agreement. The TopCo Support Agreement is, to the Knowledge of TopCo, in full force and effect, has not been amended or modified and constitutes a legal, valid and binding obligation of TopCo and, to the Knowledge of TopCo, the TopCo Specified Shareholders party thereto, enforceable against them in accordance with its terms, subject to the Bankruptcy and Equity Exception. To the Knowledge of TopCo, no event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default on the part of any Person pursuant to the TopCo Support Agreement.

7.5. No Other Representations or Warranties; Non-Reliance. Except for the express written representations and warranties made by TopCo in this Article VII and in any instrument or other document delivered by TopCo pursuant to this Agreement, neither TopCo nor any other Person makes any express or implied representation or warranty regarding TopCo or any of its Affiliates or any of its or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or its or their respective Representatives in connection with this Agreement or the transactions contemplated by this Agreement, and TopCo expressly disclaims any such other representations or warranties, and the Company acknowledges and agrees that it has relied solely on the results of its and its Affiliates’ and their respective Representatives’ independent investigations, and none of the Company or its Affiliates or its or their respective Representatives has relied on and none are relying on any representations or warranties regarding TopCo or any of its Affiliates or any of its or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or its or their respective Representatives, other than the express written representations and warranties of TopCo expressly set forth in this Article VII and, as applicable, the express written representations and warranties of Parent and Merger Sub expressly set forth in Article VI and in any instrument or other document delivered by Parent, Merger Sub or TopCo pursuant to this Agreement; provided, however, that notwithstanding the foregoing provisions of this Section 7.5, but subject to the Damages Cap, nothing in this Section 7.5 shall limit the Company’s remedies with respect to claims of Willful and Material Breach or intentional fraud that constitutes common law fraud under Delaware law in connection with, arising out of or otherwise related to the express written representations and warranties made by TopCo in this Article VII or in any instrument or other document delivered by Parent, Merger Sub or TopCo pursuant to this Agreement.

ARTICLE VIII

Covenants

8.1. Interim Operations.

(a) The Company shall, and shall cause each of its Subsidiaries to, from and after the execution and delivery of this Agreement until the earlier of the Effective Time and the termination of this Agreement and abandonment of the transactions contemplated by this Agreement pursuant to Article X (unless Parent shall otherwise approve in writing (such approval not to be unreasonably conditioned, withheld or delayed)), and except as otherwise expressly required or permitted by this Agreement or required by a Governmental Entity or applicable Law, use reasonable best efforts to conduct its business in all material respects in the Ordinary Course of Business and, to the extent consistent therewith, shall use and cause each of its Subsidiaries to use their respective reasonable best efforts to maintain its and its Subsidiaries’ relations and goodwill with key

Governmental Entities, customers and suppliers; provided, however, that omitting to take any action prohibited by clauses (i) through (xxv) of this Section 8.1(a) shall be deemed to not constitute a breach of this first sentence of this Section 8.1(a) in any respect. Without limiting the generality of and in furtherance of the foregoing sentence, from the execution and delivery of this Agreement until the earlier of the Effective Time and the termination of this Agreement and abandonment of the transactions contemplated by this Agreement pursuant to Article X, except as otherwise expressly required or permitted by this Agreement or required by a Governmental Entity or applicable Law, expressly required by the terms of any Contract binding on the Company or any of its Subsidiaries in effect as of the date of this Agreement, or entered into following the date of this Agreement in accordance with the terms of this Section 8.1, as approved in writing by Parent (such approval not to be unreasonably conditioned, withheld or delayed) or as set forth in Section 8.1(a) of the Company Disclosure Schedule, the Company shall not and shall not permit any of its Subsidiaries to:

(i) adopt any change in its Organizational Documents (other than, with respect to Organizational Documents of Subsidiaries, in an immaterial manner);

(ii) merge or consolidate with any other Person, except for any such transactions solely among Wholly Owned Subsidiaries of the Company;

(iii) acquire, directly or indirectly by merger, consolidation, acquisition of stock or assets or otherwise, any business, Person, properties or material assets outside of the Ordinary Course of Business from any other Person, other than acquisitions of inventory or other goods in the Ordinary Course of Business pursuant to the terms of a Contract binding on the Company or any of its Subsidiaries in effect as of the date of this Agreement, correct and complete copies of which have been made available to Parent, or entered into following the date of this Agreement in accordance with the terms of this Section 8.1;

(iv) transfer, sell, lease, divest, cancel or otherwise dispose of, or incur, permit or suffer to exist the creation of any Encumbrance (other than any Permitted Encumbrance) upon, any properties or assets (tangible or intangible, including any Intellectual Property Rights), product lines or businesses material to the Company or any of its Subsidiaries, including capital stock or other equity interests of any of its Subsidiaries outside of the Ordinary Course of Business, except in connection with (A) sales of obsolete assets in the Ordinary Course of Business, (B) sales, leases, licenses or other dispositions of assets (not including services, products, or computer or storage hardware) with a fair market value (reasonably determined by the Company) not in excess of $100,000 individually or $500,000 in the aggregate, in the Ordinary Course of Business, (C) non-exclusive licenses or other similar rights under Intellectual Property Rights in the Ordinary Course of Business, and (D) sales of inventory or other goods in the Ordinary Course of Business;

(v) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, Encumber or otherwise enter into any Contract (other than the Support Agreements) with respect to the voting of, any shares of capital stock of the Company (including, for the avoidance of doubt, Shares) or capital stock or other equity interests of any of its Subsidiaries, securities convertible or exchangeable into or exercisable for any such shares of capital stock or other equity interests, or any options, warrants or other rights of any kind to acquire any such shares of capital stock, other equity interests or such convertible or exchangeable securities (other than (A) proxies or voting agreements solicited by or on behalf of the Company in order to obtain the Requisite Company Vote or (B) the issuance of shares of such capital stock, other equity securities or convertible or exchangeable securities (1) by a Wholly Owned Subsidiary of the Company to the Company or another Wholly Owned Subsidiary of the Company or (2) in respect of Company Equity Awards outstanding prior to the Capitalization Date in accordance with their respective terms and, as applicable, the Stock Plan in effect on the Capitalization Date);

(vi) make any loans, advances, guarantees or capital contributions to or investments in any Person (other than (i) to or from the Company and any of its Wholly Owned Subsidiaries or (ii) the issuance, extension, amendment or renewal of promissory notes in the Ordinary Course of Business), in excess of $100,000 individually or $500,000 in the aggregate;

(vii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or other equity interests (including with respect to the Company, for the avoidance of doubt, Shares), except for dividends or other distributions paid by any Wholly Owned Subsidiary to the Company or to any other Wholly Owned Subsidiary of the Company;

(viii) reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, other equity interests or securities convertible or exchangeable into or exercisable for any shares of its capital stock or other equity interests (including with respect to the Company, for the avoidance of doubt, Shares), other than the withholding of Shares to satisfy withholding Tax obligations upon the vesting or settlement of Company Equity Awards outstanding as of the date of this Agreement or granted after the date hereof in accordance with the terms and conditions of this Agreement, in each case, in accordance with their terms and, as applicable, the Stock Plan as in effect on the Capitalization Date;

(ix) incur any Indebtedness (including the issuance of any debt securities, warrants or other rights to acquire any debt security, interest rate swaps, hedges, forward sales contracts or similar financial instruments), except for guarantees of Indebtedness of its Wholly Owned Subsidiaries otherwise incurred in compliance with this Section 8.1(a);

(x) make or authorize any payment of, or accrual or commitment for, capital expenditures that are not included in the Company’s annual capital expenditure budget made available to Parent, except for any such expenditures to the extent reasonably necessary to avoid a material business interruption as a result of any act of God, war, terrorism, earthquake, fire, hurricane, storm, flood, civil disturbance, explosion, partial or entire failure of utilities or information technology systems, or any other similar cause not reasonably within the control of the Company or its Subsidiaries;

(xi) enter into any Contract that would have been a Material Contract had it been entered into prior to this Agreement, other than Contracts with customers entered into in the Ordinary Course of Business and, for the avoidance of doubt, any Contracts entered into in connection with an action expressly permitted by any of the Subsections of this Section 8.1(a), including any amendment, modification or supplement to an existing Contract, which are governed by Section 8.1(a)(xiii); provided, however, the Company may not (i) provide to customers new cash guarantees or service level adjustments that, in each case, exceed an average annual penalty risk of $100,000 individually or $500,000 in the aggregate or (ii) enter any Contract for any Leased Real Property;

(xii) enter into any Contract with a supplier or strategic consultant that is expected to result in payments with a value in excess of $100,000, in each case, in any twelve (12)-month period;

(xiii) other than with respect to Material Contracts related to Indebtedness, which shall be governed by Section 8.1(a)(ix), terminate or amend or otherwise modify or waive in a manner that is materially adverse to the Company and its Subsidiaries (taken as a whole), or assign, convey, Encumber or otherwise transfer, in whole or in part, rights or interest pursuant to or in, any Material Contract, other than expirations of any such Material Contract in the Ordinary Course of Business and in accordance with the terms of such Material Contract with no further action by the Company, any of its Subsidiaries or other party to such Material Contract, except for any ministerial actions, or non-exclusive licenses, covenants not to sue, releases, waivers or other rights under Owned Intellectual Property, in each case, granted in the Ordinary Course of Business;

(xiv) cancel, modify or waive any debts or claims held by or owed to the Company or any of its Subsidiaries if the amount of such debts or claims that are cancelled, modified or waived exceeds $25,000 individually or $250,000 in the aggregate;

(xv) amend any License contemplated by Section 5.5(d) in any material respect, or allow any such License to lapse, expire or terminate (except where the lapse, expiration or termination of any such License is with respect to a License that has become obsolete, redundant or no longer required by applicable Law);

(xvi) for the avoidance of doubt, except as expressly provided for by Section 8.11, amend, modify, terminate, cancel or let lapse any material Insurance Policy, unless simultaneous with such termination, cancellation or lapse, replacement self-insurance programs are established by the Company or one or more of its Subsidiaries or replacement policies underwritten by reputable insurance carriers are in full force and effect, in each case, providing coverage equal to or greater than the coverage under the terminated, canceled or lapsed Insurance Policies for substantially similar premiums, as applicable, as in effect as of the date of this Agreement;

(xvii) other than with respect to Transaction Litigation, any Proceeding in connection with, arising out of or otherwise related to a demand for appraisal under Section 262 of the DGCL or any material Tax claim, audit, assessment or dispute, which shall be governed by Section 8.13, Section 4.2(f) and Section 8.1(a)(xix), respectively, or any Proceeding in connection with, arising out of or otherwise related to a dispute among the Parties in connection with this Agreement, settle or compromise any Proceeding in which the Company would be liable for an amount in excess of $100,000 in the aggregate, net of any amount covered by insurance, indemnification or existing reserves established in accordance with GAAP or on a basis that would result in the imposition of any Order that would restrict the future activity or conduct of the Company or any of its Subsidiaries or a finding or admission of a violation of Law or violation of the rights of any Person;

(xviii) make any material changes with respect to accounting policies or procedures, except as required by changes in GAAP or applicable Law;

(xix) other than in the Ordinary Course of Business, change or revoke any Tax election, change an annual Tax accounting period, adopt or change any Tax accounting method, file any amended Tax Return, enter into any closing agreement with respect to Taxes, settle or compromise any Tax claim, audit, assessment or dispute, affirmatively surrender any right to claim a refund of Taxes, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of any Tax, prepare or file any Tax Return in a manner inconsistent with past practice, or fail to pay any Tax that becomes due and payable (including any estimated Tax payments) other than Taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Company’s financial statements in accordance with GAAP;

(xx) cancel, abandon or otherwise allow to lapse or expire any Registered Intellectual Property, except in the Ordinary Course of Business or at the end of their statutory terms;

(xxi) except as pursuant to the terms of any Company Benefit Plan in effect as of the date of this Agreement, (A) increase in any manner the compensation or benefits (including in respect of severance, retention, bonuses, change of control rights and termination rights) of any employee of the Company or its Subsidiaries, except for increases in annual base salary or wage rate in the Ordinary Course of Business of less than three percent (3%) for employees with an annual salary or annualized wage rate below $150,000, (B) become a party to, establish, enter into, adopt, materially amend, commence participation in or terminate any Company Benefit Plan (including any agreement to provide severance, retention, bonuses, change of control rights or termination rights (including within any employment agreement)) or any arrangement that would have been a Company Benefit Plan had it been entered into prior to the date of this Agreement, (C) grant any new awards (including any cash-based or equity-based, short- or long-term incentive awards), or amend or modify the terms of any outstanding awards, under any Company Benefit Plan, (D) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits under any Company Benefit Plan, (E) hire any employee or engage any independent contractor (who is a natural person) with annual salary or wage rate or fees in excess of $100,000 and whose employment or engagement is not terminable at-will without notice, cause, severance or other termination payments, (F) terminate the employment of any employee or independent contractor (who is a natural person) with annual salary or wage rate or consulting fees in excess of $100,000 except for a termination for “cause” as determined pursuant to the terms of the applicable Company Benefit Plan, or (G) implement or announce any “employment losses” within the meaning of the WARN Act that would require notice pursuant to the WARN Act;

(xxii) become a party to, establish, adopt, amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labor union, labor organization, works council or similar organization;

(xxiii) acquire, or agree to acquire, fee ownership (or its jurisdictional equivalent) of any real property;

(xxiv) enter into any material new line of business that is not reasonably related to, or an extension of, the businesses being conducted by the Company or any Subsidiary thereof on the date of this Agreement; or

(xxv) agree, authorize or commit to do any of the foregoing.

(b) During the period commencing with the execution and delivery of this Agreement and continuing until the earlier of the Effective Time and the termination of this Agreement and abandonment of the transactions contemplated by this Agreement pursuant to Article X, the Company shall:

(i) within twenty (20) days following the end of each month (or, if such month-end is also the end of a fiscal quarter, within twenty-five (25) days following the end of such month), deliver to Parent a certificate, duly executed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer, certifying that, in their respective capacities as such and not in their personal capacities and without personal liability, the Company has performed in all material respects all obligations required to be performed by it under Section 8.1(a) during such month (or, if such month-end is also the end of a fiscal quarter, during such fiscal quarter); provided, however, that no such certificate contemplated by this Section 8.1(b)(i) shall be required to be delivered prior to July 25, 2026, and the certificate delivered on or prior to July 25, 2026 shall cover only the period commencing on the date of execution and delivery of this Agreement and ending on June 30, 2026; and

(ii) deliver to Parent, promptly following the end of each month, and in any event within seventeen (17) days thereafter (or, if such month-end is also the end of a fiscal quarter, within twenty-five (25) days following the end of such month), in the Company’s customary format, the Company’s unaudited monthly financial information, including the Company’s income statement and cash flow statement for such preceding month and balance sheet as of such month-end (the “Monthly Financial Report”), and each such Monthly Financial Report shall also set forth the Company’s actual year-to-date Adjusted EBITDA and the Company’s actual year-to-date capital expenditures (comprised of the Company’s investment in software development, purchases of property and equipment, and proceeds from sale of property and equipment) (each through the end of the period covered by such Monthly Financial Report).

(c) If, at any time any Monthly Financial Report is delivered to Parent, the Company’s Actual CapEx Metric as of the end of the period covered by such Monthly Financial Report is less than the corresponding Target CapEx Metric for such period, the Company shall discuss with Parent in good faith measures designed to reduce the Company’s future capital expenditures, to the extent practicable.

(d) Notwithstanding anything to the contrary set forth in this Agreement, with respect to any action for which the consent, approval or waiver of Parent is required pursuant to this Section 8.1, the Company shall request such consent, approval or waiver by email sent to Parent at the email address designated by Parent on the date of this Agreement (which designated email address may be changed at the election of Parent by providing written notice of such new email address to the Company) (any such request, a “Consent Request”). Each Consent Request shall describe in reasonable detail the action proposed to be taken and include such information as is reasonably necessary for Parent to evaluate such matter. Parent shall respond to any Consent Request in writing (which may be in the form of an email response to such Consent Request), approving or denying such Consent Request (such approval not to be unreasonably conditioned, withheld or delayed), within (i) forty-eight (48) hours following receipt thereof, in the case of any Consent Request under Section 8.1(a)(xi) or Section 8.1(a)(xiv), and (ii) four (4) Business Days following receipt thereof, in the case of any other Consent

Request under Section 8.1(a). If Parent fails to respond in writing within such four (4) Business Day period, Parent shall be deemed to have approved the applicable Consent Request. Any denial of a Consent Request by Parent shall be in writing and shall set forth in reasonable detail Parent’s reason for such denial. Following any such denial, if the Company so requests, the Chief Executive Officer of the Company and the Chief Executive Officer of TopCo shall promptly meet to discuss in good faith a potential resolution to such request.

(e) Parent shall not, and shall cause its Affiliates not to, take or fail to take any actions that would, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement and, without limiting the foregoing, Parent shall not, and shall cause its Affiliates not to, directly or indirectly, authorize, commit to, enter into, announce, consummate or agree to consummate any acquisition, merger, business combination, joint venture, minority investment, strategic alliance or exclusive licensing arrangement (or any agreement in principle, letter of intent, term sheet or other Contract with respect thereto), in each case, that would reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

(f) Nothing set forth in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time or give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations prior to the Effective Time.

(g) The Company hereby covenants to, and agrees with, Parent and Merger Sub to (X) perform the Company’s obligations under the Support Agreements, (Y) use its reasonable best efforts to enforce the obligations under the Support Agreements of each of the Specified Stockholders party thereto, and (Z) not enter into, or otherwise agree to, any amendment, modification or waiver of any of the provisions of any of the Support Agreements unless Parent has provided its prior written consent thereto (such consent not to be unreasonably withheld, conditioned or delayed).

8.2. Acquisition Proposals; Change of Recommendation.

(a) No Solicitation. During the period commencing with the execution and delivery of this Agreement and continuing until the earlier of the Effective Time and the termination of this Agreement and abandonment of the transactions contemplated by this Agreement pursuant to Article X, except as expressly permitted by this Section 8.2, the Company shall not, and shall cause its and its Subsidiaries’ directors and employees (including any officers) not to, and shall cause its and its Subsidiaries’ Representatives (who are not directors or employees (including any officers) thereof) not to:

(i) initiate, solicit or propose any Acquisition Proposal or knowingly and purposefully encourage any Acquisition Proposal;

(ii) engage in, continue or otherwise participate in any discussions relating to any Acquisition Proposal (in each case, other than to request clarification of an Acquisition Proposal that has already been made for purposes of assessing whether such Acquisition Proposal is or could reasonably be expected to lead to a Superior Proposal or to notify the applicable Person or Group of the existence of the provisions of this Section 8.2) or negotiations with respect to any Acquisition Proposal; or

(iii) provide any non-public information or data concerning the Company or any of its Subsidiaries to any Person or Group in connection with any Acquisition Proposal.

(b) Exceptions to No Solicitation. Notwithstanding anything to the contrary set forth in this Agreement, but subject to the provisions of Section 8.2(c), prior to the time the Requisite Company Vote is obtained, in response to an unsolicited, bona fide Acquisition Proposal, that was not solicited in breach of Section 8.2(a), and that the Company Board determines in good faith (after consultation with outside legal counsel and its financial advisor) that, based on the information then available, including the terms and conditions of such Acquisition

Proposal and those of this Agreement, such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal (provided that the Company Board, substantially contemporaneously with such determination by the Company Board, shall notify Parent of such determination in writing), the Company may (subject to compliance with this Section 8.2):

(i) provide non-public and other information and data concerning the Company and its Subsidiaries and access to the Company and its Subsidiaries’ properties, books and records in response to a request from the Person or Group who made such an Acquisition Proposal; provided that, to the extent applicable, such information, data or access has previously been made available to Parent, or is made available to Parent as promptly as practicable (but in any event within twenty-four (24) hours) after the provision of such information or data to the Person or Group who made such an Acquisition Proposal and prior to providing any such information or data or access, the Company and the Person or Group making such Acquisition Proposal shall have entered into a legally binding confidentiality agreement with terms that, taken as a whole, are not materially less restrictive to such Person or Group than the terms in the Confidentiality Agreement are on Parent (it being understood that such confidentiality agreement need not contain a standstill provision or otherwise prohibit the making or amending of an Acquisition Proposal, but shall not include any restrictions that would reasonably be expected to prevent the Company from satisfying its obligations under Section 8.2(c)) (any confidentiality agreement satisfying such criteria, a “Permitted Confidentiality Agreement”); and

(ii) engage or otherwise participate in any discussions or negotiations with any such Person or Group regarding such Acquisition Proposal.

(c) Notice of Acquisition Proposals. The Company shall promptly (but, in any event, within twenty-four (24) hours) give notice to Parent if (i) any Acquisition Proposal is received, (ii) any non-public information or data concerning the Company or its Subsidiaries is requested in connection with any Acquisition Proposal, or (iii) any request for discussions or negotiations relating to an Acquisition Proposal is sought from or with the Company, its Subsidiaries or any of its or any of their respective Representatives (as the case may be), setting forth in such notice a summary of the material terms and conditions of, but not the identity of such Person or Persons that comprise such Group making such Acquisition Proposal or request and thereafter shall keep Parent reasonably informed, on a reasonably prompt basis, of the status and material terms and conditions of any such Acquisition Proposals or requests (including any amendments or supplements thereto) and the status of any such discussions or negotiations.

(d) No Change of Recommendation or Alternative Acquisition Agreement.

(i) Except as permitted by Section 8.2(d)(iii) and subject to Section 8.2(e), the Company Board shall not:

(A) fail to include the Company Recommendation in the Proxy Statement;

(B) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify) the Company Recommendation in a manner adverse to Parent;

(C) make any recommendation in support of any tender offer or exchange offer for the Company Common Stock, or fail to recommend against acceptance, of any tender offer or exchange offer for the Company Common Stock within ten (10) Business Days of the commencement of such offer;

(D) make any public statement in connection with the Company Stockholders Meeting that is inconsistent with the Company Recommendation;

(E) other than with respect to a tender offer or exchange offer, within ten (10) Business Days of Parent’s written request, fail to reconfirm the Company Recommendation after the public announcement of an Acquisition Proposal or any material modification thereto; provided that Parent shall be entitled to make such a written request for reconfirmation only once for each Acquisition Proposal and for each material modification to such Acquisition Proposal;

(F) approve or recommend, or publicly declare advisable, any Acquisition Proposal or approve or recommend, or publicly declare advisable or publicly propose to enter into, any Alternative Acquisition Agreement; or

(G) agree, authorize or commit to do any of the foregoing (together with any of the actions set forth in the foregoing clauses (A) through (F), a “Change of Recommendation”).

(ii) Except as permitted by Section 8.2(d)(iii), the Company Board shall not cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement or agree, authorize or commit to do so.

(iii) Notwithstanding anything to the contrary set forth in this Agreement, prior to the time the Requisite Company Vote is obtained, the Company Board may: (A) effect a Change of Recommendation, and/or (B) cause or permit the Company or any of the Company’s Subsidiaries to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal (and the Company may enter into or cause a Subsidiary thereof to enter into such an Alternative Acquisition Agreement) if (1) an unsolicited, bona fide Acquisition Proposal is received by the Company, and (2) the Company Board determines in good faith, after consultation with outside legal counsel and its financial advisor, that based on the information then available, such Acquisition Proposal constitutes a Superior Proposal and a failure to effect a Change of Recommendation and/or cause or permit the Company or any of the Company’s Subsidiaries to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal would reasonably be likely to be inconsistent with the directors’ fiduciary duties under applicable Law; provided, however, that no such actions may be taken unless and until: (I) the Company has given Parent written notice at least four (4) Business Days in advance (the “Notice Period”), which notice shall set forth in writing that the Company Board intends to take such action and shall also include all information required by Section 8.2(c), mutatis mutandis; (II) during the Notice Period, to the extent requested by Parent, the Company shall, and shall cause its Representatives to, negotiate in good faith with Parent, to revise this Agreement so that conditions set forth in clause (B)(2) of this Section 8.2(d)(iii) would not be satisfied (and, in the event of any material change to any of the financial terms or any other material terms of such Acquisition Proposal, the Company shall, in each case, deliver to Parent an additional notice consistent with that described in clause (I) and a renewed negotiation period under this proviso shall commence (except that the four (4) Business Day period shall instead be equal to two (2) Business Days)); and (III) at the end of the Notice Period(s) (or subsequent period(s) if extended pursuant to clause (II)), the Company Board shall have taken into account any revisions to this Agreement committed to by Parent in writing, and shall have thereafter determined in good faith, after consultation with outside legal counsel and its financial advisor, that based on the information then available, a failure to effect a Change of Recommendation would reasonably be likely to continue to be inconsistent with the directors’ fiduciary duties under applicable Law, or that such Alternative Acquisition Agreement continues to be an Alternative Acquisition Agreement with respect to a Superior Proposal, as the case may be (it being understood that prior to or concurrently with the Company or any Subsidiary thereof entering into an Alternative Acquisition Agreement contemplated by clause (B)(2) of this Section 8.2(d)(iii), the Company shall terminate this Agreement and abandon the transactions contemplated by this Agreement pursuant to Section 10.3(b), and substantially concurrently with such termination, pay, by wire transfer of immediately available funds, the Termination Fee in accordance with Section 10.3(b)).

(iv) Notwithstanding anything to the contrary set forth in this Agreement, prior to the time the Requisite Company Vote is obtained, the Company Board may effect a Change of Recommendation if (1) an Intervening Event has occurred, and (2) the Company Board determines in good faith, after consultation with outside legal counsel and its financial advisor, that based on the information then available, a failure to effect a Change of Recommendation would reasonably be likely to be inconsistent with the directors’ fiduciary duties under applicable Law; provided, however, that no such actions may be taken unless and until: (I) the Company has given Parent written notice at least four (4) Business Days in advance (the “Intervening Event Notice Period”), which notice shall set forth in writing that the Company Board intends to take such action and shall also include a reasonable description of such Intervening Event; (II) during the Intervening Event Notice Period, to the extent requested by Parent, the Company shall, and shall cause its Representatives to, negotiate in good faith with Parent, to revise this Agreement so that conditions set forth in clause (2) of this Section 8.2(d)(iv) would not be satisfied (and in the event of any material change to the circumstances related to the Intervening Event, the Company shall, in each case, deliver to Parent an additional notice and a renewed negotiation period under this proviso shall commence (except that the four (4) Business Day period shall instead be equal to two (2) Business Days following each such revised notice)); and (III) at the end of the Intervening Event Notice Period(s) (or subsequent period(s) if extended pursuant to clause (II)), the Company Board shall have taken into account any revisions to this Agreement committed to by Parent in writing, and shall have thereafter determined in good faith, after consultation with outside legal counsel and its financial advisor, that based on the information then available, a failure to effect a Change of Recommendation would reasonably be likely to continue to be inconsistent with the directors’ fiduciary duties under applicable Law.

(e) Certain Permitted Disclosure. Nothing set forth in this Agreement shall prohibit the Company from (i) complying with its disclosure obligations under applicable Law with regard to an Acquisition Proposal, or (ii) making any “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, in each case, provided that the Company Board shall have reasonably determined, in good faith, after consultation with outside legal counsel, that the failure to do so would reasonably be likely to be inconsistent with its fiduciary duties under applicable Law.

(f) Existing Discussions. The Company (i) acknowledges and agrees, that as of execution and delivery of this Agreement, it shall, and shall cause its Subsidiaries and Representatives to, immediately cease and cause to be terminated any discussions and negotiations with any Person conducted prior to execution and delivery of this Agreement with respect to an Acquisition Proposal, and (ii) shall promptly (but in any event within forty-eight (48) hours of the execution and delivery of this Agreement): (A) deliver a written notice to each such Person providing only that the Company (1) is ending all discussions and negotiations with such Person with respect to an Acquisition Proposal, and (2) if such Person has executed a confidentiality agreement in connection therewith, is requesting the prompt return or destruction of all confidential information concerning the Company and any of its Subsidiaries, subject to the terms and conditions of such confidentiality agreement; and (B) if applicable, terminate any physical and electronic data or other diligence access previously granted to such Persons.

(g) Standstill Provisions. During the period commencing with the execution and delivery of this Agreement and continuing until the earlier of the Effective Time and the termination of this Agreement and abandonment of the transactions contemplated by this Agreement pursuant to Article X, the Company shall not terminate, amend or otherwise modify or waive any provision of any confidentiality, “standstill” or similar agreement to which the Company or any of its Subsidiaries is a party and shall enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreement; provided that, notwithstanding anything to the contrary set forth in this Agreement, the Company shall be permitted to terminate, amend or otherwise modify, waive or fail to enforce any provision of any such agreement if the Company Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would reasonably be likely to be inconsistent with the directors’ fiduciary duties under applicable Law.

8.3. Company Stockholders Meeting.

(a) Subject to the Company Board’s fiduciary duties under applicable Law, the Company shall take, in accordance with applicable Law and its Organizational Documents, all action necessary to (i) duly convene and hold the Company Stockholders Meeting as promptly as practicable after the preliminary Proxy Statement is filed, and (ii) cause a vote upon the adoption of this Agreement to be taken thereat. For the avoidance of doubt, regardless of any Change of Recommendation, unless this Agreement is terminated in accordance with its terms, the obligations of the Company under this Section 8.3(a) shall continue in full force and effect.

(b) The Company Stockholders Meeting shall not be postponed or adjourned by the Company without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed); provided that: (i) the Company may postpone or adjourn, and at the direction of Parent shall postpone or adjourn, the Company Stockholders Meeting, (A) to the extent, in the Company’s reasonable judgment, or to the extent in Parent’s reasonable judgment (as applicable), required by applicable Law or necessary to ensure that any required supplement or amendment to the Proxy Statement is delivered to the stockholders of the Company for the amount of time required by applicable Law in advance of the Company Stockholders Meeting, or (B) as of the time for which the Company Stockholders Meeting is originally scheduled, as set forth in the definitive Proxy Statement (which shall not be later than thirty (30) Business Days after the mailing of the Proxy Statement, the “Original Date”) or any date that the Company Stockholders Meeting is scheduled to be held thereafter in accordance with the terms of this Section 8.3, the Company or Parent, respectively, reasonably believes there will be insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting or to obtain the Requisite Company Vote, so long as, in each case, the Company exercises its right under this Section 8.3(b) to postpone or adjourn the Company Stockholders Meeting, the Company shall have provided prior written notice to Parent; and (ii) if the Company delivers a notice of an intent to make a Change of Recommendation within the five (5) Business Days prior to the Original Date or any date that the Company Stockholders Meeting is scheduled to be held thereafter in accordance with the terms of this Section 8.3, if directed by Parent, the Company shall as promptly as practicable thereafter postpone or adjourn the Company Stockholders Meeting for up to ten (10) days in accordance with Parent’s direction; provided further, that in no event shall the Company Stockholders Meeting be postponed or adjourned more than ten (10) days in connection with any one postponement or adjournment or more than an aggregate of thirty (30) days from the Original Date.

(c) Subject to the Company Board’s fiduciary duties under applicable Law, the Company shall use its reasonable best efforts to obtain the Requisite Company Vote, including the solicitation of proxies therefor.

8.4. Approval of Sole Stockholder of Merger Sub. As promptly as practicable following the execution and delivery of this Agreement, Parent (as Merger Sub’s sole stockholder) shall execute and deliver, in accordance with applicable Law and Merger Sub’s Organizational Documents, a written consent adopting this Agreement.

8.5. Proxy Statement; Other Regulatory Matters.

(a) Proxy Statement.

(i) The Company shall prepare and file with the SEC, as promptly as reasonably practicable after the date of this Agreement (and in any event no later than twenty (20) Business Days after the date of this Agreement), a proxy statement in preliminary form relating to the Company Stockholders Meeting (such proxy statement, including, for the avoidance of doubt, any amendments or supplements thereto, and the definitive proxy statement related thereto, the “Proxy Statement”). Except under the circumstances permitted by Section 8.2, the Proxy Statement shall include the Company Recommendation. The Company and Parent, as provided for in this Section 8.5(a), shall cooperate with each other (and shall cause their respective Subsidiaries to, and shall cause their and their Subsidiaries’ respective Representatives to, cooperate with each other) in the foregoing process.

(ii) The Company shall, assuming Parent has satisfied its obligations set forth in Section 8.8(a), ensure that the Proxy Statement complies as to form in all material respects with the provisions of the Exchange Act and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the Company assumes no responsibility with respect to information supplied by or on behalf of Parent, its Subsidiaries or its or their respective Representatives expressly for inclusion or incorporation by reference in the Proxy Statement.

(iii) If at any time prior to the Company Stockholders Meeting, any information relating to the Company or Parent, or any of their respective Subsidiaries or its or their respective Representatives, should be discovered by a Party, which information should be set forth in an amendment or supplement to the Proxy Statement, so that either the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party that discovers such information shall as promptly as practicable following such discovery notify the other Party or Parties (as the case may be) and after such notification the Company shall, as and to the extent required by applicable Law, promptly (A) prepare (with the assistance of Parent as provided for in this Section 8.5(a)) an amendment or supplement to the Proxy Statement, and (B) thereafter, assuming Parent has satisfied its obligations set forth in Section 8.8(a), cause the Proxy Statement as so amended or supplemented to be filed with the SEC and to be disseminated to its stockholders.

(iv) The Company shall (A) provide Parent and its outside legal counsel with a reasonable opportunity to review and comment on drafts of the Proxy Statement and other documents and communications related to the Company Stockholders Meeting prior to filing, furnishing or delivering such documents with or such communications to the applicable Governmental Entity and dissemination of such documents or communications to the Company’s stockholders, and (B) include in the Proxy Statement and such other documents and communications related to the Company Stockholders Meeting all comments reasonably and promptly proposed by Parent and its outside legal counsel, to the extent reasonably practicable, and the Company agrees that, to the extent reasonably practicable, all information relating to Parent, its Affiliates and its and their respective Representatives included in the Proxy Statement shall be in form and content satisfactory to Parent, acting reasonably; provided that the Company shall not have such obligations with respect to any information in the Proxy Statement and other documents or communications relating to a Change of Recommendation made in accordance with Section 8.2.

(v) Without limiting the generality of the provisions of Section 8.6, the Company shall promptly notify Parent of the receipt of any comments from the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement to the Proxy Statement or for additional information and shall as promptly as practicable following receipt thereof (A) provide Parent copies of all substantive correspondence between the Company and/or any of its Representatives and the SEC with respect to the Proxy Statement (or where no such copies are available, a reasonably detailed description thereof) and provide Parent and its outside legal counsel, to the extent practicable, a reasonable opportunity to participate in any discussions or meetings with the SEC (or portions of any such discussions or meetings that relate to the Proxy Statement); provided that the Company shall not have such obligations with respect to any information in the Proxy Statement and other documents and communications relating to a Change of Recommendation made in accordance with Section 8.2. The Company, with the assistance of Parent as provided for in this Section 8.5(a), shall, subject to the requirements of Section 8.5(a)(iv) and assuming Parent has satisfied its obligations set forth in Section 8.8(a), (A) use its reasonable best efforts to promptly provide responses to the SEC with respect to any comments received on the Proxy Statement by the SEC and any requests by the SEC for any amendment or supplement to the Proxy Statement or for additional information, and (B) cause the definitive Proxy Statement to be mailed as promptly as practicable (and in no event more than three (3) Business Days) after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement, which confirmation will be deemed to have occurred if the SEC has not affirmatively notified the Company by 11:59 P.M. Eastern Time on the tenth (10th) calendar day following such filing with the SEC that the SEC will or will not be reviewing the Proxy Statement.

(b) Other Regulatory Matters.

(i) In addition to and without limiting the rights and obligations set forth in Section 8.5(a), Section 8.1, Section 8.6 and Section 8.7 and subject to the other terms and conditions of this Section 8.5(b), the Company and Parent shall cooperate with each other and use (and shall cause their respective Affiliates and Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions necessary or advisable on its part under this Agreement and applicable Laws to consummate the transactions contemplated by this Agreement as promptly as practicable after the date of this Agreement, including preparing and delivering or submitting all necessary and advisable documentation to (A) effect the expirations of all statutory waiting periods under applicable Laws, including under the HSR Act, and, if applicable, any contractual waiting periods under any timing agreements with a Governmental Entity applicable to the consummation of the transactions contemplated by this Agreement, as promptly as practicable after the date of this Agreement or the entry into any such timing agreements, respectively, and (B) make with and obtain from, any Governmental Entity, as applicable, all filings, notices, reports, consents, registrations, approvals, permits and authorizations, in each case, necessary or advisable in order to consummate the transactions contemplated by this Agreement, including the other Company Approvals and the other Parent Approvals.

(ii) Without limiting the generality of, and in furtherance of the provisions of Section 8.5(b)(i), each of the Company and Parent, as applicable, shall (and shall cause their respective Affiliates and Subsidiaries to):

(A) (I) prepare and file with respect to the transactions contemplated by this Agreement an appropriate filing of a Notification and Report Form pursuant to the HSR Act within twenty-five (25) Business Days after the date of this Agreement, and (II) make, deliver or submit, as applicable, all other filings, notices, and reports under any applicable Laws set forth in Section 8.5(b)(ii)(A) of the Company Disclosure Schedule;

(B) not, without the prior written consent of the other Party or Parties, as the case may be (which consent shall not be unreasonably conditioned, withheld or delayed), (1) cause any filing, delivery or submission contemplated by Section 8.5(b)(i) or Section 8.5(b)(ii)(A) applicable to it to be withdrawn, refiled, or redelivered or resubmitted for any reason, including to provide the applicable Governmental Entities with additional time to review any or all of the transactions contemplated by this Agreement, or (2) consent to any voluntary extension of any statutory waiting period or, if applicable, any contractual waiting period under any timing agreement with a Governmental Entity applicable to the consummation of the transactions contemplated by this Agreement or to any voluntary delay of the consummation of the transactions contemplated by this Agreement at the behest of any Governmental Entity;

(C) provide or cause to be provided to each Governmental Entity any non-privileged or protected information and documents requested by any Governmental Entity or that are necessary or advisable to permit consummation of the transactions contemplated by this Agreement as promptly as practicable following any such request; and

(D) propose, negotiate, offer to commit and effect (and if such offer is accepted, commit to and effect), effective as of the Closing (it being understood and agreed that Parent shall be obligated to commit prior to the Closing to take such actions effective as of the Closing), by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of such assets or businesses of the Company or Parent, or otherwise offer to take or offer to commit to take any action which it is capable of taking and if the offer is accepted, take or commit to take such action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services or assets of the Company or Parent in order to avoid the entry of, or to effect the dissolution of, any judgment, order (whether temporary, preliminary or permanent), decree, stipulation or injunction issued under or with respect to any applicable law (including any Order under any Antitrust Law), which would have the effect of preventing or delaying the Closing beyond the Outside Date, unless such actions collectively would require the divestiture of assets that generate revenue in excess of $5,000,000 per year or would have a material adverse effect on the financial condition, business or results of operations of (i) the Company and its Subsidiaries, taken as a whole, or (ii) the Company, Parent and their respective Subsidiaries, taken as a whole, following consummation of the Merger.

(iii) Cooperation. Separate and apart from, and without limiting or expanding, the rights and obligations set forth in Section 8.5(a), Parent and the Company shall jointly direct all matters with any Governmental Entity consistent with their respective obligations hereunder. Parent and the Company shall have the right to review in advance and, to the extent practicable, each shall consult with the other on, and consider in good faith the views of the other in connection with, all the information relating to itself, any of its respective

Affiliates or Subsidiaries and any of their respective Representatives, that appears in any filing made with, or written materials delivered or submitted by the other to, any Governmental Entity in connection with the transactions contemplated by this Agreement. Neither the Company nor Parent shall permit any of its Affiliates or Subsidiaries or any of its or their respective Representatives to participate in any discussions or meetings with any Governmental Entity in respect of the Required Regulatory Approvals unless it consults with the other in advance and, to the extent permitted by such Governmental Entity, gives the other the opportunity to attend and participate thereat. Notwithstanding any other requirement in this Section 8.5, where a Party (a “Disclosing Party”) is required under this Section 8.5 to provide information to another Party (a “Receiving Party”) that the Disclosing Party deems to be competitively sensitive information, the Disclosing Party may comply with such requirement by restricting the provision of such competitively sensitive information only to antitrust counsel of the Receiving Party and providing to the Receiving Party, upon request of the Receiving Party, a redacted version of such information which does not contain any such competitively sensitive information.

8.6. Status and Notifications. Separate and apart from and without limiting or expanding the rights and obligations set forth in Section 8.5(a)(v) and Section 8.5(b)(ii)(D), the Company and Parent each shall keep the other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement, including as promptly as reasonably practicable notifying the other of any substantive or material notices or communications received by Parent or the Company, as the case may be, or any of their respective Affiliates or Subsidiaries, from any third party, including any Governmental Entity, with respect to such transactions and as promptly as reasonably practicable following such receipt furnishing the other with, if applicable, copies of notices or other communications (or where no such copies are available, a reasonably detailed written description thereof).

8.7. Third-Party Consents. Notwithstanding anything to the contrary set forth in this Agreement, each of Parent and Merger Sub acknowledges and agrees that (a) in connection with the transactions contemplated by this Agreement, certain notices, acknowledgments, waivers and consents from third parties and amendments, supplements or other modifications to Contracts to which the Company and/or a Subsidiary thereof is a party to or bound may be required and that such notices, acknowledgments, waivers and consents and Contract amendments, supplements or other modifications have not been given, obtained and/or effected, as the case may be, (b) the Company and its Subsidiaries and Affiliates shall not have any obligation or liability whatsoever to Parent or Merger Sub in connection with, arising out of or otherwise related to the failure to give, obtain and/or effect, as applicable, any such notices, acknowledgments, waivers or consents and Contract amendments, supplements or other modifications or because of the breach (or purported breach) or termination of any Contract as a result thereof, and (c) no representation, warranty, covenant or agreement of the Company set forth in this Agreement shall be breached or deemed breached, and no condition shall be deemed not satisfied, as a result of any such failure (or purported failure), breach (or purported breach) or termination or any Proceeding commenced or threatened by or on behalf of any such third parties in connection with, arising out of or otherwise related thereto. Without limiting the generality of the foregoing sentence, prior to the Closing, the Company shall reasonably cooperate with Parent, upon the reasonable request of Parent, in connection with giving, obtaining and/or effecting, as applicable, any such notices, acknowledgments, waivers or consents and Contract amendments, supplements or other modifications; provided that (i) Parent and Merger Sub shall be fully responsible for identifying such notices, acknowledgments, waivers or consents and contract amendments, supplements or other modifications and (ii) notwithstanding anything to the contrary in this Agreement, in no event shall the Company or any of its Affiliates or Subsidiaries be required to make or agree to make any payments to any third party (other than payments to the Company, any of its Subsidiaries or their respective Affiliates’ Representatives for services rendered in connection with the transactions contemplated by this Agreement), concede or agree to concede anything of monetary or economic value, amend or otherwise modify any Contract to which it is a party to or bound or commence, defend or participate in any Proceeding, in each case in connection with such cooperation.

8.8. Information and Access.

(a) The Company and Parent each shall (and shall cause its Subsidiaries to, and shall instruct, its and their respective Representatives to), upon the reasonable request by the other, furnish to the other, as promptly as reasonably practicable, with all information concerning itself, its Representatives and such other matters as may be necessary or advisable in connection with the Proxy Statement and any information or documentation to effect the expiration of all waiting periods under applicable Laws and, if applicable, any contractual waiting periods under any timing agreements with a Governmental Entity applicable to the consummation of the transactions contemplated by this Agreement, and all filings, notices, reports, consents, registrations, approvals, permits and authorizations, made or sought by or on behalf of Parent, the Company or any of their respective Affiliates or Subsidiaries to or from any third party, including any Governmental Entity. The information and access provided to Parent pursuant to this Section 8.8 will be available and used solely for the purposes of furthering the consummation of the transactions contemplated by this Agreement and integration planning related to the transactions contemplated by this Agreement. With respect to the information supplied by or on behalf of Parent, its Affiliates or Subsidiaries or its or their respective Representatives for inclusion in or incorporation by reference into the Proxy Statement, Parent acknowledges and agrees that none of such information will, at the date of mailing to stockholders of the Company, at the time of the Company Stockholders Meeting or of filing with the SEC (as applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) In addition to and without limiting the rights and obligations set forth in Section 8.8(a), the Company shall (and shall cause its Subsidiaries to), upon reasonable prior notice, afford Parent and its Representatives reasonable access, during normal business hours, during the period commencing with the execution and delivery of this Agreement and continuing until the earlier of the Effective Time and the termination of this Agreement and abandonment of the transactions contemplated by this Agreement pursuant to Article X, to its employees, agents, properties, offices and other facilities, Contracts, books and records, and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to Parent all other information and documents concerning or regarding its businesses, operations, properties and assets and personnel solely for the purposes of furthering the transactions contemplated by this Agreement and for integration planning purposes as may reasonably be requested by or on behalf of Parent; provided, however, that, subject to compliance with the obligations set forth in Section 8.8(c): (i) neither the Company nor any of its Subsidiaries shall be required to provide such access or furnish such information or documents to the extent doing so would, in the Company’s reasonable judgment reasonably be expected to result in (A) a violation of applicable Law, (B) the disclosure of any trade secrets, (C) the breach of any contractual confidentiality obligations in any Contract with a third party (other than a Permitted Confidentiality Agreement) or otherwise breach, contravene or violate any then effective Contract to which the Company or any of its Subsidiaries is party, (D) waive the protection of any attorney-client privilege or protection (including attorney-client privilege, attorney work-product protections and confidentiality protections) or any other applicable privilege or protection concerning pending or threatened Proceedings, or (E) result in the disclosure of any sensitive or Personal Information that would expose the Company or any of its Subsidiaries to the risk of liability in any material respect; (ii) in no event shall the work papers of the Company’s and its Subsidiaries’ independent accountants and auditors be accessible to Parent or any of its Representative unless and until such accountants and auditors have provided a consent related thereto in form and substance reasonably acceptable to such auditors or independent accountants; and (iii) in no event shall access include any invasive environmental sampling or testing of soils, groundwater or building materials. All requests for such access or information made pursuant to this Section 8.8(b) shall be initially directed to the Person set forth in Section 8.8(b) of the Company Disclosure Schedule, which Person may be replaced by the Company at any time by providing written notice to Parent, and any access granted in connection with a request made pursuant to this Section 8.8(b) shall be supervised by such Persons and be conducted in such a manner so as not to unreasonably interfere with any of the businesses, properties or assets of the Company or any of its Subsidiaries.

(c) The reasonableness of any request for such access or information or documents made pursuant to Section 8.8(b) shall be determined by the Company acting reasonably (taking into account, among other considerations, the competitive positions of the Company, Parent and their respective Subsidiaries and Affiliates). In the event that the Company objects to any request submitted pursuant to Section 8.8(b) on the basis of one or more of the matters set forth in clause (i) of Section 8.8(b), it must do so by providing Parent, in reasonable detail, the nature of what is being prevented and/or withheld and the reasons and reasonable support therefor, and prior to preventing such access or withholding such information or documents from Parent and its Representatives, the Company shall use reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure that does not suffer from any of the impediments expressly set forth in clause (i) of Section 8.8(b), including through the use of reasonable best efforts to take such actions and implement appropriate and mutually agreeable measures to as promptly as practicable permit such access and the furnishing of such information and documents in a manner to remove the basis for the objection, including by arrangement of appropriate “counsel-to-counsel” disclosure, clean room procedures, redaction and other customary procedures, entry into a customary joint defense agreement and, with respect to the contractual confidentiality obligations contemplated by clause (i)(C) of Section 8.8(b), obtaining a waiver with respect to or consent under such contractual confidentiality obligations.

(d) Without limiting the generality of the other provisions of this Section 8.8, the Company and Parent, as each deems advisable and necessary, after consultation with their respective outside legal counsel, may reasonably designate competitively sensitive information and documents (including those that relate to valuation of the Company or Parent (as the case may be)) as “Outside Counsel Only Information.” Such information and documents shall only be provided to the outside legal counsel of the Company or Parent (as the case may be), or subject to such other similar restrictions mutually agreed to by the Company and Parent, and subject to any amendment, supplement or other modification to the Confidentiality Agreement or additional confidentiality or joint defense agreement between or among the Company and Parent; provided, however, that, subject to any applicable Laws relating to the exchange of information, the outside legal counsel receiving such information and documents may prepare one or more reports summarizing the results of any analysis of any such shared information and documents, and disclose such reports, other summaries or aggregated information derived from such shared information and documents to Representatives of such outside legal counsel’s client.

(e) To the extent that any of the information or documents furnished or otherwise made available pursuant to this Section 8.8 or otherwise in accordance with the terms and conditions of this Agreement or the Confidentiality Agreement constitutes information or documents that may be subject to an attorney-client privilege or protection (including attorney-client privilege, attorney work-product protections and confidentiality protections) or any other applicable privilege or protection concerning pending or threatened Proceedings, the Parties understand and agree that they have a commonality of interest with respect to such matters and it is their desire, intention and mutual understanding that the sharing of such material and information is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or information or its continued protection under such privileges and protections.

(f) No access or information provided to Parent or any of its Representatives or to the Company or any of its Representatives following the date of this Agreement, whether pursuant to this Section 8.8 or otherwise, shall affect or be deemed to affect, modify or waive the representations and warranties of the Parties set forth in this Agreement and, for the avoidance of doubt, all information and documents disclosed or otherwise made available pursuant to Section 8.5, Section 8.6, this Section 8.8 or otherwise in connection with this Agreement and the transactions contemplated by this Agreement shall be governed by the terms and conditions of the Confidentiality Agreement and subject to applicable Laws relating to the exchange or sharing of information and any restrictions or requirements imposed by any Governmental Entity.

8.9. Publicity. The initial press release with respect to the transactions contemplated by this Agreement shall be a joint press release. Thereafter, the Company and Parent shall consult with each other, provide each other with a reasonable opportunity for review and give due consideration to reasonable comments by each other, prior to issuing any other press releases or otherwise making public statements, disclosures or communications with respect to (i) the transactions contemplated by this Agreement or (ii) any material developments or matters involving the Company, including earnings releases and regulatory matters, and in either case, shall not issue any such press release or otherwise make such public statements, disclosures or communications prior to such consultation (and the Company shall not issue any such press release or otherwise make such public statements, disclosures or communications prior to receiving Parent’s written consent thereto (email being sufficient) (such consent not to be unreasonably withheld, conditioned or delayed)) except (a) as may be required or rendered impractical by applicable Law or by obligations pursuant to any listing agreement with or rules of any national or foreign securities exchange or interdealer quotation service (including, in the case of Parent or TopCo, the Securities and Exchange Board of India (Listing Obligations and Disclosure Requirements) Regulations, 2015), (b) with respect to any Change of Recommendation made in accordance with this Agreement or Parent’s responses thereto or (c) with respect to the Parties’ disclosures or communications with any Governmental Entity regarding the Proxy Statement or any Company Approvals or Parent Approvals contemplated by Section 8.5, which shall be governed by the provisions of Section 8.5 and in addition to the exceptions set forth in foregoing clauses (a) through (c) of this second sentence of this Section 8.9, each of the Company and Parent (and Representatives thereof) may make any public statements, disclosures or communications in response to inquiries from the press, analysts, investors, customers or suppliers or via industry conferences or analyst or investor conference calls, so long as such statements, disclosures or communications are not inconsistent in tone and substance with previous public statements, disclosures or communications jointly made by the Company and Parent or to the extent that they have been reviewed and previously approved by both the Company and Parent.

8.10. Employee Benefits.

(a) Parent agrees that each Continuing Employee shall, during the period commencing at the Effective Time and ending on the earlier of December 31, 2026 or the termination of employment of such Continuing Employee by the Surviving Corporation or any of its Affiliates, be provided with (i) base salary or base wage that is provided by Parent and its Subsidiaries to similarly situated employees immediately prior to the Effective Time, (ii) target annual cash bonus opportunities that are no less favorable than the target annual cash bonus opportunities provided by Parent and its Subsidiaries to similarly situated employees immediately prior to the Effective Time, (iii) ERISA Plans and welfare benefits (excluding the 401(k) and Company Severance Plan and benefits thereunder) that are no less favorable in the aggregate than those provided by the Company and its Subsidiaries to such Continuing Employees immediately prior to the Effective Time, and (iv) severance benefits that are no less favorable than the severance benefits provided pursuant to the severance practices of Parent in effect immediately prior to the Effective Time.

(b) Parent shall use reasonable best efforts to (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Parent or its Affiliates to be waived with respect to the Continuing Employees and their eligible dependents, (ii) give each Continuing Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Effective Time for which payment has been made, and (iii) give each Continuing Employee service credit for such Continuing Employee’s employment with the Company and its Subsidiaries for purposes of vesting, benefit accrual and eligibility to participate under each applicable Parent benefit plan, as if such service had been performed with Parent, except to the extent it would result in a duplication of benefits.

(c) Parent shall, and shall cause the Surviving Corporation to, honor all employee benefit obligations to current and former employees under the Company Benefit Plans set forth in Section 8.10(c) of the Company Disclosure Schedule.

(d) With respect to the Company’s annual cash incentive bonus for the fiscal year in which the Closing Date occurs (the “Closing Year Bonuses”), Parent shall cause a prorated portion of such bonuses to be paid to the employees of the Company and its Subsidiaries who remain employed through the Closing Date. The prorated portion of the Closing Year Bonus will be paid on the date the Company has historically paid such amounts in the ordinary course of business (but no later than March 15 of the calendar year following the Closing). The Closing Year Bonus will be determined based on the actual performance through the Effective Time as reasonably determined by the Company Compensation Committee (or, if actual performance is not reasonably determinable in its discretion, target performance), and then prorated based on a fraction, the numerator of which is the number of days served by the applicable Continuing Employee prior to the Effective Date and the denominator of which is 365. Each Continuing Employee also would be eligible for a prorated annual cash bonus for the period following the Closing Date in accordance with Section 8.10(a)(ii). For the avoidance of doubt, this Section 8.10(d) will not apply to any Performance-Based Cash Bonus Award Agreement under the 2019 Incentive Plan (for grants in 2026).

(e) Unless otherwise requested by Parent in writing, the Company shall take (or cause to be taken) all actions necessary or appropriate to terminate, effective no later than the day immediately prior to the Closing Date, (i) the Company 401(k) Plan, and simultaneously amend the Company 401(k) Plan to the extent necessary to comply with all applicable Laws to the extent not previously amended, and (ii) the Company Severance Plan. The Company shall deliver to Parent, prior to the Closing Date, evidence reasonably satisfactory to Parent that the Company Board has validly adopted resolutions to terminate the Company 401(k) Plan and the Company Severance Plan (provided that, in each case, the form and substance of such resolutions shall be subject to review and approval of Parent, drafts of which shall be delivered to Parent at least three (3) Business Days before their respective adoption by the Company), effective no later than the day immediately prior to the Closing Date; provided, that such terminations may be made contingent upon the Closing. Parent shall use reasonable best efforts to permit all Continuing Employees who were eligible to participate in the Company’s 401(k) Plan immediately prior to its termination to participate in a defined contribution retirement plan of Parent with a 401(k) feature and permit Continuing Employees to elect the rollover of 401(k) plan assets in cash and with respect to loans, in kind, to such 401(k) plan of Parent.

(f) Nothing set forth in this Agreement is intended to (i) be treated as an amendment of any particular Company Benefit Plan, (ii) prevent Parent, the Surviving Corporation or any of their respective Affiliates from amending or terminating any of their benefit plans or, after the Effective Time, any Company Benefit Plan in accordance with its terms, (iii) prevent Parent, the Surviving Corporation or any of their Affiliates, after the Effective Time, from terminating the employment of any Continuing Employee, or (iv) create any third-party beneficiary rights in any employee of the Company or any of its Subsidiaries, any beneficiary or dependent thereof or any collective bargaining representative thereof, including with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any Continuing Employee by Parent, the Surviving Corporation or any of their respective Affiliates or under any benefit plan which Parent, the Surviving Corporation or any of their respective Affiliates may maintain.

8.11. Indemnification; Directors’ and Officers’ Insurance.

(a) From and after the Effective Time, to the fullest extent permitted under applicable Law and the Company’s Organizational Documents in effect as of the date of this Agreement, Parent shall cause the Surviving Corporation to, (i) indemnify, defend and hold harmless the Indemnified Parties against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with, arising out of or otherwise related to any actual or alleged Proceeding, in connection with, arising out of or otherwise related to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including in connection with (A) the transactions contemplated by this Agreement, and (B) actions to enforce this provision or any other indemnification or advancement right of any Indemnified Party, and (ii) advance expenses related to any such actual or alleged Proceeding as incurred by the Indemnified Parties; provided that any Person to whom expenses are so advanced provides an undertaking to repay such advances if it is ultimately determined by final adjudication by the Chosen Courts that such Person is not entitled to such advanced expenses; and provided further, that any determination required to be made with respect to whether an Indemnified Party’s conduct complies with the standards set forth under applicable Law and the Company’s Organizational Documents in effect as of the date of this Agreement shall be made by independent legal counsel selected by the Indemnified Party and acceptable to the Surviving Corporation (such acceptance not to be unreasonably conditioned, withheld or delayed).

(b) Prior to the Effective Time, the Company shall, and if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for “tail” insurance policies for the extension of (i) the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies, and (ii) the Company’s existing fiduciary liability insurance policies (collectively, “D&O Insurance”), in each case for a claims reporting or discovery period of the Tail Period with respect to any claim related to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated by this Agreement) from the Company’s D&O Insurance carrier as of the date of this Agreement or one or more insurance carriers with the same or better credit rating as such carrier with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as the Company’s existing policies; provided, however, that in no event shall the premium amount for such policies exceed 300 percent of the current aggregate annual premium paid by the Company for such purpose. If the Company for any reason fails to obtain or Parent for any reason fails to cause to be obtained such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for the Tail Period the D&O Insurance in place as of the date of this Agreement with the Company’s D&O Insurance carrier as of the date of this Agreement or with or one or more insurance carriers with the same or better credit rating as such carrier with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as provided in the Company’s existing policies as of the date of this Agreement, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, purchase comparable D&O Insurance for the Tail Period with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date of this Agreement and from an insurance carrier with the same or better credit rating as the Company’s D&O Insurance carrier as of the date of this Agreement, in each case, providing coverage with respect to any matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated by this Agreement); provided, however, that in no event shall the annual cost of such D&O Insurance exceed during the Tail Period 300 percent of the current aggregate annual premium paid by the Company for such purpose; and provided further, that if the cost of such insurance coverage exceeds such amount, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(c) Any Indemnified Party wishing to claim indemnification under this Section 8.11, upon learning of any Proceeding for which indemnification under this Section 8.11 may be available, shall promptly notify Parent thereof in writing, but the failure to so notify shall not relieve Parent or the Surviving Corporation of any obligation or liability it may have to such Indemnified Party except to the extent such failure materially prejudices the indemnifying party. In the event of any such Proceeding: (i) Parent or the Surviving Corporation shall have the right to assume the defense thereof, except that if Parent or the Surviving Corporation elects not to assume such defense or legal counsel for the Indemnified Party advises that there are issues which raise conflicts of interest between Parent or the Surviving Corporation and the Indemnified Party, the Indemnified Party may retain legal counsel satisfactory to them, and Parent or the Surviving Corporation shall pay all reasonable and documented fees and expenses of such legal counsel for the Indemnified Party promptly following the receipt of statements therefor and an undertaking to repay such fees and expenses only if it is ultimately determined by final adjudication by the Chosen Courts that the indemnification of such Person is prohibited by applicable law; provided, however, that Parent and the Surviving Corporation shall be obligated pursuant to this Section 8.11(c) to pay for only one law firm for all Indemnified Parties in any jurisdiction unless the use of one law firm for such Indemnified Parties would present a conflict of interest under applicable standards of professional conduct on any significant issue between the positions of any two or more Indemnified Parties, in which case, the fewest number of law firms necessary to avoid conflicts of interest shall be used; (ii) the Indemnified Parties shall cooperate in the defense of any such matter if Parent or the Surviving Corporation elects to assume such defense, and Parent and the Surviving Corporation shall cooperate in the defense of any such matter if Parent or the Surviving Corporation elects not to assume such defense; (iii) the Indemnified Parties shall not be liable or have any obligation for any settlement effected without their prior written consent (such consent not to be unreasonably conditioned, withheld or delayed) if Parent or the Surviving Corporation elects to assume such defense, and Parent and the Surviving Corporation shall not be liable or have any obligation for any settlement effected without their prior written consent (such consent not to be unreasonably conditioned, withheld or delayed) if Parent or the Surviving Corporation elects not to assume such defense; (iv) Parent and the Surviving Corporation shall not have any obligation or liability hereunder to any Indemnified Party if it is ultimately determined by final adjudication by the Chosen Courts that the indemnification of such Indemnified Party in the manner contemplated by this Agreement is prohibited by applicable Law; and (v) all rights to indemnification in respect of any such Proceedings shall continue until final disposition of all such Proceedings.

(d) During the Tail Period, all rights to indemnification and exculpation from liabilities for acts or omissions occurring prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party as provided in the Organizational Documents of the Company and its Subsidiaries or any indemnification agreement between such Indemnified Party and the Company or any of its Subsidiaries, in each case, as in effect on the date of this Agreement, shall not be amended, restated, amended and restated, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party, unless such amendment, restatement, repeal or modification is necessary to avoid a violation of applicable Law.

(e) If Parent or the Surviving Corporation or any of their respective legal successors or permitted assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the legal successors and permitted assigns of Parent or the Surviving Corporation shall assume (by operation of Law or otherwise) all the obligations set forth in this Section 8.11.

(f) The provisions of this Section 8.11 are intended to be for the benefit of, and from and after the Effective Time shall be enforceable, subject to the Bankruptcy and Equity Exception, by, each of the Indemnified Parties, who shall be third-party beneficiaries of this Section 8.11.

(g) The rights of the Indemnified Parties under this Section 8.11 are in addition to any rights such Indemnified Parties may have under the Organizational Documents of the Company or any of its Subsidiaries, or under any applicable Contracts or Laws and nothing in this Agreement is intended to, shall be construed or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees (it being understood and agreed that the indemnification provided for in this Section 8.11 is not prior to or in substitution of any such claims under such policies).

8.12. Takeover Statutes. If any Takeover Statute is, becomes or is deemed applicable to the transactions contemplated by this Agreement, then the Company and the Company Board shall grant such approvals and, along with Parent, shall take such actions as are reasonably necessary and advisable so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of any such Takeover Statutes.

8.13. Transaction Litigation. In the event that any stockholder litigation related to this Agreement or the transactions contemplated by this Agreement is brought, or, to the Knowledge of the Company, threatened in writing, against the Company or any Indemnified Party from and following the date of this Agreement and prior to the Effective Time (such litigation, other than any Proceeding in connection with, arising out of or otherwise related to a demand for appraisal under Section 262 of the DGCL, which shall be governed by Section 4.2(f), “Transaction Litigation”), the Company shall as promptly as practicable (a) notify Parent thereof and keep Parent reasonably informed with respect to the status thereof, and (b) give Parent a reasonable opportunity to participate in the defense and/or settlement (at Parent’s sole expense and subject to a customary joint defense agreement) of any Transaction Litigation and shall consider in good faith Parent’s advice with respect to such Transaction Litigation; provided that the Company shall in any event control such defense and/or settlement and, for the avoidance of doubt, the disclosure of information to Parent in connection therewith shall be subject to the provisions of Section 8.8; provided further that the Company shall not settle or agree to settle any Transaction Litigation without prior written consent of Parent (such consent not to be unreasonably conditioned, withheld or delayed).

8.14. Section 16 Matters. The Company and the Company Board (or duly formed committees thereof consisting of non-employee directors (as such term is defined for the purposes of Rule 16b-3 under the Exchange Act)), shall, prior to the Effective Time, take all such actions as may be necessary or advisable to cause the transactions contemplated by this Agreement and any other dispositions of equity securities of the Company (including derivative securities) in connection with the transactions contemplated by this Agreement by any individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule  16b-3 under the Exchange Act, to the extent permitted by applicable Law.

8.15. Delisting and Deregistration. Prior to the Closing Date, the Parties shall use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary or advisable on their respective parts under applicable Law, including, for the avoidance of doubt, the rules and policies of the NASDAQ, to enable the delisting by the Surviving Corporation of the Shares from the NASDAQ and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time, but in any event no more than ten (10) days thereafter. In connection therewith, Parent shall use reasonable best efforts to (a) assist in enabling the Company or NASDAQ to be in a position to promptly file and cause the Surviving Corporation or NASDAQ to file with the SEC a Form 25 on the Closing Date, and (b) cause the Surviving Corporation to file a Form 15 on the first Business Day that is at least ten (10) days after the date the Form 25 is filed.

8.16. Financing.

(a) Parent Financing Covenants.

(i) Parent will, and will cause its Affiliates to, use their respective reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to arrange and consummate the Debt Financing at or prior to the Closing on the terms and subject only to the conditions (including any “flex” provisions) set forth in the Debt Financing Letters, including using reasonable best efforts to (1) comply with and maintain the Debt Commitment Letter(s) in full force and effect in accordance with the terms, and subject only to the conditions, thereof (provided that the Debt Commitment Letter(s) may be replaced, restated, amended or waived to the extent expressly permitted by this Section 8.16(a)(i) and Section 8.16(a)(ii) below), (2) negotiate and enter into definitive financing agreements with respect thereto on the terms, and subject only to the conditions, set forth in the Debt Commitment Letter(s), (3) comply with and perform the obligations applicable to it pursuant to the Debt Commitment Letter(s), including, to the extent the same are exercised, any “flex” provisions in the Fee Letters, (4) draw down on and consummate the Debt Financing at or immediately prior to the Closing, including by enforcing their respective rights under the Debt Commitment Letter(s) and causing the Debt Financing Sources to fund the Debt Financing at the Closing, (5) satisfy or obtain the waiver of, on a timely basis, all conditions in such definitive agreements to the extent within Parent’s or any of its Affiliates’ control and assist in the satisfaction of all other conditions set forth in the Debt Commitment Letter(s) and (6) cause the Requisite TopCo Approval to be obtained. If all or any portion of the Debt Financing expires or terminates or otherwise becomes (or could be expected to become) unavailable in the manner contemplated by the Debt Commitment Letter(s), Parent will, as promptly as reasonably practicable (and in any event, within two (2) Business Days), notify the Company in writing thereof and use its reasonable best efforts to arrange for and obtain, as promptly as practicable following the occurrence of any such event, alternative debt financing (the “Alternate Debt Financing”) in an amount sufficient to consummate the transactions contemplated by this Agreement and perform all of its obligations hereunder on terms and conditions that are not less favorable or more onerous (including imposition of new conditions or expansion of existing conditions), in the aggregate, than those set forth in the Debt Commitment Letter(s) and that would not, and would not reasonably be expected to, prevent or delay or impair the ability of Parent to obtain the Alternate Debt Financing or consummate the Closing. In the event that Parent obtains any Alternate Debt Financing, Parent will promptly deliver a true, correct and complete executed debt commitment letter to the Company with respect to such Alternate Debt Financing, including all exhibits, schedules, term sheets, amendments, supplements, modifications and annexes thereto, and true, correct and complete copies of any related executed fee letters, syndication letters, engagement letters and other agreements, it being understood and agreed that any such fee letters and syndication letters may be redacted solely in the same manner as the Fee Letters. Parent will be subject to the same obligations with respect to any Alternate Debt Financing as set forth in this Agreement with respect to the Debt Financing.

(ii) Parent will not withdraw, rescind, terminate, replace, amend, restate or waive any Debt Financing Letter or any provision thereof without the Company’s prior written consent if (in the case of any such replacement, restatement, amendment or waiver) such replacement, restatement, amendment or waiver would, or would reasonably be expected to, (1) delay, impede, impair or prevent the Closing, (2) make the receipt or funding of the Debt Financing (or satisfaction of the conditions to obtaining the Debt Financing) less likely to occur, (3) adversely impact the ability of Parent to enforce its rights against the other parties to the Debt Financing Letters or the definitive agreements with respect thereto (prior to the funding of the Debt Financing), the ability of Parent to consummate the transactions contemplated by this Agreement at the Closing or the likelihood of the transactions contemplated by this Agreement to be consummated at the Closing, (4) reduce (or have the effect of reducing) the aggregate amount of the Debt Financing to be funded on the Closing Date (including by changing the amount of fees to be paid or original issue discount of the Debt Financing) to an amount that, giving effect to any “flex” provision in the Fee Letters (including with respect to fees and original issue discount), will not provide Parent with readily available funds on the Closing Date in an amount sufficient to (i) satisfy all obligations of Parent under this Agreement, the transactions contemplated by this Agreement, the Debt Financing Letters or any documents or instruments delivered in connection with this Agreement or the transactions contemplated by this Agreement and (ii) pay (A) the aggregate consideration required to be paid by Parent hereunder and (B) any and all fees and expenses required to be paid by Parent on the Closing Date in connection with the transactions contemplated by this Agreement or (5) impose new or additional conditions or adversely expand, amend or modify any of the existing conditions to the receipt of the Debt Financing, or otherwise expand, amend or modify any existing condition or other provision of the Debt Financing Letters, in a manner that would be expected to delay, impede, impair or prevent the funding of the Debt Financing (or satisfaction of the conditions to the Debt Financing) at the Closing. Parent will promptly deliver a copy of any amendment, supplement, modification or replacement of any Debt Financing Letter to the Company. Upon any permitted amendment, supplement, modification or replacement of any Debt Financing Letter (including with respect to any Alternate Debt Financing) in accordance with this Section 8.16(a), the term “Debt Financing Letters” will mean the Debt Financing Letters as so amended, supplemented, modified or replaced, and references to “Debt Financing” and/or “Alternate Debt Financing” will include the financing contemplated by the Debt Financing Letters as so amended, supplemented, modified or replaced.

(iii) Parent will provide the Company with prompt (but in any event, within two (2) Business Days) written notice (1) upon becoming aware of any (A) actual or, to the Knowledge of Parent, threatened breach, default, repudiation, cancellation or termination (or any event or circumstance that, with or without notice, lapse of time or both, would be expected to give rise to any such breach, default, repudiation, cancellation or termination) by any party to any Debt Financing Letter or such other agreements or documents (including any definitive agreements) relating to any of the Debt Financing, or (B) amendment, supplement, waiver, other modification or termination of any Debt Financing Letter or such other agreements or documents (including any definitive agreements) relating to the Debt Financing, (2) upon receipt by Parent or any of its Affiliates or Representatives of any written notice or other written communication of any such breach, default, repudiation, cancellation or termination, (3) of any dispute or disagreement between or among the parties, received in writing, to any of the Debt Financing Letters or the definitive documents related to the Debt Financing with respect to the obligation to fund the Debt Financing or the amount thereof to be funded at the Closing, and (4) if for any reason Parent believes, in good faith, that it would not be able to obtain all or any portion of the Debt Financing on the terms, in the manner or from the sources contemplated by the Debt Financing Letters or the definitive documents related to the Debt Financing in any manner that would be expected to impair, delay, impede or prevent the consummation of the transactions contemplated by this Agreement. As soon as reasonably practicable, but in any event within two (2) Business Days after the date the Company delivers to Parent a written request, Parent will provide any information reasonably requested by the Company relating to any circumstance referred to in clause (1), (2), (3) or (4) of the immediately preceding sentence. Notwithstanding the foregoing, in no event will Parent or any of its Affiliates be obligated to disclose any information that is subject to attorney-client privilege if Parent shall have used its reasonable best efforts to disclose such information in a manner that would not waive such privilege. In addition, Parent will keep the Company informed, on a reasonably current basis, and in reasonable detail, of the status of its efforts to obtain and finalize the Debt Financing and provide to the Company copies of all definitive documents related to the Debt Financing, including by providing the Company with substantially final drafts of such definitive documents relating to the Debt Financing a reasonable period of time prior to their execution or use, it being understood and agreed that any such drafts may be redacted solely in the same manner as the Fee Letters.

(b) Company Financing Cooperation Covenant.

(i) Prior to the Closing or the earlier termination of this Agreement, and subject to the limitations set forth in this Agreement, the Company will, and will cause its Subsidiaries to, use reasonable best efforts (at Parent’s sole cost and expense) to cause the appropriate Representatives of the Company to provide such cooperation as is necessary, customary and reasonably requested by Parent, upon reasonable prior notice, to assist Parent solely in connection with causing the conditions to the Debt Financing to be satisfied or as is otherwise reasonably requested by Parent solely in connection with Parent’s efforts to obtain the Debt Financing (provided that any such requests are timely made so as not to delay the Closing beyond the date on which it would otherwise occur), which cooperation may include (1) participating in a reasonable number of meetings with providers or potential providers of the Debt Financing during normal business hours and at mutually agreed times and locations (which may be by teleconference or virtual meeting platforms), (2) to the extent requiring the cooperation of, and within the control of, the Company, reasonably assisting Parent in the preparation of materials reasonably and customarily requested to be used in connection with obtaining the Debt Financing, in each case, solely with respect to information relating to the Company or any Subsidiary thereof, (3) providing, reasonably promptly to Parent, such financial information regarding the Company or any Subsidiary thereof that is readily available or within the Company’s possession, in each case, as is required to satisfy the conditions set forth in paragraph 6(a) of Appendix 2 to the Debt Commitment Letter(s) (the “Required Information”), (4) in the case of the Company, executing and delivering customary authorization letters, (5) delivering information and documentation related to the Company or any Subsidiary thereof not previously provided or made available to Parent, as is required and reasonably requested in writing by the Debt Financing Sources at least ten (10) Business Days prior to the Closing Date with respect to compliance under applicable “know your customer” and anti-money laundering rules and regulations, (6) prepaying and terminating any existing indebtedness of the Company or its Subsidiaries that is permitted to be prepaid and terminated at or following the Closing, including the termination of all guaranties and liens and security interests in connection therewith, and delivering customary payoff letters and repayment documents related thereto, and the release of related liens and security interests, and (7) assisting Parent with Parent’s execution of agreements, instruments, certificates and other documents reasonably requested by Parent, including agreements, instruments, certificates and other documents that facilitate the creation, perfection or enforcement of liens securing the Debt Financing as requested by Parent and that are reasonably required to be obtained under the Debt Financing Letters at or following Closing; provided, that no obligation of the Company or any of its Subsidiaries under any such agreements, instruments, certificates or other documents shall be effective until the Closing. The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing; provided, that such logos shall be used solely in a manner that is not reasonably likely to harm, disparage or otherwise adversely affect the Company or any of its Subsidiaries.

(ii) Notwithstanding anything to the contrary in this Agreement, none of the Company, its Affiliates or its or its Affiliates’ Representatives will be required to (1) provide or prepare, and Parent will be solely responsible for the preparation of, pro forma financial information, including pro forma costs savings, synergies, capitalization or other pro forma adjustments desired to be incorporated into any pro forma financing information, (2) pay any fee, (3) provide any financial statements or financial data other than the Required Information, (4) approve any document or other matter related to the Debt Financing, (5) incur or reimburse any costs or expenses or incur any other liability or obligation of any kind or give any indemnities in connection with the Debt Financing or be required to take any action that would subject it to actual or potential liability, (6) enter into, approve or perform any agreement or commitment in connection with the Debt Financing or modify any agreement or commitment or provide any certification, excluding any customary authorization letters described in Section 8.16(b)(i)(4), (7) provide any legal opinion of internal or external counsel or reliance letters or any certificate, comfort letter or opinion of any of its Representatives, (8) provide access to or disclose any information to Parent or any of its Representatives to the extent such disclosure could jeopardize the attorney-client privilege, attorney work product protections or similar protections or violate any applicable Law or contract, (9) take any action that would unreasonably interfere with the day-to-day operations of the Company, cause any representation or warranty in this Agreement to be breached or cause any condition to Closing to fail to be satisfied or otherwise cause any breach of this Agreement, subject any current or former director, officer, employee or other Representative of the Company to any actual or potential liability, conflict with the certificates of incorporation or bylaws or equivalent governing documents of the Company or with any Law, result in the contravention, violation or breach of, or a default under, any contract, cause significant competitive harm to the Company if the transactions contemplated by this Agreement are not consummated, or waive or amend any terms of this Agreement or any other contract to which the Company or any of its Subsidiaries is a party, (10) make any representations, warranties or certifications, (11) cause or permit any Encumbrances to be placed on any of its assets in connection with the Debt Financing prior to the Closing Date or (12) adopt any resolutions, execute any consents or otherwise take any corporate or similar action. For the avoidance of doubt, any director or officer of any of the Company or its Subsidiaries who will remain a director or officer following the Closing may, at the request of Parent (but shall not be required to), in connection with the Debt Financing, execute, approve or deliver documents (including resolutions or consents) that will be effective only after the Closing (and subject to the occurrence of the Closing).

(iii) Parent expressly acknowledges and agrees that neither the availability, the terms nor the obtaining of the Debt Financing or any other financing is in any manner a condition to the Closing or the obligations of the Company to consummate the transactions contemplated by this Agreement. The Company and its Subsidiaries will be deemed to be in compliance with this Section 8.16(b), and Parent will not allege that the Company is or has not been in compliance with this Section 8.16(b), unless Parent provides prompt written notice of the alleged failure to comply specifying in reasonable detail specific steps to cure such alleged failure in a commercially reasonable and practical manner consistent with this Section 8.16(b), for which failure to comply has not been cured within ten (10) Business Days from receipt of such written notice. For the avoidance of doubt, the Parties acknowledge and agree that the provisions contained in this Section 8.16(b) represent the sole obligation of the Company, its Affiliates and its and their respective Representatives with respect to cooperation in connection with the arrangement of the Debt Financing and no other provision of this Agreement (including the exhibits and schedules to this Agreement) will be deemed to expand or modify such obligations.

(iv) None of the Company, its Affiliates or its or its Affiliates’ Representatives will have any liability to Parent in respect of any financial statements, other financial information or data or other information provided pursuant to this Section 8.16(b), except as otherwise set forth in this Agreement.

(v) Whether or not the Closing occurs, Parent will indemnify and hold harmless the Company, its Affiliates and its or its Affiliates’ Representatives from and against all liabilities suffered or incurred by any of them in connection with the cooperation contemplated by this Section 8.16(b), the Debt Financing or any information used in connection with the Debt Financing; provided, however, that Parent shall not have any obligation to indemnify and hold harmless any such Person to the extent any such liabilities arise from any material errors, omissions, misstatements or inaccuracies in any information provided by or on behalf of the Company or any of its Subsidiaries or Representatives for use in connection with the Debt Financing or the gross negligence, bad faith or willful misconduct by the Company, any of its Subsidiaries or any of their respective

Representatives in connection with the Debt Financing. Subject to the foregoing, Parent will promptly (and in any event within two (2) Business Days of delivery of documentation evidencing the applicable cost or expense), upon request by the Company, reimburse the Company or such Affiliate or Representative, as the case may be, for all reasonable out-of-pocket costs and expenses (including reasonable and documented outside attorneys’ fees and disbursements) incurred thereby in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 8.16(b).

(vi) Notwithstanding anything to the contrary, the Company will not be deemed to have breached its obligations under this Section 8.16(b) unless the Debt Financing has not been obtained solely as a result of the Company’s breach of its obligations under this Section 8.16(b).

(vii) All non-public or otherwise confidential information regarding the Company obtained by Parent or its Representatives pursuant to this Section 8.16(b) will be kept confidential and otherwise treated in accordance with the Confidentiality Agreement or other confidentiality obligations that are substantially similar to those contained in the Confidentiality Agreement (which, with respect to the Debt Financing Sources, will be satisfied by the confidentiality provisions applicable thereto under the Debt Commitment Letter if made for the benefit of the Company).

8.17. TopCo Matters. Parent hereby covenants to, and agrees with, the Company that Parent shall use its reasonable best efforts to ensure that TopCo timely and fully performs all of TopCo’s obligations under this Agreement, including TopCo’s obligations under the TopCo Sections.

8.18. TopCo Participation and Support.

(a) TopCo Support. From and after the date hereof until the earlier of the Effective Time and the termination of this Agreement and abandonment of the transactions contemplated by this Agreement pursuant to Article X, TopCo agrees to exercise reasonable best efforts to undertake all actions necessary to be undertaken by TopCo to seek and obtain any approvals of its board of directors, committees of directors and shareholders required under the (Indian) Companies Act, 2013 and the Securities and Exchange Board of India (Listing Obligations and Disclosure Requirements) Regulations, 2015, and any other applicable Law in connection with the provision of any guarantee or security to be provided by TopCo in connection with the Debt Financing, in each case, as contemplated by the Debt Financing Letters and this Agreement. Without limiting the foregoing, TopCo shall recommend to the shareholders of TopCo to provide the Requisite TopCo Approval, take all actions necessary to duly convene any meetings required for the foregoing and use its reasonable best efforts to obtain such approvals within sixty (60) days of the date of this Agreement.

(b) Compliance with Applicable Law. TopCo shall not be required to take any action pursuant to this Agreement to the extent such action would be prohibited or restricted by applicable Law (including the (Indian) Companies Act, 2013, the Securities and Exchange Board of India (Listing Obligations and Disclosure Requirements) Regulations, 2015, the Securities and Exchange Board of India Act, 1992, or the rules and regulations thereunder), applicable stock exchange regulations or TopCo’s Organizational Documents.

(c) Limited Participation of TopCo. TopCo is party to this Agreement solely for purposes of the TopCo Sections, in each case, to the extent it expressly applies to TopCo. Except as expressly set forth herein, TopCo shall not have any obligations or any liability to any Person under this Agreement. For the avoidance of doubt, no Party shall have any right to make any claim, or seek any remedies, against TopCo, its directors, officers, employees, agents or representatives, in respect of any failure by Parent or Merger Sub to consummate the transactions contemplated by this Agreement or to perform Parent’s or Merger Sub’s obligations hereunder.

(d) TopCo Support Agreement. TopCo hereby covenants to, and agrees with, the Company to (X) perform TopCo’s obligations under the TopCo Support Agreement, (Y) use its reasonable best efforts to enforce the obligations under the TopCo Support Agreement of each of the TopCo Specified Shareholders party thereto, and (Z) not enter into, or otherwise agree to, any amendment, modification or waiver of any of the provisions of the TopCo Support Agreement unless the Company has provided its prior written consent thereto (such consent not to be unreasonably withheld, conditioned or delayed).

(e) TopCo Obligations. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require TopCo to (i) fund any portion of the Per Share Merger Consideration, (ii) provide any equity or debt financing to Parent or Merger Sub, (iii) guarantee any obligation of Parent or Merger Sub under this Agreement or (iv) pledge, encumber or otherwise provide security over any of its assets, except, in each case, to the extent expressly set forth in any Debt Financing Letter or other definitive agreement entered into by TopCo in connection with the Debt Financing.

8.19. Viewgol. Prior to the Closing, the Company shall cause Viewgol, LLC, a Delaware limited liability company and a Wholly Owned Subsidiary of the Company (“Viewgol”), to take one of the following actions at the Company’s election (subject, in the case of clause (w), also to the written agreement of Parent (such agreement not to be unreasonably conditioned, withheld or delayed)): (w) sell or transfer all of the equity interests of THPL held by Viewgol to Parent, (x) merge with and into the Company, with the Company surviving such merger, (y) be dissolved and its certificate of formation canceled and all of its assets distributed to the Company, or (z) transfer, by dividend, distribution or otherwise, to the Company all of the equity interests in THPL then held by Viewgol (the action described in clause (w), (x), (y) or (z), as applicable, the “Viewgol Restructuring”), such that, immediately following the consummation of the Viewgol Restructuring, and as of the Closing, THPL shall be, with respect to the foregoing clauses (x), (y) or (z), a direct Subsidiary of the Company, or in the case of clause (w), a direct Subsidiary of Parent (it being understood and acknowledged that less than 1% of the equity interests of THPL shall, as of the Closing, be owned by an individual designated by the Company or Parent, as applicable). In connection with the Viewgol Restructuring, the Company shall, and shall cause its applicable Subsidiaries to: (a) prepare and file, or cause to be prepared and filed, with the Secretary of State of the State of Delaware, as applicable, a certificate of merger or certificate of cancellation, as applicable, together with any other certificates, instruments, agreements, filings or other documents, in each case, as required by the DGCL and the Delaware Limited Liability Company Act, as applicable, and by any other applicable Law, to effect the Viewgol Restructuring; (b) take or cause to be taken all corporate, limited liability company or other organizational action necessary to authorize and approve the Viewgol Restructuring, including the adoption of any requisite resolutions by the Company Board and, if applicable, the members or managers of Viewgol; and (c) deliver to Parent reasonable evidence of the consummation and effectiveness of the Viewgol Restructuring prior to or substantially simultaneously with the Closing. The Company shall keep Parent reasonably informed of the status of its efforts to consummate the Viewgol Restructuring, and shall promptly notify Parent of any material impediment to the consummation thereof. Prior to the Closing, Parent shall reasonably cooperate with the Company, upon the reasonable request of the Company, in connection with the Viewgol Restructuring.

8.20. Company Legal Expenses. From and after the execution and delivery of this Agreement until the earlier of the Effective Time and the termination of this Agreement and abandonment of the transactions contemplated by this Agreement pursuant to Article X, the Company shall not, and shall cause its Subsidiaries not to, incur any Company Legal Expenses if, after giving effect thereto, the aggregate amount of Company Legal Expenses would exceed the Company Legal Expenses Cap. For the avoidance of doubt, the Company hereby represents and warrants to Parent that the Company Legal Expenses incurred by the Company and its Subsidiaries on or prior to the date of this Agreement do not exceed the Company Legal Expenses Cap.

8.21. Compliance Obligations. Prior to the Closing, the Company shall, and shall cause its applicable Subsidiaries to, take the actions set forth in Section 8.21 of the Company Disclosure Schedule, in each case, subject to the terms and conditions set forth in Section 8.1; provided, however, that none of the obligations under this Section 8.21 (or set forth in Section 8.21 of the Company Disclosure Schedule) shall constitute material obligations of the Company. Notwithstanding anything to the contrary in this Agreement, except as explicitly set forth in Section 8.21 of the Company Disclosure Schedule, in no event shall the Company or any of its Affiliates or Subsidiaries be required to make or agree to make any payments, concede or agree to concede anything of monetary or economic value, amend or otherwise modify any Contract to which it is a party or by which it is bound, or commence, defend or participate in any Proceeding, in each case, in connection with the matters contemplated by this Section 8.21. Parent expressly acknowledges and agrees that compliance by the Company with the obligations set forth in this Section 8.21 shall not constitute a condition to the Closing, and no breach of this Section 8.21 shall, in and of itself, give rise to the failure of any condition set forth in Article IX or any right of any party to refuse to effect the Closing or to terminate this Agreement.

ARTICLE IX

Conditions to Effect the Closing

9.1. Conditions to Each Party’s Obligation to Effect the Closing. The respective obligations of each Party to effect the Closing is subject to the satisfaction or, to the extent permitted by applicable Law, waiver at or prior to the Closing of each of the following conditions:

(a) Company Stockholder Approval. The Requisite Company Vote shall have been obtained.

(b) Regulatory Approvals. The statutory waiting period (and any extensions thereof) applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act and, if applicable, any contractual waiting periods under any timing agreements with a Governmental Entity applicable to the consummation of the transactions contemplated by this Agreement shall have expired or been earlier terminated (the “Required Regulatory Approvals”).

(c) No Legal Prohibition. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and enjoins, restrains, prohibits, prevents or makes illegal the consummation of the transactions contemplated by this Agreement.

9.2. Conditions to Parent’s and Merger Sub’s Obligation to Effect the Closing. The obligations of Parent and Merger Sub to effect the Closing are also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by Parent at or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. Each of the representations and warranties set forth in: (i) Section 5.10(b) (Absence of Certain Changes) shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing as though made as of the Closing, (ii) Section 5.2(a), Section 5.2(b), Section 5.2(d) and Section 5.2(f) (Capital Structure) shall have been true and correct, other than any inaccuracies that individually or in the aggregate are de minimis relative to the total fully diluted equity capitalization of the Company as of the date of this Agreement, and shall be true and correct as of the Closing, other than any inaccuracies that in the aggregate result in no more than a de minimis relative increase in the amount of outstanding Shares, on a fully diluted basis, of the total fully diluted equity capitalization of the Company as of the Closing (it being understood that, for the purposes of this clause (ii), any inaccuracy will be deemed to be (x) de minimis so long as the aggregate number of outstanding Shares, on a fully diluted basis as of the Closing and after giving effect to Section 4.3(a) and Section 4.3(b), are not more than 15,612,382, and (y) not de minimis if the aggregate number of outstanding Shares, on a fully diluted basis as of the Closing and after giving effect to Section 4.3(a) and Section 4.3(b), exceeds 15,612,382), except to the extent that any portion of such representation and warranty expressly speaks as of a particular date or period of time, in which case, such portion of such representation and warranty shall be so true and correct as of such particular date or period of time, (iii) Section 5.1(a) (Organization, Good Standing and Qualification) and Section 5.3 (Corporate Authority; Approval and Fairness) shall, if qualified by materiality or Company Material Adverse Effect, be true and correct in all respects or, if not so qualified, be true and correct in all material respects, as of the date of this Agreement and as of the Closing as though made as of the Closing (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case, such representation and warranty shall be so true and correct as of such particular date or period of time); and

(iv) Article V (other than those set forth in the foregoing clauses (i), (ii) and (iii) of this Section 9.2(a)), without giving effect to any “materiality” or “Company Material Adverse Effect” qualifiers or qualifiers of similar import set forth therein, except with respect to (A) the term “material fact” in Section 5.6(b) and (B) the term “Material Contract,” shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing as though made as of the Closing (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case, such representation and warranty shall be so true and correct as of such particular date or period of time), except, in the case of this clause (iv), for any failure of any such representation and warranty to be so true and correct that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all material obligations required to be performed by it under this Agreement, including under Section 8.1 (which obligations the Parties hereby agree are deemed to be material obligations), at or prior to the Closing.

(c) Company Closing Certificate. Parent shall have received a certificate duly executed on behalf of the Company by a duly authorized officer of the Company certifying that (in his or her or their capacity as such and not in his or her or their personal capacity and without any personal liability) the conditions set forth in Section 9.2(a), Section 9.2(b) and Section 9.2(d) have been satisfied.

(d) No Company Material Adverse Effect. Since the date of the Agreement, no Event constituting a Company Material Adverse Effect shall have occurred and remains in effect.

9.3. Conditions to the Company’s Obligation to Effect the Closing. The obligation of the Company to effect the Closing is also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Company at or prior to the Closing of the following conditions:

(a) Representations and Warranties. Each of the representations and warranties of (i) Parent and Merger Sub set forth in Article VI, and (ii) TopCo set forth in Article VII, without giving effect to any “materiality” qualifiers or qualifiers of similar import set forth therein, shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing as though made as of the Closing (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case, such representation and warranty shall be so true and correct as of such particular date or period of time), except for any failure of any such representations and warranties to be so true and correct that would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of (x) Parent or Merger Sub to consummate the transactions contemplated by this Agreement, or (y) TopCo to perform its obligations under this Agreement or provide any guarantee or security to be provided by TopCo in connection with the Debt Financing, in each case, as contemplated by the Debt Financing Letters and this Agreement.

(b) Performance of Obligations of Parent, Merger Sub and TopCo. Each of Parent, Merger Sub and TopCo shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing.

(c) Parent, Merger Sub and TopCo Closing Certificate. The Company shall have received a certificate duly executed on behalf of Parent, Merger Sub and TopCo by a duly authorized officer of Parent, Merger Sub and TopCo certifying that (in his or her or their capacity as such and not in his or her or their personal capacity and without any personal liability) that the conditions set forth in Section 9.3(a) and Section 9.3(b) have been satisfied.

ARTICLE X

Termination

10.1. Termination by Mutual Written Consent. Subject to the other provisions of this Article X, this Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, whether before or after the Requisite Company Vote has been obtained, by the mutual written consent of the Parties.

10.2. Termination by Either the Company or Parent. Subject to the other provisions of this Article X, this Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time by either the Company or Parent if:

(a) the transactions contemplated by this Agreement shall not have been consummated by 5:00 p.m. (New York time) on October 23, 2026 (the “Outside Date”) (subject to Section 11.7(b)), whether before or after the Requisite Company Vote has been obtained; provided, that the right to terminate this Agreement and abandon the transactions contemplated by this Agreement pursuant to this Section 10.2(a) shall not be available to either the Company or Parent if it has breached in any material respect any representation, warranty, covenant or agreement set forth in this Agreement and such breach shall have proximately caused the occurrence of the failure of a condition to the Closing to occur on or prior to the Outside Date (it being understood that for the purposes of this Section 10.2(a) any such breach by Merger Sub or TopCo shall be deemed such a breach by Parent);

(b) any Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law that is in effect and prevents the consummation of the transactions contemplated by this Agreement and such Law shall have become final, binding and non-appealable (a “Restraint”), whether before or after the Requisite Company Vote has been obtained; provided, that the right to terminate this Agreement and abandon the transactions contemplated by this Agreement pursuant to this Section 10.2(b) shall not be available to any Party if the enactment, issuance, promulgation, enforcement or entry of such Restraint was primarily caused by or the result of the failure of such Party to perform any of its obligations under this Agreement;

(c) the Requisite Company Vote shall not have been obtained at the Company Stockholders Meeting or at any postponement or adjournment thereof taken in accordance with this Agreement; or

(d) the Requisite Topco Approval shall not have been obtained by a date that is sixty (60) days after the date hereof; provided, that the right to terminate this Agreement and abandon the transactions contemplated by this Agreement pursuant to this Section 10.2(d) shall not be available to Parent if Parent or TopCo has breached any of its respective obligations under Section 8.17 or Section 8.18.

10.3. Termination by the Company. Subject to the other provisions of this Article X, this Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time by the Company:

(a) if there has been a breach of any representation, warranty, covenant or agreement made by Parent, Merger Sub or TopCo set forth in this Agreement, or if any representation or warranty of Parent, Merger Sub or TopCo shall have become untrue or incorrect following the date of this Agreement, in either case, such that the conditions in Section 9.3(a) or Section 9.3(b) would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) thirty (30) days after the giving of written notice of such breach or failure by the Company to Parent, Merger Sub and TopCo specifying this Section 10.3(a) and describing such breach or failure in reasonable detail, and (ii) three (3) Business Days prior to the Outside Date), whether before or after the Requisite Company Vote has been obtained; provided that the right to terminate this Agreement and abandon the transactions contemplated by this Agreement pursuant to this Section 10.3(a) shall not be available to the Company if it has breached in any material respect any representation, warranty, covenant or agreement set forth in this Agreement and such breach shall have proximately caused the occurrence of the failure of a condition to the Closing to occur or if Parent has the right to terminate this Agreement and abandon the transactions contemplated by this Agreement pursuant to Section 10.4(a);

(b) at any time prior to the time the Requisite Company Vote is obtained, in order for the (i) Company Board to cause or permit the Company or any of the Company’s Subsidiaries to enter into an Alternative

Acquisition Agreement with respect to a Superior Proposal and/or (ii) Company to enter into or cause a Subsidiary thereof to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, in each case, so long as the Company has complied in all material respects with the obligations contemplated by Section 8.2(d)(iii) and prior thereto or concurrently therewith the Company pays or causes to be paid to Parent the Termination Fee by wire transfer of immediately available funds to an account designated by Parent to the Company in writing; or

(c) by the Company, at any time prior to the Effective Time, if (i) all of the conditions set forth in Section 9.1 and Section 9.2 have been (and remain) satisfied or, to the extent permissible, waived (other than those conditions that by their nature are to be satisfied by actions taken at the Closing; provided, that each such condition is then capable of being satisfied if the Closing were to occur at such time), (ii) Parent and Merger Sub shall have failed to consummate the transactions contemplated by this Agreement by the date on which the Closing should have occurred pursuant to Section 2.1, (iii) the Company has provided to Parent, Merger Sub and TopCo written notice stating that (A) all of the closing conditions set forth in Section 9.1 and Section 9.2 have been satisfied or, to the extent permissible, waived (other than those conditions that by their nature are to be satisfied by actions taken at the Closing; provided, that each such condition is then capable of being satisfied if the Closing were to occur at such time and will be satisfied at the Closing), (B) the Company is ready, willing and able to consummate, and will consummate, the Closing as of such date and prior to such termination, and (C) the Company intends to terminate this Agreement pursuant to this Section 10.3(c), and (iv) Parent and Merger Sub fail to consummate the Closing within five (5) Business Days following such notice; provided, that (x) the conditions to the obligations of Parent and Merger Sub set forth in Section 9.1 and Section 9.2 must remain continuously satisfied throughout such five (5) Business Day period, and (y) Parent shall not be entitled to terminate this Agreement during such five (5) Business Day period.

10.4. Termination by Parent. Subject to the other provisions of this Article X, this Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time by Parent:

(a) if there has been a breach of any representation, warranty, covenant or agreement made by the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue or incorrect following the date of this Agreement, in either case, such that the conditions in Section 9.2(a) or Section 9.2(b) would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) thirty (30) days after the giving of written notice of such breach or failure by Parent to the Company specifying this Section 10.4(a) and describing such breach or failure in reasonable detail, and (ii) three (3) Business Days prior to the Outside Date), whether before or after the Requisite Company Vote has been obtained; provided that the right to terminate this Agreement and abandon the transactions contemplated by this Agreement pursuant to this Section 10.4(a) shall not be available to Parent if either Parent, Merger Sub or TopCo has breached in any material respect any representation, warranty, covenant or agreement set forth in this Agreement and such breach shall have proximately caused the occurrence of the failure of a condition to the Closing to occur or if the Company has the right to terminate this Agreement and abandon the transactions contemplated by this Agreement pursuant to Section 10.3(a); or

(b) at any time prior to the time the Requisite Company Vote is obtained, if (i) the Company Board shall have effected and not withdrawn a Change of Recommendation, or (ii) the Company Board shall have caused or permitted the Company or any of the Company’s Subsidiaries to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal or the Company enters into or causes a Subsidiary thereof to enter into such an Alternative Acquisition Agreement; provided that the Company may not effectuate the foregoing actions unless, prior thereto or concurrently therewith, the Company pays or causes to be paid to Parent the Termination Fee by wire transfer of immediately available funds to an account designated by Parent to the Company in writing in accordance with Section 10.3(b).

10.5. Notice of Termination; Effect of Termination and Abandonment.

(a) In the event the Company or Parent intends to terminate this Agreement and abandon the transactions contemplated by this Agreement pursuant to Section 10.2, Section 10.3 or Section 10.4, as applicable, the Company or Parent, as applicable, shall give written notice to the other Party or Parties (as the case may be) specifying the provision or provisions of this Agreement pursuant to which such termination and abandonment is intended to be effected.

(b) In the event this Agreement is terminated and the transactions contemplated by this Agreement are abandoned pursuant to this Article X, this Agreement shall become void and of no effect with no liability to any Person on the part of any Party (or any of its Affiliates or its or their respective Representatives); provided, however, that: (i) no such termination shall relieve any Party of any liability or damages to any other Party in accordance with and subject to this Section 10.5(b) and the last sentence of Section 11.8 (which liability or damages the Parties acknowledge and agree shall not be limited to reimbursement of out-of-pocket fees, costs or expenses incurred in connection with the transactions contemplated hereby, and may include, pursuant to Section 261(a)(1) of the DGCL, and subject to the last sentence of Section 11.8, damages based on loss of the economic benefit of the transactions contemplated by this Agreement to the stockholders of the Company), in each case, subject to a cap equal to the Damages Cap as provided in this Section 10.5(b), (A) resulting from any Willful and Material Breach of this Agreement by such Party, or (B) as contemplated by Section 10.3(b), Section 10.5(c) and Section 10.5(d); and (ii) the provisions set forth in Section 10.3(b), this Section 10.5 and the second sentence of Section 11.1 shall survive any termination of this Agreement and any abandonment of the transactions contemplated by this Agreement. Subject to the last sentence of Section 11.8, the Parties acknowledge and agree that, to the extent Parent, Merger Sub or TopCo are required to pay damages in connection with the termination of this Agreement that exceed the Company’s expenses or out-of-pocket costs incurred in connection with this Agreement and the transactions contemplated by this Agreement, including any disputes related thereto, such excess represents an amount of damages payable in respect of losses suffered by the Persons who are holders of Shares as of the date on which this Agreement is terminated in respect of the Shares. Notwithstanding anything to the contrary in this Agreement, (I) in no event shall TopCo have any monetary liability relating to or arising out of this Agreement or the transactions contemplated hereby (including monetary damages in lieu of specific performance or other equitable relief to the extent specific performance or such other equitable relief is denied, damages based on loss of the economic benefit of the transactions contemplated by this Agreement to the stockholders of the Company and damages for Willful and Material Breach), other than in respect of damages resulting from TopCo’s Willful and Material Breach of any of its representations and warranties contained in Article VII or any of its covenants contained in Section 8.18, (II) in no event shall the aggregate monetary liability of Parent, Merger Sub, TopCo and any of their respective Affiliates, collectively, relating to or arising out of this Agreement or the transactions contemplated hereby (including monetary damages in lieu of specific performance or other equitable relief to the extent specific performance or such other equitable relief is denied, damages based on loss of the economic benefit of the transactions contemplated by this Agreement to the stockholders of the Company and damages for Willful and Material Breach) exceed, in the aggregate, the Damages Cap, and under no circumstances shall any Person (including the Company, any of the Company’s stockholders and any of their respective Affiliates) be entitled to seek or obtain any monetary recovery or award in the aggregate in excess of an amount equal to the Damages Cap against Parent, Merger Sub, TopCo and any of their respective Affiliates, collectively, for, or with respect to, this Agreement or the transactions contemplated hereby (including any claim for breach (including Willful and Material Breach)), the termination of this Agreement, the failure to consummate the transactions contemplated hereby (including the Merger) or any claims or Proceedings under applicable Law arising under this Agreement, and (III) in no event shall the aggregate monetary liability of the Company and any of its Affiliates, collectively, relating to or arising out of this Agreement or the transactions contemplated hereby (including monetary damages in lieu of specific performance or other equitable relief to the extent specific performance or such other equitable relief is denied, and damages for Willful and Material Breach) exceed, in the aggregate, an amount equal to the Damages Cap, and under no circumstances shall any Person be entitled to seek or obtain any monetary recovery or award in the aggregate in excess of an amount equal to the Damages Cap against the Company and any of its Affiliates, collectively, for, or with respect to, this Agreement or the transactions contemplated hereby (including any claim for breach (including Willful and Material Breach)), the termination of this Agreement, the failure to consummate the transactions contemplated hereby (including the Merger) or any claims or Proceedings under applicable Law arising under this Agreement. For the avoidance of doubt, nothing in this Section 10.5(b) shall limit any Party’s right to seek or obtain specific performance, injunctive relief or other equitable remedies pursuant to Section 11.7.

(c) In the event this Agreement is terminated and the transactions contemplated by this Agreement abandoned pursuant to this Article X:

(i) by either the Company or Parent pursuant to Section 10.2(a) (at a time when the condition set forth in Section 9.1(a) has not been satisfied), Section 10.2(c) or Section 10.4(a) and, in each case, at the time of such termination, each of the conditions set forth in Section 9.3(a) and Section 9.3(b) shall have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but subject to such conditions being able to be satisfied) and: (A) a bona fide Acquisition Proposal shall have been publicly disclosed after the date of this Agreement and not publicly withdrawn any time prior to such termination and abandonment, and (B) within twelve (12) months after any such termination and abandonment, the Company shall have entered into a definitive Alternative Acquisition Agreement with respect to any Acquisition Proposal that is ultimately consummated or any Acquisition Proposal shall have been consummated, then the Company shall pay or cause to be paid to Parent the Termination Fee by wire transfer of immediately available funds to an account designated by Parent to the Company substantially concurrently with the consummation of the transaction contemplated by such Alternative Acquisition Agreement or such Acquisition Proposal (as applicable); or

(ii) by Parent pursuant to Section 10.4(b), then the Company shall pay or cause to be paid to Parent the Termination Fee by wire transfer of immediately available funds to an account designated by Parent to the Company within five (5) Business Days following the date of such termination.

For purposes of the references to an “Acquisition Proposal” in Section 10.5(c)(i), all references in the definition of “Acquisition Proposal” to “twenty percent” shall each be deemed to be references to “fifty percent.”

(d) In the event this Agreement is terminated and the transactions contemplated by this Agreement abandoned pursuant to this Article X:

(i) by Parent or the Company in accordance with Section 10.2(d), then Parent will promptly pay or cause to be paid to the Company the Reverse Termination Fee by wire transfer of immediately available funds to an account designated by the Company to Parent within five (5) Business Days following such termination and abandonment; or

(ii) by the Company in accordance with Section 10.3(c), then Parent will promptly pay or cause to be paid to the Company the Reverse Termination Fee by wire transfer of immediately available funds to an account designated by the Company to Parent within five (5) Business Days following such termination and abandonment.

(e) The Parties acknowledge and agree that:

(i) in no event shall the Company be required to pay the Termination Fee on more than one occasion;

(ii) the agreements set forth in this Section 10.5 and Section 10.3(b) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the other parties would not enter into this Agreement and accordingly, if the Company fails to promptly pay or cause to be paid the amounts due pursuant to this Article X, and, in order to obtain such amounts, Parent commences a Proceeding that results in a final, binding and non-appealable judgment against the Company for the Termination Fee (or any portion thereof), the Company shall pay or cause to be paid to Parent its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) in connection with such Proceeding, together with interest on the Termination Fee (or any portion thereof), as the case may be, at the prime rate as published in the Wall Street Journal in effect on the date such amounts were required to be made from such date until the date of payment; and

(iii) notwithstanding anything to the contrary set forth in this Agreement, in the event that the Termination Fee becomes payable by, and is paid or caused to be paid by, the Company, such fee shall be Parent’s sole and exclusive remedy for monetary damages or other relief (including specific performance) pursuant to this Agreement.

(f) The Parties acknowledge and agree that (i) in no event shall Parent be required to pay the Reverse Termination Fee on more than one occasion, (ii) the agreements set forth in this Section 10.5 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the other parties would not enter into this Agreement and accordingly, if Parent fails to promptly pay or cause to be paid the amounts due pursuant to this Article X, and, in order to obtain such amounts, the Company commences a Proceeding that results in a final, binding and non-appealable judgment against Parent for the Reverse Termination Fee (or any portion thereof), Parent shall pay or cause to be paid to the Company its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) in connection with such Proceeding, together with interest on the Reverse Termination Fee (or any portion thereof), as the case may be, at the prime rate as published in the Wall Street Journal in effect on the date such amounts were required to be made from such date until the date of payment, and (iii) notwithstanding anything to the contrary set forth in this Agreement, in the event that the Reverse Termination Fee becomes payable by, and is paid or caused to be paid by, Parent, such fee shall be the Company’s sole and exclusive remedy for monetary damages or other relief (including specific performance) pursuant to this Agreement; provided, however, that any such payment shall not relieve Parent of any liability or damages incurred or suffered by the Company to the extent such liability or damages were the result of or arise out of any Willful and Material Breach of this Agreement by Parent, Merger Sub or TopCo (including with respect to breaches of this Agreement by Parent, Merger Sub or TopCo pursuant to which the Reverse Termination Fee shall have become or becomes payable pursuant to this Article X), in which case the Company shall be entitled to all rights and remedies available in equity or at law, in contract, in tort or otherwise, subject, in the case of money damages, to the Damages Cap; provided, that any such payment of the Reverse Termination Fee shall be a credit against any such liability or damages incurred or suffered by the Company to the extent such liability or damages were the result of or arise out of any Willful and Material Breach of this Agreement by Parent, Merger Sub or TopCo.

(g) Notwithstanding anything herein to the contrary, (i) in no event shall TopCo have any responsibility for, or any liability resulting from or arising out of, the acts, omissions, representations, warranties or covenants of Parent or Merger Sub, in each case, under or otherwise in connection with this Agreement or the performance of Parent’s or Merger Sub’s obligations hereunder; and (ii) Parent shall be jointly and severally liable for, and shall be responsible for, any breach (including any Willful and Material Breach) by TopCo of any of TopCo’s representations, warranties, covenants or agreements under this Agreement, and the Company may pursue any and all rights and remedies against Parent with respect to any such breach by TopCo to the same extent as if such breach had been committed by Parent, subject, in the case of monetary damages, to the Damages Cap.

ARTICLE XI

Miscellaneous and General

11.1. Survival. Article I, this Article XI and the representations and warranties, covenants and agreements of the Parties, as applicable, set forth in Article III, Article IV, Section 5.23 (No Other Representations or Warranties; Non-Reliance), Section 6.11 (No Other Representations or Warranties;

Non-Reliance), Section 8.10 (Employee Benefits), Section 8.11 (Indemnification; Directors’ and Officers’ Insurance), Section 11.3 (Expenses), Section 11.4 (Transfer Taxes), the provisions that substantively define any related defined terms not substantively defined in Article I and those other covenants and agreements set forth in this Agreement that by their terms apply, or that are to be performed in whole or in part, after the Effective Time, shall survive the Effective Time. Article I, this Article XII, the representations and warranties, covenants and agreements of the Parties, as applicable, set forth in Section 5.23 (No Other Representations or Warranties; Non-Reliance), Section 6.11 (No Other Representations or Warranties; Non-Reliance), Section 11.3 (Expenses), Section 10.5 (Notice of Termination; Effect of Termination and Abandonment), the provisions that substantively define any related defined terms not substantively defined in Article I and the Confidentiality Agreement shall survive any termination of this Agreement and any abandonment of the transactions contemplated by this Agreement. All other representations, warranties, covenants and agreements in this Agreement or in any instrument or other document delivered pursuant to this Agreement, including rights in connection with, arising out of or otherwise related to any breach of such representations, warranties, covenants and agreements shall not survive the Effective Time or, except as set forth in Article X, the termination of this Agreement and abandonment of the transactions contemplated by this Agreement.

11.2. Notices. All notices and other communications given or made hereunder by one or more Parties to one or more of the other Parties shall, unless otherwise specified herein, be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if received prior to 5:00 p.m. (New York time) (or otherwise on the next succeeding Business Day) if (a) served by personal delivery or by a nationally recognized overnight courier service upon the Party or Parties for whom it is intended, (b) delivered by registered or certified mail, return receipt requested, or (c) sent by email; provided that any email transmission is promptly confirmed by a responsive electronic communication by the recipient thereof or receipt is otherwise clearly evidenced (excluding out-of-office replies or other automatically generated responses) or is followed up within one (1) Business Day after such email by dispatch pursuant to one of the methods described in the foregoing clauses (a) and (b) of this Section 11.2). Such communications must be sent to the respective Parties at the following street addresses or email addresses (or at such street address or email address previously made available or at such other street address or email address for a Party as shall be specified for such purpose in a notice given in accordance with this Section 11.2) (it being understood that rejection or other refusal to accept or the inability to deliver because of changed street address or email address of which no notice was given in accordance with this Section 11.2 shall be deemed to be receipt of such communication as of the date of such rejection, refusal or inability to deliver):

if to the Company:

TruBridge, Inc.

54 St. Emanuel Street,

Mobile, AL 36602

Attention:  Kevin Plessner

Telephone:  [***]

Email:    [***]

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street,

New York, NY 10004-2498

Attention:  Scott B. Crofton

Telephone:  (212) 558-4000

Email:     croftons@sullcrom.com

and

Maynard Nexsen PC

1901 Sixth Avenue North, Suite 1700

Birmingham, AL 35203

Attention:  Timothy W. Gregg

Telephone:  (205) 254-1000

Email:     tgregg@maynardnexsen.com

if to Parent, Merger Sub or TopCo:

Inventurus Knowledge Solutions, Inc.

8951 Cypress Waters Boulevard,

Suite 100, Coppell, TX 75019, USA

Attention:  Christi Braun

Telephone:  [***]

Email:    [***]

with a copy (which shall not constitute notice) to:

Katten Muchin Rosenman LLP

525 W Monroe St, Chicago, IL 60661

Attention: Mark D. Wood; Thomas F. Lamprecht

Telephone:  (312) 902-5493; (312) 902-5367

Email:    mark.wood@katten.com;

       Thomas.lamprecht@katten.com

11.3. Expenses. Whether or not the transactions contemplated by this Agreement are consummated, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement, including all costs, fees and expenses of its Representatives, shall be paid by the Party incurring such cost, fee or expense, except (a) as otherwise expressly provided herein, and (b) all filing and similar fees paid by any Party in respect of any regulatory filing (including any and all filings under the Antitrust Laws and/or in respect of the Company Approvals, Parent Approvals and Required Regulatory Approvals) shall be borne by Parent.

11.4. Transfer Taxes. Except as otherwise provided in Section 4.2(b), all Transfer Taxes incurred in connection with the Merger shall be paid by Parent and Merger Sub when due and expressly shall not be a liability of any holders of Shares, Company Equity Awards or the Company.

11.5. Amendment or Other Modification; Waiver.

(a) Subject to the provisions of applicable Law and the provisions of Section 8.11, at any time prior to the Effective Time, this Agreement may be amended or otherwise modified only by a written instrument duly executed and delivered by the Parties and TopCo (and in the case of the Company and Merger Sub, by action taken or authorized by the Company Board or board of directors of Merger Sub, respectively); provided, however, that in the event that this Agreement has been approved at the Company Stockholders Meeting by the stockholders of the Company in accordance with the DGCL, no amendment shall be made to this Agreement that requires the approval of such stockholders under applicable Law without such approval. This Section 11.5 is subject to Section 11.14.

(b) The conditions to each of the respective Parties’ obligations to consummate the transactions contemplated by this Agreement are for the sole benefit of such Party and may be waived by such Party. Any Party may, to the extent permitted by applicable Law and subject to the provisions of Section 8.11, waive any provision of this Agreement in whole or in part (including by extending the time for the performance of any of the obligations or other acts of the other Parties); provided, however, that any such waiver shall only be effective if made in a written instrument duly executed and delivered by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder or under applicable Law shall operate as a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law except to the extent provided for otherwise in Section 10.5.

11.6. Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.

(a) This Agreement and all Proceedings against any other Party in connection with, arising out of or otherwise relating to this Agreement, shall be interpreted, construed, governed by, and enforced in accordance with, the Laws of the state of Delaware, including, subject to Section 11.1, its statutes of limitations, without regard to any borrowing statute that would result in the application of the statute of limitations of any other jurisdiction or the conflict of laws provisions, rules or principles thereof (or any other jurisdiction) to the extent that such provisions, rules or principles would direct a matter to another jurisdiction.

(b) Each of the Parties and TopCo agrees that: (i) it shall bring any Proceeding against any other Party or TopCo in connection with, arising out of or otherwise relating to this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement exclusively in the Chosen Courts; and (ii) solely in connection with such Proceedings, (A) irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) irrevocably waives any objection to the laying of venue in any such Proceeding in the Chosen Courts, (C) irrevocably waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party or TopCo, (D) agrees that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 11.2 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof, and (E) it shall not assert as a defense any matter or claim waived by the foregoing clauses (A) through (D) of this Section 11.6(b) or that any Order issued by the Chosen Courts may not be enforced in or by the Chosen Courts.

(c) Each Party and TopCo acknowledges and agrees that any Proceeding against any other Party or TopCo which may be connected with, arise out of or otherwise relate to this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement is expected to involve complicated and difficult issues, and therefore each Party and TopCo irrevocably and unconditionally waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any such Proceeding. Each Party and TopCo hereby acknowledges and certifies that (i) no Representative of the other Parties or TopCo has represented, expressly or otherwise, that such other Parties or TopCo would not, in the event of any Proceeding, seek to enforce the foregoing waiver, (ii) it understands and has considered the implications of this waiver, (iii) it makes this waiver voluntarily, and (iv) it has been induced to enter into this Agreement, the instruments or other documents delivered pursuant to this Agreement and the transactions contemplated by this Agreement by, among other things, the mutual waivers, acknowledgments and certifications set forth in this Section 11.6(c).

11.7. Specific Performance.

(a) Each of the Parties and TopCo acknowledges and agrees that the rights of each Party and TopCo to consummate the transactions contemplated by this Agreement are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each Party and TopCo agrees that, except to the extent provided otherwise in Section 10.5, in addition to any other available remedies a Party or TopCo may have in equity or at law, each Party and TopCo shall be entitled to enforce specifically the terms and provisions of this Agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement, consistent with the provisions of Section 11.6(b), without necessity of posting a bond or other form of security. In the event that any Proceeding should be brought in equity to enforce the provisions of this Agreement, no Party or TopCo shall allege, and each Party and TopCo hereby waives the defense, that there is an adequate remedy at law, except to the extent consistent with the provisions set forth in Section 10.5. Notwithstanding anything herein to the contrary, specific performance may be awarded against TopCo solely with respect to its obligations under Section 8.18.

(b) To the extent any Party brings a Proceeding to enforce specifically the performance of the terms and provisions of this Agreement (other than a Proceeding to specifically enforce any provision that expressly survives termination of this Agreement) when expressly available to such Party pursuant to the terms and conditions of this Agreement, the Outside Date shall automatically be extended to (i) the twentieth (20th) Business Day following the resolution of such Proceeding, or (ii) such other time period established by the court presiding over such Proceeding.

(c) Notwithstanding the foregoing or anything else to the contrary in this Agreement, the Parties agree that, prior to the valid termination of this Agreement in accordance with Article X, the Company may seek and obtain an injunction, specific performance or other equitable remedies to specifically enforce Parent’s obligation to consummate the Closing at the time the Closing is required to occur on the terms and conditions set forth herein, in each case, if and only if (and only so long as): (i) all of the conditions set forth in Section 9.1 and Section 9.2 have been (and remain) satisfied or, to the extent permissible, waived (other than those conditions that by their nature are to be satisfied by actions taken at the Closing; provided that each such condition is then capable of being satisfied if the Closing were to occur at such time and will be satisfied at the Closing), (ii) Parent and Merger Sub shall have failed to consummate the Merger by the date on which the Closing should have occurred pursuant to Section 2.1, (iii) the Debt Financing has been funded in full or will be funded in full at the Closing, in each case, in accordance with the terms and conditions of the Debt Commitment Letter (provided that Parent and Merger Sub shall not be required to consummate the Closing if the Debt Financing is not in fact funded at or prior to the Closing), (iv) the Company has provided to Parent, Merger Sub and TopCo irrevocable written notice stating that (A) all of the closing conditions set forth in Section 9.1 and Section 9.2 have been satisfied or, to the extent permissible, waived (other than those conditions that by their nature are to be satisfied by actions taken at the Closing; provided that each such condition is then capable of being satisfied if the Closing were to occur at such time and will be satisfied at the Closing) and (B) the Company is ready, willing and able to consummate, and will consummate, the Closing if specific performance is granted, and (v) Parent and Merger Sub fail to consummate the Closing within five (5) Business Days following such irrevocable notice; provided that the conditions to the obligations of Parent and Merger Sub set forth in Section 9.1 and Section 9.2 must remain continuously satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing; provided that each such condition is then capable of being satisfied if the Closing were to occur at such time and will be satisfied at the Closing) throughout such five (5) Business Day period. For the avoidance of doubt, nothing in this Section 11.7(c) shall limit or otherwise affect the Company’s right to seek specific performance or other equitable remedies in respect of Parent’s and TopCo’s respective obligations under Section 8.16, Section 8.17 or Section 8.18.

11.8. Third-Party Beneficiaries. The Parties hereby agree that their respective representations, warranties, covenants and agreements set forth in this Agreement are solely for the benefit of the other, subject to the terms and conditions of this Agreement, and this Agreement is not intended to, and does not, confer upon any other Person any rights or remedies, express or implied, hereunder, including, without limiting the generality of Section 11.11(c), the right to rely upon the representations and warranties set forth in this Agreement, except that (a) the Company, with respect to the right to pursue damages (including damages based on loss of the economic benefit of the transactions contemplated by this Agreement to the holders of Shares) pursuant to Section 10.5(b), the last sentence of this Section 11.8 and Section 261(a)(1) of the DGCL, (b) from and after the Effective Time, the Indemnified Parties pursuant to the provisions of Section 8.11, and (c) from and after the Effective Time, the holders of Shares and the holders of Company Equity Awards with respect to their respective rights to receive the consideration payable pursuant to Article IV, and each of their respective successors, legal representatives and permitted assigns shall be third-party beneficiaries, but only to the extent expressly provided in the foregoing clauses (a) through (c) of this Section 11.8, and, with respect to clause (a) of this Section 11.8, subject in all respects to a cap equal to the Damages Cap. Notwithstanding anything herein to the contrary, the rights granted pursuant to clause (a) of this Section 11.8, the provisions of Section 10.5(b) and Section 261(a)(1) of the DGCL with respect to the recovery of damages based on the losses suffered by the holders of Shares (including the loss of the economic benefit of the transactions contemplated by this Agreement to the holders of Shares) shall be subject to a cap equal to the Damages Cap and shall only be enforceable on behalf of the holders of Shares by the Company in its sole and absolute discretion, as agent for the holders of Shares, it being understood and agreed that any and all interests in the recovery of such losses or any such claim shall attach to the Shares and subsequently be transferable therewith and, consequently, any damages, settlements, awards or other amounts recovered or received by the Company with respect to such losses or claims (net of expenses incurred by the Company in connection therewith or in connection with the entry into and negotiation of this Agreement or any of the transactions contemplated by this Agreement) may, among other things, and in the Company’s sole and absolute discretion: (i) be distributed, in whole or in part, by the Company to the record holders of the Shares as of any date determined by the Company in its sole and absolute discretion, or (ii) be retained by the Company for the use and benefit of the Company on behalf of holders of Shares in any manner the Company deems fit in its sole and absolute discretion.

11.9. Fulfillment of Obligations. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action. Any obligation of one Party to any other Party under this Agreement, which obligation is performed, satisfied or properly fulfilled by a Subsidiary of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party.

11.10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and, solely in respect of the TopCo Sections, TopCo, and their respective successors, legal representatives and permitted assigns. Except as may be required to satisfy the obligations contemplated by Section 8.11, no Party or TopCo may assign this Agreement, any right to damages for breach of this Agreement or any of its rights or interests or delegate any of its obligations under this Agreement, in whole or in part, by operation of Law, by transfer or otherwise, without the prior written consent of the other Parties and TopCo not seeking to assign this Agreement, any right to damages for breach of this Agreement or any of its rights or interests or delegate any of its obligations, except as provided for in Section 11.9, and any attempted or purported assignment or delegation in violation of this Section 11.10 shall be null and void.

11.11. Entire Agreement.

(a) This Agreement (including the Exhibits) and the Confidentiality Agreement constitute the entire agreement among the Parties and TopCo with respect to the subject matter hereof and thereof and supersede all other prior and contemporaneous agreements, negotiations, understandings, representations and warranties, whether oral or written, with respect to such matters, except for the Confidentiality Agreement, which shall remain in full force and effect until the Closing. The Company Disclosure Schedule and the Parent Disclosure Schedule are “facts ascertainable” as that term is used in Section 251(b) of the DGCL and do not form part of this Agreement but instead operate upon the terms of this Agreement as provided herein.

(b) In the event of (i) any inconsistency between the statements in the body of this Agreement, on the one hand, and any of the Exhibits, the Company Disclosure Schedule and the Parent Disclosure Schedule (other than an exception expressly set forth in the Company Disclosure Schedule or the Parent Disclosure Schedule (as the case may be)), on the other hand, the statements in the body of this Agreement shall control, or (ii) any inconsistency between the statements in this Agreement, on the one hand, and the Confidentiality Agreement, on the other hand, the statements in this Agreement shall control.

(c) Each Party acknowledges the provisions set forth in Section 5.23, Section 6.11 and Section 7.5 and, without limiting such provisions, additionally acknowledges and agrees that, except for the express representations and warranties set forth in this Agreement or any instrument or other document delivered pursuant to this Agreement (i) no Party has made or is making any other representations, warranties, statements, information or inducements, (ii) no Party has relied on or is relying on any other representations, warranties, statements, information or inducements, and (iii) each Party hereby disclaims reliance on any other representations, warranties, statements, information or inducements, oral or written, express or implied, or as to the accuracy or completeness of any statements or other information, made by, or made available by, itself or any of its Representatives, in each case, with respect to, or in connection with, the negotiation, execution or delivery of this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement and notwithstanding the distribution, disclosure or other delivery to the other or the other’s Representatives of any documentation or other information with respect to any one or more of the foregoing, and waives any claims or causes of action relating thereto, other than those for intentional fraud or intentional or willful misrepresentation in connection with, arising out of or otherwise related to the express representations and warranties set forth in this Agreement or any instrument or other document delivered pursuant to this Agreement.

11.12. Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision to be negotiated by the Parties, each acting reasonably and in good faith shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

11.13. Counterparts; Effectiveness. This Agreement (a) may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement, and (b) shall become effective when each Party and TopCo shall have received one or more counterparts hereof signed by each of the other Parties and TopCo. An executed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement.

11.14. Debt Financing. Notwithstanding anything in this Agreement to the contrary, each of the Parties, on behalf of itself and each of its Affiliates, hereby (i) agrees that it will not bring or support any Proceeding, whether in law or in equity, whether in contract or in tort or otherwise, involving the Debt Financing Sources, arising out of or relating to this Agreement, the Debt Financing or any of the agreements (including the Debt Commitment Letter(s) and each Fee Letter) entered into in connection with the Debt Financing or any of the transactions contemplated by this Agreement or the performance of any services thereunder in any forum other than exclusively in the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof) and irrevocably submits itself and its property with respect to any such Proceeding to the exclusive jurisdiction of such courts, (ii) agrees that any such Proceeding will be governed by the laws of the State of New York (without giving effect to any conflict of laws provision or rule (whether of the State of New York or any other jurisdiction) that would result in the application of the laws of another state), (iii) agrees that service of process upon such Person in any such Proceeding will be effective if notice is given in accordance with Section 11.2, (iv) agrees that notwithstanding anything to the contrary contained herein, no Debt Financing Party will have any liability (whether in contract or in tort, in Law or in equity or governed by statute) for any claims, causes of action, obligations or losses arising under, out of, in connection with or related in any manner to this Agreement or its negotiation, execution, performance or breach

(provided that nothing in this Section 11.14 will limit the liability or obligations of the Debt Financing Sources under the Debt Commitment Letter(s) or any other definitive agreement in respect of the Debt Financing), (v) KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY ACTION BROUGHT AGAINST ANY DEBT FINANCING SOURCE IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE DEBT FINANCING, THE DEBT COMMITMENT LETTER(S), ANY FEE LETTER OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE PERFORMANCE OF ANY SERVICES THEREUNDER, and (vi) agrees that the Debt Financing Sources are express third-party beneficiaries of, and may enforce, any of the provisions herein reflecting the foregoing agreements in this Section 11.14 (and such provisions will not be amended in any respect that is materially adverse to the Debt Financing Sources without the prior written consent of the Debt Financing Sources party to the Debt Commitment Letter(s) at such time). This Section 11.14 will not limit the rights of the parties to the Debt Financing under the Debt Commitment Letter(s) or any other definitive agreement in respect of the Debt Financing (including, for the avoidance of doubt and without limitation, in relation to the governing law of the Debt Commitment Letter(s) and any other definitive agreement in respect of the Debt Financing, and the right to bring proceedings in the relevant jurisdictions contemplated in the Debt Commitment Letter(s) and any other definitive agreement in respect of the Debt Financing).

11.15. No Recourse to Non-Parties. Notwithstanding anything in this Agreement to the contrary, each Party and TopCo agrees, on behalf of itself and its Affiliates, that all proceedings, claims, obligations, liabilities or causes of action (whether in Contract or in tort, in law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate to: (a) this Agreement or any other agreement referenced herein or the transactions contemplated hereby, (b) the negotiation, execution or performance of this Agreement or any other agreement referenced herein (including any representation or warranty made in, in connection with or as an inducement to, this Agreement or such other agreement), (c) any breach or violation of this Agreement or any other agreement referenced herein, and (d) any failure of the transactions contemplated hereunder or under any other agreement referenced herein to be consummated, in each case, may be made only against (and are those solely of) the parties hereto (or a party to any such other agreement referenced herein or contemplated hereunder), and, in accordance with, and subject to the terms and conditions of this Agreement (or the terms of any such other agreement referenced herein or contemplated hereunder), and each of the Parties and TopCo, on behalf of itself and each of its Affiliates, hereby agrees that it will not bring or support any Proceeding, whether in law or in equity, whether in contract or in tort or otherwise, involving any Person that is not a party hereto arising out of or relating to this Agreement or any of the agreements or transactions entered into in connection with this Agreement.

*****

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized officers of the Parties as of the date first written above.

TRUBRIDGE, INC.

By:	/s/ Christopher L. Fowler
Name: Christopher L. Fowler
Title: President and Chief Executive Officer

Signature Page to Agreement and Plan of Merger

INVENTURUS KNOWLEDGE SOLUTIONS, INC.

By:	/s/ Nithya Balasubramanian
Name: Nithya Balasubramanian
Title: Authorized Signatory

IKS NEXT HORIZON, INC.

By:	/s/ Joseph Benardello
Name: Joseph Benardello
Title: President

INVENTURUS KNOWLEDGE SOLUTIONS LIMITED

By:	/s/ Nithya Balasubramanian
Name: Nithya Balasubramanian
Title: Chief Financial Officer

Signature Page to Agreement and Plan of Merger

Exhibit A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TRUBRIDGE, INC.

(a Delaware corporation)

[   ], 2026

TruBridge, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY:

1. That the name of the corporation is TruBridge, Inc. and that the corporation was originally incorporated pursuant to the DGCL on March 13, 2002.

2. That the Board of Directors of the corporation duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of the corporation, declaring said amendment and restatement to be advisable and in the best interests of the corporation and its stockholders and authorizing the appropriate officers of the corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of the corporation be amended and restated in its entirety as follows:

FIRST: The name of the corporation is TruBridge, Inc. (the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of the Corporation’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

THIRD: The nature of the Corporation’s business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is one thousand (1,000) shares of capital stock, all of which shall be common shares and all of which shall have a par value of $0.001 per share.

FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation (the “Board of Directors”). The number of directors of the Corporation shall be determined in the manner set forth in the By-Laws of the Corporation (the “By-Laws”). The election of directors of the Corporation need not be by written ballot. Each director of the Corporation shall be entitled to one vote on each matter presented to the Board of Directors.

SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws or adopt new By-Laws without any action on the part of the stockholders; provided that any By-Law adopted or amended by the Board of Directors, and any powers thereby conferred, may be amended, altered or repealed by the stockholders of the Corporation.

SEVENTH: Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws.

EIGHTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the DGCL, or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, to be summoned in such manner as the said court directs, and if a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

NINTH: No director of the Corporation shall have personal liability to the Corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director, except that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (or any provision of Delaware law that replaces Section 174), or (d) for any transaction from which such director derived an improper personal benefit. If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitations on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this Article Ninth that increases the exposure of directors to personal liability shall be prospective only and will not apply to any action or failure to act by directors prior to such repeal or modification.

TENTH:

Section 1—Each person who was or is made a party to or is threatened to be made a party to, or is involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefits plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article Tenth, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part hereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article Tenth shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article Tenth or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

Section 2—If a claim under Section 1 of this Article Tenth is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if successful, in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including, without limitation, its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including, without limitation, its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3—The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article Tenth shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, the By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 4—The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 5—As used in this Article Tenth, references to “the Corporation” shall include, in addition to the resulting or surviving corporation, any constituent corporation absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees and agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Article Tenth with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 6—If this Article Tenth or any portion hereof shall have been invalidated on any ground by a court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent of the Corporation as to expenses (including attorney’s fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the Corporation, to the fullest extent permitted (i) by any applicable portion of this Article Tenth that shall not have been invalidated, or (ii) by any other applicable law.

ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

*****

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on the date first set forth above.

By:
Name:
Title:

Exhibit B

FORM OF VOTING AND SUPPORT LETTER

Date:	April 23, 2026

From:	(1) Mr. Sachin Gupta;

(2) Rekha Jhunjhunwala;

(3) Aryaman Jhunjhunwala Discretionary Trust;

(4) Nishtha Jhunjhunwala Discretionary Trust;

(5) Aryavir Jhunjhunwala Discretionary Trust; and

(6) Mr. Joseph Charles Benardello

(collectively, the “Shareholders”, and each individually, a “Shareholder”).

To:	Inventurus Knowledge Solutions Limited
801, Building No. 5&6, 8th Floor, Mindspace Business Park (SEZ), Thane-Belapur Road, Airoli, Navi Mumbai – 400708, Maharashtra, India

1.	Introduction

We understand that:

(a)

an Agreement and Plan of Merger, dated as of the date hereof, has been entered into by and amongst Inventurus Knowledge Solutions, Inc., a Delaware corporation (“IKS USA”) and a wholly-owned subsidiary of Inventurus Knowledge Solutions Limited, an Indian publicly listed company (the “Company”); TruBridge, Inc., a Delaware corporation (the “Target”); IKS Next Horizon, Inc., a Delaware corporation and wholly-owned subsidiary of IKS USA (“Merger Sub”); and, solely for the limited purposes as set forth therein, the Company (as may be amended from time to time in accordance with its terms, the “Merger Agreement”), which provides for the acquisition of the Target by IKS USA (the “Proposed Acquisition”) pursuant to the merger of Merger Sub with and into the Target (the “Merger”) with the Target surviving the Merger as a wholly-owned subsidiary of IKS USA, subject to the terms and conditions set forth therein.

(b)

in order to finance the Proposed Acquisition, IKS USA proposes to obtain borrowings from certain lenders (the “Financing”). In connection with the Financing, inter alia, the following security interests are proposed to be created by the Company and/or its subsidiaries, in favour of such lenders:

(i)	one or more corporate guarantees issued by the Company, Aquity Holdings, Inc., Aquity Solutions, LLC and the Target (which shall become effective upon consummation of the Proposed Acquisition);

(ii)	creation of a pledge over the entire shareholding of the Company in IKS USA;

(iii)	creation of a pledge over the entire shareholding of IKS USA in Aquity Holdings, Inc.;

(iv)	creation of a pledge over the entire shareholding of Aquity Holdings, Inc. in Aquity Solutions, LLC;

(v)	creation of a pledge over the entire shareholding of IKS USA in the Target, which shall become effective upon consummation of the Proposed Acquisition; and

(vi)	creation of security interests over movable assets of IKS USA, Aquity Holdings, Inc., Aquity Solutions, LLC and the Target.

(c)

under the SEBI (Listing Obligations and Disclosure Requirements) Regulations, 2015 (“SEBI Listing Regulations”), the Company is required to obtain approval of its shareholders in relation to the following matters connected with the Financing (collectively, “Shareholder Vote Matters”):

(i)

approval under Regulation 24(5) of the SEBI Listing Regulations for the pledge or disposal of the shares of IKS USA, Aquity Solutions, LLC and/or the Target (being material subsidiaries of the Company), resulting in reduction of the shareholding held by the Company in such subsidiaries to less than or equal to 50% of the shareholding or ceasing to exercise control over such subsidiary; and

(ii)

approval under Regulation 24(6) of the SEBI Listing Regulations for the sale, disposal or leasing of assets exceeding 20% of the assets of IKS USA, Aquity Solutions, LLC and/or the Target (being material subsidiaries of the Company).

2.

As of the date hereof, each Shareholder is the beneficial owner of equity shares of the Company as set forth opposite such Shareholder’s name in Exhibit A hereto (such equity shares with respect to each Shareholder shall be referred to as the “Owned Shares”).

3.

Agreement to Vote. From and after the date hereof until the termination of this Letter in accordance with Paragraph 4 below, at any meeting (conducted physically, virtually or through postal ballot, electronic voting, or any other mode permissible under the (Indian) Companies Act, 2013 and the rules made thereunder) of the Company’s shareholders (any such meeting, a “Meeting”) (including any postponement, recess or adjournment thereof), upon which a vote with respect to the Shareholder Vote Matters is sought, each Shareholder unconditionally and irrevocably agrees to validly vote (including via proxy in accordance with applicable law) to the fullest extent of his/her/its respective shareholding held in the Company in favour of the Shareholder Vote Matters. For the avoidance of doubt, each Shareholder shall take all actions reasonably required to validly vote in respect of each of the Shareholder Vote Matters. Each Shareholder’s obligations hereunder shall apply equally at any adjourned, postponed or reconvened Meeting at which the Shareholder Vote Matters are considered.

The parties hereto hereby unconditionally and irrevocably agree and acknowledge that, pursuant to this Letter, other than with respect to the Shareholder Vote Matters, the Shareholders have no obligation to vote their respective shareholding in the Company, including any Owned Shares, in any particular manner and, with respect to such other matters (other than the Shareholder Vote Matters), each Shareholder shall be entitled to vote its respective shareholding in the Company in its sole discretion. Notwithstanding anything to the contrary in this Letter, if at any time on or after the date hereof and prior to the termination of this Letter in accordance with Paragraph 4 below, any governmental authority enters or issues an order (including any interim order), proceeding or judgement restraining, enjoining or otherwise prohibiting any Shareholder from taking any action pursuant to this Paragraph 3, then the obligations of such Shareholder set forth in this Paragraph 3 to take such action shall be of no force and effect for so long as such order is in effect solely to the extent such order restrains, enjoins or otherwise prohibits such Shareholder from taking any such action.

4.

Termination. This Letter shall terminate without further action upon occurrence of the earlier of (a) approval of all the Shareholder Vote Matters at a Meeting; and (b) valid termination of the Merger Agreement in accordance with its terms.

5.

Shareholder Capacity. This Letter is being issued by the Shareholders solely in their respective capacity as beneficial owners of the Owned Shares, and nothing in this Letter shall restrict or limit the ability of any Shareholder who is a director, officer or employee of the Company to take any action in his or her capacity as a director, officer or employee of the Company, including the exercise of fiduciary duties to the Company. No action taken (or omitted to be taken) in any such capacity as a director, officer or employee of the Company shall be deemed to constitute a breach of this Letter.

6.	Representations and Warranties of the Shareholders. Each Shareholder hereby represents and warrants to the Company, solely with respect to itself, as of the date of this Letter as follows:

(a)

Authority. If such Shareholder is not an individual, such Shareholder is a legal entity duly organized, validly existing and in good standing under the applicable laws of its jurisdiction of organization. If such Shareholder is an individual, such Shareholder is a natural person of sound mind and competence to contract. Such Shareholder has the requisite corporate or other entity power and authority and has taken all corporate or other similar action necessary (including approval by the board of directors or applicable entity bodies) or is otherwise possessed of all necessary power and authority to execute, deliver, comply with and perform its obligations under this Letter in accordance with the terms hereof. This Letter has been duly executed and delivered by such Shareholder and constitutes a legal, valid and binding agreement of such Shareholder enforceable against such Shareholder in accordance with its terms, subject to the Bankruptcy and Equity Exception. “Bankruptcy and Equity Exception” for this purpose means bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)	No Conflicts; Consents.

(i)

The execution and delivery of, compliance with and performance by such Shareholder of this Letter do not and will not (A) conflict with or violate any provision of the certificate of formation or similar organizational documents of such Shareholder, where such Shareholder is not an individual, (B) conflict with or violate any laws applicable to such Shareholder, or (C) result in a breach of or constitute a default (or an event that, with notice or lapse of time or both, would become a default or a breach) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of an encumbrance (other than as provided herein) on any of such Shareholder’s Owned Shares pursuant to, any agreement, instrument, note, bond, mortgage, contract, order, judgment or decree to which such Shareholder is a party or by which such Shareholder is bound, except, in the case of clauses (B) and (C) above, for any such breach, default, termination, amendment, acceleration, cancellation or encumbrance that would not restrict, prohibit, impede or materially delay the performance by such Shareholder of its obligations under this Letter.

(ii)

No authorization, consent, order, license or approval of, or registration, declaration, notice or filing with, any governmental entity or any other Person, is necessary in connection with the execution and delivery of this Letter or performance by such Shareholder of its voting obligations under this Letter, except as would not, individually or in the aggregate, reasonably be expected to restrict, prohibit, impede or materially delay the performance by such Shareholder of its voting obligations under this Letter.

(c)

Ownership of Shares. Such Shareholder has sole voting power and sole dispositive power (or, with respect to dispositive power, shared with its Affiliates) with respect to all of such Shareholder’s Owned Shares, free and clear of any Encumbrance. None of such Shareholder’s Owned Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Owned Shares that would restrict, prohibit or impede the performance by such Shareholder of its voting obligations under this Letter. Such Shareholder is not party to, and such Shareholder’s Owned Shares are not otherwise subject to, any contract, option or other arrangement to, and such Shareholder has no plan or current intention to, sell (constructively or otherwise), pledge, transfer, assign, gift, tender in any tender or exchange offer, encumber, hypothecate or similarly dispose of (by testamentary disposition, operation of Law or otherwise) (collectively, “Transfer”) any of such Shareholder’s Owned Shares or any interest therein.

(d)

Total Shares. Except for such Shareholder’s Owned Shares set forth on Exhibit A, as of the date hereof, such Shareholder does not own, of record or beneficially, any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible or exchangeable into or exercisable for any shares of such capital stock or voting securities of the Company, or (iii) other rights to acquire from the Company any capital stock, voting securities or securities convertible or exchangeable into or exercisable for capital stock or voting securities of the Company.

(e)

No Litigation. There is no Proceeding pending that restricts or prohibits (or, if successful, would reasonably be expected to restrict or prohibit) the performance by such Shareholder of its obligations under this Letter. To the knowledge of such Shareholder, no inquiry or investigation is (i) pending against such Shareholder, or (ii) threatened against such Shareholder, in each case of (i) and (ii), that restricts or prohibits (or, if successful, would reasonably be expected to restrict or prohibit) the performance by such Shareholder of his/her/its voting obligations under this Letter.

7.

No Adverse Actions. Prior to the consummation of the Proposed Acquisition, no Shareholder shall, directly or indirectly, without the prior written consent of the Company, (i) grant any proxies (except as granted in connection with satisfying its voting obligations hereunder), powers of attorney or other such authorization, or enter into any voting trust or other agreement or arrangement with respect to the voting of any Owned Shares, in each case, in connection with the Shareholder Vote Matters, and any such prohibited proxy, power of attorney or other authorizations granted by any Shareholder in violation of this Paragraph 7 shall be null and void ab initio, (ii) knowingly take any action that could reasonably be expected to have the effect of preventing or delaying such Shareholder from performing any of its obligations under this Letter or otherwise result in any Owned Shares being voted against the Shareholder Vote Matters, or (iii) agree or commit (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) and (ii).

8.

Acquisition of Additional Shares. During the term of this Letter, each Shareholder shall notify the Company within two (2) Business Days of any additional equity shares of the Company directly or indirectly acquired by such Shareholder after the date hereof (other than pursuant to a stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction), all of which shall be considered Owned Shares and be subject to the terms of this Letter as though owned by such Shareholder on the date hereof; provided, that, in the event of a stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, the term “Owned Shares” shall be automatically deemed to refer to and include such equity shares of the Company acquired by such Shareholder as a result thereof.

9.

Further Assurances. From time to time, at the Company’s or the Target’s reasonable request, each Shareholder agrees to take all such further reasonable actions as may be necessary to effect the actions contemplated by this Letter.

10.	Miscellaneous

(a)

The provisions of this Letter shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Letter. If any provision of this Letter, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision to be negotiated by the parties hereto, each acting reasonably and in good faith, shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision, and (b) the remainder of this Letter and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

(b)

This Letter and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, the laws of India. The courts in Mumbai, India shall have exclusive jurisdiction to resolve any disputes arising out of, or in connection with, this Letter.

(c)

This Letter (a) may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement, and

(b) shall become effective when each party hereto shall have received one or more counterparts hereof signed by each of the other parties hereto. An executed copy of this Letter delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Letter.

(d)

The Company agrees to keep confidential the terms of this Letter and shall not disclose them to any third party except as required by applicable law or stock exchange requirements or to its professional advisers, financing parties and/or the Target on a confidential basis.

(e)

This Letter shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and permitted assigns, and nothing in this Letter, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Letter; provided, however, that this Letter is intended to be for the benefit of the Target and any of its provisions may be enforced by the Target. No party hereto may assign this Letter, any right to damages for breach of this Letter or any of its rights or interests or delegate any of its obligations under this Letter, in whole or in part, by operation of law, by Transfer or otherwise, without the prior written consent of the other parties hereto not seeking to assign this Letter, and any attempted or purported assignment or delegation in violation of this Paragraph 10(e) shall be null and void.

(f)

Each of the parties hereto acknowledges and agrees that if, for any reason, any of the provisions of this Letter are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each party hereto agrees that, in addition to any other available remedies a party hereto may have in equity or at law, each party hereto shall be entitled to enforce specifically the terms and provisions of this Letter and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Letter without the necessity of posting a bond or other form of security. In the event that any Proceeding should be brought in equity to enforce the provisions of this Letter, no party hereto shall allege, and each party hereto hereby waives the defense, that there is an adequate remedy at law. Notwithstanding anything to the contrary in this Letter, in no event shall any Shareholder or any of its Affiliates or Representatives (acting solely in their capacities as such) have any monetary liability relating to or arising out of this Letter or the transactions contemplated hereby (including monetary damages in lieu of specific performance or other equitable relief to the extent specific performance or such other equitable relief is denied and damages based on loss of the economic benefit of the transactions contemplated by this Letter to the stockholders of the Target), other than, solely with respect to such Shareholder, in respect of damages directly resulting solely and directly from such Shareholder’s Willful and Material Breach of this Letter, subject in all cases to the aggregate limitation on monetary damages set forth in the Merger Agreement. For the avoidance of doubt, nothing in this Section 10(f) shall limit any party’s right to seek or obtain specific performance or injunctive relief pursuant to this Section 10(f).

(g)

This Letter may be amended or otherwise modified only by a written instrument duly executed and delivered by all of the parties hereto. The conditions to each of the respective parties’ obligations contemplated by this Letter are for the sole benefit of such party and may be waived by such party. Any party hereto may, to the extent permitted by applicable law, waive any provision of this Letter in whole or in part; provided, however, that any such waiver shall only be effective if made in a written instrument duly executed and delivered by the party against whom the waiver is to be effective. No failure or delay by any party hereto in exercising any right, power or privilege hereunder or under applicable law shall operate as a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(h)	Notwithstanding anything herein to the contrary, in no event shall any Shareholder have any responsibility for, or any liability resulting from or arising out of, the acts, omissions, representations, warranties or covenants of any other Shareholder, in each case, under or otherwise in connection with this Letter or the performance of any other Shareholder’s obligations hereunder.

(i)	As used herein, the following terms have the respective meanings set forth below:

A.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For purposes of this definition, the term “control” and the correlative meanings of the terms “controlled by” and “under common control with,” as used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

B.	“Business Day” means any day ending at 11:59 p.m. (New York time) other than a Saturday or Sunday or a day on which banks in New York, New York are required or authorized by law to close.

C.	“Encumbrance” means any pledge, lien, charge, option, hypothecation, mortgage, security interest or other similar encumbrance.

D.

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental entity or other entity of any kind or nature.

E.

“Proceeding” means any action, cause of action, claim, demand, litigation, suit, investigation, review, grievance, citation, summons, subpoena, inquiry, audit, hearing, originating application to a tribunal, arbitration or other similar proceeding of any nature, civil, criminal, regulatory, administrative or otherwise, whether in equity or at law, in contract, in tort or otherwise.

F.

“Representative” means, with respect to any Person, any director, principal, partner, manager, member (if such Person is a member-managed limited liability company or similar entity), employee (including any officer), consultant, investment banker, financial advisor, legal counsel, attorney-in-fact, accountant or other advisor, agent or other representative of such Person, in each case, acting in its capacity as such.

G.

“Willful and Material Breach” means a deliberate act or a deliberate failure to act, taken or not taken with the actual knowledge that such act or failure to act would, or would reasonably be expected to, result in or constitute a material breach of this Letter, regardless of whether breaching was the object of the act or failure to act.

*****

Please countersign and return to us a copy of this Letter indicating your acknowledgement and confirmation of the same.

Yours faithfully,

By Mr. Sachin Gupta

By Mrs. Rekha Jhunjhunwala

For and on behalf of Aryaman Jhunjhunwala Discretionary Trust

Name:
Title:

For and on behalf of Nishtha Jhunjhunwala Discretionary Trust

Name:
Title:

For and on behalf of Aryavir Jhunjhunwala Discretionary Trust

Name:
Title:

By Mr. Joseph Charles Benardello

We acknowledge and agree to the above.

For and on behalf of Inventurus Knowledge Solutions Limited

Name:
Title:

EXHIBIT A

Name of Shareholder	No. of Shares Owned
Mr. Sachin Gupta	17,559,879
Rekha Jhunjhunwala	390,478
Aryaman Jhunjhunwala Discretionary Trust	28,091,965
Nishtha Jhunjhunwala Discretionary Trust	28,091,965
Aryavir Jhunjhunwala Discretionary Trust	28,091,965
Mr. Joseph Charles Benardello	4,377,137

ANNEX B

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of April 23, 2026, is entered into by and between TruBridge, Inc., a Delaware corporation (the “Company”), one the one hand, and Pinetree Capital Ltd. and L6 Holdings Inc. (collectively, the “Stockholders”, and each, a “Stockholder”), on the other hand. Capitalized terms used but not defined herein shall have the respective meanings given to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Inventurus Knowledge Solutions, Inc., a Delaware corporation (“Parent”), IKS Next Horizon, Inc., a Delaware corporation and wholly-owned Subsidiary of Parent (“Merger Sub”), and, solely for the limited purposes as set forth therein, Inventurus Knowledge Solutions Limited, an Indian publicly listed company, have entered into an Agreement and Plan of Merger (as may be amended from time to time in accordance with its terms, the “Merger Agreement”), which provides for the merger of Merger Sub with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly-owned subsidiary of Parent, subject to the terms and conditions set forth therein;

WHEREAS, as of the date hereof, each Stockholder is the record and/or beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of the shares of Company Common Stock set forth opposite such Stockholder’s name on Exhibit A (together with any shares of Company Common Stock subsequently acquired by such Stockholder, the “Owned Shares”);

WHEREAS, the Stockholders and the Company previously entered into that certain Cooperation Agreement, dated as of January 7, 2026 (the “Cooperation Agreement”), which the parties hereto desire to be terminated effective immediately prior to the consummation of the Merger;

WHEREAS, it is anticipated that, at the Effective Time, the Owned Shares shall be canceled under the Merger Agreement and shall be treated in the manner set forth in the Merger Agreement; and

WHEREAS, as a condition to the Company entering into the Merger Agreement, and as an inducement and in consideration therefor, the Company has requested that each Stockholder agrees, and each Stockholder has agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Stockholders and the Company hereby agree as follows:

1. Agreement to Vote.

(a) From and after the date hereof until the Termination Time (as defined below), at any meeting of the Company’s stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, in each case, upon which a vote, consent or other approval (including a written consent) with respect to the Merger Agreement or any of the transactions contemplated by the Merger Agreement, including the Merger, is sought, each Stockholder agrees to, and agrees to cause its Affiliates (it being understood that, for purposes of this Agreement, no Stockholder shall be deemed an Affiliate of the Company and the Company shall not be deemed an Affiliate of either Stockholder, and that this term shall refer only to Affiliates controlling or controlled by the applicable Stockholder) to, affirmatively vote (including via proxy) or execute consents with respect to (or cause to be voted (including via proxy) or consents to be executed with respect to) all of its and their respective Owned Shares owned as of the applicable record date in respect of such meeting (or, as applicable, date of the consents) and then entitled to vote as follows: (i) in favor of (“for”) (A) the Merger and the adoption of the Merger Agreement, (B) each of the other actions contemplated by the Merger Agreement, and (C) the adjournment of any meeting of the Company’s stockholders in accordance with Section 8.3 of the Merger Agreement, and (ii) against any Acquisition Proposal (clauses (i) and (ii) collectively, the “Supported Matters”). Each Stockholder shall cause all of its Owned Shares owned as of the applicable record date and then entitled to vote to be counted as present thereat (including by proxy) for purposes of establishing a quorum at each meeting of the Company’s stockholders at which the Supported Matters are to be considered (including every adjournment or postponement thereof). For the avoidance of doubt, other than with respect to the Supported Matters, neither Stockholder has any obligation to vote its Owned Shares in any particular manner under this Agreement and, with respect to such other matters (other than the Supported Matters), each Stockholder shall be entitled to vote its Owned Shares in its sole discretion. Notwithstanding anything to the contrary in this Agreement, if at any time on or after the date hereof and prior to the Termination Time, a Governmental Entity enters an Order restraining, enjoining or otherwise prohibiting either Stockholder from taking any action pursuant to this Section 1, then the obligations of such Stockholder set forth in this Section 1 to take such action shall be of no force and effect for so long as such Order is in effect solely to the extent such Order restrains, enjoins or otherwise prohibits such Stockholder from taking any such action. Each Stockholder further agrees not to commence or participate in, and to take all actions necessary that are reasonably within its control to opt out of any class in any class action with respect to, any action or claim, derivative or otherwise, against the Company or any of its successors or assigns relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby or thereby.

(b) In furtherance of the foregoing, each Stockholder hereby irrevocably appoints the Company and any designee of the Company, and each of them individually, as such Stockholder’s proxy (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote, or cause to be voted (including by proxy), all of the Owned Shares in favor of the Supported Matters at any meeting of the stockholders of the Company at which the Supported Matters are to be considered, solely to the extent such Stockholder has not already so voted (by execution and submission of the Company’s proxy card prior to such meeting) such Owned Shares at such meeting in accordance with this Agreement by the date that is two (2) Business Days prior to the date of the applicable meeting. This proxy shall be valid and irrevocable until the Termination Time. This proxy is coupled with an interest and, until the Termination Time, shall be irrevocable to the fullest extent permitted by law.

2. Termination. This Agreement shall terminate without further action upon the earliest to occur of (a) the Effective Time, (b) the valid termination of the Merger Agreement in accordance with its terms, (c) with the prior written consent of Parent, the mutual written agreement of the parties hereto to terminate this Agreement, (d) a Change of Recommendation effected by the Company Board in accordance with the Merger Agreement, (e) any amendment to, or modification or waiver of any provision of, the Merger Agreement that (i) decreases the amount or changes the form of the merger consideration payable to the stockholders of the Company, or (ii) amends any other term or condition of the Merger Agreement in a manner that is materially adverse to the Stockholders’ rights under the Merger Agreement, (f) the receipt of the Requisite Company Vote or (g) the Outside Date (such earliest date being referred to herein as the “Termination Time”). Upon the termination of this Agreement, no party shall have any further obligations or liabilities hereunder, and the representations, warranties and covenants contained herein shall not survive such termination; provided that the provisions set forth in this Section 2, Section 6 and Sections 10 through 24 shall survive the termination of this Agreement; and provided, further, that, subject to the provisions of Section 10.5 of the Merger Agreement and Section 19(b) of this Agreement, the termination of this Agreement shall not prevent any party from seeking any remedies (at law or in equity) against any other party for that party’s willful and material breach of this Agreement prior to the Termination Time.

3. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to the Company, severally and not jointly, with respect to such Stockholder, as of the date of this Agreement as follows:

(a) Authority. Such Stockholder is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Such Stockholder has the requisite corporate or other entity power and authority and has taken all corporate or other similar action necessary (including approval by the board of directors or applicable entity bodies) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other action on the part of or vote of holders of any equity securities of such Stockholder is necessary to authorize the execution and delivery of, compliance with and performance by such Stockholder of this Agreement. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) No Conflicts; Consents.

(i) The execution and delivery of, compliance with and performance by such Stockholder of this Agreement do not and will not (A) conflict with or violate any provision of the certificate of formation or operating agreement or similar organizational documents of such Stockholder, (B) conflict with or violate any Laws applicable to such Stockholder, or (C) result in a breach of or constitute a default (or an event that, with notice or lapse of time or both, would become a default or a breach) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance (other than as permitted by this Agreement) on any of such Stockholder’s Owned Shares pursuant to, any agreement, instrument, note, bond, mortgage, contract, order, judgment or decree to which such Stockholder is a party or by which such Stockholder is bound, except in the case of clauses (B) and (C) above, for any such breach, default, termination, amendment, acceleration, cancellation or encumbrance that would not restrict, prohibit, impede or materially delay the performance by such Stockholder of its obligations under this Agreement.

(ii) Other than the filing of any required reports with the SEC, no authorization, consent, Order, License or approval of, or registration, declaration, notice or filing with, any Governmental Entity or any other Person, is necessary in connection with the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby, except as would not, individually or in the aggregate, reasonably be expected to restrict, prohibit, impede or materially delay the consummation of the Merger or the performance by such Stockholder of its obligations under this Agreement.

(c) Ownership of Shares. Except for pledges to prime brokers in the ordinary course of business that do not consist of voting rights and do not otherwise interfere with such Stockholder’s performance of its obligations hereunder, (i) such Stockholder has sole (or shared with its Affiliates) voting power and sole (or shared with its Affiliates) dispositive power with respect to all of such Stockholder’s Owned Shares, free and clear of any Encumbrance, except pursuant to applicable federal securities Laws, and (ii) none of such Stockholder’s Owned Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Owned Shares.

(d) Total Shares. Except for such Stockholder’s Owned Shares set forth on Exhibit A, as of the date hereof, such Stockholder does not own, of record or beneficially, any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible or exchangeable into or exercisable for any shares of such capital stock or voting securities of the Company, or (iii) other rights to acquire from the Company any capital stock, voting securities or securities convertible or exchangeable into or exercisable for capital stock or voting securities of the Company.

(e) Reliance by the Company. Such Stockholder understands and acknowledges that the Company, Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.

(f) No Litigation. There is no Proceeding pending that restricts or prohibits (or, if successful, would reasonably be expected to restrict or prohibit) the performance by such Stockholder of its obligations under this Agreement. To the knowledge of such Stockholder, no inquiry or investigation is (i) pending against such Stockholder or Proceeding threatened against any other Person, or (ii) threatened against such Stockholder or any other Person, in each case of (i) or (ii), that restricts or prohibits (or, if successful, would reasonably be expected to restrict or prohibit) the performance by such Stockholder of its obligations under this Agreement.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholders as follows: The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Company has the requisite corporate power and authority and has taken all corporate or other similar action necessary (including approval by the Company Board) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof, and no other action by the Company or vote of holders of any class of the capital stock of the Company is necessary to authorize the execution and delivery of, compliance with and performance by the Company of this Agreement. This Agreement has been duly authorized and approved by a majority of the directors of the Company not affiliated with the Stockholders. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception. The execution and delivery of this Agreement by the Company, and the performance by the Company of its obligations hereunder, do not violate, conflict with, result in the breach of, or constitute a default of, as applicable: (A) any applicable Law to which the Company is subject; (B) any charter, bylaw or other organizational document of the Company; or (C) any Contract to which the Company is a party, except in the case of clauses (B) and (C) above, for any such breach, default, termination, amendment, acceleration, cancellation or encumbrance that would not restrict, prohibit, impede or materially delay the performance by the Company of its obligations under this Agreement.

5. Stockholder Capacity. This Agreement is being entered into by each Stockholder solely in its capacity as a record and/or beneficial owner of the Owned Shares, and nothing in this Agreement shall prohibit, restrict or limit the ability of such Stockholder or any Affiliate or Representative of such Stockholder who is a director, officer or employee of the Company to take any action (or fail to take any action) in his or her capacity as a director, officer or employee of the Company, including the exercise of fiduciary duties to the Company or its stockholders, in each case, including with respect to the Merger, the Merger Agreement and the transactions contemplated thereby. No action taken (or omitted to be taken) in any such capacity as a director, officer or employee of the Company shall be deemed to constitute a breach of this Agreement.

6. Waiver of Appraisal Rights. Each Stockholder hereby irrevocably waives, to the maximum extent of the Law, and agrees not to assert, any appraisal rights under Section 262 of the DGCL, with respect to all of such Stockholder’s Owned Shares in connection with the Merger and the transactions contemplated by the Merger Agreement.

7. No Proxies for or Encumbrance on Shares.

(a) Neither Stockholder shall, directly or indirectly, without the prior written consent of the Company and Parent, (i) grant any proxies (other than to the Company’s designees on its proxy card or such Stockholder’s broker, in either case, consistent with Section 1(a), and the Company as contemplated by Section 1(b)), powers of attorney or other such authorization, or enter into any voting trust or other agreement or arrangement with respect to the voting of any Owned Shares, (ii) offer for sale, sell (constructively or otherwise), pledge, transfer, assign, gift, tender in any tender or exchange offer, grant, encumber, hypothecate or similarly dispose of (by testamentary disposition, operation of Law or otherwise) (collectively, “Transfer”), or enter into any contract, option or other arrangement with respect to the Transfer of, any Owned Shares, or any interest therein, (iii) knowingly take any action that would have the effect of preventing or delaying such Stockholder from performing any of its obligations under this Agreement, or (iv) agree or commit (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) through (iii).

(b) Notwithstanding anything to the contrary in this Agreement, each Stockholder may effect a Transfer of any Owned Shares to a Permitted Transferee of such Stockholder; provided, that such Stockholder, prior to and as a condition to the effectiveness of such Transfer, causes each such Permitted Transferee to execute a counterpart signature page to this Agreement and deliver the same to the Company and Parent, pursuant to which such Permitted Transferee agrees to be a “Stockholder” pursuant to, and to be legally bound by, this Agreement with respect to the Owned Shares that are the subject of such Transfer. “Third Party” means any person that is not (i) a party to this Agreement or a substantially similar agreement, (ii) a member of the board of directors of the Company, (iii) an officer of the Company or (iv) an Affiliate of any party to this Agreement. “Permitted Transferee” means, with respect to a Stockholder, (A) any Third Party to which the Company and Parent have consented to in writing in advance, not to be unreasonably withheld, conditioned or delayed, (B) an Affiliate of such Stockholder, or (C) any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which include only such Stockholder, or one or more of its Affiliates.

(c) Any Transfer of Owned Shares not effected in accordance with the terms and conditions of this Section 7 shall be null and void ab initio.

(d) For the avoidance of doubt, the fact that any Owned Shares are held in a margin account or pledged pursuant to the terms thereof shall not be deemed a breach or violation of this Agreement or any representation, warranty or covenant contained herein.

8. Proxy Statement. Each Stockholder hereby agrees to permit the Company to publish and disclose in the Proxy Statement or any other disclosure document required in connection with the Merger Agreement or the transactions contemplated by the Merger Agreement such Stockholder’s identity and beneficial ownership of the Owned Shares and the nature of such Stockholder’s commitments under this Agreement. Each Stockholder may disclose the nature of its obligations under this Agreement in, and include this Agreement as an exhibit to, any Schedule 13D (or amendment thereto) required to be filed by such Stockholder with the SEC.

9. Acquisition of Additional Shares. During the term of this Agreement, to the extent either Stockholder or its Affiliates directly or indirectly actually acquire additional shares of Company Common Stock after the date hereof (other than pursuant to a stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction), all of which shall be considered Owned Shares and be subject to the terms of this Agreement as though owned by such Stockholder on the date hereof; provided, that, in the event of a stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, the term “Owned Shares” shall be automatically deemed to refer to and include such shares of Company Common Stock acquired by such Stockholder or any Affiliate thereof as a result thereof.

10. Further Assurances. From time to time, at the Company’s reasonable request, each Stockholder agrees to take all such further actions as may be reasonably necessary to effect the actions contemplated by this Agreement.

11. Notices. All notices and other communications given or made hereunder by one party to this Agreement to another party to this Agreement shall, unless otherwise specified herein, be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if received prior to 5:00 p.m. (New York time) (or otherwise on the next succeeding Business Day) if (a) served by personal delivery or by a nationally recognized overnight courier service upon the party for whom it is intended, (b) delivered by registered or certified mail, return receipt requested, or (c) sent by email; provided, that, any email transmission is promptly confirmed by a responsive electronic communication by the recipient thereof or receipt is otherwise clearly evidenced (excluding out-of-office replies or other automatically generated responses) or is followed up within one (1) Business Day after such email by dispatch pursuant to one of the methods described in the foregoing clauses (a) and (b) of this Section 11. Such communications must be sent to the respective parties at the following street addresses or email addresses (or at such street address or email address previously made available or at such other street address or email address for a party as shall be specified for such purpose in a notice given in accordance with this Section 11) (it being understood that rejection or other refusal to accept or the inability to deliver because of changed street address or email address of which no notice was given in accordance with this Section 11 shall be deemed to be receipt of such communication as of the date of such rejection, refusal or inability to deliver):

if to the Company, to the address set forth in the Merger Agreement; and

if to either Stockholder, to the address set forth on the Stockholders’ signature page hereto.

12. Interpretation. When a reference is made in this Agreement to a Section or Exhibit, such reference shall be to a Section or Exhibit of this Agreement unless otherwise indicated. If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). The terms defined in the singular shall have a comparable meaning when used in the plural and vice versa. Words importing the masculine gender shall include the feminine and neuter genders and vice versa. Whenever the words “includes” or “including” are used, they shall be deemed to be followed by the words “without limitation.” The words “hereto,” “hereof,” “hereby,” “herein,” “hereunder” and similar terms shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” The word “shall” denotes a directive and obligation, and not an option, and the word “will” shall be construed to have the same meaning and effect as the word “shall.” All accounting terms not expressly defined in this Agreement shall have the meanings given to them under GAAP. Whenever the word “transfer” is used, it shall be deemed to be followed by the words “including, if applicable, pursuant to the division of a limited liability company, limited partnership or other entity.” The rule known as the ejusdem generis rule shall not apply, and accordingly, general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things. The word “or” shall not be exclusive. When calculating the period of time within which, or following which, any action is to be taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-business day, the period in question shall end on the next business day or if any action must be taken hereunder on or by a day that is not a business day, then such action may be validly taken on or by the next day that is a business day and references to a number of days shall refer to calendar days unless business days are specified. All references to any (i) statute include the rules and regulations promulgated thereunder and all applicable, guidance, guidelines, bulletins or policies issued or made in connection therewith by a Governmental Entity, and (ii) Law shall be a reference to such Law as amended, modified, supplemented, re-enacted, consolidated or replaced as of the date of this Agreement. The parties have jointly negotiated and drafted this Agreement and if an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. The representations, warranties and covenants of the Stockholders hereunder are made severally, solely with respect to each Stockholder, and not on a joint and several basis among the Stockholders.

13. Entire Agreement. This Agreement (together with the exhibits, schedules and annexes hereto), the Merger Agreement and the other transaction documents contemplated hereby constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, negotiations, understandings, representations and warranties, whether oral or written, with respect to such matters. Effective as of immediately prior to the consummation of the Merger, without any further action by any Person, the Cooperation Agreement shall automatically terminate, notwithstanding anything to the contrary contained therein, and shall no longer be of any force or effect.

14. Company Acknowledgement; Cooperation Agreement. The Company acknowledges and agrees that it has approved this Agreement and the Stockholders’ voting and other obligations herein and hereby waives the Stockholders’ obligations under the Cooperation Agreement solely to the extent necessary to permit the Stockholders to enter into and comply with the terms of this Agreement.

15. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company, Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Owned Shares. All rights, ownership and economic benefits of and relating to the Owned Shares shall remain vested in and belong to the Stockholders. Neither the Company, Parent nor Merger Sub shall have any authority to exercise any power or authority to direct either Stockholder in the voting of any of the Owned Shares, except as otherwise provided in this Agreement.

16. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors, legal representatives and permitted assigns, and, except as permitted by this Agreement, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, however, that this Agreement is intended to be for the benefit of Parent and Merger Sub and any of its provisions may be enforced by Parent or Merger Sub, subject to the limitations set forth herein.

17. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement and all Proceedings against any other party in connection with, arising out of or otherwise relating to this Agreement, shall be interpreted, construed, governed by, and enforced in accordance with, the Laws of the State of Delaware, including its statutes of limitations, without regard to any borrowing statute that would result in the application of the statute of limitations of any other jurisdiction or the conflict of laws provisions, rules or principles thereof (or any other jurisdiction) to the extent that such provisions, rules or principles would direct a matter to another jurisdiction. Each of the parties agrees that: (i) it shall bring any Proceeding against any other party in connection with, arising out of or otherwise relating to this Agreement exclusively in the Court of Chancery of the State of Delaware, or if such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) (provided, that, if subject matter jurisdiction over the matter that is the subject of the applicable Proceeding is vested exclusively in the U.S. federal courts, such Proceeding shall be heard in the U.S. District Court for the District of Delaware) (the “Chosen Courts”); and (ii) solely in connection with such Proceedings, (A) irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) irrevocably waives any objection to the laying of venue in any such Proceeding in the Chosen Courts, (C) irrevocably waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party, (D) agrees that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 11 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof, and (E) it shall not assert as a defense any matter or claim waived by the foregoing clauses (A) through (D) of this Section 17 or that any order issued by the Chosen Courts may not be enforced in or by the Chosen Courts. Each party acknowledges and agrees that any Proceeding against any other party which may be connected with, arise out of or otherwise relate to this Agreement is expected to involve complicated and difficult issues, and therefore each party irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury with respect to any such Proceeding. Each party hereby acknowledges and certifies that (i) no Representative of the other parties has represented, expressly or otherwise, that such other parties would not, in the event of any Proceeding, seek to enforce the foregoing waiver, (ii) it understands and has considered the implications of this waiver, (iii) it makes this waiver voluntarily, and (iv) it has been induced to enter into this Agreement by, among other things, the mutual waivers, acknowledgments and certifications set forth in this Section 17.

18. Assignment; Successors. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, legal representatives and permitted assigns. No party may assign this Agreement, any right to damages for breach of this Agreement or any of its rights or interests or delegate any of its obligations under this Agreement, in whole or in part, by operation of law, by Transfer or otherwise, without the prior written consent of the other parties not seeking to assign this Agreement, and any attempted or purported assignment or delegation in violation of this Section 18 shall be null and void; provided, that, either Stockholder may Transfer any or all of its Owned Shares, together with its rights and obligations under this Agreement in respect of such Transferred Owned Shares, in accordance with Section 7(b) hereof.

19. Enforcement; Limitation on Monetary Liability.

(a) Each of the parties acknowledges and agrees that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to any other available remedies a party may have in equity or at law, each party shall be entitled to enforce specifically the terms and provisions of this Agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement, consistent with the provisions of Section 17, without necessity of posting a bond or other form of security. In the event that any Proceeding should be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law.

(b) Notwithstanding anything to the contrary in this Agreement, in no event shall either Stockholder or any of its Affiliates or Representatives (acting solely in their capacities as such) have any monetary liability relating to or arising out of this Agreement or the transactions contemplated hereby (including monetary damages in lieu of specific performance or other equitable relief to the extent specific performance or such other equitable relief is denied and damages based on loss of the economic benefit of the transactions contemplated by this Agreement to the stockholders of the Company), other than, solely with respect to such Stockholder, in respect of damages directly resulting solely and directly from such Stockholder’s Willful and Material Breach of this Agreement. For the avoidance of doubt, nothing in this Section 19(b) shall limit any party’s right to seek or obtain specific performance or injunctive relief pursuant to Section 19(a).

20. Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision to be negotiated by the parties hereto, each acting reasonably and in good faith, shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

21. Counterparts. This Agreement (a) may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement, and (b) shall become effective when each party shall have received one or more counterparts hereof signed by each of the other parties. An executed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement.

22. Amendment. This Agreement may be amended or otherwise modified only by a written instrument duly executed and delivered by the parties hereto. Any party may, to the extent permitted by applicable law, waive any provision of this Agreement in whole or in part; provided, however, that any such waiver shall only be effective if made in a written instrument duly executed and delivered by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder or under applicable Law shall operate as a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

23. Expenses. Whether or not the transactions contemplated by this Agreement are consummated, all reasonable and documented out-of-pocket costs, fees and expenses incurred by the Stockholders in connection with this Agreement (including the negotiation thereof) and the transactions contemplated by this Agreement shall be paid by the Company; provided, that the aggregate amount paid therefor by the Company shall not exceed $25,000. All other costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be borne by the party incurring such costs, fees and expenses.

24. Headings. The headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

*****

IN WITNESS WHEREOF, the undersigned have caused this Voting and Support Agreement to be executed and delivered as of the date first written above.

STOCKHOLDERS

Pinetree Capital Ltd.

By:	/s/ Damien Leonard
Name:	Damien Leonard
Title:	President

L6 Holdings Inc.

By:	/s/ Damien Leonard
Name:	Damien Leonard
Title:	Managing Director

Email Address and Address for notice purposes:

c/o Pinetree Capital Ltd. 49 Leuty Avenue
Toronto, A6, M4E 2R2
Attention: Damien Leonard
Email: [personal information redacted]

with a copy (which shall not constitute notice) to:

Olshan Frome Wolosky LLP 1325 Avenue of the Americas
New York, NY 10019
Attention: Andrew M. Freedman
Ian Engoron
Email: afreedman@olshanlaw.com iengoron@olshanlaw.com

COMPANY

TRUBRIDGE, INC.

By:	/s/ Christopher L. Fowler
Name:	Christopher L. Fowler
Title:	President and Chief Executive Officer

EXHIBIT A

Record or Beneficial Owner	No. of Shares Owned
L6 Holdings Inc.	2,130,000
Pinetree Capital Ltd.	850,000

ANNEX C

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of April 23, 2026, is entered into by and between TruBridge, Inc., a Delaware corporation (the “Company”), and Ocho Investments LLC (the “Stockholder”). Capitalized terms used but not defined herein shall have the respective meanings given to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Inventurus Knowledge Solutions, Inc., a Delaware corporation (“Parent”), IKS Next Horizon, Inc., a Delaware corporation and wholly-owned Subsidiary of Parent (“Merger Sub”), and, solely for the limited purposes as set forth therein, Inventurus Knowledge Solutions Limited, an Indian publicly listed company, have entered into an Agreement and Plan of Merger (as may be amended from time to time in accordance with its terms, the “Merger Agreement”), which provides for the merger of Merger Sub with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly-owned subsidiary of Parent, subject to the terms and conditions set forth therein;

WHEREAS, as of the date hereof, the Stockholder is the record and/or beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of the shares of Company Common Stock set forth opposite the Stockholder’s name on Exhibit A (together with any shares of Company Common Stock subsequently acquired by the Stockholder, the “Owned Shares”);

WHEREAS, the Stockholder and the Company previously entered into that certain Cooperation Agreement, dated as of February 11, 2025 (the “Cooperation Agreement”), which the parties hereto desire to be terminated effective immediately prior to the consummation of the Merger;

WHEREAS, it is anticipated that, at the Effective Time, the Owned Shares shall be canceled under the Merger Agreement and shall be treated in the manner set forth in the Merger Agreement; and

WHEREAS, as a condition to the Company entering into the Merger Agreement, and as an inducement and in consideration therefor, the Company has requested that the Stockholder agrees, and the Stockholder has agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Stockholder and the Company hereby agree as follows:

1. Agreement to Vote.

(a) From and after the date hereof until the Termination Time (as defined below), at any meeting of the Company’s stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, in each case, upon which a vote, consent or other approval (including a written consent) with respect to the Merger Agreement or any of the transactions contemplated by the Merger Agreement, including the Merger, is sought, the Stockholder agrees to, and agrees to cause its Affiliates (it being understood that, for purposes of this Agreement, the Stockholder shall not be deemed an Affiliate of the Company and the Company shall not be deemed an Affiliate of the Stockholder, and that this term shall refer only to Affiliates controlling or controlled by the Stockholder) to, affirmatively vote (including via proxy) or execute consents with respect to (or cause to be voted (including via proxy) or consents to be executed with respect to) all of its and their respective Owned Shares owned as of the applicable record date in respect of such meeting (or, as applicable, date of the consents) and then entitled to vote as follows: (i) in favor of (“for”) (A) the Merger and the adoption of the Merger Agreement, (B) each of the other actions contemplated by the Merger Agreement, and (C) the adjournment of any meeting of the Company’s stockholders in accordance with Section 8.3 of the Merger Agreement, and (ii) against any Acquisition Proposal (clauses (i) and (ii) collectively, the “Supported Matters”). The Stockholder shall cause all of its Owned Shares owned as of the applicable record date and then entitled to vote to be counted as present thereat (including by proxy) for purposes of establishing a quorum at each meeting of the Company’s stockholders at which the Supported Matters are to be considered (including every adjournment or postponement thereof). For the avoidance of doubt, other than with respect to the Supported Matters, the Stockholder has no obligation to vote its Owned Shares in any particular manner under this Agreement and, with respect to such other matters (other than the Supported Matters), the Stockholder shall be entitled to vote its Owned Shares in its sole discretion. Notwithstanding anything to the contrary in this Agreement, if at any time on or after the date hereof and prior to the Termination Time, a Governmental Entity enters an Order restraining, enjoining or otherwise prohibiting the Stockholder from taking any action pursuant to this Section 1, then the obligations of the Stockholder set forth in this Section 1 to take such action shall be of no force and effect for so long as such Order is in effect solely to the extent such Order restrains, enjoins or otherwise prohibits the Stockholder from taking any such action. The Stockholder further agrees not to commence or participate in, and to take all actions necessary that are reasonably within its control to opt out of any class in any class action with respect to, any action or claim, derivative or otherwise, against the Company or any of its successors or assigns relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby or thereby.

(b) In furtherance of the foregoing, the Stockholder hereby irrevocably appoints the Company and any designee of the Company, and each of them individually, as the Stockholder’s proxy (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote, or cause to be voted (including by proxy), all of the Owned Shares in favor of the Supported Matters at any meeting of the stockholders of the Company at which the Supported Matters are to be considered, solely to the extent the Stockholder has not already so voted (by execution and submission of the Company’s proxy card prior to such meeting) such Owned Shares at such meeting in accordance with this Agreement by the date that is two (2) Business Days prior to the date of the applicable meeting. This proxy shall be valid and irrevocable until the Termination Time. This proxy is coupled with an interest and, until the Termination Time, shall be irrevocable to the fullest extent permitted by law.

2. Termination. This Agreement shall terminate without further action upon the earliest to occur of (a) the Effective Time, (b) the valid termination of the Merger Agreement in accordance with its terms, (c) with the prior written consent of Parent, the mutual written agreement of the parties hereto to terminate this Agreement, (d) a Change of Recommendation effected by the Company Board in accordance with the Merger Agreement, (e) any amendment to, or modification or waiver of any provision of, the Merger Agreement that (i) decreases the amount or changes the form of the merger consideration payable to the stockholders of the Company, or (ii) amends any other term or condition of the Merger Agreement in a manner that is materially adverse to the Stockholder’s rights under the Merger Agreement, (f) the receipt of the Requisite Company Vote or (g) the Outside Date (such earliest date being referred to herein as the “Termination Time”). Upon the termination of this Agreement, no party shall have any further obligations or liabilities hereunder, and the representations, warranties and covenants contained herein shall not survive such termination; provided that the provisions set forth in this Section 2, Section 6 and Sections 10 through 24 shall survive the termination of this Agreement; and provided, further, that, subject to the provisions of Section 10.5 of the Merger Agreement and Section 19(b) of this Agreement, the termination of this Agreement shall not prevent any party from seeking any remedies (at law or in equity) against any other party for that party’s willful and material breach of this Agreement prior to the Termination Time.

3. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company as of the date of this Agreement as follows:

(a) Authority. The Stockholder is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. The Stockholder has the requisite corporate or other entity power and authority and has taken all corporate or other similar action necessary (including approval by the board of directors or applicable entity bodies) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other action on the part of or vote of holders of any equity securities of the Stockholder is necessary to authorize the execution and delivery of, compliance with and performance by the Stockholder of this Agreement. This Agreement has been duly executed and delivered by the Stockholder and constitutes a legal, valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) No Conflicts; Consents.

(i) The execution and delivery of, compliance with and performance by the Stockholder of this Agreement do not and will not (A) conflict with or violate any provision of the certificate of formation or operating agreement or similar organizational documents of the Stockholder, (B) conflict with or violate any Laws applicable to the Stockholder, or (C) result in a breach of or constitute a default (or an event that, with notice or lapse of time or both, would become a default or a breach) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance (other than as permitted by this Agreement) on any of the Stockholder’s Owned Shares pursuant to, any agreement, instrument, note, bond, mortgage, contract, order, judgment or decree to which the Stockholder is a party or by which the Stockholder is bound, except in the case of clauses (B) and (C) above, for any such breach, default, termination, amendment, acceleration, cancellation or encumbrance that would not restrict, prohibit, impede or materially delay the performance by the Stockholder of its obligations under this Agreement.

(ii) Other than the filing of any required reports with the SEC, no authorization, consent, Order, License or approval of, or registration, declaration, notice or filing with, any Governmental Entity or any other Person, is necessary in connection with the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby, except as would not, individually or in the aggregate, reasonably be expected to restrict, prohibit, impede or materially delay the consummation of the Merger or the performance by the Stockholder of its obligations under this Agreement.

(c) Ownership of Shares. Except for pledges to prime brokers in the ordinary course of business that do not consist of voting rights and do not otherwise interfere with the Stockholder’s performance of its obligations hereunder, (i) the Stockholder has sole (or shared with its Affiliates) voting power and sole (or shared with its Affiliates) dispositive power with respect to all of the Stockholder’s Owned Shares, free and clear of any Encumbrance, except pursuant to applicable federal securities Laws, and (ii) none of the Stockholder’s Owned Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Owned Shares.

(d) Total Shares. Except for the Stockholder’s Owned Shares set forth on Exhibit A, as of the date hereof, the Stockholder does not own, of record or beneficially, any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible or exchangeable into or exercisable for any shares of such capital stock or voting securities of the Company, or (iii) other rights to acquire from the Company any capital stock, voting securities or securities convertible or exchangeable into or exercisable for capital stock or voting securities of the Company.

(e) Reliance by the Company. The Stockholder understands and acknowledges that the Company, Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

(f) No Litigation. There is no Proceeding pending that restricts or prohibits (or, if successful, would reasonably be expected to restrict or prohibit) the performance by the Stockholder of its obligations under this Agreement. To the knowledge of the Stockholder, no inquiry or investigation is (i) pending against the

Stockholder or Proceeding threatened against any other Person, or (ii) threatened against the Stockholder or any other Person, in each case of (i) or (ii), that restricts or prohibits (or, if successful, would reasonably be expected to restrict or prohibit) the performance by the Stockholder of its obligations under this Agreement.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholder as follows: The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Company has the requisite corporate power and authority and has taken all corporate or other similar action necessary (including approval by the Company Board) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof, and no other action by the Company or vote of holders of any class of the capital stock of the Company is necessary to authorize the execution and delivery of, compliance with and performance by the Company of this Agreement. This Agreement has been duly authorized and approved by a majority of the directors of the Company not affiliated with the Stockholder. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception. The execution and delivery of this Agreement by the Company, and the performance by the Company of its obligations hereunder, do not violate, conflict with, result in the breach of, or constitute a default of, as applicable: (A) any applicable Law to which the Company is subject; (B) any charter, bylaw or other organizational document of the Company; or (C) any Contract to which the Company is a party, except in the case of clauses (B) and (C) above, for any such breach, default, termination, amendment, acceleration, cancellation or encumbrance that would not restrict, prohibit, impede or materially delay the performance by the Company of its obligations under this Agreement.

5. Stockholder Capacity. This Agreement is being entered into by the Stockholder solely in its capacity as a record and/or beneficial owner of the Owned Shares, and nothing in this Agreement shall prohibit, restrict or limit the ability of the Stockholder or any Affiliate or Representative of the Stockholder who is a director, officer or employee of the Company to take any action (or fail to take any action) in his or her capacity as a director, officer or employee of the Company, including the exercise of fiduciary duties to the Company or its stockholders, in each case, including with respect to the Merger, the Merger Agreement and the transactions contemplated thereby. No action taken (or omitted to be taken) in any such capacity as a director, officer or employee of the Company shall be deemed to constitute a breach of this Agreement.

6. Waiver of Appraisal Rights. The Stockholder hereby irrevocably waives, to the maximum extent of the Law, and agrees not to assert, any appraisal rights under Section 262 of the DGCL, with respect to all of the Stockholder’s Owned Shares in connection with the Merger and the transactions contemplated by the Merger Agreement.

7. No Proxies for or Encumbrance on Shares.

(a) The Stockholder shall not, directly or indirectly, without the prior written consent of the Company and Parent, (i) grant any proxies (other than to the Company’s designees on its proxy card or the Stockholder’s broker, in either case, consistent with Section 1(a), and the Company as contemplated by Section 1(b)), powers of attorney or other such authorization, or enter into any voting trust or other agreement or arrangement with respect to the voting of any Owned Shares, (ii) offer for sale, sell (constructively or otherwise), pledge, transfer, assign, gift, tender in any tender or exchange offer, grant, encumber, hypothecate or similarly dispose of (by testamentary disposition, operation of Law or otherwise) (collectively, “Transfer”), or enter into any contract, option or other arrangement with respect to the Transfer of, any Owned Shares, or any interest therein, (iii) knowingly take any action that would have the effect of preventing or delaying the Stockholder from performing any of its obligations under this Agreement, or (iv) agree or commit (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) through (iii).

(b) Notwithstanding anything to the contrary in this Agreement, the Stockholder may effect a Transfer of any Owned Shares to a Permitted Transferee of the Stockholder; provided, that the Stockholder, prior to and as a condition to the effectiveness of such Transfer, causes each such Permitted Transferee to execute a counterpart signature page to this Agreement and deliver the same to the Company and Parent, pursuant to which such Permitted Transferee agrees to be a “Stockholder” pursuant to, and to be legally bound by, this Agreement with respect to the Owned Shares that are the subject of such Transfer. “Third Party” means any person that is not (i) a party to this Agreement or a substantially similar agreement, (ii) a member of the board of directors of the Company, (iii) an officer of the Company or (iv) an Affiliate of any party to this Agreement. “Permitted Transferee” means, with respect to the Stockholder, (A) any Third Party to which the Company and Parent have consented to in writing in advance, not to be unreasonably withheld, conditioned or delayed, (B) an Affiliate of the Stockholder, or (C) any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which include only the Stockholder, or one or more of its Affiliates.

(c) Any Transfer of Owned Shares not effected in accordance with the terms and conditions of this Section 7 shall be null and void ab initio.

(d) For the avoidance of doubt, the fact that any Owned Shares are held in a margin account or pledged pursuant to the terms thereof shall not be deemed a breach or violation of this Agreement or any representation, warranty or covenant contained herein.

8. Proxy Statement. The Stockholder hereby agrees to permit the Company to publish and disclose in the Proxy Statement or any other disclosure document required in connection with the Merger Agreement or the transactions contemplated by the Merger Agreement the Stockholder’s identity and beneficial ownership of the Owned Shares and the nature of the Stockholder’s commitments under this Agreement. The Stockholder may disclose the nature of its obligations under this Agreement in, and include this Agreement as an exhibit to, any Schedule 13D (or amendment thereto) required to be filed by the Stockholder with the SEC.

9. Acquisition of Additional Shares. During the term of this Agreement, to the extent the Stockholder or its Affiliates directly or indirectly actually acquire additional shares of Company Common Stock after the date hereof (other than pursuant to a stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction), all of which shall be considered Owned Shares and be subject to the terms of this Agreement as though owned by the Stockholder on the date hereof; provided, that, in the event of a stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, the term “Owned Shares” shall be automatically deemed to refer to and include such shares of Company Common Stock acquired by the Stockholder or any Affiliate thereof as a result thereof.

10. Further Assurances. From time to time, at the Company’s reasonable request, the Stockholder agrees to take all such further actions as may be reasonably necessary to effect the actions contemplated by this Agreement.

11. Notices. All notices and other communications given or made hereunder by one party to this Agreement to the other party to this Agreement shall, unless otherwise specified herein, be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if received prior to 5:00 p.m. (New York time) (or otherwise on the next succeeding Business Day) if (a) served by personal delivery or by a nationally recognized overnight courier service upon the party for whom it is intended, (b) delivered by registered or certified mail, return receipt requested, or (c) sent by email; provided, that, any email transmission is promptly confirmed by a responsive electronic communication by the recipient thereof or receipt is otherwise clearly evidenced (excluding out-of-office replies or other automatically generated responses) or is followed up within one (1) Business Day after such email by dispatch pursuant to one of the methods described in the foregoing clauses (a) and (b) of this Section 11. Such communications must be sent to the respective parties at the following street addresses or email addresses (or at such street address or email address previously made available or at such other street address or email address for a party as shall be specified for such purpose in a notice given in accordance with this Section 11) (it being understood that rejection or other refusal to accept or the inability to deliver because of changed street address or email address of which no notice was given in accordance with this Section 11 shall be deemed to be receipt of such communication as of the date of such rejection, refusal or inability to deliver):

if to the Company, to the address set forth in the Merger Agreement; and

if to the Stockholder, to the address set forth on the Stockholder’s signature page hereto.

12. Interpretation. When a reference is made in this Agreement to a Section or Exhibit, such reference shall be to a Section or Exhibit of this Agreement unless otherwise indicated. If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). The terms defined in the singular shall have a comparable meaning when used in the plural and vice versa. Words importing the masculine gender shall include the feminine and neuter genders and vice versa. Whenever the words “includes” or “including” are used, they shall be deemed to be followed by the words “without limitation.” The words “hereto,” “hereof,” “hereby,” “herein,” “hereunder” and similar terms shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” The word “shall” denotes a directive and obligation, and not an option, and the word “will” shall be construed to have the same meaning and effect as the word “shall.” All accounting terms not expressly defined in this Agreement shall have the meanings given to them under GAAP. Whenever the word “transfer” is used, it shall be deemed to be followed by the words “including, if applicable, pursuant to the division of a limited liability company, limited partnership or other entity.” The rule known as the ejusdem generis rule shall not apply, and accordingly, general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things. The word “or” shall not be exclusive. When calculating the period of time within which, or following which, any action is to be taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-business day, the period in question shall end on the next business day or if any action must be taken hereunder on or by a day that is not a business day, then such action may be validly taken on or by the next day that is a business day and references to a number of days shall refer to calendar days unless business days are specified. All references to any (i) statute include the rules and regulations promulgated thereunder and all applicable, guidance, guidelines, bulletins or policies issued or made in connection therewith by a Governmental Entity, and (ii) Law shall be a reference to such Law as amended, modified, supplemented, re-enacted, consolidated or replaced as of the date of this Agreement. The parties have jointly negotiated and drafted this Agreement and if an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

13. Entire Agreement. This Agreement (together with the exhibits, schedules and annexes hereto), the Merger Agreement and the other transaction documents contemplated hereby constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, negotiations, understandings, representations and warranties, whether oral or written, with respect to such matters. Effective as of immediately prior to the consummation of the Merger, without any further action by any Person, the Cooperation Agreement shall automatically terminate, notwithstanding anything to the contrary contained therein, and shall no longer be of any force or effect.

14. Company Acknowledgement; Cooperation Agreement. The Company acknowledges and agrees that it has approved this Agreement and the Stockholder’s voting and other obligations herein and hereby waives the Stockholder’s obligations under the Cooperation Agreement solely to the extent necessary to permit the Stockholder to enter into and comply with the terms of this Agreement.

15. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company, Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Owned Shares. All rights, ownership and economic benefits of and relating to the Owned Shares shall remain vested in and belong to the Stockholder. Neither the Company, Parent nor Merger Sub shall have any authority to exercise any power or authority to direct the Stockholder in the voting of any of the Owned Shares, except as otherwise provided in this Agreement.

16. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors, legal representatives and permitted assigns, and, except as permitted by this Agreement, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, however, that this Agreement is intended to be for the benefit of Parent and Merger Sub and any of its provisions may be enforced by Parent or Merger Sub, subject to the limitations set forth herein.

17. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement and all Proceedings against any other party in connection with, arising out of or otherwise relating to this Agreement, shall be interpreted, construed, governed by, and enforced in accordance with, the Laws of the State of Delaware, including its statutes of limitations, without regard to any borrowing statute that would result in the application of the statute of limitations of any other jurisdiction or the conflict of laws provisions, rules or principles thereof (or any other jurisdiction) to the extent that such provisions, rules or principles would direct a matter to another jurisdiction. Each of the parties agrees that: (i) it shall bring any Proceeding against any other party in connection with, arising out of or otherwise relating to this Agreement exclusively in the Court of Chancery of the State of Delaware, or if such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) (provided, that, if subject matter jurisdiction over the matter that is the subject of the applicable Proceeding is vested exclusively in the U.S. federal courts, such Proceeding shall be heard in the U.S. District Court for the District of Delaware) (the “Chosen Courts”); and (ii) solely in connection with such Proceedings, (A) irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) irrevocably waives any objection to the laying of venue in any such Proceeding in the Chosen Courts, (C) irrevocably waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party, (D) agrees that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 11 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof, and (E) it shall not assert as a defense any matter or claim waived by the foregoing clauses (A) through (D) of this Section 17 or that any order issued by the Chosen Courts may not be enforced in or by the Chosen Courts. Each party acknowledges and agrees that any Proceeding against any other party which may be connected with, arise out of or otherwise relate to this Agreement is expected to involve complicated and difficult issues, and therefore each party irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury with respect to any such Proceeding. Each party hereby acknowledges and certifies that (i) no Representative of the other parties has represented, expressly or otherwise, that such other parties would not, in the event of any Proceeding, seek to enforce the foregoing waiver, (ii) it understands and has considered the implications of this waiver, (iii) it makes this waiver voluntarily, and (iv) it has been induced to enter into this Agreement by, among other things, the mutual waivers, acknowledgments and certifications set forth in this Section 17.

18. Assignment; Successors. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, legal representatives and permitted assigns. No party may assign this Agreement, any right to damages for breach of this Agreement or any of its rights or interests or delegate any of its obligations under this Agreement, in whole or in part, by operation of law, by Transfer or otherwise, without the prior written consent of the other parties not seeking to assign this Agreement, and any attempted or purported assignment or delegation in violation of this Section 18 shall be null and void; provided, that, the Stockholder may Transfer any or all of the Owned Shares, together with its rights and obligations under this Agreement in respect of such Transferred Owned Shares, in accordance with Section 7(b) hereof.

19. Enforcement; Limitation on Monetary Liability.

(a) Each of the parties acknowledges and agrees that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to any other available remedies a party may have in equity or at law, each party shall be entitled to enforce specifically the terms and provisions of this Agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement, consistent with the provisions of Section 17, without necessity of posting a bond or other form of security. In the event that any Proceeding should be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law.

(b) Notwithstanding anything to the contrary in this Agreement, in no event shall the Stockholder or any of its Affiliates or Representatives (acting solely in their capacities as such) have any monetary liability relating to or arising out of this Agreement or the transactions contemplated hereby (including monetary damages in lieu of specific performance or other equitable relief to the extent specific performance or such other equitable relief is denied and damages based on loss of the economic benefit of the transactions contemplated by this Agreement to the stockholders of the Company), other than, solely with respect to the Stockholder, in respect of damages directly resulting solely and directly from the Stockholder’s Willful and Material Breach of this Agreement. For the avoidance of doubt, nothing in this Section 19(b) shall limit any party’s right to seek or obtain specific performance or injunctive relief pursuant to Section 19(a).

20. Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision to be negotiated by the parties hereto, each acting reasonably and in good faith, shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

21. Counterparts. This Agreement (a) may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement, and (b) shall become effective when each party shall have received one or more counterparts hereof signed by each of the other parties. An executed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement.

22. Amendment. This Agreement may be amended or otherwise modified only by a written instrument duly executed and delivered by the parties hereto. Any party may, to the extent permitted by applicable law, waive any provision of this Agreement in whole or in part; provided, however, that any such waiver shall only be effective if made in a written instrument duly executed and delivered by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder or under applicable Law shall operate as a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

23. Expenses. Whether or not the transactions contemplated by this Agreement are consummated, all reasonable and documented out-of-pocket costs, fees and expenses incurred by the Stockholder in connection with this Agreement (including the negotiation thereof) and the transactions contemplated by this Agreement shall be paid by the Company; provided, that the aggregate amount paid therefor by the Company shall not exceed $25,000. All other costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be borne by the party incurring such costs, fees and expenses.

24. Headings. The headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

*****

IN WITNESS WHEREOF, the undersigned have caused this Voting and Support Agreement to be executed and delivered as of the date first written above.

STOCKHOLDER

Ocho Investments LLC

By:	/s/ Andris Upitis
Name:	Andris Upitis
Title:	Manager

Email Address and Address for notice purposes:

Ocho Investments LLC 1401 Lavaca St, PMB 40912
Austin, TX, 78701
Attention: Andris Upitis
Email: [personal information redacted]

With a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP 787 Seventh Avenue
New York, NY 10019
Attention: Maurice Lefkort
Email: mlefkort@willkie.com

COMPANY

TRUBRIDGE, INC.

By:	/s/ Christopher L. Fowler
Name:	Christopher L. Fowler
Title:	President and Chief Executive Officer

EXHIBIT A

Record or Beneficial Owner	No. of Shares Owned
Ocho Investments LLC	1,114,178

ANNEX D

April 23, 2026

Board of Directors

TruBridge Inc.

54 Saint Emanuel Street

Mobile, AL 36602

Ladies and Gentlemen:

We understand that TruBridge Inc. (together with its subsidiaries, the “Company”) proposes to enter into an Agreement and Plan of Merger (the “Merger Agreement”) with Inventurus Knowledge Solutions, Inc., a Delaware corporation (“Parent”), IKS Next Horizon, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and solely for purposes of Article VII, Section 8.18, Section 9.3, Section 10.3(a), Section 10.5(b), Section 10.5(g) and Article XI of the Merger Agreement, and Inventurus Knowledge Solutions Limited, an Indian public limited company (“TopCo”), pursuant to which (i) Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and as a wholly owned subsidiary of Parent, and (ii) each issued and outstanding share of common stock, par value $0.001 per share (the “Shares”) of the Company (other than Excluded Shares (as defined in the Merger Agreement)) shall be converted into the right to receive $26.25 per Share, in cash (the “Per Share Merger Consideration”). The transactions referred to in clauses (i) and (ii) above are referred to collectively herein as the “Transaction”, and the terms of the Transaction are more fully described in the Merger Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

The Board of Directors of the Company (the “Board”) has asked for our opinion as to whether the Per Share Merger Consideration to be received in the Transaction by the holders of Shares (other than Excluded Shares) pursuant to the Merger Agreement is fair, from a financial point of view to such holders.

For purposes of the opinion set forth herein, we have:

(i) reviewed certain publicly available financial statements and other information of the Company;

(ii) reviewed certain historical, internal financial statements and other financial and operating data for the Company prepared and provided to us by the management of the Company, and reviewed and approved for our use by the Board;

(iii) reviewed certain internal financial projections for the Company prepared by management of the Company, and reviewed and approved for our use by the Board;

(iv) discussed the past and current operations, financial condition and prospects of the Company with the management of the Company;

(v) reviewed the reported prices and trading activity of the Shares;

(vi) compared the financial performance and condition of the Company with that of certain other publicly traded companies that we deemed relevant;

(vii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain other transactions that we deemed relevant;

(viii) participated in certain discussions among management and other representatives of the Company and Parent;

1251 Avenue of the Americas | New York, NY 10020 | T 212.508.1600 | solomonpartners.com

(ix) reviewed a draft dated April 22, 2026 of the Merger Agreement; and

(x) performed such other analyses and reviewed such other material and information as we have deemed appropriate.

We have assumed and relied upon the accuracy and completeness of the information reviewed by us for the purposes of this opinion and we have not assumed any responsibility for independent verification of such information and have relied on such information being complete and correct. With your permission, we have relied on assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading in any respect material to our analysis or opinion. With respect to the financial projections for the Company prepared by the Company management, and approved for our use by the Board, we have assumed with your consent that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company. We express no opinion as to these financial forecasts or the assumptions on which they are made. We have not conducted a physical inspection of the facilities or property of the Company. We have not assumed any responsibility for, or performed any independent valuation or appraisal of, the assets or liabilities of the Company, nor have we been furnished with any such valuation or appraisal. Furthermore, we have not considered any tax, accounting, legal or regulatory effects of the Transaction or the Transaction structure on any person or entity.

We have assumed that the final form of the Merger Agreement will be substantially similar to the last draft reviewed by us in all respects material to our opinion. We have assumed that the Transaction will be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory or third-party approvals, consents, waivers and releases for the Transaction, no delay, limitation, restriction or condition will be imposed or occur that would have an adverse effect on the Company, Parent, Merger Sub or TopCo or the contemplated benefits of the Transaction or that otherwise would be in any respect material to our analysis or opinion. We have further assumed that all representations and warranties set forth in the Merger Agreement are, and will be, true and correct as of all the dates made or deemed made and that all parties to the Merger Agreement will comply with all covenants of such parties thereunder.

Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and other information made available to us as of the date hereof. Although subsequent developments may affect our opinion, we have no obligation to update, revise or reaffirm our opinion. In particular, we do not express any opinion, as to the potential effects of volatility in the credit, financial and stock markets on the Company, Parent, Merger Sub or TopCo or the Transaction, or as to impact of the Transaction on the solvency or viability of the Company, Parent, Merger Sub or TopCo or the ability of the Company, Parent Merger Sub or TopCo to pay their respective obligations when they come due. Furthermore, our opinion does not address the Board’s underlying business decision to undertake the Transaction, and our opinion does not address the relative merits of the Transaction as compared to any alternative transactions or business strategies that might be available to the Company. Our opinion is limited to the fairness, from a financial point of view, to the holders of Shares (other than Excluded Shares), as of the date hereof, of the Per Share Merger Consideration to be received by such holders pursuant to the Merger Agreement, and does not address any other aspect or implication of the Transaction or any other agreement, arrangement or understanding entered into in connection with the Transaction. We express no opinion as to the price at which Shares may trade at any time.

We have acted as financial advisor to the Board in connection with the Transaction and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Transaction and a portion of

1251 Avenue of the Americas | New York, NY 10020 | T 212.508.1600 | solomonpartners.com

which is payable upon the delivery of this letter. In addition, the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. We have not, during the two years prior to the date hereof, provided any financial advisory services to the Company, Parent, Merger Sub, TopCo or their respective affiliates. In the future, we and/or our affiliates may provide financial advisory services to the Company, Parent, Merger Sub, TopCo and/or their respective affiliates and may receive compensation for rendering such services.

This letter and our advisory services are provided for the information and assistance of the Board in connection with its consideration of the Transaction, may not be used by or relied upon by any third party. This letter may not be reproduced, summarized, described, referred to or used for any other purpose without our prior written consent, except to the extent provided in our engagement letter, dated October 15, 2025. We express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the Transaction, or any class of such persons. Our opinion does not constitute a recommendation with respect to the Transaction or any matter related thereto. The issuance of this opinion has been authorized by our fairness opinion committee.

Based on, and subject to, the foregoing, we are of the opinion that, as of the date hereof, the Per Share Merger Consideration to be received by the holders of Shares (other than Excluded Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/ Solomon Partners Securities, LLC
SOLOMON PARTNERS SECURITIES, LLC

1251 Avenue of the Americas | New York, NY 10020 | T 212.508.1600 | solomonpartners.com

SCAN TO VIEW MATERIALS & VOTE w TRUBRIDGE, INC. VOTE BY INTERNET 54 ST. EMANUEL STREET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above MOBILE, ALABAMA 36602 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TBRG2026SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: T00826-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY TRUBRIDGE, INC. PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION The Board of Directors recommends you vote FOR the following proposals (as listed in the proxy statement): For Against Abstain 1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated April 23, 2026, by ! ! ! and among Trubridge, Inc. (“Trubridge”), Inventurus Knowledge Solutions, Inc., a Delaware corporation (“IKS”), IKS Next Horizon, Inc., a Delaware corporation and wholly owned subsidiary of IKS (“Merger Sub”), and solely for certain limited purposes as specified therein, Inventurus Knowledge Solutions Limited, an Indian public limited company, pursuant to which Merger Sub will be merged with and into Trubridge (such merger, the “Merger” and such proposal, the “Merger Proposal”) and Trubridge will survive the Merger as a wholly owned subsidiary of IKS 2. To approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to Troubridge’s named executive ! ! ! officers that is based on or otherwise relates to the transactions contemplated by the Merger Agreement (the “Named Executive Officer Merger-Related Compensation Proposal”), as required by rules adopted by the U.S. Securities and Exchange Commission NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof. The shares of Trubridge common stock represented by this proxy, when properly executed, will be voted as specified by the undersigned stockholder(s) in items 1 and 2 above. If this card contains no specific voting instructions, the shares will be voted FOR the Merger Proposal and FOR the Named Executive Officer Merger-Related Compensation Proposal. This proxy is governed by the laws of the State of Delaware. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. T00827-TBD PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION Trubridge, Inc. Special Meeting of Stockholders [TBD], 2026 [TBD] THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholders hereby appoint(s) [TBD] and [TBD], or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Trubridge, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [TBD], on [TBD], 2026, virtually at www.virtualshareholdermeeting.com/TBRG2026SM, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “FOR” the Merger Proposal and “FOR” the Named Executive Officer Merger-Related Compensation Proposal and in the discretion of the proxies with respect to such other business as may properly come before the Special Meeting of Stockholders. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued, and must be signed and dated on the other side